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As filed with the Securities and Exchange Commission on March 16, 2005

Registration No. 333-121410

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

US ONCOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	621999 (Primary Standard Industrial Classification Code Number)	84-1213501 (I.R.S. Employer Identification Number)
Delaware	Alabama Pharmaceutical Services, LLC	82-0550740
Delaware	AOR Holding Company of Indiana, Inc.	76-0498834
Delaware	AOR Management Company of Arizona, Inc.	86-0780218
Delaware	AOR Management Company of Indiana, Inc.	35-1918180
Delaware	AOR Management Company of Missouri, Inc.	43-1697284
Delaware	AOR Management Company of Oklahoma, Inc.	73-1469947
Delaware	AOR Management Company of Pennsylvania, Inc.	25-1763053
Delaware	AOR Management Company of Texas, Inc.	76-0502129
Delaware	AOR Management Company of Virginia, Inc.	54-1768503
Delaware	AOR Real Estate, Inc.	76-0520140
Indiana	AOR of Indiana Management Partnership	76-0544500
Texas	AOR of Texas Management Limited Partnership	76-0502127
Delaware	AOR Synthetic Real Estate, Inc.	76-0556439
Delaware	AORT Holding Company, Inc.	51-0378882
Delaware	California Pharmaceutical Services, LLC	82-0550730
Delaware	Florida Pharmaceutical Services, LLC	20-0204277
Delaware	Greenville Radiation Care, Inc.	58-1944184
Delaware	Iowa Pharmaceutical Services, LLC	03-0428278
Delaware	Michigan Pharmaceutical Services, LLC	03-0428289
Delaware	Nebraska Pharmaceutical Services, LLC	82-0550736
Delaware	New Mexico Pharmaceutical Services, LLC	32-0020487
Delaware	North Carolina Pharmaceutical Services, LLC	27-0041830
Delaware	Pennsylvania Pharmaceutical Services, LLC	20-0183869
Delaware	Physician Reliance Holdings, LLC	51-0406058
Delaware	Physician Reliance Network, Inc.	75-2495107
Delaware	RMCC Cancer Center, Inc.	84-1214712
Delaware	Selectplus Oncology, LLC	27-0041838
Delaware	St. Louis Pharmaceutical Services, LLC	03-0411769
Delaware	Texas Pharmaceutical Services, LLC	20-0024540
Texas	TOPS Pharmacy Services, Inc.	75-2367741
Delaware	US Oncology Corporate, Inc.	76-0473455
Delaware	US Oncology Pharmaceutical Services, LLC	06-1694195
Delaware	US Oncology Research, Inc.	75-2650458
Delaware	Washington Pharmaceutical Services, LLC	27-0026536
Texas	Physician Reliance, L.P.	75-2767994
Delaware	PRN Physician Reliance, LLC	75-2767011

16825 Northchase Drive, Suite 1300
Houston, Texas 77060
(832) 601-8766

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

        Except that the principal executive offices for each of the following registrants are as set forth below:

AORT Holding Company, Inc. 1209 Orange Street Wilmington, Delaware 19801	Physician Reliance Holdings, LLC 300 Delaware Avenue, Suite 900 9th Floor—DE5403 Wilmington, Delaware 19801

AOR of Indiana Management Partnership 1400 North Ritter Avenue, Suite 481 Indianapolis, Indiana 46219

(Continued on next page)

(Continued from previous page)

B. Scott Aitken
Associate General Counsel
US Oncology, Inc.
16825 Northchase Drive, Suite 1300
Houston, Texas 77060
(832) 601-6178
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Othon Prounis
Ropes & Gray LLP
45 Rockefeller Plaza
New York, New York 10111
(212) 841-5700

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offerred in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

9% Senior Notes due 2012	$300,000,000	100%	$300,000,000	$35,310(3)

Guarantees of 9% Senior Notes due 2012(4)	N/A	N/A	N/A	N/A

10 3/4% Senior Subordinated Notes due 2014	$275,000,000	100%	$275,000,000	$32,368(3)

Guarantees of 10 3/4% Senior Subordinated Notes due 2014(4)	N/A	N/A	N/A	N/A

Total	$575,000,000		$575,000,000	$67,678(3)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Calculated pursuant to Rule 457(f) under the Securities Act, as follows: .00011770 multiplied by the proposed maximum aggregate offering price.

(3)
Previously paid.

(4)
Each of the subsidiary co-registrants will guarantee, on an unconditional basis, the obligations of US Oncology, Inc. under the 9% Senior Notes due 2012 and the 10 3/4% Senior Subordinated Notes due 2014. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees are not being traded separately.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                        , 2005

PROSPECTUS

        US Oncology, Inc.
Offer to Exchange

$300,000,000 principal amount of our outstanding 9% Senior Notes due 2012 for new 9% Senior Notes due 2012 and $275,000,000 principal amount of our outstanding 10 3/4% Senior Subordinated Notes due 2014 for new 10 3/4% Senior Subordinated Notes due 2014.

        We are offering to exchange new 9% Senior Notes due 2012, or the senior exchange notes, for our currently outstanding 9% Senior Notes due 2012, or the outstanding senior notes. We are also offering to exchange new 10 3/4% Senior Subordinated Notes due 2014, or the senior subordinated exchange notes, for our currently outstanding 10 3/4% Senior Subordinated Notes due 2014, or the outstanding senior subordinated notes. We refer to the outstanding senior notes together with the outstanding senior subordinated notes as the outstanding notes. We refer to the senior exchange notes together with the senior subordinated exchange notes as the exchange notes. Each of the exchange notes are substantially identical to the applicable outstanding notes, except that the exchange notes have been registered under the federal securities laws, are not subject to transfer restrictions and are not entitled to certain registration rights relating to such outstanding notes. Each of the exchange notes will represent the same debt as the applicable outstanding notes and we will issue the exchange notes under the same indenture as the applicable outstanding note. We are also hereby offering the subsidiary guarantees of the exchange notes described herein.

        The principal features of the exchange offer are as follows:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on,                        , 2005, unless extended. We do not currently intend to extend the expiration date of the exchange offer.

  •
  The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

  •
  We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

  •
  We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

You should consider carefully the risk factors beginning on page 14 of this prospectus before participating in the exchange offer.

        Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2005.

        This prospectus incorporates important business and financial information about the company that is not included or delivered with this prospectus. This information is available without charge to security holders upon written or oral request.

        Any requests for business and financial information incorporated but not included in this prospectus should be sent to US Oncology, Inc., 16825 Northchase Drive, Suite 1300, Houston, Texas 77060, Attn: Associate General Counsel. To obtain timely delivery, holders of outstanding notes must request the information no later than five business days before                        , 2005, the date they must make their investment decision.

i

PROSPECTUS SUMMARY

        This summary does not contain all of the information that is important to you. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes included elsewhere herein, before you decide to invest.

        Unless the context otherwise requires, the terms "US Oncology," "our company," "us," "we" and "our" refer to US Oncology, Inc. together with its subsidiaries, after giving effect to the completion of the August Transactions as described in this prospectus, and the terms "Holdings" and "our parent" refer to our parent company, US Oncology Holdings, Inc. US Oncology, Inc. became a wholly owned subsidiary of Holdings on August 20, 2004 as a result of a merger of US Oncology, Inc. and Oiler Acquisition Corp., a subsidiary of Holdings. Unless otherwise noted, references to "pro forma" and other financial terms have the meanings set forth under "—Summary of Historical and Pro Forma Condensed Consolidated Financial Information."

Our Company

        We are a leading national cancer care services company. We support the cancer care community by managing the practices of physicians who provide medical oncology services and by providing cancer center services and cancer research services. Our network of over 925 affiliated physicians provides care to patients in over 500 locations, including 83 outpatient cancer centers with 47 licensed pharmacies, across 32 states. In providing our services, we operate 107 linear accelerators, 56 Computerized Tomography (CT) units and 27 Positron Emission Tomography (PET) systems, including 10 mobile PET systems. We estimate that in 2004 our affiliated physicians provided care to over 500,000 patients, including approximately 200,000 new patients.

        We believe that our network of affiliated practices treats more cancer patients than any other for-profit cancer care network in the United States and our affiliated practices hold significant leadership positions within several regional markets in the nation. We have built a leading franchise within the cancer care market by providing our affiliated physicians with community based access to advanced cancer therapeutics, state-of-the-art facilities and technologies, and the largest integrated cancer research platform in the country. We are not a direct provider of medical services, but rather our affiliated practices offer comprehensive medical services to cancer patients, integrating the specialties of medical and gynecologic oncology, hematology, radiation oncology, diagnostic radiology and blood and marrow stem cell transplantation.

        Our network's community based focus assists our affiliated physicians in locally providing the latest advances in therapies, research, and technology to patients, often within a single outpatient setting. As a result, patients are often able to access high quality treatment with the least amount of disruption to their daily lives. In addition, our nationwide presence enables us to rapidly implement best practices and share new discoveries with our affiliated practices. Furthermore, our network's size affords competitive advantages in areas such as purchasing, recruiting, information systems, access to clinical research, and leading edge technology.

The August Transactions

        On March 20, 2004, we entered into a merger agreement with Oiler Acquisition Corp. and Holdings pursuant to which Oiler Acquisition Corp. was merged with and into our company, with our company continuing as the surviving corporation and a wholly owned subsidiary of Holdings. Oiler Acquisition Corp. and Holdings are Delaware corporations formed at the direction of Welsh, Carson, Anderson & Stowe IX, L.P., or Welsh Carson. Pursuant to the merger agreement, US Oncology's existing stockholders, option holders and holders of outstanding rights to receive shares pursuant to delayed share delivery agreements were paid a total purchase price of approximately $1,185.0 million.

        The merger was financed by a $302.4 million cash equity investment in Holdings by an investor group led by Welsh Carson (consisting of Welsh Carson, its co-investors and other related investors and certain existing US Oncology directors and officers), $400.0 million in borrowings under our existing senior secured credit facility, $245.0 million of existing US Oncology cash on hand and the issuance of the outstanding notes. The merger was consummated on August 20, 2004. The merger and the related transactions, including the issuance of the outstanding notes, the entering into of our senior secured credit facility, the repayment of certain of our existing indebtedness, including our tender for our 9 5/8% senior subordinated notes, and the payment of related fees and expenses, are collectively referred to in this prospectus as the "August Transactions" and are more fully described in "The August Transactions."

Recent Developments

        On March 16, 2005, we announced that Holdings has entered into an agreement to sell an aggregate $250 million principal amount of senior unsecured floating rate notes due 2015. The floating rate notes will be general unsecured obligations of Holdings, and bear interest at a rate per annum, reset semi-annually, equal to LIBOR plus 5.25%. The floating rate notes are expected to be issued and sold in a private offering to institutional investors pursuant to Rule 144A and Regulation S under the Securities Act of 1933.

        The net proceeds of the issuance of the floating rate notes, together with cash on hand of our company, will be used to pay a $250 million dividend to the stockholders of Holdings, to make up to a $14.5 million payment to participants in its long-term cash incentive plan, and to pay related fees and expenses. Subject to completion of an amendment to our existing senior secured credit facility, we anticipate that Holdings will issue the floating rate notes on March 29, 2005.

The Offering of the Outstanding Notes

        On August 20, 2004, Oiler Acquisition Corp., which was merged with and into US Oncology, Inc., with US Oncology, Inc. continuing as the surviving corporation, completed an offering of $300.0 million in aggregate principal amount of 9% senior notes due 2012 and $275.0 million in aggregate principal amount of 10 3/4% senior subordinated notes due 2014, both of which were exempt from registration under the Securities Act.

Outstanding Notes	Oiler Acquisition Corp., which was merged with and into US Oncology, Inc., with US Oncology, Inc. continuing as the surviving corporation, sold the outstanding notes to Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Deutsche Banc Securities Inc., who we collectively refer to as the initial purchasers, on August 20, 2004. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
Registration Rights Agreement	In connection with the sale of the outstanding notes, Oiler Acquisition Corp. entered into a registration rights agreement with the initial purchasers. Immediately after the consummation of the merger, US Oncology, Inc. entered into an acknowledgement, pursuant to which it became party to the registration rights agreement. Additionally, at that time various subsidiaries of US Oncology, Inc. who we collectively refer to as the subsidiary guarantors, entered into an accession pursuant to which they became guarantors under the outstanding notes. Under the terms of the agreements, we agreed to:
	•	file a registration statement with respect to an offer to exchange the outstanding notes for the exchange notes within 120 days of the date of which the outstanding notes were purchased by the initial purchasers.
	•	use our reasonable best efforts to cause the registration statement to be declared effective prior to 210 days after the initial purchase date.
	•	consummate the exchange offer within 240 days after the initial purchase date and
	•	file a shelf registration statement to cover resales of the outstanding notes if we cannot effect an exchange offer and under certain other circumstances.

        If we fail to meet any of these requirements, it will constitute a default under the registration rights agreement and we must pay additional interest on the notes of up to 0.25% per annum for the first 90-day period after any such default. This interest rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. The exchange offer is being made pursuant to the registration rights agreement and is intended to satisfy the registration rights granted under the registration rights agreement, which registration rights terminate upon completion of the exchange offer.

Summary of the Terms of the Exchange Offer

        The following is a brief summary of the material terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the exchange offer, see "The Exchange Offer."

Securities Offered	$300,000,000 in aggregate principal amount of 9% senior notes due 2012 and $275,000,000 in aggregate principal amount of 10 3/4% senior subordinated notes due 2014.
Exchange Offer
Each of the exchange notes are being offered in exchange for a like principal amount of applicable outstanding notes. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2005. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, each of the outstanding notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of each of the exchange notes are the same as the form and terms of each of the outstanding notes except that:
	•	The exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;
	•	Each of the exchange notes bear different CUSIP numbers than the applicable outstanding notes; and
•
The holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the applicable outstanding notes in some circumstances relating to the timing of the exchange offer.
Resale
Based on an interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
	•	you are acquiring the exchange notes in the ordinary course of your business;
	•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in the distribution of exchange notes; and
	•	you are not an "affiliate" of US Oncology, within the meaning of Rule 405 of the Securities Act.

Each participating broker-dealer that receives exchange notes for its own account during the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Prospectus delivery requirements are discussed in greater detail in the section captioned "Plan of Distribution." Any holder of outstanding notes who:
• is an affiliate of US Oncology,
• does not acquire exchange notes in the ordinary course of its business, or
• tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the aforementioned position of the Staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time on , 2005 unless we decide to extend the exchange offer. We may extend the exchange offer for either the outstanding senior notes or the outstanding senior subordinated notes or both. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holders promptly after expiration or termination of the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us.
Procedures for Tendering Outstanding Notes
If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal. If you hold outstanding notes through the Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the applicable letter of transmittal.

By executing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:
	•	any exchange notes to be received by you will be acquired in the ordinary course of business;
•
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes in violation of the provisions of the Securities Act;
•
you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of US Oncology, or if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and
•
if you are a broker-dealer that will receive exchange notes for your own account in exchange for applicable outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.
See "The Exchange Offer—Procedure for Tendering" and "Plan of Distribution."
Effect of Not Tendering in the Exchange Offer
Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to register, and we do not currently anticipate that we will register, the outstanding notes not exchanged in this exchange offer under the Securities Act.
Special Procedures for Beneficial Owners
If you are a beneficial owner of outstanding notes that are not registered in your name, and you wish to tender outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other documents required by the applicable letter of transmittal or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed Delivery Procedure."
Interest on the Exchange Notes and the Outstanding Notes
The exchange notes will bear interest at their respective interest rates from the most recent interest payment date to which interest has been paid on the outstanding notes or, if no interest has been paid, from August 20, 2004. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.
Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
Material United States Federal Income Tax Considerations
The exchange of outstanding notes for exchange notes in the exchange offer is not a taxable event for U.S. federal income tax purposes. Please read the section of this prospectus captioned "Material United States Federal Income Tax Considerations" for more information on tax consequences of the exchange offer.
Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.
Exchange Agent
LaSalle Bank National Association, the trustee under each of the indentures governing the outstanding notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading "The Exchange Offer—Exchange Agent."

Summary Description of the Exchange Notes

        The following is a brief summary of the material terms of the exchange notes. We refer to the exchange notes and the outstanding notes together as the "notes." For a more complete description of the terms of the exchange notes, see "Description of the Senior Exchange Notes" and "Description of the Senior Subordinated Exchange Notes."

Issuer	US Oncology, Inc.
Notes Offered	$300,000,000 aggregate principal amount of 9% Senior Notes due 2012 and $275,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes due 2014.
Interest Payment Dates	February 15 and August 15, beginning on February 15, 2005.
Maturity Date	Senior Exchange Notes: August 15, 2012 Senior Subordinated Exchange Notes: August 15, 2014
Optional Redemption
We may redeem some or all of the senior exchange notes prior to August 15, 2008 at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest and a "make-whole" premium. Thereafter, we may redeem some or all of the senior exchange notes at the redemption prices set forth herein. We may redeem some or all of the senior subordinated exchange notes prior to August 15, 2009 at a price equal to 100% of the principal amount plus accrued and unpaid interest and a "make-whole" premium. Thereafter, we may redeem some or all of the senior subordinated exchange notes at the redemption prices set forth herein.

In addition, prior to August 15, 2007, we may redeem up to 35% of the senior exchange notes and up to 35% of the senior subordinated exchange notes, in each case, from the proceeds of certain equity offerings.
Change of Control
Upon the occurrence of a change of control, we may be required to repurchase all of the exchange notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds, or the terms of our other debt may prevent us from purchasing any of the notes upon a change of control. See "Description of Senior Exchange Notes—Repurchase at the Option of Holders Upon a Change of Control" and "Description of Senior Subordinated Exchange Notes—Repurchase at the Option of Holders Upon a Change of Control."
Ranking	The senior exchange notes will be our unsecured senior obligations and will:
• rank equally in right of payment to all of our existing and future senior indebtedness, including our existing senior secured credit facility;

•
rank senior in right of payment to all of our existing and future senior subordinated indebtedness and subordinated indebtedness, including the senior subordinated exchange notes and any of the 9 5/8% senior subordinated notes of US Oncology; and
•
be effectively subordinated in right of payment to our secured debt, including our existing senior secured credit facility, to the extent of the value of the assets securing such debt, and all liabilities and preferred stock of those current and future subsidiaries that do not guarantee the senior exchange notes.
Similarly, guarantees of the senior exchange notes will be unsecured senior obligations of the subsidiary guarantors and will:
•	rank equally in right of payment to all of the applicable subsidiary guarantor's existing and future senior indebtedness, including its guarantee of our existing senior secured credit facility;
•
rank senior in right of payment to all of the applicable subsidiary guarantor's existing and future senior subordinated indebtedness and subordinated indebtedness, including its guarantee of the senior subordinated exchange notes and any of the 9 5/8% senior subordinated notes of US Oncology; and
•
be effectively subordinated in right of payment to the applicable subsidiary guarantor's secured debt, including its guarantee of our existing senior secured credit facility, to the extent of the value of the assets securing such debt, and all liabilities and preferred stock of the applicable subsidiary guarantor's subsidiaries that do not guarantee the senior exchange notes.
The senior subordinated exchange notes will be our unsecured senior subordinated obligations and will:
•	rank junior in right of payment to all of our existing and future senior indebtedness, including the senior exchange notes and our existing senior secured credit facility;
•	rank equally in right of payment with all of our existing and future senior subordinated indebtedness, including any of the 9 5/8% senior subordinated notes of US Oncology;
•	rank senior in right of payment to any future subordinated indebtedness; and
Similarly, the guarantees of the senior subordinated exchange notes will be unsecured senior subordinated obligations of the subsidiary guarantors and will:

•
rank junior in right of payment to all of the applicable subsidiary guarantor's existing and future senior indebtedness, including its guarantee of our existing senior secured credit facility and the senior exchange notes;
•
rank equally in right of payment with all of the applicable subsidiary guarantor's existing and future senior subordinated indebtedness, including its guarantee of the 9 5/8% senior subordinated notes of US Oncology;
	•	rank senior in right of payment to any of the applicable subsidiary guarantor's future subordinated indebtedness; and
•
be effectively subordinated in right of payment to the applicable subsidiary guarantor's secured debt, including its guarantee of our existing senior secured credit facility, to the extent of the value of the assets securing such debt, and all liabilities and preferred stock of the applicable subsidiary guarantor's subsidiaries that do not guarantee the senior subordinated exchange notes.

As of December 31, 2004, we had senior indebtedness of approximately $698.3 million, $398.0 million of which is senior secured indebtedness relating to our existing senior secured credit facility and $300.0 million is indebtedness relating to the senior exchange notes and $0.3 million is indebtedness related to capital lease obligations. We are also able to borrow up to an additional $160.0 million under the revolving credit facility that is part of our existing senior secured credit facility. We also had $275.0 million of senior subordinated indebtedness, all of which would have been indebtedness relating to the senior subordinated exchange notes, $3.0 million of indebtedness relating to the 9 5/8% senior subordinated notes of US Oncology that were not tendered or purchased in the tender offer, and an additional $12.9 million of indebtedness relating to our Series D subordinated notes. We and the subsidiary guarantors may incur additional debt in the future, including under our existing senior secured credit facility.
Guarantees
The senior exchange notes will be guaranteed, jointly and severally, on an unsecured senior basis and the senior subordinated exchange notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis, by all of our subsidiaries that guarantee our existing senior secured credit facility, and, as required by the indentures governing the notes, specified future subsidiaries.
Certain Covenants	The indentures governing the notes contain certain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
	•	incur additional debt;
	•	pay dividends on, redeem or repurchase capital stock;

	•	issue capital stock of restricted subsidiaries;
	•	make certain investments;
	•	enter into certain types of transactions with affiliates;
	•	engage in unrelated businesses;
	•	create liens (in the case of the senior notes); and
	•	sell certain assets or merge with or into other companies.

These covenants are subject to a number of important exceptions and limitations, which are described under the heading "Description of Senior Exchange Notes—Certain Covenants" and "Description of Senior Subordinated Exchange Notes—Certain Covenants."
Absence of an Established Market for the Exchange Notes
The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you that a market for the exchange notes will develop or make any representation as to the liquidity of any market. We do not intend to apply for the listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers advised us that they intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. See "Plan of Distribution."
Risk Factors	See "Risk Factors" for discussion of factors you should carefully consider before deciding to invest in the exchange notes.

Summary of Historical and Pro Forma Consolidated Financial Information

        The summary historical consolidated financial and other data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus. The summary historical consolidated financial data and other data set forth below for, and as of the end of the fiscal years ended December 31, 2002 and 2003 and for the periods from January 1, 2004 through August 20, 2004 (predecessor period) and August 21, 2004 through December 31, 2004 (successor period) have been derived from our audited consolidated financial statements. Information for the period from January 1, 2004 through August 20, 2004 and the period from August 21, 2004 through December 31, 2004 represents the amounts set forth in the audited pro forma consolidated statement of operations for the twelve months ended December 31, 2004 as the sum of the period from January 1, 2004 (predecessor period) and the period from August 21, 2004 through December 31, 2004 (successor period).

        The summary unaudited pro forma statement of operations data was derived from our unaudited pro forma consolidated statement of operations appearing elsewhere in this prospectus, which give effect to the August Transactions as if they occurred on January 1, 2004.

			Predecessor	Successor
			Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004	Pro Forma Twelve Months Ended December 31, 2004
	Year Ended December 31,
	2002	2003
Statement of Operations Data:
Product revenues	$919,662	$1,204,673	$901,616	$490,222	$$1,391,838
Service revenues	729,239	761,052	524,238	343,771	868,009

Total revenues	1,648,901	1,965,725	1,425,854	833,993	2,259,847
Cost of product	850,185	1,113,780	839,774	460,946	1,300,720
Costs of services:
Field compensation benefits	338,418	354,771	244,168	143,142	387,310
Other field costs	210,222	218,561	144,200	101,093	245,293
Depreciation and amortization	46,701	51,926	37,375	21,096	58,471

Total cost of services	595,341	625,258	425,743	265,331	691,074
Total costs of product and services	1,445,526	1,739,038	1,265,517	726,277	1,991,774
General and administrative expense	63,229	68,442	40,676	30,159	72,573
Impairment, restructuring and other charges, net	150,060	1,652	—	—	—
Merger related charges	—	—	9,625	8,330	17,955
Depreciation and amortization	25,158	22,152	13,198	6,254	17,540

	1,683,973	1,831,284	1,329,016	771,020	2,099,862
Income (loss) from operations	(35,072)	134,441	96,838	62,973	159,985
Other income (expense):
Interest expense, net	(21,291)	(19,508)	(10,931)	(27,842)	(78,366)
Loss on early extinguishment of debt	(13,633)	—	(38,272)	—	(38,272)
Other income	—	—	622	1,976	—

Income (loss) before income taxes	(69,996)	114,933	48,257	37,107	45,945
Income tax (provision) benefit	24,067	(44,277)	(21,939)	(15,355)	(17,845)

Net income (loss) and comprehensive income (loss)	$(45,929)	$70,656	$26,318	$21,752	$28,100

			Predecessor	Successor
	Year Ended December 31,		Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004
	2002	2003
Other Financial Data:
EBITDA(1)	$23,154	$208,519	$109,139	$94,379
Capital expenditures	59,146	89,198	50,339	30,013
Depreciation and amortization	71,859	74,078	50,573	27,350
			Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004
	Year Ended December 31,
	2002	2003
Statement of Cash Flows Data:
Net cash provided (used in) by
Operating activities	$150,099	$231,274	$131,649	$91,744
Investing activities	(55,996)	(87,617)	(50,339)	(22,884)
Financing activities	(19,074)	(94,172)	4,143	(158,428)
December 31, 2004
(dollars in thousands)
Balance Sheet Data:
Working capital(2)	$186,577
Total assets	2,031,798
Long term debt, excluding current maturities	979,113
Total liabilities	1,438,892
Stockholders' equity	582,323

(1)
EBITDA is earnings before interest, taxes, depreciation and amortization including amortization of restricted stock compensation. We believe EBITDA is useful to investors in evaluating the value of companies in general, and in evaluating the liquidity of companies with debt service obligations and their ability to service their indebtedness. We use EBITDA to evaluate our liquidity and financial condition, both with respect to the business as a whole and individual sites. EBITDA is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. EBITDA is derived from relevant items in our GAAP financials. A reconciliation of EBITDA to our income statement is included in this prospectus. We believe that EBITDA is useful to investors, since it provides investors with additional information that is not directly available in a GAAP presentation. In all events EBITDA is not intended to be a substitute for GAAP measures, and investors are advised to review such non-GAAP measure in conjunction with GAAP information provided by us. See "SEC Matters" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Discussion of Non-GAAP Information.".

(2)
Computed as total current assets less total current liabilities.

        The following sets forth a reconciliation of EBITDA to net income and operating cash flow.

			Predecessor
				Successor
			Period from January 1, through 2004 August 20, 2004
				Period from August 21, 2004 through December 31, 2004
	Year Ended December 31,
	2002	2003
Net income (loss)	$(45,929)	$70,656	$26,318	$21,752
Interest expense, net and other income	21,291	19,508	10,309	25,866
Income tax provision (benefit)	(24,067)	44,277	21,939	15,355
Depreciation and amortization	71,859	74,078	50,573	27,350
Amortization of stock compensation	—	—	—	4,056

EBITDA	23,154	208,519	109,139	94,379

Merger-related charges	—	—	9,625	8,330
Loss on early extinguishment of debt	8,452	—	38,272	—
Impairment, restructuring and other charges, net	149,437	1,652	—	—
Changes in assets and liabilities	(10,015)	52,430	(490)	15,274
Undistributed earnings (losses) in joint ventures	1,424	159	(20)	106
Deferred income taxes	(25,129)	32,299	7,371	14,876
Interest expense, net and other income	(21,291)	(19,508)	(10,309)	(25,866)
Income tax (provision) benefit	24,067	(44,277)	(21,939)	(15,355)

Net cash provided by operating activities	$150,099	$231,274	$131,649	$91,744

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In general, because our revenues depend upon the revenues of our affiliated practices, any risks that harm the economic performance of the practices will, in turn, harm us.

Risks Relating to the Notes, Including the Exchange Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of indebtedness. As of December 31, 2004, our total debt was $989.2 million, excluding unused revolving credit commitments under our existing senior secured credit facility, which represented approximately 62.9% of our total capitalization.

        Our substantial indebtedness could have important consequences for you by adversely affecting our financial condition and thus making it more difficult for us to satisfy our obligations with respect to the notes, including our repurchase obligations. Our substantial indebtedness could:

  •
  increase our vulnerability to adverse general economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

Despite our level of indebtedness, we will be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We will be able to incur significant additional indebtedness in the future. Although the indentures governing the notes and the credit agreement governing our existing senior secured credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be substantial. The restrictions also do not prevent us from incurring obligations that do not constitute indebtedness. Our existing senior secured credit facility provides for $400.0 million of term loans, revolving credit commitments of $160.0 million and the option to incrementally add additional term loans or revolving commitments of up to $100.0 million. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase. See "Description of Certain Other Indebtedness—Our Existing Senior Secured Credit Facility," "Description of Senior Exchange Notes," and "Description of Senior Subordinated Exchange Notes."

The terms of our existing senior secured credit facility and the indentures governing the notes may restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

        Our existing senior secured credit facility contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. Our existing senior secured credit facility includes covenants restricting, among other things, our ability to:

  •
  incur, assume or guarantee additional debt;

  •
  pay dividends and make other restricted payments;

  •
  create liens;

  •
  use the proceeds from sales of assets and subsidiary stock;

  •
  enter into sale and leaseback transactions;

  •
  make capital expenditures;

  •
  change our business;

  •
  enter into agreements that restrict dividends from subsidiaries;

  •
  enter into certain transactions with affiliates; and

  •
  transfer all or substantially all of our assets or enter into merger or consolidation transactions.

        The indentures governing the notes also contain numerous operating and financial covenants including, among other things, restrictions on our ability to:

  •
  incur additional debt;

  •
  pay dividends and make other restricted payments;

  •
  make investments;

  •
  enter into transactions with affiliates; and

  •
  transfer all or substantially all of our assets or enter into merger or consolidation transactions.

        Our existing senior secured credit facility also includes financial covenants, including requirements that we maintain:

  •
  a minimum interest coverage ratio; and

  •
  a maximum leverage ratio.

These financial covenants will become more restrictive over time.

        A failure by us to comply with the covenants contained in our existing senior secured credit facility or the indentures could result in an event of default. In the event of any default under our existing senior secured credit facility, the lenders under our existing senior secured credit facility could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, enforce their security interest, require us to apply all of our available cash to repay these borrowings (even if the lenders have not declared a default) or prevent us from making debt service payments on the notes, any of which would result in an event of default under the notes. In addition, future indebtedness could contain financial and other covenants more restrictive than those applicable to our existing senior secured credit facility and the notes. See "Description of Certain Other Indebtedness—Our Existing Senior Secured Credit Facility," "Description of Senior Exchange Notes," and "Description of Senior Subordinated Exchange Notes."

We may not be able to generate sufficient cash flow to meet our debt service obligations, including payments on the notes.

        Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory, legislative and business factors, many of which are outside of our control. In addition, the payment and reimbursement practices in our industry require significant amounts of working capital because of delays that often occur between the time that a claim is submitted for payment and the date payment is actually received. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible or that any assets could be sold on acceptable terms or otherwise. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations under the notes.

Your right to receive payments on the notes is unsecured and is junior to a substantial portion of our and our guarantors' existing indebtedness and possibly all of our future borrowings.

        The notes and the guarantees are subordinated to the prior payment in full of our and our guarantors' current and future secured debt. The senior subordinated notes are also subordinated to the senior notes. As of December 31, 2004, we had indebtedness on our consolidated balance sheet of approximately $989.2 million, $398.0 million of which was secured indebtedness, $300.0 million of which was indebtedness relating to the senior notes, $275.0 million of which was indebtedness relating to the senior subordinated notes, $3.0 million of senior subordinated notes, $0.3 million of which was relating to capital leases and the remaining $12.9 million was related to other subordinated indebtedness. We also are able to borrow up to an additional $160.0 million under our existing senior secured credit facility. The indentures governing the notes permit us and our guarantors to incur additional senior debt. Because of the subordination provision of the senior subordinated notes, in the event of the bankruptcy, liquidation or dissolution of us or any guarantor, our assets and the assets of the guarantors would be available to pay obligations under the senior subordinated notes only after all payments had been made on our and the guarantors' senior debt, including debt under our existing senior secured credit facility. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the senior subordinated notes, including payments of interest when due. Because of these subordination provisions, you may recover less ratably than our other creditors in a bankruptcy, liquidation or dissolution. In addition, all payments on the senior subordinated notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of non-payment defaults on specified senior debt. See "Description of Senior Exchange Notes—Ranking" and "Description of Senior Subordinated Exchange Notes—Subordination."

The notes are not secured by our assets nor those of our guarantors, and the lenders under our existing senior secured credit facility will be entitled to remedies available to a secured lender, which gives them priority over you to collect amounts due to them.

        In addition to the subordination provisions in the senior subordinated notes described above, the notes and their respective guarantees will also not be secured by any of our assets. Our obligations under our existing senior secured credit facility are secured by, among other things, a first priority pledge of all our capital stock, substantially all our assets and substantially all the assets of certain of our existing and subsequently acquired or organized domestic subsidiaries. If we become insolvent or are liquidated, or if payment under our existing senior secured credit facility or in respect of any other secured indebtedness is accelerated, the lenders under our existing senior secured credit facility or holders of other secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our existing senior secured credit facility or other senior debt). See "Description of Certain Other Indebtedness—Our Existing Senior Secured Credit Facility," "Description of Senior Exchange Notes," and "Description of Senior Subordinated Exchange Notes."

Not all of our subsidiaries guarantee the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

        The guarantors of the notes do not include all of our subsidiaries. The historical consolidated financial information and the pro forma condensed consolidated financial information included in this prospectus, however, are presented on a combined basis, including both our guarantor and non-guarantor subsidiaries. At December 31, 2004, the total debt of our non-guarantor subsidiaries was less than $0.5 million, including trade payables. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes will be effectively subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables, and the claims (if any) of any third party holders of preferred equity interests in our non-guarantor subsidiaries.

A substantial portion of our assets are held by, and a substantial portion of our income is derived from, our subsidiaries, and the senior debt of our subsidiary guarantors may restrict payment on the notes.

        We hold a substantial portion of assets through our subsidiaries and derive a substantial portion of our operating income from our subsidiaries. We are dependent on the earnings and cash flow of our subsidiaries to meet our obligations with respect to the notes. We cannot assure you that our subsidiaries will be able to, or be permitted to, pay to us amounts necessary to service the notes. In certain circumstances, the indentures governing the notes permits our subsidiary guarantors to enter into agreements that can limit our ability to receive distributions from our subsidiaries. In the event we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

There may be no active trading market for the exchange notes.

        The senior exchange notes and the senior subordinated exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers have advised us that they currently intend to make a market in the exchange notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and may be limited during the exchange offer and the pendency of any shelf registration statement. Although the exchange notes are expected to be eligible for trading in The Portalsm Market, there can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders of the exchange notes to sell their exchange notes or the price at which the holders would be able to sell their exchange notes.

The market price for the notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

We may not be able to fulfill our repurchase obligations in the event of a change of control.

        Upon the occurrence of any change of control, we will be required to make a change of control offer to repurchase the notes. Any change of control also would constitute a default under our existing senior secured credit facility. Therefore, upon the occurrence of a change of control, the lenders under our existing senior secured credit facility have the right to accelerate their loans, and we would be required to prepay all of our outstanding obligations under our existing senior secured credit facility. Also, as our existing senior secured credit facility generally prohibits us from purchasing any notes, if we do not repay all borrowings under our existing senior secured credit facility first or obtain the consent of the lenders under our existing senior secured credit facility, we will be prohibited from purchasing the notes upon a change of control.

        In addition, if a change of control occurs, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any or all of the notes that might be delivered by holders of the notes seeking to accept the change of control offer and, accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Our failure to make the change of control offer or pay the change of control purchase price when due would result in a default under the indentures governing the notes. See "Description of Senior Exchange Notes—Events of Default," and "Description of Senior Subordinated Exchange Notes—Events of Default."

Fraudulent conveyance laws could void our obligations under the notes.

        The proceeds from the sale of the outstanding notes were applied, together with other available funds, to make payments to the existing US Oncology stockholders, option holders and holders of outstanding rights to receive shares under delayed share delivery agreements in connection with the merger. We will incur no additional proceeds from the issuance of the exchange notes, however, our incurrence of debt under the outstanding notes may be subject to review under federal and state fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit, including circumstances in which bankruptcy is not involved, were commenced by, or on behalf of, our unpaid creditors or unpaid creditors of our guarantors at some future date. Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require noteholders to return payments received from debtors or their guarantors. As a result, an unpaid creditor or representative of creditors could file a lawsuit claiming that the issuance of the outstanding notes constituted a "fraudulent conveyance." To make such a determination, a court would have to find that we did not receive fair consideration or reasonably equivalent value for the outstanding notes and that, at the time the outstanding notes were issued, we:

  •
  were insolvent;

  •
  were rendered insolvent by the issuance of the notes;

  •
  were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that we would incur, debts beyond our ability to repay those debts as they matured.

        If a court were to make such a finding, it could void all or a portion of our obligations under the notes, subordinate the claim in respect of the notes to our other existing and future indebtedness or take other actions detrimental to you as a holder of the notes, including in certain circumstances, invalidating the notes or the guarantees.

        The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property, or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they mature. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the notes, if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the notes, to the claims of all existing and future creditors on similar grounds. We cannot determine in advance what standard a court would apply to determine whether we were "insolvent" in connection with the sale of the outstanding notes.

        The making of the guarantees might also be subject to similar review under relevant fraudulent conveyance laws. A court could impose legal and equitable remedies, including subordinating the obligations under the guarantees to our other existing and future indebtedness or taking other actions detrimental to you as a holder of the notes.

Our principal stockholder's interest may conflict with yours.

        An investor group led by Welsh Carson owns all of the outstanding equity securities of our parent. Welsh Carson controls substantially all of the voting power of such outstanding equity securities. Welsh Carson's interests in exercising control over our business may conflict with your interests as a holder of the notes.

Risks Relating to Our Industry

Most of our revenues come from pharmaceuticals, and an adverse impact on the way in which pharmaceuticals are reimbursed or purchased by us would have an adverse impact on our business.

        During 2004, approximately $1.4 billion out of a total of $2.9 billion of the amounts billed by our affiliated practices to all payors was attributable to pharmaceuticals. Under the physician practice management, or PPM, model, our revenues are dependent on the revenues of our affiliated practices. Because revenues attributable to pharmaceuticals and our ability to procure pharmaceuticals at competitive prices are such a significant part of the affiliated practices and, consequently, our business, factors that adversely affect those revenues or the cost structure underlying those revenues are likely to adversely affect our business. The risk factors below discuss several of those factors and others affecting our business.

We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may directly or indirectly, reduce our revenues and harm our business.

        The healthcare industry is highly regulated, and there can be no assurance that the regulatory environment in which we operate will not change significantly and adversely in the future. Several areas of regulatory compliance that may affect our ability to conduct business include:

  •
  federal and state anti-kickback laws;

  •
  federal and state self-referral and financial inducement laws, including the federal Ethics in Patient Referrals Act of 1989, which is also referred to as the Stark Law;

  •
  federal and state false claims laws;

  •
  state laws regarding prohibitions on the corporate practice of medicine;

  •
  state laws regarding prohibitions on fee-splitting;

  •
  federal and state laws regarding pharmacy regulation; and

  •
  federal and state laws relating to pharmaceutical distribution

  •
  federal and state laws and regulations applicable to the privacy and security of certain health information and the use of electronic transactions and codes sets, including the Health Insurance Portability and Accountability Act of 1996, or HIPAA and implementing regulations.

        These federal and state laws and regulations are extremely complex. In many instances, the industry does not have the benefit of significant regulatory or judicial interpretation of these laws and regulations. It also is possible that the courts could ultimately interpret these laws in a manner that is different from our interpretations. While we believe that we are currently in compliance in all material respects with applicable laws and regulations, a determination that we have violated these laws, or the public announcement or perception that we are being investigated for possible violations of these laws, would have an adverse effect on our business, financial condition and results of operations. In addition to our affiliated practices, hospitals and other health care providers with which we or our affiliated practices have entered into various arrangements are also heavily regulated. To the extent that our arrangements with these parties or their independent activities fail to comply with applicable laws and regulations, our business and financial condition could be adversely affected. For a more complete description of these regulations, see "Government Regulation."

Reductions in reimbursement for pharmaceuticals under Medicare will adversely affect our results of operations.

        In December 2003, the Federal government adopted the Medicare Modernization Act. This Act significantly reduces levels of Medicare reimbursement for oncology drugs administered in the physician office setting, which is an integral part of our business. Prior to passage of the bill, the Medicare payment rate for pharmaceuticals administered in the physician office setting was 95 percent of average wholesale price (AWP).

        Under the new law, Medicare reimbursement for most drugs used in the treatment of cancer in the physician office setting was reduced in 2004 to 85 percent of AWP (determined as of April 1, 2003), with certain drugs reimbursed at levels as low as 80 percent of AWP. Starting January 1, 2005, reimbursement is now based upon average sales price (ASP), and set at 106 percent of ASP, which has generally reduced reimbursement for most oncology drugs, in some cases substantially. Under the new law, pharmaceutical manufacturers report the ASP to the government.

        Pursuant to the law, the amount paid by Medicare to oncologists for drug administration services was increased over the 2003 amount by an aggregate of $510 million in 2004. This increase over 2003 will decline to $326 million in 2005. During 2005, the decline in oncology reimbursement will be partially offset by a one-year payment increase for certain data relating to symptom management for cancer patients that is projected to add an aggregate of $260 million in Medicare payments to oncologists. We do not expect this additional amount to be available in 2006 and beyond.

        Application of the expected Medicare 2005 and 2006 reimbursement rates to our historical results of operations for 2004 would reduce, on a pro forma basis, our net revenue and net operating income for 2004, after consideration of the increased amounts to be paid for drug administration services, by approximately $30 million to $35 million for 2005 and by approximately $40 million to $50 million for 2006. To arrive at those results, we mathematically applied those 2005 and 2006 rates to our net revenue for 2004 and made no other adjustment to our historical results. This pro forma financial information is for illustrative purposes only, and we do not believe the information is indicative of future results. Other matters that could impact our future results include the risk factors described herein, as well as:

  •
  changes in our business, including new cancer centers, PET system installations or otherwise expanding operations of affiliated physician groups;

  •
  the extent to which non-governmental payors change their reimbursement rates;

  •
  changes in practice performance or behavior, including the extent to which physicians continue to administer drugs to Medicare patients, or changes in our contracts with physicians;

        We believe that the increasing budget deficit, aging U.S. population and newly enacted prescription drug benefit will mean that pressure to reduce health care costs and drug costs in particular will continue to intensify.

  •
  changes in our cost structure or the cost structure of affiliated practices, including any change in the prices our affiliated practices pay for drugs; and

  •
  any other changes in reimbursement or practice activity that are unrelated to the prescription drug legislation.

        The recent reductions in Medicare reimbursement may also cause some oncologists to cease providing care in the physician office setting either by retiring from the practice of medicine or by moving to a hospital setting. Any such reductions in our affiliated practices would adversely affect our results of operations. In addition, any reduction in the overall size of the outpatient oncology market could adversely affect our prospects for growth and business development.

Continued efforts by commercial payors to reduce reimbursement levels or change the manner in which pharmaceuticals are reimbursed could adversely affect us.

        Commercial payors continue to seek to negotiate lower levels of reimbursement for cancer care services, with a particular focus on reimbursement for pharmaceuticals. There is a risk that commercial payors will seek reductions in pharmaceutical reimbursement similar to those included in the recent federal legislation discussed above. Any reductions in reimbursement levels could harm us and our affiliated physicians. In addition, several payors are trying to implement "brown bagging" or similar programs under which cancer patients or their oncologists would be required to obtain pharmaceuticals from a third party. That third party, rather than the oncologist, would then be reimbursed. The United States Department of Health and Human Services, or HHS, is required to implement, starting in 2006, a program under which oncologists may elect to receive drugs from a Medicare contractor, rather than purchase drugs and seek reimbursement. If such a program is successfully implemented for Medicare, private payors may follow. In the event that payors succeed with these initiatives, our practices' and our results of operations could be adversely affected.

Continued review of pharmaceutical companies and their pricing and marketing practices could result in lowered reimbursement for pharmaceuticals and adversely affect us.

        Continued review of pharmaceutical companies by government payors could result in lowered reimbursement for pharmaceuticals, which could harm us. Recent federal legislation discussed above may reduce governmental scrutiny of AWP, which has been a focus of several investigations by government agencies, since Medicare reimbursement is no longer based on AWP. However, many state Medicaid programs continue to reimburse for drugs on an AWP based model. Moreover, existing and prior lawsuits and investigations have resulted and could continue to result in significant settlements that include corporate integrity agreements affecting pharmaceutical manufacturer behavior. Corporate integrity agreements subject a healthcare provider, including pharmaceutical manufacturers, to burdensome and costly monitoring and reporting requirements to the Office of Inspector General of HHS, or OIG. Additionally, many of the concerns of government agencies will continue to apply under any model. Furthermore, possibly in response to such scrutiny as well as significant adverse coverage in the press, some pharmaceutical manufacturers could alter pricing or marketing strategies that increase the cost of pharmaceuticals to oncologists, which in turn could adversely affect us. Finally, because our network of affiliated practices participates in a group purchasing organization that is a significant purchaser of pharmaceuticals paid for by government programs, we or our network of affiliated practices could become involved in these investigations or lawsuits, or we or our affiliated practices may become a target of such pharmaceutical related scrutiny. Any of these events could have a material adverse effect on us.

The new reimbursement methodology under Medicare could make it more difficult for us to obtain favorable pricing from pharmaceutical companies.

        Historically, one of our key business strengths has been our ability to obtain pricing for pharmaceuticals that we believe is better than prices widely available in the marketplace. Starting January 1, 2005, Medicare began reimbursing for oncology pharmaceuticals based on 106 percent of the average price at which pharmaceutical companies sell those drugs to oncologists and other users, so that any discount to any purchaser would have the effect of reducing reimbursement for drugs administered in physician offices. This may make pharmaceutical companies more reluctant to offer market differentiated pricing to us or may cause them to reduce the degree of such differentiation. In addition, the new reimbursement regime may have other, unanticipated effects on pricing of pharmaceuticals. Any decrease in our ability to obtain pricing for pharmaceuticals that is more favorable than the market as a whole could adversely affect our ability to attract and retain new customers and could adversely affect our business and results of operations.

We operate in a highly competitive industry.

        We have existing competitors, as well as a number of potential new competitors, some of whom have greater name recognition and significantly greater financial, technical, marketing and managerial resources than we do. This may permit our competitors to devote greater resources than we can to the development and promotion of their services. These competitors may also undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees.

        We also expect our competitors to develop additional strategic relationships with providers, pharmaceutical companies and payors, which could result in increased competition. The introduction of new and enhanced services, acquisitions, industry consolidation and the development of additional strategic relationships by our competitors could cause price competition, a decline in sales or a loss of market acceptance of our services, or make our services less attractive. In addition, in developing cancer centers, we compete with a number of tax-exempt non-profit organizations that can finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to us. Such organizations may be willing to provide services at rates lower than would be required to operate profitably.

        With respect to research activities, the competitive landscape is fragmented, with competitors ranging from small limited service providers to large full-service contract research organizations with global operations. Some of these large contract research organizations have access to more financial resources than we do.

        We expect that industry forces will have an impact on us and our competitors. In recent years, the healthcare industry has undergone significant changes driven by various efforts to reduce costs, including national healthcare reform, trends toward managed care, limits in Medicare coverage and reimbursement levels, consolidation of healthcare services companies and collective purchasing arrangements by office based healthcare practitioners. The changes in our industry have caused greater competition among industry participants. Our inability to predict accurately, or react competitively to, changes in the healthcare industry could adversely affect our operating results. We cannot assure you that we will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Business

We derive a substantial portion of our revenue and profitability from the utilization of pharmaceuticals manufactured and sold by a limited number of vendors and any termination or modification of relations with those vendors could have a material adverse impact on our business.

        We derive a substantial portion of our revenue and profitability from the utilization of pharmaceuticals manufactured and sold by a limited number of manufacturers. During 2004, approximately 67% of our product revenue resulted from pharmaceuticals sold exclusively by five manufacturers. In addition, a limited number of manufacturers are responsible for a disproportionately large amount of the market differentiated pricing we offer to practices. Our agreements with these manufacturers are typically for one to two years and are cancelable by either party without cause on 30 days' prior notice. Further, several of the agreements provide favorable pricing that is adjusted quarterly based on specified volume levels. In some cases, compliance with the contract is measured on an annualized basis and pricing concessions are given in the form of rebates payable at the end of the measurement period. Failure to attain performance levels could result in our not earning rebates, including some that may already have been reflected in our financial statements. Any termination or adverse adjustment to these relationships could have a material adverse effect on our business, financial condition and results of operations.

        Our ability to negotiate the purchase of pharmaceuticals on behalf of our network of affiliated physicians, or to expand the scope of pharmaceuticals purchased, from a particular supplier at prices below those generally offered to oncologists is largely dependent upon such supplier's assessment of the value of our network. Many pharmaceuticals used by our affiliated physicians are available from only one manufacturer. To the extent that our service line structure or other factors cause pharmaceutical suppliers to perceive our network as less valuable, our relationships and any pricing advantages with such suppliers could be harmed. Our inability to negotiate prices of pharmaceuticals with any of our significant suppliers at prices below those generally available to oncologists could have a material adverse effect on our business, results of operations and financial condition.

If our affiliated practices terminate their agreements with us, we could be seriously harmed.

        Our affiliated practices under certain circumstances are allowed, and may attempt, to terminate their agreements with us. If any of our larger practices were to succeed in such a termination, other than in connection with a transition to the service line structure, our business could be seriously harmed. From time to time, we have disputes with physicians and practices that could result in harmful changes to our relationship with them or a termination of a service agreement if adversely determined. We are also aware that some practices that are not part of our network but which are affiliated with other companies, have attempted to end or restructure their affiliations with such companies, although they may not have a contractual right to do so, by arguing that their affiliations violate some aspect of healthcare law. We are currently involved in litigation with one of our practices in which that practice has alleged that our service agreement is unenforceable as a matter of public policy because of such alleged violations. In addition to loss of revenue from a particular practice, a departure of a large number of physicians from our network could adversely affect our ability to obtain favorable pricing for goods and services and other economies of scale that are based upon the size of our network. We believe that it is likely that one or more of our remaining net revenue practices will likely seek to end their affiliation with us rather than convert to our earnings model. If some of our affiliated physicians or affiliated practices terminate their affiliation with us, this could result in a material adverse effect on our business.

If a significant number of physicians leave our affiliated practices, we could be seriously harmed.

        Our affiliated practices usually enter into employment or non-competition agreements with their physicians that provide some assurance to both the practice and to us with respect to continuing affiliation. We and our affiliated practices try to maintain and renew such contracts once they expire. We cannot predict whether a court will enforce the non-competition covenants in these agreements. If practices are unable to enforce these non-competition provisions or otherwise enforce these employment agreements, physicians may leave our network and compete with our affiliated practices. In addition to loss of revenue from departing physicians, a departure of a large number of physicians from our network could adversely affect our ability to obtain favorable pricing for goods and services and other economies of scale that are based upon the size of our network. If a significant number of physicians terminated relationships with our affiliated practices, our business could be seriously harmed.

We rely on the ability of our affiliated practices to grow and expand.

        We rely on the ability of our affiliated practices to grow and expand. Our affiliated practices may encounter difficulties attracting additional physicians and expanding their operations or may elect not to do so. The failure of practices to expand their patient base and increase revenues could harm us.

Our affiliated practices may be unsuccessful in obtaining favorable contracts with third party payors, which could result in lower operating margins.

        We advise on and facilitate negotiation of commercial payor contracts on behalf of our affiliated physicians under our PPM model. Commercial payors, such as managed care organizations and traditional indemnity insurers, often request fee structures and other arrangements that require healthcare providers to assume all or a portion of the financial risk of providing care. The lowering of reimbursement rates, increasing payor cost containment measures such as review of bills for services and negotiating for reduced commercial payor contract rates could have a material adverse effect on our network of affiliated physicians and on our results of operations and liquidity with respect to our PPM service agreements.

We may encounter difficulties in managing our network of affiliated practices.

        We do not control the practice of medicine by the physicians or their compliance with regulatory and other requirements directly applicable to practices. At the same time, an affiliated practice may have difficulty in effectively influencing the practices of its individual physicians. In addition, we have only limited control over the business decisions of the practices even under the PPM model. As a result, it is difficult to implement standardized practices across the network, and this could have an adverse effect on cost controls, regulatory compliance, business strategy, our profitability and the strength of our network.

Our service fee arrangements for our net revenue model practices subject us to disproportionate economic risk.

        Under a net revenue model service agreement, the practice retains a fixed portion of net revenue before any service fee (other than practice operating costs) is paid to us. Under net revenue agreements, therefore, we disproportionately bear the economic impact of increasing or declining margins. This risk has become particularly acute in light of the recent Medicare Modernization Act. Our costs of operations have increased, primarily due to an increase in expensive, single source drugs and compensation and benefits, which has resulted in a disproportionate decline in our operating margin, even as practice profitability continues to grow. We are seeking to convert practices to the earnings model or the service line structure, which eliminates this disproportionate economic risk. During the combined twelve months ended December 31, 2004, 90.1% of our revenues were derived from practices that were not on the net revenue model as of December 31, 2004, an increase from 41.0% at the end of 2000. If we are not successful in converting remaining practices, then continuing to provide services to these practices under the net revenue model agreements could have an adverse effect on us. At this time, we believe that it is unlikely that all of the remaining net revenue model practices will convert to the earnings model. Specifically, in December 2004, we ended our affiliation with one net revenue model practice, comprising 33 physicians. In addition, we have been in discussions with another net revenue model practice, comprising 36 physicians, regarding its affiliation with us and will likely seek to terminate our affiliation with that practice if we cannot negotiate a transition to the earnings model or service line model. We are currently in litigation with that practice. In order to effectuate such transition or disaffiliations, we will need to negotiate terms with the physician groups in question. There can be no assurance that we will be able to negotiate such transactions on terms acceptable to us, if at all.

Loss of revenues or a decrease in income of our affiliated practices, including as a result of cost containment efforts by third party payors, could adversely affect our results of operations.

        Our revenue currently depends on revenue generated by affiliated practices. Loss of revenue by the practices could seriously harm us. It is possible that our affiliated practices will not be able to maintain successful medical practices. In addition, our fees under PPM service agreements depend upon the profitability of the practices. Any failure by the practices to contain costs effectively will adversely impact our results of operations. Because we do not control the manner in which our practices conduct their medical practice (including drug utilization), our ability to control costs related to the provision of medical care is limited. Furthermore, the affiliated practices face competition from several sources, including solo practitioners, single and multi specialty practices, hospitals and managed care organizations. We have limited ability to discontinue or alter our service arrangements with practices, even where continuing to manage such practices under existing arrangements is economically detrimental to us.

        Physician practices typically bill third party payors for the healthcare services provided to their patients. Third party payors such as private insurance plans and commercial managed care plans negotiate the prices charged for medical services and supplies in order to lower the cost of the healthcare services and products they pay for and to shift the financial risk of providing care to healthcare providers. Third party payors can also deny reimbursement for medical services and supplies by stating that they believe a treatment was not appropriate, and these reimbursement denials are difficult to appeal or reverse. Our affiliated practices also derive a significant portion of their revenues from governmental programs. Reimbursement by governmental programs generally is not subject to negotiation and is established by governmental regulation. There is a risk that other payors could reduce rates of reimbursement to match any reduction by governmental payors. Our management fees under the PPM model are dependent on the financial performance of the practices and would be adversely affected by a reduction in reimbursement. In addition, to the extent oncologists that are our customers under the service line model are impacted adversely by reduced reimbursement levels, our business could be harmed generally.

The development or operation of cancer centers could cause us to incur unexpected costs, and our existing or future centers may not be profitable.

        The development and operation of integrated cancer centers is subject to a number of risks, including not obtaining regulatory permits or approval, delays that often accompany construction of facilities and environmental liabilities related to the disposal of radioactive, chemical and medical waste. Our strategy includes the development of additional cancer centers. As of December 31, 2004, we had 3 cancer centers and one PET system in various stages of development. Any failure or delay in successfully building new integrated cancer centers, as well as liabilities from ongoing operations, could seriously harm us. New cancer centers may incur significant operating losses during their initial operations, which could materially and adversely affect our operating results, cash flows and financial condition. In addition, in some cases our cancer centers may not be profitable enough for us to recover the cost of our investment in the cancer center. We may decide to close or sell cancer centers, either because of underperformance or other market developments.

Development of our oncology pharmacy distribution business will require significant capital and is subject to implementation risks.

        During 2005, we are implementing an oncology pharmaceutical distribution function to serve our network of affiliated practices. Distribution is a new business for us and, as such, poses implementation risks, including the development or acquisition of new systems, personnel and infrastructure. These will require significant capital expenditures during 2005. In addition, the distribution operation will increase our working capital needs because we will need to maintain inventory at our warehouse location in addition to maintaining inventory at the affiliated practices. Finally, becoming a distributor will subject us to additional licensing and regulatory requirements. Disruptions in distribution as a result of implementation difficulties could adversely impact the financial performance of our affiliated practices and our relations with them. In addition, implementation difficulties, including delays or cost overruns, could adversely impact our ability to recover our investment in our oncology pharmaceutical distribution business or adversely impact our financial condition.

Our success depends on our ability to attract and retain highly qualified technical staff and other key personnel, and we may not be able to hire enough qualified personnel to meet our hiring needs.

        Our ability to offer and maintain high quality service is dependent upon our ability to attract and maintain arrangements with qualified professional and technical staff and with executives on our management team. Clinical staff at affiliated practices are practice employees, but we assist in recruiting them. There is a high level of competition for such skilled personnel among other healthcare providers, research and academic institutions, government entities and other organizations, and there is a nationwide shortage in many specialties, including oncology nursing and technical radiation staff. In addition, recently there has been increased regulatory scrutiny of physician recruitment activities by hospitals, and there can be no assurance that this will not adversely affect our recruitment of qualified personnel. We cannot assure you that we or our affiliated practices will be able to hire sufficient numbers of qualified personnel or that employment arrangements with such staff can be maintained on terms advantageous to our affiliated practices or us. In addition, if one or more members of our management team become unable or unwilling to continue in their present positions, we could be harmed.

Our failure to remain technologically competitive could adversely affect our business.

        Rapid technological advancements have been made in the radiation oncology and diagnostic imaging industry. Although we believe that our equipment and software can generally be upgraded as necessary, the development of new technologies or refinements of existing technologies might make existing equipment technologically obsolete. If such obsolescence were to occur, then we may be compelled to incur significant costs to replace or modify the equipment, which could have a material adverse effect on our business, financial condition and results of operations. In addition, some of our cancer centers compete against local centers which may contain more advanced imaging or radiation therapy equipment or provide additional technologies. Our performance is dependent upon physician and patient confidence in the higher quality of our technology and equipment as compared to that of our competitors.

        Advances in other cancer treatment methods, such as chemotherapy, surgery and immunotherapy, or in cancer prevention techniques could reduce demand or eliminate the need for the radiation therapy services provided at the cancer centers we operate. The development and commercialization of new radiation therapy technologies could have a material adverse effect on our affiliated practices and on our business, financial condition and results of operations.

Our working capital could be impacted by delays in reimbursement for services.

        The healthcare industry is characterized by delays that can be as much as three to six months between when services are provided and when the reimbursement or payment for these services is received. Under our PPM service agreements, our working capital is dependent on such collections. Although we believe our collection experience is generally consistent with that of the industry, industry reimbursement practices make working capital management, including prompt and diligent billing and collection, an important factor in our results of operations and liquidity in those areas. We cannot assure you that trends in the industry will not further extend the collection period and negatively impact our working capital.

We face the risk of qui tam litigation relating to regulations governing billing for medical services.

        The federal government has become more aggressive in examining billing practices and seeking repayments and penalties allegedly resulting from improper billing and reimbursement practices. Federal and some state laws authorize private whistleblowers to bring false claim, or qui tam suits, on behalf of the government and reward the whistleblower with a portion of any final recovery. We are currently aware of four qui tam lawsuits in which we and/or our affiliated practices are named as defendants. However, the government has officially determined not to intervene in three of those cases, and has notified us unofficially that it will take the same position with respect to the fourth case. Because qui tam lawsuits are filed under seal, we could be named in other such suits of which we are not aware. For the past several years, the number of qui tam suits filed against healthcare companies and the aggregate amount of recoveries under such suits have increased significantly. This trend increases the risk that we may become subject to additional qui tam lawsuits.

        Although we believe that our operations comply with applicable laws and intend to vigorously defend ourselves against allegations of wrongdoing, the costs of addressing such suits, as well as the amount of any recovery in the event of a finding of wrongdoing on our part, could be significant. The existence of qui tam litigation involving us may also strain our relationships with pharmaceutical suppliers or our affiliated physicians, particularly those physicians or practices named in such suits.

Our services could give rise to liability to clinical trial participants and the parties with whom we contract.

        In connection with clinical research programs, we provide several services that are involved in bringing new drugs to market, which is time consuming and expensive. Such clinical research involves the testing of new drugs on human volunteers. Clinical research involves the inherent risk of liability for personal injury or death to patients resulting from, among other things, unforeseen adverse side effects or improper administration of the new drugs by physicians. In certain cases, these patients are already seriously ill and are at risk of further illness or death. In addition, under the privacy regulations promulgated pursuant to HIPAA, there are specific privacy standards associated with clinical trial agreements. Violations of such standards could subject us to an enforcement action by HHS. If we do not perform our services to contractual or regulatory standards, the clinical trial process and the participants in such trials could be adversely affected. These events would create a risk of liability to us from either the pharmaceutical companies with which we contract or the study participants.

        We also contract with physicians to serve as investigators in conducting clinical trials. Third parties could claim that we should be held liable for losses arising from any professional malpractice of the investigators with whom we contract or in the event of personal injury to or death of persons for the medical care rendered by third party investigators. Although we would vigorously defend any such claims, it is possible that we could be held liable for such types of losses.

We could be subject to malpractice claims and other harmful lawsuits not covered by insurance.

        In the past, we have been named in suits related to medical services provided by our affiliated physicians. We cannot assure you that claims relating to services delivered by a network physician will not be brought against us in the future. In addition, because affiliated physicians prescribe and dispense pharmaceuticals and we operate pharmacies and participate in the drug procurement process, we and our affiliated physicians could be subject to product liability claims.

        Although we maintain malpractice insurance, there can be no assurance that it will be adequate in the event of a judgment against us. There can be no assurance that any claim asserted against us for professional liability will not be successful. The availability and cost of professional liability insurance varies widely from state to state and is affected by various factors, many of which are beyond our control. We may be unable to obtain insurance in the amounts we seek or at prices we are prepared to pay.

        To contain our affiliated physicians' and our insurance costs, we may create a subsidiary to insure our affiliated physicians and us against medical malpractice and other risks. Under this type of arrangement, we would retain more risk for medical malpractice and other costs, including settlements and claims expenses, than under our current coverage. If claims against our affiliated physicians that we insure exceed the aggregate insurance premiums that we retain, or if the third party reinsurance companies who insure us go bankrupt or otherwise fail to honor their obligations, we may be subject to substantial uninsured losses. Additionally, plaintiffs may seek to recover from us if our affiliated physicians experience uninsured or underinsured claims. Successful malpractice, regulatory or product liability claims asserted against us that are not fully covered by insurance could have a material adverse effect on our operating results.

Under the service line structure, our agreements with affiliated practices have shorter terms than our existing agreements, and we have less input with respect to the business operations of the practices.

        Currently, most of our revenues are derived from providing management services to practices under long-term agreements that generally have 25-to 40-year initial terms and that are not terminable except under specified circumstances. Agreements under our PPM model allow us to be the exclusive provider of management services, including each of the services contemplated under the service line structure, to each of the affiliated practices. In addition, under those agreements, the affiliated practices are required to bind their physicians to specified employment terms or restrictive covenants. Under the service line structure, our agreements with affiliated practices have shorter terms, and are more easily terminable. A number of the other input mechanisms that we currently have with respect to affiliated PPM practices do not exist under our oncology pharmaceutical services service line model. This may increase the ability of affiliated practices to change their internal composition to our detriment and may result in arrangements that are easier for individual physicians and practices to exit, exposing us to increased competition from other firms, especially in the pharmacy services sector. Departure of a significant number of physicians or practices from participation in our service line structure could harm us. These risks will increase if we successfully grow our business under the service line structure.

INDUSTRY AND MARKET DATA

        Industry and market data, including all market share data, used throughout this prospectus was obtained from our own research and estimates and certain third party sources, including the American Cancer Society, Center for Disease Control, Congressional Budget Office, National Cancer Institute and National Institutes of Health. While we believe internal company estimates and third party information are reliable and market definitions are appropriate, they have not been verified by any other independent sources and neither we nor the initial purchasers make any representations as to the accuracy or completeness of such estimates and information.

FORWARD LOOKING STATEMENTS

        This prospectus contains "forward looking statements." All statements other than statements of historical acts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward looking statements. Forward looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of US Oncology. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

        These forward looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus, including the risks outlined under "Risk Factors," will be important in determining future results.

        Because of these factors, we caution that investors should not place undue reliance on any of our forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law we undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

THE EXCHANGE OFFER

General

        In connection with the sale of the outstanding notes, the purchasers thereof became entitled to the benefits of certain registration rights agreement executed as part of the offering of the outstanding notes, we agreed to (i) file within 120 days, and use reasonable best efforts to cause to become effective within 210 days of the date of the original issue of the outstanding notes, the registration statement of which this prospectus is a part with respect to the exchange of the outstanding notes for the exchange notes to be issued in the exchange offer and (ii) cause the exchange offer to be completed with 240 days of the original issue of the outstanding notes. Each of the exchange notes have terms identical in all material respects to the terms of the applicable outstanding notes. However, (i) in the event that any changes in law or applicable interpretation of the Staff of the SEC do not permit us to effect the exchange offer, or (ii) if for any other reason the exchange offer is not consummated within 210 days following the date of the original issue of the outstanding notes, or (iii) if an initial purchaser so requests because it holds outstanding notes that are not eligible to be exchanged for exchange notes in the exchange offer and are held by it following consummation of the exchange offer or outstanding notes acquired in the original offering having the status of an unsold allotment, or (iv) if any holder of the outstanding notes other than the initial purchasers in the original offering is not eligible to participate in the exchange offer, we have agreed to use our reasonable best efforts to cause a shelf registration statement to become effective with respect to the resale of the outstanding notes in accordance with the terms of the registration rights agreement.

        We also had agreed that in the event that either (i) the registration statement or a shelf registration statement is not filed with the SEC on or prior to the 120th calendar day following the date of the original issue of the outstanding notes or (ii) the registration statement or a shelf registration statement is not declared effective on or prior to the 210th calendar day following the date of the original issue of the outstanding notes or (iii) the exchange offer is not consummated or a shelf registration statement is not filed with the SEC on or prior to the 240th calendar day following the original issue of the outstanding notes, or (iv) a shelf registration statement is not filed on or prior to the 180th calendar day following any other circumstances in which a shelf registration statement is required to be filed or (v) a shelf registration statement has been declared effective and ceases to be effective at any time prior to the second anniversary of the original issue of the outstanding notes, the interest rate borne by the outstanding notes shall be increased by 0.25% per annum after such 120 day period in the case of clause (i) above, after such 210-day period in the case of clause (ii) above, after such 240 day period in the case of clause (iii) above, after such 180-day period in the case of clause (iv) above and immediately in the case of clause (v) above, in each case for a period of 90 days, after which time the interest rate shall be increased by an additional 0.25% per annum. The aggregate amount of such increases from the original interest rate pursuant to those provisions will in no event exceed 1.0% per annum.

        In the event the exchange offer is consummated, we will not be required to file a shelf registration statement relating to any outstanding notes other than those held by persons not eligible to participate in the exchange offer, and the interest rate on such outstanding notes will remain at its initial level. The exchange offer shall be deemed to have been consummated upon the earlier to occur of (i) our having issued exchange notes for all outstanding notes (other than outstanding notes held by persons not eligible to participate in the exchange offer) pursuant to the exchange offer and (ii) our having exchanged, pursuant to the exchange offer, exchange notes for all outstanding notes that have been tendered and not withdrawn on the expiration date.

        Following the completion of the exchange offer, holders of outstanding notes, other than those not eligible to participate in the exchange offer, seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all outstanding notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of applicable outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

        Based on no-action letters issued by the Staff of the SEC to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such outstanding notes directly from as to resell or (ii) a person that is an "affiliate" of our within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring the exchange notes in its ordinary course of business, is not one of our affiliates and is not participating, and has no arrangements or understanding with any person to participate, in the distribution of the exchange notes, as such terms are interpreted by the SEC. Holders of outstanding notes wishing to accept the exchange offer must represent to us that such conditions have been met. If our belief is inaccurate, holders who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration may bear liability under the Securities Act. We do not assume or indemnify holders against such liability.

        Each broker-dealer that receives exchange notes in exchange for outstanding notes held for its own account, as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes.

        As of the date of this prospectus, $300.0 million aggregate principal amount of the outstanding senior notes is outstanding and $275.0 million aggregate principal amount of the outstanding senior subordinated notes is outstanding. In connection with the issuance of the outstanding notes, we arranged for the outstanding notes initially purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

        This prospectus, together with the accompanying letter of transmittal, is being sent to all registered holders of the outstanding notes as of the close of business on                        , 2005, which is the record date for purposes of the exchange offer. We fixed the record date accordingly solely for reasons of administration.

        We shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. See "—Exchange Agent." The exchange agent will act as agent for the tendering holders of outstanding notes for the purpose of receiving exchange notes from us and delivering exchange notes to such holders.

        If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

        Holders of outstanding notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See "—Fees and Expenses."

        The holders of outstanding notes do not have any appraisal or dissenters' rights under the General corporation Law of Delaware or the indenture governing the notes.

Expiration Date, Extensions, and Amendments

        The term "expiration date" shall mean                        , 2005 unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended. We may extend the expiration date for the exchange offer for the outstanding senior notes or the outstanding senior subordinated notes or both.

        In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will mail to the record holders of applicable outstanding notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time and will disclose the approximate number of outstanding notes tendered at such time.

        We reserve the right (i) to delay acceptance of any outstanding notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted, if any of the conditions set forth herein under "Termination" shall have occurred and shall not have been waived by us (if permitted to be waived by us), by giving oral or written notice of such delay, extension or termination the exchange agent, and (ii) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the outstanding notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent. In connection with any public announcement of an extension, we will disclose the approximate number of outstanding notes tendered to that date. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the record holders of the applicable outstanding notes of such amendment. If there is a material change in the terms of the exchange offer, we are generally required to extend the expiration date so that the exchange offer remains open for at least ten business days from the date notice of such change is given to the record holders of the outstanding notes.

        Without limiting the manner by which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones New Services.

Interest on the Exchange Notes

        Interest on the senior exchange notes will accrue from August 20, 2004, the date of issuance of the outstanding senior notes, at a rate of 9% per year. Interest on the senior notes will be payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2005. Holders of outstanding senior notes whose outstanding senior notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the outstanding senior note accrued from August 20, 2004 until the date of issuance of the senior exchange notes. Consequently, holders who exchange their outstanding senior notes for senior exchange notes will receive the same interest payment on February 15, 2005 (the first interest payment date with respect to the outstanding senior notes and the senior exchange notes) that they would have received had they not accepted the exchange offer.

        Interest on the senior subordinated exchange notes will accrue from August 20, 2004, the date of issuance of the outstanding senior subordinated notes, at a rate of 10 3/4% per year. Interest on the senior subordinated notes will be payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2005. Holders of outstanding senior subordinated notes whose outstanding senior subordinated notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the outstanding senior subordinated note accrued from August 20, 2004 until the date of issuance of the senior subordinated exchange notes. Consequently, holders who exchange their outstanding senior subordinated notes for senior subordinated exchange notes will receive the same interest payment on February 15, 2005 (the first interest payment date with respect to the outstanding senior subordinated notes and the senior subordinated exchange notes) that they would have received had they not accepted the exchange offer.

Procedure for Tendering

        To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signature thereon guaranteed if required by the letter of transmittal and mail or otherwise deliver such letter of transmittal or such facsimile, together with the outstanding notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program, or ATOP. To tender in the exchange offer, such DTC participant must transmit its acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the exchange agent's account at DTC. DTC will then send a computer-generated message, or Agent's Message, to the exchange agent for its acceptance in which the DTC participant acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, the letter of transmittal as fully as if it had completed the information required by the letter of transmittal and executed and delivered the letter of transmittal to the exchange agent. Delivery of the Agent's Message by DTC to the exchange agent will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal and must occur prior to 5:00 p.m. New York City time, on the expiration date.

        The tender by a holder of outstanding notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        Delivery of all documents must be made to the exchange agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies, or nominees effect such tender for such holders.

        The method of delivery of outstanding notes and the letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No letter of transmittal or outstanding notes should be sent to us.

        Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name outstanding notes are registered on the books of the company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose outstanding notes are held of record by DTC who desires to deliver such outstanding notes by book-entry transfer at DTC.

        Any beneficial holder whose outstanding notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the letter of transmittal and delivering his outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed therein, such outstanding notes must be endorsed or accompanied by appropriate bond powers, which authorize such person to tender the outstanding notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the outstanding notes, and also must be accompanied by opinions of counsel, certifications and other information required by us. Signatures on the outstanding notes or bond powers must be guaranteed by an Eligible Guarantor Institution.

        If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        All the questions as to the validity, form, eligibility (including time or receipt), acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all outstanding notes not validly tendered or any outstanding notes our acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes nor shall any of them incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such outstanding notes, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date, or, as set forth under "Termination," to terminate the exchange offer and (b) the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer and will be subject to our ability to obtain a waiver of certain covenants in our amended credit facility.

        By tendering, each holder of outstanding notes will represent to us that among other things, the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, that neither the holder nor any other person intends to distribute or has an arrangement or understanding with any person to participate in the distribution of the exchange notes and that neither the holder nor any such other person is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act.

Guaranteed Delivery Procedure

        Holders who wish to tender their outstanding notes and (i) whose outstanding notes are not immediately available, (ii) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a)   the tender is made through an Eligible Guarantor Institution;

          (b)   prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the outstanding notes, the certificate number or numbers of such outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the expiration date, the letter of transmittal (or facsimile thereof), together with the certificate(s) representing the outstanding notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

          (c)   such properly completed and executed letter of transmittal (or facsimile thereof), together with the certificate(s) representing all tendered outstanding notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at DTC of outstanding notes delivered electronically), and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

Withdrawal

        Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date and prior to acceptance for exchange thereof by the company. Any such notice of withdrawal must (i) specify the name of the person having deposited the outstanding notes to be withdrawn (the "Depositor"), (ii) identify the outstanding notes to be withdrawn (including the certificate number or numbers and principal amount of such outstanding notes or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the letter of transmittal, including any required signature guarantees or be accompanied by documents of transfers sufficient to permit the Trustee with respect to the outstanding notes to register the transfer of such outstanding notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such outstanding notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly tendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be tendered by following one of the procedures described above under "—Procedure for Tendering" at any time prior to the expiration date.

Termination

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue exchange notes for, any outstanding notes not previously accepted for exchange, and may terminate or amend the exchange offer as provided herein before the expiration of the exchange offer if any law, statute, rule or regulation is adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the Staff of the SEC in a manner, which we reasonably determine might materially impair our ability to proceed with the exchange offer.

        If we determine that we may terminate the exchange offer, as set forth above, we may (i) refuse to accept any outstanding notes and return any outstanding notes that have been tendered to the holders thereof, (ii) extend the exchange offer and retain all outstanding notes that have been tendered prior to the expiration of the exchange offer, subject to the rights of such holders of tendered outstanding notes to withdraw their tendered outstanding notes, or (iii) waive such termination event with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If such waiver constitutes a material change in the exchange offer, we will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder of outstanding notes and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during such period.

Exchange Agent

        LaSalle Bank National Association, the Trustee under the indentures governing the notes, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail or Hand Delivery:	LaSalle Bank National Association Corporate Trust Administration 135 South LaSalle Street, Suite 1960 Chicago, IL 60603 Facsimile Transmission: (312) 904-2970 Confirm by Telephone: (312) 904-2236

Fees and Expenses

        The expense of soliciting tenders pursuant to the exchange offer will be borne to us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of ours and our affiliates in person, by facsimile or telephone.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent's reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

        The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees, will be paid by us.

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offer. If, however, certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any other person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

THE AUGUST TRANSACTIONS

        On March 20, 2004, we entered into a merger agreement with Oiler Acquisition Corp. and Holdings pursuant to which Oiler Acquisition Corp. was merged with and into our company, with our company continuing as the surviving corporation and a wholly owned subsidiary of Holdings. Oiler Acquisition Corp. and Holdings are Delaware corporations formed by Welsh Carson. We are a wholly owned subsidiary of Holdings and an investor group led by Welsh Carson, consisting of Welsh Carson, its co-investors and certain existing US Oncology directors and officers who participated in the merger, who own all of the capital stock of Holdings.

        The funds necessary to consummate the August Transactions were approximately $1,570.5 million, including (i) approximately $1,185.0 million to pay US Oncology's existing stockholders, option holders and holders of outstanding rights to receive shares pursuant to delayed share delivery agreements, all amounts due under the merger agreement, (ii) approximately $281.1 million to repay existing indebtedness and (iii) approximately $104.4 million to pay related fees and expenses. Immediately prior to the merger, an aggregate 14,307,501 shares of US Oncology common stock which were owned by Welsh Carson, its co-investors and one of our existing directors, were contributed to our parent in exchange for our parent's equity securities. In connection with such contribution, our parent valued these shares at $15.05 per share, the per share amount of the merger consideration, which was an aggregate of approximately $215.3 million. These contributed shares were cancelled without payment of any merger consideration upon consummation of the merger.

        The August Transactions were financed by:

  •
  a cash equity investment in our parent by an investor group led by Welsh Carson, consisting of Welsh Carson, its co-investors and related investors, and existing US Oncology directors and officers who participate in the merger, of approximately $302.4 million;

  •
  the borrowing by us of $400.0 million in term loans under our existing senior secured credit facility;

  •
  $245.0 million of cash on hand at the closing date; and

  •
  the issuance of the outstanding notes.

        In connection with the merger, Holdings adopted a restricted stock and option plan. The aggregate shares issuable pursuant to grants under that plan were approximately 20% of the fully diluted common stock of Holdings at the time of the August Transactions. Members of US Oncology's management, including some of the directors and executive officers participating in the merger, received awards under this plan upon consummation of the merger. See "Management—New Restricted Stock and Option Plan."

        In connection with the merger, we commenced a tender offer to acquire all of our existing 9 5/8% senior subordinated notes due 2012, obtain holder consent to eliminate substantially all of the restrictive covenants and make other amendments to the indenture governing such notes. Pursuant to the debt tender offer, we offered to buy our existing 9 5/8% senior subordinated notes due 2012 at a price up to $1,189.10 per $1,000.00 principal amount plus accrued and unpaid interest and sought consent to the proposed amendments. Upon the consummation of the merger, we had acquired $172,000,000 in aggregate principal amount of our existing 9 5/8% senior subordinated notes, representing approximately 98% of the outstanding principal amount of such notes.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated August 4, 2004, by and among us and the initial purchasers of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for each of the exchange notes, we will receive applicable outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer. Accordingly, issuance of the exchange notes wil not result in any change in our capitalization.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2004. This table should be read in conjunction with the information contained in "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Other Indebtedness," and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

As of December 31, 2004
Actual
(in thousands)
Cash and cash equivalents	$120,399

Debt:
Existing senior secured credit facility
Revolving credit facility(1)	—
Term loans (2)	398,000
9% Senior notes	300,000
10 3/4% Senior subordinated notes	275,000
9 5/8% senior subordinated notes	3,000
Series D subordinated notes(3)	12,889
Capital lease obligations and other(4)	287

Total debt	989,176
Stockholders' equity	582,323

Total capitalization	$1,571,499

(1)
Our revolving credit facility provides for borrowings of up to $160.0 million, all of which are available to us for working capital and general corporate purposes and none of which is currently drawn.

(2)
Since August 20, 2004, we have paid down approximately $2.0 million of the term loan of our existing senior credit facility.

(3)
The Series D subordinated notes are payable to physicians with whom we entered into long-term service agreements. Substantially all of the subordinated notes outstanding at December 31, 2004 bear interest at 7%, are due in installments through 2007 and are subordinated to senior bank and certain other debt. If we fail to make payments under any of the notes, the respective practice can terminate the related service agreement.

(4)
Leases for medical and office equipment are capitalized using effective interest rates between 6.5% and 11.5% with original lease terms between two and seven years. At December 31, 2004, the gross amount of assets recorded under the capital leases was $0.23 million, and the related accumulated amortization was $0.18 million. Amortization expense is included with depreciation in the accompanying consolidated statement of operations and comprehensive income. Other indebtedness consists principally of installment notes and bank debt, with varying interest rates, assumed in affiliation transactions.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following selected consolidated financial information set forth below is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere in this prospectus. The selected historical consolidated financial and other data presented below for, and as of the end of, the fiscal years ended December 31, 2000, 2001, 2002 and 2003 have been derived from our audited consolidated financial statements. The selected historical consolidated financial and other data provided below for the period from January 1, 2004 through August 20, 2004, or predecessor, and the period from August 21, 2004 through December 31, 2004, or successor, have been derived from our audited consolidated financial statements.

					Predecessor	Successor
						Period from August 21, 2004 through December 31, 2004
					Period from January 1, 2004 through August 20, 2004
	Year Ended December 31,
	2000	2001	2002	2003
	(dollars in thousands)
Statement of Operations Data
Product revenues(1)	$651,214	$833,116	$919,662	$1,204,673	$901,616	$490,222
Services revenues	679,692	682,298	729,239	761,052	524,238	343,771

Total revenues	1,330,906	1,515,414	1,648,901	1,965,725	1,425,854	833,993
Costs of product	651,214	771,404	850,185	1,113,780	839,774	460,946
Costs of services:
Field compensation and benefits	277,962	316,838	338,418	354,771	244,168	143,142
Other field costs	161,510	193,782	210,222	218,561	144,200	101,093
Depreciation and amortization	40,172	45,312	46,701	51,926	37,375	21,096

Total costs of services	479,644	555,932	595,341	625,258	425,743	265,331
Total costs of product and services	1,130,858	1,327,336	1,445,526	1,739,038	1,265,517	726,277
General and administrative expense	63,640	58,859	63,229	68,442	40,676	30,159
Bad debt expense	10,198	—	—	—
Impairment, restructuring and other charges, net	201,846	5,868	150,060	1,652	—	—
Merger related charges	—	—	—	—	9,625	8,330
Depreciation and amortization	34,976	26,617	25,158	22,152	13,198	6,254

	1,441,518	1,418,680	1,683,973	1,831,284	1,329,016	771,020
Income (loss) from operations	(110,612)	96,734	(35,072)	134,441	96,838	62,973
Other income (expense):
Interest expense, net	(24,644)	(22,030)	(21,291)	(19,508)	(10,931)	(27,842)
Loss on early extinguishment of debt	—	—	(13,633)	—	(38,272)	—
Other income	27,566	—	—	—	622	1,976

Income (loss) before income taxes	(107,690)	74,704	(69,996)	114,933	48,257	37,107
Income tax (provision) benefit	35,047	(28,388)	24,067	(44,277)	(21,939)	(15,355)

Net income (loss) and comprehensive income (loss)	$(72,643)	$46,316	$(45,929)	$70,656	$26,318	$21,752

Other Financial Data
EBITDA(2)	$(7,898)	$168,663	$23,154	$208,519	109,139	94,379
Ratio of earnings to fixed charges(3)	—	2.7x	—	3.6x	2.8x	2.0x
Statement of Cash Flows Data:
Net cash provided (used in) by
Operating activities	$117,325	$199,587	$150,099	$231,274	$131,649	91,744
Investing activities	(28,300)	(57,613)	(55,996)	(87,617)	(50,339)	(22,884)
Financing activities	(97,017)	(141,974)	(19,074)	(94,172)	4,143	(158,428)

	Year Ended December 31,
	2000	2001	2002	2003	2004
Balance Sheet Data (at end of period)
Working Capital(4)	$194,484	$101,881	$204,554	$148,570	$186,577
Total assets	1,155,640	1,056,798	1,154,406	1,175,019	2,031,798
Long term debt, excluding current maturities	300,213	128,826	272,042	188,412	979,113
Stockholders' equity	624,338	676,768	578,540	578,360	582,323

(1)
For all periods during 2001, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 and the period from August 21, 2004 through December 31, 2004, product revenues include cost of products plus an additional amount for products furnished under either our PPM model or service line model. Under the service line model the additional amount is the actual amount charged to the practice. Under the PPM model, this additional amount is an allocation of a portion of our service fee, based upon the overall gross margin under our pharmaceutical service line. Product revenues for 1999 and 2000 are equal to cost of products without an additional amount because we had not introduced our service line model at that time.

(2)
For a definition of EBITDA, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Discussion of Non-GAAP Information." The following sets forth a reconciliation of net income to EBITDA and a reconciliation of EBITDA to cash flow from operations.

					Predecessor	Successor
					Period from January 1, 2004 through August 20, 2004
						Period from August 21, 2004 through December 31, 2004
	Year Ended December 31,
	2000	2001	2002	2003
Net Income (loss)	$(72,643)	$46,316	$(45,929)	$70,656	$26,318	$21,752
Interest expense, net and other income	24,644	22,030	21,291	19,508	10,309	25,866
Income tax provision (benefit)	(35,047)	28,388	(24,067)	44,277	21,939	15,355
Depreciation and amortization	75,148	71,929	71,859	74,078	50,573	27,350
Amortization of stock compensation	—	—	—	—	—	4,056
EBITDA	$(7,898)	$168,663	$23,154	$208,519	$109,139	$94,379

Merger-related charges	—	—	—	—	9,625	8,330
Loss on early extinguishment of debt	—	—	8,452	—	38,272	—
Impairment, restructuring and other	165,800	331	149,437	1,652	—	—
Changes in assets and liabilities	21,123	59,105	(10,015)	52,430	(490)	15,274
Undistributed earnings (losses) in joint ventures	(2,124)	(300)	1,424	159	(20)	106
Deferred income taxes	(71,628)	20,319	(25,129)	32,299	7,371	14,876
Interest expense, net and other income	(24,644)	(22,030)	(21,291)	(19,508)	(10,309)	(25,866)
Income tax (provision) benefit	35,047	(28,388)	24,067	(44,277)	(21,939)	(15,355)

Net cash provided by operating activities	$117,325	$199,587	$150,099	$231,274	$131,649	$91,744

(3)
The ratio of earnings to fixed charges was calculated by dividing (i) net income (loss) before income taxes and fixed charges by (ii) fixed charges which consist of interest expense incurred, including amortization of debt expense and discount, and one-third of rental expense, which approximates the interest portion of our rental expense. For the years ended December 31, 2000 and 2002, our earnings were not sufficient to cover our fixed charges by $58.9 million and $20.0 million, respectively.

(4)
Working capital is computed as total current assets less total current liabilities.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma consolidated financial data has been derived by the application of pro forma adjustments to our historical consolidated financial statements. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 each give effect to the August Transactions as if such events occurred on January 1, 2004. The unaudited pro forma consolidated financial information is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the August Transactions in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

        The acquisition of US Oncology is accounted for, and is presented in the pro forma consolidated financial information, under the purchase method of accounting prescribed in Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," with intangible assets recorded in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets") (FAS 142). The excess purchase price over net assets acquired and liabilities assumed has been recorded as such. While we continue to obtain information to refine the fair values of the assets required and the liabilities assumed, the allocation of the purchase price is substantially complete. As we complete our tax filings for the period ended with the August Transactions, additional adjustments may be required to the deferred tax balances. Adjustments, if any, attributable to the tax returns for the period ended August 20, 2004 will be considered a result of the August Transactions and may result in additional adjustments to the purchase price allocation of the amount of excess purchase price over net assets acquired, which will be allocated to goodwill. In accordance with the provisions of FAS 142, no amortization of goodwill will be recorded.

        Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma consolidated financial information. The actual purchase accounting adjustments described in the accompanying notes were made as of the closing date of the August Transactions. Revisions to the preliminary purchase price allocation and financing of the August Transactions may have a significant impact on the pro forma amounts of total assets, total liabilities, stockholders' equity, operating expenses, interest expense and provision for income taxes.

        You should read our unaudited pro forma consolidated financial statements and the related notes thereto in conjunction with our historical consolidated financial statements and related notes thereto and other information in "Use of Proceeds," "Capitalization," "Selected Consolidated Financial Information," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004
(Dollars in thousands)

	Predecessor	Successor
	For the Period January 1, 2004 through August 20, 2004	For the Period August 21, 2004 through December 31, 2004	Combined Year Ended December 31, 2004	Adjustments		Pro Forma
Product revenues	$901,616	$490,222	$1,391,838	—		$1,391,838
Service revenues	524,238	343,771	868,009	—		868,009

Total revenues	1,425,854	833,993	2,259,847	—		2,259,847
Cost of product	839,774	460,946	1,300,720	—		1,300,720
Costs of services:
Field compensation and benefits	244,168	143,142	387,310	—		387,310
Other field costs	144,200	101,093	245,293	—		225,293
Depreciation and amortization	37,375	21,096	58,471	—		58,471

Total costs of services	425,743	265,331	691,074	—		691,074
Total costs of product and services	1,265,517	726,277	1,991,794	—		1,991,794
General and administrative expense	40,676	30,159	70,835	1,738	(1)	72,573
Impairment, restructure and other	—	—	—	—		—
Merger related charges	9,625	8,330	17,955	—		17,955
Depreciation and amortization	13,198	6,254	19,452	(1,912	)(2)	17,540

	1,329,016	771,020	2,100,036	(174)		2,099,862
Income from operations	96,838	62,973	159,811	174		159,985
Other income (expense):
Interest expense, net	(10,931)	(27,842)	(38,773)	(39,593)	(3)	(78,366)
Loss on early extinguishment of debt	(38,272)	—	(38,272)	—		(38,272)
Other income	622	1,976	2,598	—		2,598

Income before income taxes	48,257	37,107	85,364	(39,419)		45,945
Income tax provision	(21,939)	(15,355)	(37,294)	19,449	(4)	(17,845)

Net income and comprehensive income	$26,318	$21,752	$48,070	$(19,970)		$28,100

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

(1)
The adjustment to general and administrative expense represents the following (in thousands):

Combined Year Ended December 31, 2004
Amortization of deferred compensation expense	$1,738

(2)
The adjustment to depreciation and amortization expenses represents the following (in thousands).

Combined Year Ended December 31, 2004
Elimination of amortization of deferred financing costs including stock based compensation	$(2,217)
Amortization expense related to the deferred financing costs of the senior notes, senior subordinated notes, the term loans and revolver	4,088
Amortization expense related to the step up to fair market value for management service agreements	506
Depreciation expense related to the step up to fair market value for fixed assets	(4,289)

$(1,912)

(3)
The adjustment to interest expense represents the elimination of historical interest expense relating to indebtedness paid in the August Transactions and all interest income. In addition, the adjustment includes interest expense for the August Transactions, as if the August Transactions had occurred as of January 1, 2004. The following presents the interest expense for the outstanding senior notes and outstanding senior subordinated notes calculated based upon the interest rate and principal amount outstanding and the interest expense for the term loans and revolving credit facility are calculated based on an assumed principal amount outstanding and interest rates:

	Outstanding Principal	Interest Rate
Revolving credit facility (LIBOR + 250 bps)	—	4.20%
Term loans (LIBOR + 275 bps)	$400,000	4.80%
Senior notes	300,000	9.00%
Senior subordinated notes	275,000	10.75%

The following table summarizes the August Transactions' pro forma interest expense adjustment (in thousands).

Combined Year Ended December 31, 2004
Eliminate interest expense, net	$36,154
Interest on term loan facility	(19,184)
Interest on senior notes	(27,000)
Interest on senior subordinated notes	(29,563)

August Transactions pro forma interest adjustment	$(39,593)

  An increase or decrease in 25 basis points would result in an increase or decrease of annual interest expense associated with the new term loan facility, the senior exchange notes and the senior subordinated exchange notes of approximately $1.0 million, $0.8 million and $0.7 million, respectively.

(4)
Represents the incremental tax effect of the adjustments based upon our effective tax rate as follows:

Time Period	Tax Rate
Combined Year Ended December 31, 2004	49.4%

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes included elsewhere in this prospectus. References to "fiscal year" mean the year ending December 31. For example, "fiscal year 2003" or "fiscal 2003" means the period from January 1, 2003 to December 31, 2003. Unless otherwise noted, reference to "EBITDA" has the meaning set forth under "—Discussion of Non-GAAP Information."

Basis of Presentation

        On August 20, 2004, US Oncology, Inc. merged with a subsidiary of Holdings. This merger is discussed in more detail herein. As noted herein, the merger resulted in a new basis of accounting for us. For ease of comparison, the financial data of US Oncology for the period after the merger, August 21, 2004 through December 31, 2004 (Successor period), has been added to the financial data for the period from January 1, 2004 through August 20, 2004 (Predecessor period), to arrive at the combined year ended December 31, 2004. The combined data is referred to herein as the combined year or combined twelve month period ended December 31, 2004. As a result of the August Transactions, interest expense, depreciation and amortization have been impacted. No other statement of operations data has been changed as a result of the August Transactions. Accordingly, we believe this combined presentation is appropriate.

        The following discussion should be read in conjunction with the financial statements, related notes, and other financial information appearing elsewhere in this prospectus. In addition, see "Forward-Looking Statements" and "Risk Factors" earlier in this prospectus.

General

        We provide comprehensive services to our network of affiliated practices, made up of more than 925 affiliated physicians in over 500 sites, with the mission of expanding access to and improving the quality of cancer care in local communities. The services we offer include:

  •
  Medical Oncology Services. We purchase and manage specialty oncology pharmaceuticals for our affiliated practices. Annually, we are responsible for purchasing, delivering and managing more than $1.3 billion of pharmaceuticals through a network of 47 licensed pharmacies, 148 pharmacists and 299 pharmacy technicians. Under our physician practice management arrangements, we act as the exclusive manager and administrator of all day-to-day non-medical business functions connected with our affiliated practices. As such, we are responsible for billing and collecting for medical oncology services, physician recruiting, data management, accounting, systems and capital allocation to facilitate growth in practice operations. All of our product revenues result from the sale of pharmaceuticals under the medical oncology services business line.

  •
  Cancer Center Services. We develop and manage comprehensive, community-based cancer centers, which integrate all aspects of outpatient cancer care, from laboratory and radiology diagnostic capabilities to chemotherapy and radiation therapy. As of December 31, 2004 we have developed and operate 83 integrated community-based cancer centers and manage over one million square feet of medical office space. We also have installed and manage 27 PET Systems.

  •
  Cancer Research Services. We facilitate a broad range of cancer research and drug development activities through our network. We contract with pharmaceutical and biotechnology firms to provide a comprehensive range of services relating to clinical trials. We currently supervise 233 clinical trials, supported by our network of approximately 670 participating physicians in more than 200 research locations. During 2004, we enrolled over 2,900 new patients in our research studies.

        We provide these services through two business models: the physician practice management (PPM) model, under which we provide all of the above services under a single contract with one fee based on overall performance; and the service line model, under which practices contract with us to purchase only the pharmaceutical aspects of medical oncology services and/or cancer research services, each under a separate contract, with a separate fee methodology for each service. Most of our revenues (90.8% during the combined twelve-month period ended December 31, 2004) were derived under the PPM model.

The August Transactions

        On March 20, 2004, we entered into a merger agreement with Oiler Acquisition Corp. and Holdings pursuant to which Oiler Acquisition Corp. was merged with and into our company, with our company continuing as the surviving corporation and a wholly owned subsidiary of Holdings.

        On August 20, 2004, the merger transaction was consummated, and we became a wholly owned subsidiary of Holdings. The merger transaction was valued at approximately $1.6 billion. In the transaction, all of our former stockholders (other than Welsh Carson, its affiliates, and certain members of management and continuing shareholders) received $15.05 per share in cash for our common stock. Holders of stock options issued by our company received cash equal to (a) $15.05 minus the exercise price of the option multiplied by (b) the number of shares subject to the options. Physicians who were entitled to receive shares of common stock at future dates as part of the consideration for affiliating with us instead received $15.05 per share of such stock, in cash, at the time of the merger. After the merger, our common stock was delisted from the NASDAQ Stock Market and we became a private company.

        The funds necessary to consummate the August Transactions were approximately $1,570.5 million, including approximately $1,185.0 million to pay the then current stockholders, option holders and holders of outstanding rights to receive shares of our common stock pursuant to delayed share delivery agreements and all amounts due under the merger agreement, approximately $281.1 million to repay existing indebtedness and approximately $104.4 million to pay related fees of approximately $50.1 million and expenses of approximately $54.3 million. Prior to the merger, 14,307,501 shares of our common stock then owned by Welsh Carson and its affiliates, with a fair value of $215.3 million, were contributed to Holdings in exchange for shares of common and preferred participating stock in Holdings. Upon consummation of the merger, those shares were cancelled without payment of any merger consideration.

        The August Transactions were financed by:

  •
  a cash common and preferred equity investment in Holdings by Welsh Carson and its related equity investors of $302.4 million, which funds were contributed to us by Holdings;

  •
  the borrowings by us of $400.0 million in term loans under our existing senior secured credit facility;

  •
  $245.0 million of cash on hand at the closing date; and

  •
  the issuance by us of $300.0 million aggregate principal amount of senior notes and $275.0 million aggregate principal amount of senior subordinated notes.

        The August Transactions were accounted for under the purchase method of accounting prescribed in Statement of Financial Accounting Standards No. 141, "Business Combination," (SFAS No. 141), with intangible assets recorded in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The purchase price, including transaction-related fees, was allocated to our tangible and identifiable intangible assets and liabilities based upon estimates of fair value, with the remainder allocated to goodwill. In accordance with the provisions of SFAS No. 142, no amortization of indefinite-lived intangible assets or goodwill will be recorded. The table below illustrates the allocation of the purchase price (in millions):

New cash and equity inveestment	$517.8
Total liabilities assumed	1,321.8
Fair value of assets acquired	(1,104.7)

Excess purchase price (goodwill)	$734.9

        While we continue to obtain information to refine the fair values of the assets acquired and the liabilities assumed, the allocation of the purchase price is substantially complete. As we complete our tax filings for the period ended with the August Transactions, additional adjustments may be required to deferred tax balances. Adjustments, if any, attributable to the tax returns for the period ended August 20, 2004 will be considered a result of the August Transactions and may result in additional adjustments to the purchase price allocation and the amount of goodwill. In accordance with the provisions of SFAS No. 142, no amortization of indefinite-lived intangible assets or goodwill will be recorded.

        We expect that a final allocation of the purchase price will be completed no later than June 30, 2005.

        Subsequent to the initial capitalization, an additional capital contribution of $38.7 million was received from Holdings. The contribution represents the proceeds from a private equity offering to certain members of management and our affiliates.

        In connection with the August Transactions we incurred merger-related charges of $56.2 million. This amount includes loss on early extinguishment of debt of $38.3 million and merger-related expenses of $17.9 million. Included in merger-related charges are expenses such as legal costs $3.8 million, advisory fees of $6.0 million and other fees and expenses of $8.1 million. Merger-related charges, including early extinguishment of debt, amounted to $47.9 million for the Predecessor company compared to $8.3 million for the Successor company.

        The carrying value of the reported goodwill is subject to impairment tests under the requirements of SFAS No. 142. Goodwill was allocated to each of our reporting units based on their fair values at the date of the August Transactions. On an ongoing basis, we will perform impairment tests of the goodwill by comparing the fair value of the discounted cash flows with their carrying values. The fair value is calculated using discounted cash flows, market multiples and market capitalization, as well as EBITDA analyses. We perform impairment tests on an ongoing basis annually, or more frequently in the event of any impairment indicators.

2005 Strategic Initiatives

        Our mission is to increase access to and advance the delivery of high-quality cancer care in America. We do this by offering services to physicians to enable them to provide cancer patients with a full continuum of care, including professional medical services, chemotherapy infusion, radiation oncology, diagnostic services, access to clinical trials, patient education and other services, primarily in a community setting. We aim to enhance efficiency and lower cost structures at our affiliated practices, while enabling them to continue to deliver quality patient care.

        We believe that today, particularly in light of recent changes in Medicare reimbursement and continued pressures on overall reimbursement, the most successful oncology practices will be those that have a preeminent position in their local market, that are diversified beyond medical oncology and that have implemented efficient management processes. We believe that our services best position practices to attain these characteristics. At the same time, the economics of healthcare and the aging of the American population mean that pressures to reduce health care costs and increase efficiency of medical practice operations will continue. We believe that community-based oncology care is the most patient-friendly and cost-effective care available, and we believe that we can continue to enhance practice efficiency within the community context.

        In all of our practices, we continue to focus on initiatives that enhance efficiency. For example, we share best practices regarding efficient practice management, pharmaceutical use, practice staffing and other strategies across our network. We also manage development of additional practice sites and assist practices in maintaining adequate reimbursement rates.

        Also, during 2004 we acquired electronic medical record software called iKnowMed, along with its technical development team and related assets located in Berkeley, CA. We recently commenced implementation of iKnowMed at selected affiliated practices. We believe that continued implementation of information systems and analytical tools at our affiliated practices will help patient care, efficiency, and our ability to provide information services.

        Another key inititiave is growing our network. We plan to grow in two ways. First, we seek to enter into comprehensive management agreements with practices in new markets, including those where we already have a regional presence. By seeking out new markets we can grow our national presence while taking advantage of the efficiencies that result from leveraging existing regional and national infrastructure and capabilities. Second, we intend to expand our existing markets both by assisting practices with individual physician recruitment and by affiliating or facilitating affiliation with already established practices. On a local level, this will help our affiliated practices solidify their standing in local communities while taking advantage of efficiencies that result from leveraging existing local assets and infrastructure.

        We are also in the early stages of development of a specialty distribution business for oncology pharmaceuticals. During 2005, we intend to build and acquire infrastructure and systems for distribution, with the expectation that we will commence providing distribution services for certain manufacturers for some of our practices by the end of 2005. Our intention is to continue expanding distribution until we operate our own closed distribution system for substantially all of our affiliated practices and products. We also intend to continue to expand the other types of services we provide to pharmaceutical manufacturers.

Economic Models

        Most of our revenue (90.8% during the combined twelve month period ended December 31, 2004) is derived under the PPM model. Under the PPM model, we provide all of our services to a physician practice under a single management agreement under which we are appointed exclusive business manager, responsible for all of the non-clinical aspects of the practice.

        Our PPM agreements are long-term agreements (generally with initial terms of 25 to 40 years) and cannot be terminated unilaterally without cause. Physicians joining the PPM practices are required to enter into employment or non-competition agreements with the practice. Prior to 2002, we generally paid consideration to physicians in physician groups in exchange for the group's selling us operating assets and entering into such long-term contracts or joining an already affiliated group. Historically, we also have helped affiliated groups expand by recruiting individual physicians without buying assets or paying consideration for service agreements.

        We intend to continue to expand our business, both by recruiting individual physicians and by affiliating with established groups. We will pay consideration for the operating assets of established oncology groups and may, under some circumstances, pay additional consideration.

        Under most of our PPM agreements, we are compensated under the "earnings model." Under that model, we are reimbursed for all expenses we incur in connection with managing a practice, and are paid an additional fee based upon a percentage of the practice's earnings before income taxes, subject to certain adjustments. During the combined twelve months ended December 31, 2004, 79.9% of our revenue was derived from affiliated practices managed under agreements on the earnings model. As of December 31, 2004, PPM agreements accounting for 10.9% of our revenue during the combined twelve months of 2004 were under the net revenue model described below. In some states, our agreements provide for a fixed management fee.

        Of our revenue for the combined twelve months ended December 31, 2004, 8.4% was derived under the service line model. Under our service line agreements, fees include payment for pharmaceuticals and supplies used by the group, reimbursement for certain pharmacy related expenses and payment for the other services we provide. Rates for our services typically are based on the level of services required by the practice.

Realignment of Net Revenue Model Practices

        Under the net revenue model, our fee consists of a fixed amount, plus a percentage of net revenues, plus, if certain performance criteria are met, a performance fee. Under these agreements,

once we have been reimbursed for expenses, the practice is entitled to retain a fixed portion of revenues before any additional service fee is paid to us. The effect of this priority of payments is that we bear a disproportionate share of increasing practice costs, since if there are insufficient funds to pay both our fee and the fixed amount to be retained by the practice, the entire amount of the shortfall reduces our management fee. Rapidly increasing pharmaceutical costs have increased practice revenues and thus the amounts retained by physicians. At the same time rising costs have eroded margins, leaving less available to pay our management fees. We believe that reductions in Medicare reimbursement for pharmaceuticals will worsen this trend.

        The net revenue model does not appropriately align our and our affiliated practices' economic incentives, since the parties do not have similar motivation to control costs or efficiently utilize capital. For this reason, we have been seeking to convert net revenue model practices to the earnings model since the beginning of 2001. In some cases, net revenue model practices have converted instead to the service line model or disaffiliated entirely. Of our 2000 revenue, 56.3% was derived from net revenue model practices, while only 10.9% of our combined twelve-month period ended December 31, 2004 revenue was derived from practices under the net revenue model as of December 31, 2004. We no longer enter into new affiliations under the net revenue model.

        We are continuing our efforts to convert our remaining net revenue model practices to the earnings model or service line model. At this time, we believe that it is unlikely that all of the remaining net revenue model practices will convert to the earnings model. Specifically, we currently expect that we will end our affiliation with one net revenue model practice, comprising 36 physicians, which represents approximately 4.2% of our consolidated revenue for 2004. We are currently involved in litigation with that practice regarding our service agreement.

        The table below summarizes our transitional activities in (i) converting net revenue model practices to the earnings model, (ii) converting PPM practices to the service line model; (iii) adding new service line practices and (iv) terminating affiliations with PPM practices:

	2001		2002		2003		2004
	Practices	Physicians	Practices	Physicians	Practices	Physicians	Practices	Physicians
Conversions from net revenue to earnings model	12	170	5	59	1	8	5	78
Conversions from PPM model to service line model	—	—	3	23	2	27	—	—
New service line model affiliations	—	—	3	23	9	45	22	51
Physician practice separations	4	23	4	23	3	62(1)	4	55

(1)
39 of these physicians were a group of diagnostic radiologists with which we disaffiliated because their non-oncology practice was not consistent with our overall strategy.

        Not reflected in the table is a practice comprised of four physicians that converted from the service line model to the PPM earnings model during 2003.

        Set forth in the table below are the number of practices and total physicians operating under each of the net revenue model and earnings model, as well as under the service line structure, as of December 31, 2004.

	Net Revenue Model	Earnings Model	Service Line Structure
Total physicians	90	707	133
Total practices	5	30	35

Forward-looking Statements and Risk Factors

        The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: (i) certain statements, including possible or assumed future results of operations contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," (ii) any statements contained herein regarding the prospects for any of our business or services and our development activities relating to the service line model, cancer centers and PET installations; (iii) any statements preceded by, followed by or that include the words

"believes", "expects", "anticipates", "intends", "estimates", "plans" or similar expressions; and (iv) other statements contained herein regarding matters that are not historical facts.

        US Oncology's business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict. Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

        Risks and uncertainties relating to our operations include our significant leverage and our ability to service such indebtedness and comply with the covenants in our debt agreements, our ability to implement our strategic initiatives, recent legislation relating to prescription drug reimbursement under Medicare, including the way in which such legislation is implemented with respect to modifications in practice expense reimbursement, calculation of average sales price, implementation of vendor programs and other matters, the impact of the recent legislation on other aspects of our business (such as private payor reimbursement, our ability to obtain favorable pharmaceutical pricing, the ability of practices to continue offering chemotherapy services to Medicare patients or maintaining existing practice sites, physician response to the legislation, including with respect to retirement or choice of practice setting, development activities, and the possibility of additional impairments of assets, including management services agreements), the implementation and development of our oncology pharmacy distribution business, reimbursement for pharmaceutical products generally, our ability to maintain good relationships with existing practices, expansion into new markets and development of existing markets, our ability to complete cancer centers and PET facilities currently in development, our ability to recover the costs of our investments in cancer centers, our ability to complete negotiations and enter into agreements with practices currently negotiating with us, reimbursement for health-care services, continued efforts by payors to lower their costs, government regulation and enforcement, continued relationships with pharmaceutical companies and other vendors, changes in cancer therapy or the manner in which care is delivered, changes in drug utilization, increases in the cost of providing cancer treatment services and the operations of our affiliated physician practices. Please refer to the Predecessor Company's filings with the SEC, including the Annual Report on Form 10-K for 2003, as amended, and subsequent SEC filings for a more extensive discussion of factors that could cause actual results to differ materially from our expectations.

        The cautionary statements contained or referred to in this report should be considered in connection with any written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release any revisions to or to update publicly any forward-looking statements to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

Critical Accounting Policies and Estimates

        Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate these estimates, including those related to service agreements, accounts receivable, intangible assets, income taxes, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions.

        Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements. Please refer to the notes to our consolidated financial statements, particularly Note 3, for a more detailed discussion of such policies.

Revenue

        We derive revenues primarily from (i) comprehensive service arrangements with physician practices under our PPM model; (ii) pharmaceutical services agreements with physician practices under our service line model; (iii) research agreements with pharmaceutical manufacturers and other trial sponsors and (iv) fees paid by pharmaceutical companies for services as a group purchasing organization.

Revenue recognition under contracts with affiliated physician practices

        Under both PPM and service line arrangements with physician practices, a portion of our revenues is derived from sales of pharmaceutical products and a portion of such revenues is derived from the provision of comprehensive practice management services. Physician practices that enter into comprehensive service agreements with us receive a broad range of services and receive pharmaceutical products. These products and services represent multiple deliverables provided under a single contract, with a single fee. We have analyzed the component of the contract attributable to the provision of products (pharmaceuticals) and the component of the contract attributable to the provision of services and attributed fair value to each component. For revenue recognition purposes, the product revenues and service revenues have each been accounted for as a separate unit of accounting.

        Product revenues consist of sales of pharmaceuticals to practices in connection with our comprehensive service agreements under the PPM model or under our pharmaceutical services service line. Under all our arrangements with affiliated practices, we agree to furnish the practice with pharmaceuticals and supplies. In certain cases, we take legal title to the pharmaceuticals and resell them to practices. In other cases, title to the pharmaceuticals passes directly from our distributor to the practices under arrangements negotiated and managed by us pursuant to our service agreements with practices.

        Because we act as principal, revenues are recognized as (a) the cost of the pharmaceutical (which is reimbursed to us pursuant to all of its contractual arrangements with physician practices) plus (b) an additional amount. Under the service line model, this additional amount is the actual amount charged to practices under the service line model because all of the services provided under the service line model are directly related to and not separable from the delivery of the products. Under the PPM model, the contracts do not provide for a separate fee for supplying pharmaceuticals other than reimbursement of the cost of pharmaceuticals. Accordingly, the additional amount included in product revenue reflects our estimate of the portion of its service fee that presents fair value relative to product sales. The portion of the service fee allocated to product sales is based upon the terms upon which we offer pharmaceutical services under our service line model. We provide the same services and products under the service line model as we do as part of our PPM arrangements. Accordingly, we believe this allocation is appropriate. Results prior to 2001 do not reflect any such additional amount because at that time we had not developed our service line model. Discounts and rebates are deducted from revenue because they are passed through to our affiliated practices.

        Service revenues consist of our revenues other than product revenues under our service agreements with affiliated practices.

        For both product and service revenues under the PPM model, we recognize revenue when the fees are earned and are deemed realizable based upon the contractually agreed amount of such fees.

        Under the PPM model, the revenue recognized reflects two components of our fee: (i) specific reimbursements related to practice operations and (ii) and an additional fee based upon practice performance. In recognizing revenue, we take into consideration the priority of payments relating to amounts retained by practices. Under net revenue model agreements, the practice is entitled to retain a specific portion of revenues after reimbursement of expense reimbursements, but prior to payment of any additional fee to us. We do not recognize revenue to the extent funds are not available to pay such fees as a result of such priority of payments.

        Under our service line arrangements for medical oncology services, we recognize revenue as drugs are accepted and dispensed by the affiliated practices. We recognize revenue based upon the cost of pharmaceuticals purchased by the affiliated practice plus a fee for pharmaceutical services. Such amounts are recorded in product revenues and the related costs are included in cost of products. We recognize revenue for admixture services as those services are performed.

Recognition of research revenues

        Research revenue is derived from services provided to pharmaceutical companies and other trial sponsors and includes payments for the initial activity to begin the research trial, patient enrollment and completion of the treatment cycle. Revenue is recognized as we perform our obligations related to such research and when the following conditions have been met: (i) persuasive evidence of an arrangement exists, (ii) services have been rendered and (iii) collection of a fixed or determinable fee is considered reasonably assured.

Recognition of group purchasing organization revenues

        We receive group purchasing organization (GPO) fees and other fees for providing services to pharmaceutical manufacturers and other suppliers. We recognize revenue for GPO fees as we perform the services and when the following conditions have been met: (i) persuasive evidence of an arrangement exists, (ii) services have been rendered and (iii) collection of a fixed or determinable fee is considered reasonably assured. GPO fees are distinct from discounts and rebates and are paid to us for identifiable services provided to the drug vendor rather than in respect of drug purchase. We provide the vendor with, among other things, (1) data relating to, and analysis of, pharmaceutical use by affiliated practices, (2) access to electronic order entry software from our pharmacy locations and physician practice sites, (3) contract management services and (4) other informational services.

Accounts Receivable

        To the extent we are legally permitted to do so, we purchase from our PPM affiliated practices the accounts receivable those practices generate by treating patients. We purchase the accounts for their net realizable value, which in management's judgment is our estimate of the amount that we can collect, taking into account contractual agreements that would reduce the amount payable and allowances for accounts that may otherwise be uncollectible. If we determine that accounts are uncollectible after we have purchased them from a practice, our contracts require the practice to reimburse us for the additional uncollectible amount. However, such reimbursement to us would also reduce the practice's revenue for the applicable period, since we base net patient revenue on the same estimates we use to determine the purchase price for accounts receivable. Such a reduction would reduce physician compensation and, because our management fees are partly based upon practice revenues, would also reduce our future service fees. Typically, the impact of the adjustments on our fees is not significant. Reimbursements relating to healthcare accounts receivable, particularly governmental receivables, are complex and change frequently, and could in the future adversely impact our ability to collect accounts receivable and the accuracy of our estimates.

Depreciation

        Our property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of (a) three to ten years for computers and software, equipment, and furniture and fixtures, (b) the lesser of ten years or the remaining lease term for leasehold improvements and (c) twenty-five years for buildings. Interest costs incurred during the construction of major capital additions, primarily cancer centers, are capitalized. These lives reflect management's best estimate of the respective assets' useful lives and subsequent changes in operating plans or technology could result in future impairment charges to these assets.

Amortization Relating to Service Agreements

        Our balance sheet includes intangible assets related to our service agreements under the PPM model. These intangible assets consist of the costs of purchasing the rights to manage our PPM practices. We did not record any additional intangible assets on our balance sheet in respect to new service agreements during 2003 or 2004. We amortize these assets on a straight-line basis over 25 years (Predecessor) and 20 years (Successor). Amortization of service agreements is included in our income statement in the line item "Depreciation and amortization." We recognized amortization expense relating to service agreements of $17.1 million and $13.4 million for the years ended December 31, 2002 and 2003, respectively and $12.5 million for the combined twelve-month period ended December 31, 2004.

Stock-based compensation

        As of December 31, 2004, we have two stock-based employee compensation plans. We account for those plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Stock based employee compensation costs for options granted under those plans with exercise prices less than the market value of the underlying common stock on the date of the grant are insignificant for 2002, 2003, the period from January 1, 2004 through August 20, 2004 and the period from August 21, 2004 through December 31, 2004.

Impairment of Assets

        The carrying values of our fixed assets are reviewed for impairment when events or changes in circumstances indicate their recorded cost may not be recoverable. If the review indicates that the undiscounted cash flows from operations of the related fixed assets over the remaining useful life is expected to be less than the recorded amount of the assets, our carrying value of the asset will be reduced to its estimated fair value using expected cash flows on a discounted basis. Impairment analysis is highly subjective and assumptions regarding future growth rates and operating expense levels as a percentage of revenue can have significant effects on the expected future cash flows and ultimate impairment analysis. There was no such impairment charge during 2004.

        Our balance sheet includes intangible assets related to our service agreements, which reflect our costs of purchasing the rights to manage our affiliated practices. We review the carrying value of our service agreements at least annually or more frequently when changes in circumstances suggest that the amount reflected on our balance sheet may not be recoverable. In this review, we deem the amount of a service agreement asset to be unrecoverable if we anticipate that the undiscounted cash flows from the relevant service agreement over its remaining life will be less than the amount on the balance sheet. If in management's judgment the carrying value of a service agreement is not recoverable, we reduce the value of that asset on our books to equal our estimate of discounted future cash flows from that service agreement. In estimating future cash flows, management considers past performance as well as known trends that are likely to affect future performance. As disclosed in "Forward-Looking Statements" and "Risk Factors," there are a number of factors we cannot accurately predict that could impact practice performance and which could cause our assessment of cash flows to be incorrect. In addition, we make judgments about the timing and amounts of those reductions, which are known as impairment charges, and those reductions also reduce our income.

        In the same fashion, when we determine that termination of a service agreement is likely, we reduce the carrying value of certain assets related to that service agreement to reflect our judgment of reductions in the value of those assets. In doing so, we take into account amounts we anticipate recovering in connection with that termination as part of our estimation of future cash flows to be realized from the related assets. Amounts we may deem recoverable in connection with a termination include estimates of amounts a practice will pay us to buy back its operating assets and working capital and, in some cases, may include liquidated damages or termination fees. Because contract terminations are negotiated transactions, we may not always estimate these amounts correctly. We do not have the right to unilaterally terminate our service agreements without cause, and we will not terminate an agreement (absent cause) unless we are able to negotiate an acceptable settlement of the agreement. Sometimes we may change our determination as to whether or not we are likely to terminate an agreement due to changes in circumstances. We periodically assess those agreements that we have determined are likely to be terminated to verify that such termination is still likely. In addition, at the time an agreement is terminated, we recognize a charge, if necessary, to eliminate any remaining carrying value for that agreement and certain related assets from our balance sheet. Since the fourth quarter of 2000, we have recorded charges of $251.3 million primarily relating to the impairment of net revenue model service agreements, either as a result of our economic analysis or termination of the agreement. These charges have reduced net income (or increased net loss) in the periods in which they were recorded. However, the reduction in value of service agreements reflected on our balance sheet also has the effect of reducing amortization expense relating to service agreements going forward.

        As a result of the August Transactions, the amount of goodwill reported on our balance sheet increased to approximately $730 million. We will perform impairment tests on the carrying value of the goodwill by using data from discounted cash flows, market multiples, market capitalization and EBITDA analyses. We will perform these impairment tests annually, or more frequently if there exist any impairment indicators.

        From time to time, the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies seek to change accounting rules, including rules applicable to our business and financial statements. We cannot assure you that future changes in accounting rules would not require us to make restatements.

Discussion of Non-GAAP Information

        In this document, we use certain measurements of our performance that are not calculated in accordance with GAAP. These non-GAAP measures are derived from relevant items in our GAAP financials. Included in this document is a reconciliation of each non-GAAP measure to net income reported on our income statement or cash flows from operations, as applicable.

        In this document, we use the terms "combined twelve months", "combined year" and "EBITDA". For ease of comparison, the financial data of US Oncology for the period after the August Transactions, August 21, 2004 through December 31, 2004 (Successor period), has been added to the financial data for the period from January 1, 2004 through August 20, 2004 (Predecessor period), to arrive at the twelve month combined period ended December 31, 2004. The combined data is referred to herein as the combined twelve-month period or combined year ended December 31, 2004.

        EBITDA is earnings before interest, taxes, depreciation and amortization, including amortization of restricted stock compensation. We believe EBITDA is useful to investors in evaluating the value of companies in general, and in evaluating the liquidity of companies with debt service obligations and their ability to service their indebtedness. Management uses EBITDA to evaluate our liquidity and financial condition, both with respect to our business as a whole and individual sites.

        The combined twelve months and EBITDA are not calculated in accordance with GAAP. The combined twelve months, combined year and EBITDA are derived from relevant items in our GAAP financials. A reconciliation of EBITDA to our income statement is included elsewhere in this prospectus.

        Management believes that the combined twelve months and EBITDA are useful to investors, since they provide investors with additional information that is not directly available in a GAAP presentation. In all events, the combined twelve months, combined year and EBITDA are not intended to be substitutes for GAAP measures, and investors are advised to review such non-GAAP measures in conjunction with GAAP information provided by us.

Results of Operations

        We were affiliated (including under the service line) with the following number of physicians, by specialty:

	December 31, 2003	December 31, 2004
Medical oncologists/hematologists	743	764
Radiation oncologists	117	127
Other oncologists	37	39

Total oncologists/hematologists	897	930

        The following table sets forth the sources for growth in the number of physicians affiliated with our company:

	Year ended December 31, 2003	Combined twelve months ended December 31, 2004
Affiliated physicians, beginning of period	884	897
Physician practice affiliations	45	58
Recruited physicians	79	71
Physician practice separations	(62)	(55)
Retiring/other	(49)	(41)

Affiliated physicians, end of period	897	930

        The following table sets forth the number of cancer centers and PET units managed by our company:

	Year ended December 31, 2003	Combined twelve months ended December 31, 2004
Cancer centers, beginning of period	79	78
Cancer centers opened	4	6
Cancer centers closed	(1)	(1)
Cancer centers disaffiliated	(4)	—

Cancer centers, end of period	78	83

PET systems	21	27

        The following table sets forth the key operating statistics as a measure of the volume of services provided by our PPM practices:

	Year ended December 31, 2003	Combined twelve months ended December 31, 2004
Medical oncology visits	2,415,212	2,353,727
Radiation treatments	644,639	654,499
PET scans	20,052	28,766
CT scans	73,641	102,925
New patients enrolled in research studies	3,388	2,968

        Medicare is our affiliated practices' largest payor. For the year ended December 31, 2003 and the combined twelve month period ended December 31, 2004, the affiliated practices derived approximately 41.0% and 41.4%, respectively, of their net patient revenue from services provided under the Medicare program and approximately 3.0% and 2.7%, respectively, of their net patient revenue from services provided under the state Medicaid programs. This percentage varies among practices. No other single payor accounted for more than 10% of our revenues in the combined twelve months of 2003 or 2004. Certain of our individual affiliated practices, however, have contracts with payors accounting for more than 10% of their revenue.

        The following table sets forth the percentages of revenue represented by certain items reflected in our Consolidated Statement of Operations and Comprehensive Income. The following information should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere herein.

				Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003	Combined twelve months ended December 31, 2004	Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004
Product revenues	55.8%	61.4%	61.6%	63.2%	58.8%
Service revenues	44.2%	38.6%	38.4%	36.8%	41.2%

Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of products	51.6%	56.5%	57.6%	58.9%	55.3%
Cost of services:
Operating compensation and benefits	20.5%	18.1%	17.1%	17.1%	17.2%
Other operating costs	12.7%	11.2%	10.9%	10.1%	12.1%
Depreciation and amortization	2.8%	2.6%	2.6%	2.6%	2.5%

Total cost of services	36.0%	31.9%	30.6%	29.8%	31.8%
Total cost of product and services	87.6%	88.4%	88.2%	88.7%	87.1%
General and administrative expense	3.8%	3.5%	3.1%	2.9%	3.6%
Impairment, restructuring and other	9.1%	0.1%	—	—	—
Merger related charges	—	—	0.8%	0.7%	1.0%
Depreciation and amortization	1.5%	1.1%	0.8%	0.9%	0.7%

	102.0%	93.1%	92.9%	93.2%	92.4%
Income (loss) from operations	(2.0)%	6.9%	7.1%	6.8%	7.6%
Other income (expense):
Interest expense, net	(1.3)%	(1.0)%	(1.7)%	(0.8)%	(3.3)%
Early extinguishment of debt	(0.8)%	—	(1.7)%	(2.7)%	—
Other income	—	—	0.1%	—	0.2%

Income (loss) before income taxes	(4.1)%	5.9%	3.8%	3.3%	4.5%
Income tax (provision) benefit	1.5%	(2.3)%	(1.7)%	(1.5)%	(1.8)%

Net income (loss) and comprehensive income (loss)	(2.6)%	3.6%	2.1%	1.8%	2.7%

        General.    We provide the following services to physician practices: medical oncology services, cancer center services, and cancer research services. We currently earn revenue from physician practices under two models, the PPM model, and the service line model. Under the PPM model, we enter into long term agreements with affiliated practices to provide comprehensive services, including all those described above, and the practices pay us a service fee and reimburse all expenses. Under the service line model, medical oncology services and cancer research services are offered by us under separate agreements for each service line.

        We derive revenue primarily in four areas:

  •
  PPM revenues. Under the PPM model, we recognize revenues derived from amounts we bill and collect on behalf of affiliated practices, which are reduced by the amounts retained by those practices under its contracts. PPM net operating revenue is recorded when services are rendered based on established or negotiated rates reduced by contractual adjustments and allowances for doubtful accounts and by the amounts retained by practices. Differences between estimated contractual adjustments and final settlements are reported in the period when final settlements are determined.

  •
  Service line revenues. In the medical oncology services area under our service line agreements, we bill practices on a monthly basis for services rendered. These revenues include payment for all of the pharmaceutical agents used by the practice for which we must pay the pharmaceutical manufacturers, and a service fee for the pharmacy related services we provide.

  •
  GPO and revenues. We receive fees from pharmaceutical companies for acting as a GPO for our affiliated practices, as well as for providing informational and other services to pharmaceutical companies. GPO fees are typically based upon the volume of drugs purchased by the practices. Fees for other services include amounts paid for data we collect and compile.

  •
  Research revenues. We derive revenues from research services provided to pharmaceutical and biotechnology companies. These revenues are based on fees that are separately negotiated for each study and typically include some management fee, as well as per patient accrual fees and fees for achieving various study milestones.

        A portion of our revenue under our PPM arrangements and our revenue under service line arrangements with affiliated practices are derived from sales of pharmaceutical products and are reported as product revenues. Our remaining revenues are reported as service revenues. Physician practices that enter into comprehensive service agreements with us receive a broad range of services and receive pharmaceutical products. These products and services represent multiple deliverables delivered under a single contract, with a single fee. We have analyzed the component of the contract attributable to the provision of products (pharmaceuticals) and the component of the contract attributable to the provision of services and attributed fair value to each component.

        We retain all the amounts we collect in respect of practice receivables. On a monthly basis, we calculate what portion of their revenues our affiliated practices are entitled to retain by subtracting our accrued fees and accrued practice expenses from accrued revenues. We pay practices this remainder in cash, which they use primarily for physician compensation. These amounts we remit to physician groups are excluded from our revenue, since they are not part of our fees. By paying physicians on a cash basis for accrued amounts, we finance their working capital.

Twelve Month Combined Period Ended December 31, 2004 Compared To The Year Ended December 31, 2003

        Revenues.    Revenues for the combined twelve-month period ended December 31, 2004 were $2,259.8 million compared to $1,965.7 million for the year ended December 2003, an increase of $294.1 million or 15.0%. This increase is due in part to growth in pharmaceutical revenue attributable to physicians affiliated with us and the addition of medical oncologists, partially offset by a reduction in Medicare reimbursement for pharmaceuticals. The increase is also a result of the growth in diagnostic revenue and the increase in cancer centers in operation during 2004.

        For the combined twelve-month period ended December 31, 2004, product revenue increased to $1,391.8 million compared to $1,204.7 million for the year ended December 31, 2003, an increase of $187.1 million or 15.5%. This increase is attributable to growth in pharmaceutical revenue attributable to physicians affiliated with us throughout the period, and the addition of medical oncologists during the period, partially offset by a reduction in Medicare reimbursement for pharmaceuticals.

        Service revenue for the combined twelve months ended December 31, 2004 was $868.0 million compared to $761.1 million for the year ended December 31, 2003, an increase of $106.9 million, or 14.0%. This increase is due to the increases in intensity modulated radiation therapy (IMRT), PET and CT services for patients.

        The following table shows our revenue by segment for the combined twelve-month period ended December 31, 2004 and the year ended December 31, 2003 (in thousands):

			Predecessor	Successor
	Year ended December 31, 2003	Combined twelve months ended December 31, 2004	Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004
Medical oncology	$1,683,854	$1,956,429	$1,233,820	$722,609
Cancer center services	224,136	252,855	159,129	93,726
Other services	57,735	50,563	32,905	17,658

	$1,965,725	$2,259,847	$1,425,854	$833,993

        Medical oncology revenue increased to $1,956.4 million for the combined twelve-month period ended December 31, 2004 from $1,683.9 million for the year ended December 31, 2003, an increase of $272.5 million or 16.2%, primarily as a result of an increase in product revenue. Growth of medical oncology revenue during 2004 was partially offset by a 2.5% decline in medical oncology visits compared to the same period during 2003. Service line model visits are not included in our patient volume statistics.

        Cancer center services revenue increased to $252.9 million in the combined twelve-month period ended December 31, 2004 from $224.1 million for the year ended December 31, 2003, an increase of $28.8 million, or 12.9%. This increase is due to the increases in IMRT, PET and CT for patients. PET scans increased from 20,052 in 2003 to 28,766 in 2004, an increase of 43.5%. This growth was attributable to a 19.4% increase in average same-facility PET scans per day. Radiation treatments increased from 644,639 for the year ended December 31, 2003 to 654,499 for the combined twelve- month period ended December 31, 2004, or 1.5%. In addition, since the end of 2003 we have added a net total of 5 cancer centers (taking into account closures). The growth from new centers has been partially offset by a slight decline in same facility radiation treatments. We currently have 3 cancer centers and one PET system in various stages of development.

        Other services revenue decreased to $50.6 million for the combined twelve-month period ended December 31, 2004 from $57.7 million for the year ended December 31, 2003, a decrease of $7.1 million, or 12.3%. This decrease is attributable to a decrease in patients enrolled in research for the combined twelve months ended 2004 from 3,388 to 2,968.

        Cost of Products.    Cost of products, which includes drugs, medications and other supplies used by the practices, increased to $1,300.7 million for the combined twelve-month period ended December 31, 2004 from $1,113.8 million for the year ended December 31, 2003, an increase of $186.9 million, or

16.8%. As a percentage of revenue, cost of product increased to 57.6% in 2004 from 56.5% in 2003. This increase in cost of product as a percentage of revenue is primarily due to product revenue increasing as a percentage of total revenue, partially offset by an increase in drug rebates in 2004.

        Cost of Services.    Cost of services for the combined twelve-month period ended December 31, 2004 increased to $691.1 million from $625.3 million for the year ended December 31, 2003. As a percentage of revenues, cost of services decreased to 30.6% for 2004 from 31.9% for 2003. The decrease in cost of services as a percentage of revenue is attributable to obtaining economies of scale from the growth in pharmaceutical revenue and service revenue.

        Operating Compensation and Benefits.    Operating compensation and benefits, which includes salaries and wages of our operations-based employees and the practices' employees (other than physicians), increased to $387.3 million for the combined twelve-month period ended December 31, 2004 from $354.8 million for the year ended December 31, 2003, an increase of $32.5 million, or 9.2%. As a percentage of revenue, operating compensation and benefits decreased to 17.1% for 2004 from 18.1% for 2003. The decrease as a percentage of revenue is primarily attributable to economies of scale resulting from the increase in pharmaceuticals, diagnostic and radiation revenue.

        General and Administrative.    General and administrative expenses increased to $70.8 million in the combined twelve-month period ended December 31, 2004 from $68.4 million for the year ended December 31, 2003, an increase of $2.4 million or 3.5%. Included in general and administrative expenses for the combined period ended December 31, 2004 is non-cash compensation expense of $4.1 million associated with the amortization of restricted stock awards under Holdings equity incentive plan. Because the Holdings compensation plan is for the benefit of US Oncology, the associated compensation expense is recorded in our financial statements. As a percentage of revenue, general and administrative costs decreased to 3.1% for 2004 from 3.5% for 2003.

        Impairment, Restructuring and Other Charges.    During the combined twelve-month period ended December 31, 2004, we did not recognize any impairment or restructuring charges. During 2003, we recognized impairment, restructuring and other charges of $1.7 million, net.

        Merger-related charges.    As a result of the August Transactions, we recorded merger-related charges of $56.2 million during the combined twelve-month period ended December 31, 2004. This amount includes loss on early extinguishment of debt of $38.3 million and merger-related expenses of $17.9 million. Included in merger-related charges are expenses such as legal costs $3.8 million, advisory fees of $6.0 million and other fees and expenses of $8.1 million. Merger-related charges, including early extinguishment of debt, amounted to $47.9 million for the Predecessor company compared to $8.3 million for the Successor company.

        Interest.    Net interest expense increased from $19.5 million for the year ended December 31, 2003 to $38.8 million for the combined twelve-month period ended December 31, 2004, an increase of $19.3 million or 99.0%. As a percentage of revenue, net interest expense increased from 1.0% in 2003 to 1.7% in 2004. The increase in interest expense is associated with the additional debt incurred by us in conjunction with the August Transactions.

        Income Taxes.    For the combined twelve-month period ended December 31, 2004, we recognized a tax provision of $37.3 million, resulting in an effective tax rate of 43.7% compared to a tax provision of $44.3 million, an effective tax rate of 38.5%, for the year ended December 31, 2003. The effective tax rate in 2004 reflects management's estimate of the impact of the non-deductibility of certain costs incurred in connection with the August Transactions.

        Loss on Early Extinguishment of Debt.    In conjunction with the August Transactions, we repaid all outstanding balances under our leasing facility and prior credit facility as of August 20, 2004, and we terminated those financing arrangements. As a result, we recorded a loss on early extinguishment of debt of $38.3 million for the combined twelve-month period ended December 31, 2004 before income taxes. The loss included a write-off of unamortized deferred financing costs of $5.4 million related to the terminated debt agreements.

        Net Income.    Net income decreased from $70.7 million for the year ended December 31, 2003 to net income of $48.1 million for the combined twelve-month period ended December 31, 2004, a decrease of $22.6 million. Included in net income for 2003 are pre-tax impairment, restructuring and other charges of $1.7 million. Included in net income for the combined twelve-month period ended December 31, 2004 is $38.3 million in losses on the early extinguishment of debt, offset by higher operating income as a result of increased revenues and increased efficiencies in cost of products and services.

        Segment Information.    The table below presents information about reported segments for the year ended December 31, 2003 and the combined twelve-month period ended December 31, 2004 (in thousands):

	Predecessor Year Ended December 31, 2003
	Medical Oncology	Cancer Center Services	Other	Unallocated Corporate Expenses	Total
Product revenue	$1,204,673	$—	$—	$—	$1,204,673
Service revenue	479,181	224,136	57,735	—	761,052

Revenue	1,683,854	224,136	57,735	—	1,965,725
Operating expenses	(1,483,215)	(182,894)	(50,259)	(114,916)	(1,831,284)

Income (loss) from operations	$200,639	$41,242	$7,476	$(114,916)	$134,441

	Combined Twelve Months Ended December 31, 2004
	Medical Oncology	Cancer Center Services	Other	Unallocated Corporate Expenses	Total
Product revenue	$1,391,838	$—	—	$—	$1,391,838
Service revenue	564,591	252,855	50,563	—	868,009

Revenue	1,956,429	252,855	50,563	—	2,259,847
Operating expenses	(1,719,108)	(201,312)	(46,776)	(132,840)	(2,100,036)

Income (loss) from operations	$237,321	$51,543	$3,787	$(132,840)	$159,811

Goodwill	$546,608	$181,786	$1,884	$—	$730,278

Year Ended December 31, 2003 Compared To The Year Ended December 31, 2002

        Revenue.    Revenue increased from $1,648.9 million in 2002 to $1,965.7 million in 2003, an increase of $316.8 million, or 19.2%. Product revenue increased from $919.7 million in 2002 to $1,204.7 million in 2003, an increase of $285.0 million, or 31.0%. Service revenue increased from $729.2 million in 2002 to $761.0 million in 2003, an increase of $31.8 million or 4.4%. Revenue growth was primarily attributable to increased utilization of more expensive chemotherapy agents and additional supportive care drugs, rather than increased patient volume. In January 2002, Medicare implemented reductions in reimbursement for radiation therapy that impacted Medicare radiation reimbursement by approximately 9.0% and certain commercial payors made similar reductions. These reductions were not fully offset by volume increases. Also, we disaffiliated from a radiation oncology facility during the third quarter of 2003 and sold certain radiology assets during the second quarter of that year. Revenues related to PET systems and diagnostic CT imaging increased.

        PET scans increased from 12,777 in 2002 to 20,052 in 2003, an increase of 7,275 or 56.9%. The increase in the number of PET scans is attributable to our opening five PET systems during 2003, as well as growth of 29.1% in the number of same-facility PET scans per day.

        During 2003, one net revenue model practice accounting for 1.4% of our revenue converted to the earnings model. During 2003, we also transitioned two PPM practices from the earnings model to the service line structure and commenced operations at nine new practices under the service line structure. During 2003, we disaffiliated with three practices consisting of a total of 62 physicians, which had been operating under the net revenue model. These practices represented approximately 1% of our revenue in 2003.

        Medicare and Medicaid are the practices' largest payors. During 2003, approximately 41% and 3.0% respectively of affiliated PPM practices' net patient revenue was derived from Medicare and Medicaid payments; 41% and 2.0% respectively was so derived in the previous year. This percentage varies among practices. Medicare and Medicaid generally reimburse at lower rates than commercial payors, so this percentage increase adversely affects our margins. No other single payor accounted for more than 10% of our revenues in 2003 and 2002.

        Cost of Products.    Cost of products, which includes drugs, medications and other related supplies used by the practices, as well as certain pharmaceutical related costs, increased from $850.2 million in 2002 to $1,113.8 million in 2003, an increase of $263.6 million or 31.0%. As a percentage of revenue, cost of products increased from 51.6% in 2002 to 56.7% in 2003. The increase was attributable primarily to an increase in the percentage of our revenue attributable to pharmaceuticals as a result of increased use of supportive care drugs and utilization of more expensive chemotherapy agents and to a lesser extent to the conversion of three affiliated practices to, and the addition of nine practices in new markets in the service line structure, under which drug expenses are a larger percentage of our revenues than under the PPM structure. Such increases were partially offset by more favorable drug pricing with respect to some drugs.

Cost of Services

        Operating Compensation and Benefits.    Operating compensation and benefits, which includes salaries and wages of our operations-based and the practices' employees (other than physicians and employees involved in product sales), increased from $338.4 million in 2002 to $354.8 million in 2003, an increase of $16.4 million or 4.8%. As a percentage of revenue, operating compensation and benefits decreased from 20.5% in 2002 to 18.0% in 2003. The decrease as a percentage of revenue is attributable to product revenues increasing at a more rapid rate than compensation and benefits.

        Other Operating Costs.    Other operating costs, which consist of rent, utilities, repairs and maintenance, insurance and other direct operating costs, increased from $210.2 million in 2002 to

$218.6 million in 2003, an increase of $8.4 million or 4.0%. As a percentage of revenue, other operating costs decreased from 12.7% in 2002 to 11.1% in 2003.

        General and Administrative.    General and administrative expenses increased from $63.2 million in 2002 to $68.4 million in 2003, an increase of $5.2 million, or 8.2%. In 2003, several new personnel positions were created to help manage and support our introduction of the services line structure, combined with the implementation of our program to provide industry advisory services to pharmaceutical companies and other vendors. As a percentage of revenue, general and administrative costs decreased from 3.8% in 2002 to 3.5% in 2003.

        Impairment, Restructuring and Other Charges.    During 2003, we recognized impairment, restructuring and other charges of $1.7 million, net, and during 2002 we recognized impairment, restructuring and other charges of $150.1 million, net, as follows (in thousands):

	Year Ended December 31,
	2002	2003
Impairment charges	$135,147	$—
Restructuring charges	3,825	900
Other charges	11,088	752

Total	$150,060	$1,652

        The following is a detailed description of the charges during 2002 and 2003 (in thousands):

	Year Ended December 31,
	2002	2003
Impairment charges
Write-off of service agreements	$113,197	$
Impairment of cancer center fixed assets	27,603		—
Gain on sale of practice assets	(5,653)		—
Restructuring charges
Personnel reduction costs	2,381		900
Consulting costs for implementing service line	1,444		—
Other charges
Write-off of an affiliate receivable	11,088		—
Other	—		752

	$150,060		$1,652

        Impairment Charges Relating to Service Agreements.    During 2002, we recognized the following impairment charges relating to service agreements:

  (a)
  a non-cash pre-tax charge of $5.2 million in the fourth quarter related to impairment of a service agreement under which we had significantly reduced the scope of our services during the year, based upon our analysis of future cash flows under likely future scenarios for that agreement;

  (b)
  a non-cash, pre-tax charge of $68.3 million during the third quarter comprising (i) a $13.0 million charge related to a PPM service agreement that was terminated in connection with conversion to the service line model, (ii) a $51.0 million charge related to three net revenue model service agreements that became impaired during that period based upon our analysis of projected cash flows under those agreements, taking into account developments in those markets during that period and (iii) a $4.3 million charge related to a group of physicians under a net revenue model service agreement with which we disaffiliated during that period; and

  (c)
  a non-cash, pre-tax charge of $39.7 million during the second quarter comprising (i) a $33.8 million charge related to a net revenue model service agreement that became impaired during the second quarter based upon our analysis of projected cash flows under that agreement, taking into account developments in that market during the second quarter and (ii) a $5.9 million charge related to two PPM service agreements that were terminated in connection with conversions to the service line model.

        Impairment of Fixed Assets.    During the fourth quarter of 2002, we recognized a charge of $27.6 million related to impairment of fixed assets. This charge was based on our estimate of future cash flows from our cancer center assets, taking into account developments during the fourth quarter of 2002. All of the impaired cancer centers were at practices that had been on the net revenue model at the outset of center development. In assessing likely future performance, we make estimates of the likelihood and impact of possible operational improvements, as well as looking at existing performance. If we have made a determination to dispose of a center, our valuation is based upon the value of that disposition. In making estimates regarding possible improvements in performance, we take into consideration the economic arrangement with the practice, as well as certain qualitative considerations regarding the continued growth prospects of the practice, internal practice management, and our relationship with the practice.

        As part of the introduction of the service line strategy in late 2001, during 2002, we began managing our business through our service lines—Oncology Pharmaceutical Services, Cancer Center Services, Cancer Research Services, and Physician Practice Management. Prior to 2002, we managed our business on a practice-by-practice basis, viewing cancer centers as an integrated part of a long-term PPM relationship. Through our service line initiative, we develop separate management systems for our service lines, including our cancer center operations. As a result, we commenced segment reporting at the beginning of 2002, and during 2002 assembled management, systems and personnel, both regionally and at the corporate level, to manage that product line independently. During the third and fourth quarter of 2002, we began to monitor the financial performance of each cancer center individually.

        Our improved product line financial reporting, combined with the detailed financial monitoring of each cancer center, provided us with more detailed information and effective analysis in estimating future cash flows for each cancer center. This analysis and information was used in our assessment of the cancer center fixed assets described above.

        All of the impaired assets were developed for practices managed under the net revenue model at the outset of their development. The net revenue model did not properly align incentives or encourage cost control and caused several centers constructed under that model to have higher cost structures than our other centers. During 2002, as groups that had converted to the earnings model continued to analyze their cost structures in more detail, and as management provided financial analysis of individual centers, some practices voiced concern regarding financial performance of the centers.

        During the fourth quarter of 2002, we determined to close certain centers and come to an agreement with some of those practices as to how costs of certain underperforming centers would be borne. We will, from time to time, take actions or make adjustments to our agreements with practices that result in what we believe to be short-term adverse impact to us, in order to enhance long-term value.

        The $27.6 million fixed asset charge during the fourth quarter of 2002 was based upon our determination as a result of transitional activity during that quarter, that assets relating to 16 of our 79 cancer centers had become partially impaired. A summary of the activity involved is a follows:

  •
  $8.1 million relates to eight cancer centers that became impaired during the fourth quarter of 2002 based upon our decision to close or dispose of such centers, comprising (i) two cancer centers we sold, one we leased to a departing physician, one we closed, and two we agreed to close and replace for a practice that in part converted to the earnings model and in part disaffiliated in the first quarter of 2003; (ii) one cancer center we determined to sell during the fourth quarter of 2002 and sold in the second quarter of 2003 in connection with the anticipated departure of radiation oncologists from a group, the remainder of which converted to the service line during 2003; and (iii) one cancer center we closed as part of a consolidation of services within one market.

  •
  $14.1 million relates to five cancer centers used by groups that had converted to the earnings model. The centers became impaired as a result of our ongoing discussions with physician practices during the latter part of 2002 regarding underperfomring centers. In some of these discussions we have agreed to assume greater liability for underperforming assets or for cancer center closures. Three of these centers were opened during 2001, and we generally cannot fully assess the long-term value of a center until after a "ramp-up" period of 12 to 18 months.

  •
  $5.4 million relates to three cancer centers that became impaired during the four quarter of 2002, comprising (i) one center in which we determined that our relationship with the practice, as well as the announced departure of several physicians from that practice, meant improvement in substandard performance was unlikely and (ii) two centers in which management had determined that its remedial actions taken since opening had been ineffective and additional remedial actions were unlikely to improve performance.

        Gain on Sale of Practice Assets.    The $5.6 million net gain on sale of practice assets during 2002 consisted of a $3.6 million net gain on sale of practice assets during the third quarter and a $2.0 million net gain on assets sold in the second quarter. The third quarter gain comprised (a) net proceeds of $4.9 million paid by converting and disaffiliating physicians partially offset by; (b) a $0.3 million net loss on working capital assets and a $1.1 million net charge arising from our accelerating consideration that would have been due to physicians in the future in connection with those transactions. The second quarter gain arose when we terminated a service agreement as it related to certain radiology sites and sold the related assets, including the right to future revenues attributable to radiology technical fee revenue at those sites, in exchange for delivery to us of 1.1 million shares of our common stock. In connection with that sale, we also recognized a write-off of a receivable of $0.6 million due from the physicians and made a cash payment to the buyer of $0.6 million to reflect purchase price adjustments during the third quarter. The transaction resulted in a $3.9 million gain based on the market price of our common stock as of the date of the termination. This gain was partially offset by a $1.9 million net impairment of working capital assets relating to service line conversions, disaffiliations and potential disaffiliations.

        Restructuring Charges.    During the fourth quarter of 2003, we recognized restructuring charges of $0.9 million relating to personnel reductions, of which $0.6 million was paid in 2003.

        In connection with our focus on internal operations and cost structure, management commenced in 2002 an initiative to further centralize certain accounting and financial reporting functions at our corporate headquarters in Houston, Texas, resulting in charges for personnel reduction costs of $2.4 million in 2002, all of which was paid in 2002. During 2002, we also recognized restructuring charges of $1.4 million in consulting fees related to introduction of the service line model.

        Other Charges.    During 2003, we recognized a net charge of $0.8 million consisting of a $1.8 million loss on the sale of a cancer center partially offset by a gain of $1.0 million relating to lower than expected losses resulting from the bankruptcy of one of our insurance carriers.

        During the third quarter of 2002, we recognized an $11.1 million write-off of a receivable due to us from one of our affiliated practices. In the course of our PPM activities, we advance amounts to physician groups and retain fees based upon our estimates of practice performance. Subsequent events and related adjustments may result in the creation of a receivable with respect to certain amounts advanced. We made the determination that such amounts owed by physician practices to us had become uncollectible due to, among other things, the age of the receivable and circumstances relating to practice operations.

        Income Taxes.    For 2003, we recognized a tax provision of $44.3 million, resulting in an effective tax rate of 38.5%, compared to a benefit of $24.1 million or 34.0% for 2002. The tax benefit is a result of the impairment and restructuring charges discussed above. The effective tax rate in 2002 reflects management's estimate of the limited extent to which we will be able to deduct the impairment, restructuring and other charges at the state level.

        Loss on Early Extinguishment of Debt.    During the first quarter of 2002, we recorded a loss on early extinguishment of debt of $13.6 million, before income taxes of $5.2 million, in connection with the early extinguishment of our $100 million Senior Secured Notes due 2006 and our then existing credit facility. The loss consisted of payment of a prepayment penalty of $11.7 million on the Senior Secured Notes and a write-off of unamortized deferred financing costs of $1.9 million related to the terminated debt agreements.

        Net Income (Net Loss).    Net income increased from a loss of $45.9 million in 2002 to net income of $70.7 million in 2003, an increase of $116.6 million. Net income (loss) as a percentage of revenue changed from (2.6)% in 2002 to 3.6% in 2003. Included in net income for 2002 are impairment, restructuring and other charges of $150.1 million and loss on early extinguishment of debt of $13.6 million.

EBITDA

        EBITDA for the year ended December 31, 2003 and for the combined twelve-month period ended December 31, 2004 was $208.5 million and $203.5 million, respectively. EBITDA is presented (i) because EBITDA is used by management to measure our liquidity and financial condition and (ii) because management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the value of companies in general, and in evaluating the liquidity of companies with debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to operating earnings under GAAP as an indicator of operating performance or to cash flows from operations as a measure of liquidity.

        The following table reconciles net income and comprehensive income as shown in our Consolidated Statement of Operations and Comprehensive Income to EBITDA and reconciles

EBITDA to net cash provided by operating activities as shown in our Consolidated Statement of Cash Flows (in thousands):

			Predecessor	Successor
	Year ended December 31, 2003	Combined twelve months ended December 31, 2004	For the period January 1, 2004 through August 20, 2004	For the period August 21, 2004 through December 31, 2004
Net income	$70,656	$48,070	$26,318	$21,752
Interest expense, net and other income	19,508	36,175	10,309	25,866
Income tax provision	44,277	37,294	21,939	15,355
Depreciation and amortization	74,078	77,923	50,573	27,350
Non-cash stock compensation expense	—	4,056	—	4,056

EBITDA	208,519	203,518	109,139	94,379
Changes in assets and liabilities	54,082	32,739	9,135	23,604
Undistributed earnings (losses) in joint ventures	159	86	(20)	106
Loss on early extinguishment of debt	—	38,272	38,272	—
Deferred income taxes	32,299	22,247	7,371	14,876
Interest expense, net and other income	(19,508)	(36,175)	(10,309)	(25,866)
Income tax provision	(44,277)	(37,294)	(21,939)	(15,355)

Net cash provided by operating activities	$231,274	$223,393	$131,649	$91,744

Liquidity and Capital Resources

        The following table presents selected data from our consolidated statement of cash flows (in thousands):

			Predecessor	Successor
	Year ended December 31, 2003	Combined twelve months ended December 31, 2004	For the period January 1, 2004 through August 20, 2004	For the period August 21, 2004 through December 31, 2004
Net cash provided by operating activities	$231,274	$223,393	$131,649	$91,744
Net cash used by investing activities	(87,617)	(73,223)	(50,339)	(22,884)
Net cash provided/(used) by financing activities	(94,172)	(154,285)	4,143	(158,428)

Net increase (decrease) in cash and equivalents	49,485	(4,115)	85,453	(89,568)
Cash and equivalents at beginning of period	75,029	124,514	124,514	209,967

Cash and equivalents at end of period	$124,514	$120,399	$209,967	$120,399

        As of December 31, 2004, we had net working capital of $186.6 million, including cash and cash equivalents of $120.4 million. We had current liabilities of $424.1 million, including $10.1 million in current maturities of long-term debt, and $979.1 million of long-term indebtedness. During the combined twelve-month period ended December 31, 2004, we provided $223.4 million in net operating cash flow, invested $73.2 million, and used cash from financing activities in the amount of $154.3 million. As of February 28, 2005, we had cash and equivalents of approximately $103.3 million.

Cash Flows from Operating Activities

        During the combined twelve-month period ended December 31, 2004, we provided $223.4 million in cash flows from operating activities, which is substantially similar to the $231.3 million in the comparable prior year period. Cash flow from operating activities was favorably affected by continued improvement in our days sales outstanding and the fact that tax payments for 2004 were nominal due to the impact of certain expenses and fees incurred as a result of the August Transactions.

Cash Flows from Investing Activities

        During the combined twelve-month period ended December 31, 2004 and year ended December 31, 2003, we expended $80.4 million and $89.2 million in capital expenditures, respectively, including $59.5 million and $62.4 million on the development and construction of cancer centers, respectively. Maintenance capital expenditures were $20.9 million for the combined twelve-month period ended December 31, 2004 and $26.8 million for the year ended December 31, 2003.

Cash Flows from Financing Activities

        During the combined twelve-month period ended December 31, 2004, we used cash from financing activities of $154.3 million as compared to $94.2 million for year ended December 31, 2003. The change is primarily due to the purchase of common stock and outstanding options in connection with the August Transactions.

Anticipated Capital Requirements

        We currently expect our principal uses of funds in the near future will be the following:

  •
  Purchase of real estate and medical equipment for the development of new cancer centers, as well as installation of upgraded and replacement medical equipment at existing centers

  •
  Funding of working capital, including advance purchases of pharmaceuticals for price hedging purposes or to maximize rebates and discounts under contracts with volume-based thresholds

  •
  Investments in information systems, including systems related to new initiatives such as our electronic medical record product, iKnowMed, and our pharmacy distribution operation.

  •
  Investment in inventory, equipment and leasehold improvements for our distribution initiative.

  •
  Payments made for acquisition of assets and additional consideration in connection with new practice affiliations.

        For 2005, we anticipate expending $70 million to $80 million for the development of cancer centers, purchase of clinical equipment and investment in information systems. We anticipate the launching of our specialty pharmacy distribution initiative will require an investment of $15 million in systems, consultants and leasehold improvements. In addition, we anticipate increasing our pharmaceutical inventory by approximately $130 million to adequately stock the distribution warehouse. We expect such additional amount to be an ongoing working capital requirement.

        We expect to fund our current capital needs with available cash, cash flow from operations, borrowings under the existing $160 million revolving credit facility, lease or purchase money financing for certain equipment purchases and by issuing indebtedness to physicians in connection with new affiliations. Our success in implementing our capital expenditure plans and our new distribution and information initiatives could be adversely impacted by poor operating performance, resulting in reduced cash flow from operations. In addition, to the extent that poor performance or other factors impact our compliance with financial and other covenants under our revolving credit facility, our ability to borrow under that facility or to find other financing sources could be limited. Furthermore, capital at financing terms satisfactory to management may be limited due to market conditions or operating performance.

Indebtedness

        In connection with the August Transactions, we entered into a senior secured credit facility and issued $575.0 million in unsecured notes.

        Our existing senior secured credit facility provides for senior secured financing of up to $560.0 million, consisting of a $160.0 million revolving credit facility, none of which was drawn as of December 31, 2004, including both a letter of credit sub-facility and a swingline loan sub-facility, that will terminate in August 2011 and a $400.0 million term loan facility with a final maturity in 2011 that was drawn in full in connection with the consummation of the August Transactions, of which $398.0 million was outstanding as of December 31, 2004.

        The unsecured notes consist of $300.0 million in aggregate principal amount of 9% senior notes due 2012 and $275.0 million in aggregate principal amount of 10 3/4% senior subordinated notes due 2014. The sale of the unsecured notes was exempt from registration under the Securities Act. The initial purchasers subsequently resold their notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

        Borrowings under our revolving credit facility, and senior secured term loans bear interest at a rate equal to a rate based on prime rate or the London Interbank Offered Rate, based on a defined formula. The revolving credit facility, senior secured term loans and unsecured notes contain affirmative and negative covenants, including the maintenance of certain financial ratios, restrictions on sales, leases or other dispositions of property, restrictions on other indebtedness, prohibitions on the payment of dividends and other customary restrictions. Events of default under our revolving credit facility, senior secured term loans and unsecured notes include cross-defaults to all material indebtedness, including each of those financings. Substantially all of our assets, including certain real property, are pledged as security under the revolving credit facility and senior secured term loans.

        We are currently in compliance with covenants under our revolving credit facility, senior secured term loans and unsecured notes with no borrowings currently outstanding under the revolving credit facility. We have relied primarily on cash flows from our operations to fund working capital and capital expenditures for our fixed assets. Our existing financing arrangements are described in more detail in Note 8 to our consolidated financial statements included elsewhere in this prospectus..

Contractual Obligations

        The following summarizes our contractual obligations in respect of our indebtedness, noncancelable leases and outstanding purchase obligations at December 31, 2004, and the effect such obligations are expected to have on our liquidity and cash flow in future periods (in millions, based on interest rates in effect as of December 31, 2004):

Obligation	2005	2006	2007	2008	2009	Thereafter
Principal maturities of long-term indebtedness, including capital lease obligations	$10.1	8.8	5.8	4.2	4.1	$956.2
Noncancelable operating leases	$48.2	39.8	35.3	29.1	23.5	$105.4
Purchase obligations	$35.4	—	—	—	—	—

        Purchase obligations consist of outstanding amounts on purchase orders issued for capital improvements and fixed asset purchases. We do not aggregate purchase orders for purchases other than capital improvements and fixed assets because the length of time between the incurrence of the expense and the related vendor invoice is deemed immaterial. We impose preauthorized limits of authority for all purchases.

        In addition, we are obligated to pay $6.4 million under pending construction contracts, which we would expect to pay during 2005, depending on the progress of construction projects. For a further discussion of our commitments and contingencies, see Note 10 to our consolidated financial statements included elsewhere in this prospectus.

Off-Balance Sheet Arrangements

        We have entered into no off-balance sheet arrangements, other than noncancelable operating lease commitments entered into in the normal course of business. We lease office space, integrated cancer centers and certain equipment under noncancelable operating lease agreements. Total future minimum lease payments, including escalation provisions and leases with affiliated with practices, are as follows (in thousands):

	2005	2006	2007	2008	2009	Thereafter
Payments due	$48,198	39,774	35,310	29,138	23,535	$105,424

Quantitative and Qualitative Discussion about Market Risks

        In the normal course of business, our financial position is routinely subjected to a variety of risks. We regularly assess these risks and have established policies and business practices to protect against the adverse effects of these and other potential exposures.

        Among these risks is the market risk associated with interest rate movements on outstanding debt. Any borrowings under the credit facility and leasing facility contain an element of market risk from changes in interest rates. As of December 31, 2004, we had no outstanding borrowings under our credit facility and no balance outstanding under the leasing facility. We do not enter into interest rate swaps or hold other derivative financial instruments for speculative purposes. We were not obligated under any interest rate swap agreements during 2004.

        For purposes of specific risk analysis, we use sensitivity analysis to determine the impact that market risk exposures may have on us. The financial instruments included in the sensitivity analysis consist of all of our cash and equivalents, long-term and short-term debt and all derivative financial instruments.

        To perform sensitivity analysis, we assess the risk of loss in fair values from the impact of hypothetical changes in interest rates on market sensitive instruments. The market values for interest rate risk are computed based on the present value of future cash flows as impacted by the changes in the rates attributable to the market risk being measured. The discount rates used for the present value computations were selected based on market interest rates in effect at December 31, 2004. The market values that result from these computations are compared with the market values of these financial instruments at December 31, 2004. The differences in this comparison are the hypothetical gains or losses associated with each type of risk. A one percent increase or decrease in the levels of interest rates on variable rate debt with all other variables held constant would result in a $4.0 million change to our results of operations or financial position or the fair value of our financial instruments.

BUSINESS

General

        We are a leading national cancer care services company. We support the cancer care community by managing the practices of physicians who provide medical oncology services and by providing cancer center services and cancer research services. Our network of over 925 affiliated physicians provides care to patients in over 500 locations, including 83 outpatient cancer centers with 47 licensed pharmacies, across 32 states. In providing our services, we operate 107 linear accelerators, 56 CT units and 27 PET systems, including 10 mobile PET systems. We estimate that in 2004 our affiliated physicians provided care to over 500,000 patients, including approximately 190,000 new patients.

        We believe that our network of affiliated practices treats more cancer patients than any other for-profit cancer care network in the United States and our affiliated practices hold significant leadership positions within several regional markets in the nation. We have built a leading franchise within the cancer care market by providing our affiliated physicians with community based access to advanced cancer therapeutics, state-of-the-art facilities and technologies, and the largest integrated cancer research platform in the country. We are not a direct provider of medical services, but rather our affiliated practices offer comprehensive medical services to cancer patients, integrating the specialties of medical and gynecologic oncology, hematology, radiation oncology, diagnostic radiology and blood and marrow stem cell transplantation.

        Our network's community based focus assists our affiliated physicians in locally providing the latest advances in therapies, research, and technology to patients, often within a single outpatient setting. As a result, patients are often able to access high quality treatment with the least amount of disruption to their daily lives. In addition, our nationwide presence enables us to rapidly implement best practices and share new discoveries with our affiliated practices. Furthermore, our network's size affords competitive advantages in areas such as purchasing, recruiting, information systems, access to clinical research, and leading edge technology.

Industry Overview and Trends

        The provision of cancer care is a large and growing market. Cancer is the second leading cause of death in the United States. More than 1,500 Americans die each day from this disease—approximately one out of every four deaths in this country. Since 1990, more than 18 million new cancer cases have been diagnosed, and the American Cancer Society estimated that approximately 1.4 million new cancer cases would be diagnosed in the United States during 2004. Center for Disease Control statistics suggest that approximately one in two men and one in three women in the United States will develop cancer at some point during their lifetime.

        The National Cancer Institute estimated that approximately 9.6 million Americans with a history of cancer were alive in January 2000. As diagnostic technology improves and more treatment options become available, survival rates are improving. Improved survival rates lengthen the course of treatment, increasing demand for cancer care services.

        Cancer continues to be a heavy financial burden to society. The National Institutes of Health estimates that overall costs in the United States for cancer in the year 2003 were $189.5 billion, including $64.2 billion in direct medical costs. As new oncology pharmaceuticals and supportive care drugs are introduced into the marketplace, the costs of treating cancer patients continue to rise.

        We believe that several factors will result in the expansion of the cancer care market in the United States:

  •
  the aging of Americans should result in more incidences of cancer as cancer is more prevalent in older people;

  •
  the development of new diagnostic methods and prescreening campaigns should detect many cancers much earlier than in the past, thus potentially prolonging treatment periods and improving recovery rates; and

  •
  the development of new methods of treatment, particularly biologically based treatments, could further improve survival rates, thus extending the course of treatment for many cancers.

        In December 2003, the federal government passed into law the Medicare Modernization Act. This Act significantly reduces levels of Medicare reimbursement for oncology drugs administered in the physician office setting. Under the new law, Medicare reimbursement for most drugs used in the treatment of cancer has been reduced in 2004 from 95 percent of AWP to 85 percent of AWP (determined as of April 1, 2003), with certain drugs reimbursed at levels as low as 80 percent of AWP. Starting in 2005, reimbursement is based upon the manufacturer's ASP, and set at 106 percent of ASP, which we believe will generally reduce reimbursement for most oncology drugs.

        Pursuant to the law, the amount paid by Medicare to oncologists for drug administration services was increased over the 2003 amount by an aggregate of $510 million in 2004. This increase over 2003 will decline to $26 million in 2005. During 2005, the decline in oncology reimbursement will be partially offset by a one-year payment increase for certain data relating to symptom management for cancer patients that is projected to add an aggregate of $260 million in Medicare payments to oncologists. We do not expect this additional amount to be available in 2006 and beyond.

        Application of the 2005 and 2006 Medicare reimbursement rates for drugs and the increased amounts to be paid for drug administration services (each calculated based on our internal estimates) to our historical results of operations for 2004 would reduce, on a pro forma basis, each of our net revenue and net operating income for 2004 by approximately $30 million to $35 million for 2005 and by approximately $40 million to $45 million for 2006. To arrive at those results, we mathematically applied those 2005 and 2006 rates to our net revenue for 2004 and made no other adjustment to our historical results. This pro forma financial information is for illustrative purposes only, and we do not believe the information is indicative of future results. See "Risk Factors—Risks Relating to Our Industry" and "Government Regulation." We believe that this financial impact on oncologists generally will make efficiencies in practice management and diversification beyond medical oncology increasingly important to oncologists, and we believe that our services offer oncologists the means to achieve such efficiency and diversification.

Our Competitive Strengths

        We believe that we are well positioned to take advantage of industry trends and believe that our strong competitive position is attributable to a number of factors, including the following:

        National Scale with Local Density.    We believe that our experience and size position us as a national leader within the oncology pharmaceutical management, outpatient cancer center and cancer research markets. Our national scale affords us increased leverage when negotiating prices for pharmaceuticals to be purchased by our affiliated practices, which are the largest expense of an oncology practice. We negotiate directly with the specific manufacturer for our pharmaceutical products and are often able to garner discounts to prices typically available in the market. Furthermore, our large patient base is valued by pharmaceutical companies as they undertake clinical trials. Access to state of the art clinical trials is viewed favorably by our physician base and increases the treatment options available to our patients. In addition to our national scale we also have local density due to our strong market position in most of the markets we serve. This local density provides the critical mass of physicians necessary to successfully integrate a variety of cancer care services under one roof, which diversifies our revenue base and increases the level of patient satisfaction through the treatment process. We believe that our local density also creates significant barriers to entry and together with our practices' ability to offer a wide range of services and choice of physicians to patients, assists our practices in negotiating contracts with managed care organizations.

        Strength of Physician Network.    We believe that we offer a compelling value proposition to oncologists. We have built a unique health care network dedicated exclusively to cancer treatment and characterized by strong relationships with over 925 affiliated physicians. We believe the strength of our network is directly related to the quality of services we provide, our ability to reduce costs due to the economies of scale inherent within our network and the benefits of membership in a national network. Our physician network has grown every year since our founding in 1992.

        Oncology Pharmaceutical Management Expertise.    Pharmaceutical management has historically been a significant focus of our operations. In addition to obtaining favorable pricing terms for pharmaceuticals, we also provide physicians with critical services to help them manage the complexities of operating a medical oncology practice. Through on-site pharmacists and national programs we are able to offer advice to practices on reducing waste, enhancing charge capture and improving reimbursement for pharmaceuticals. We also offer physicians detailed financial analysis of complex chemotherapy regimens. In addition, our network has formed a pharmacy and therapeutics committee, which evaluates new drugs and new indications for drugs on a national basis, and makes recommendations to our affiliated practices regarding therapeutic interchangeability and other issues. Our network structure also enables us to effectively communicate the details and structure of our arrangements with pharmaceutical manufacturers and enhance purchasing contract compliance. Our purchasing power and extensive physician network gives us significant leverage when negotiating prices with pharmaceutical companies, enabling us to help contain oncology drug costs for our affiliated practices.

        Modern Cancer Center Facilities.    We currently manage 83 integrated community based cancer centers located in urban, suburban, and rural settings with an installed base of 107 linear accelerators, 56 CT units, and 27 PET systems, including 10 mobile PET systems. Of the cancer centers, 36 have IMRT capability. We believe that our cancer centers are among the most advanced in the industry, due in part to the significant resources we have invested to replace and upgrade existing systems. These centers enable our affiliated physicians to profitably employ sophisticated cancer diagnostic and treatment technologies in local communities.

        Broad Range of Valued Services.    We offer a comprehensive range of services to oncologists across the country, allowing them to provide their patients with a full spectrum of diagnostic and treatment options. We believe that we are positioned to support physicians in virtually all of the various components of cancer care, including pharmaceutical management, the development and management of community based outpatient facilities, access to new technologies and leading edge clinical research. We believe that our wide-ranging capabilities differentiate us from other companies in the cancer care market, while providing us with multiple revenue streams from our customer base.

        Stable Cash Flow Generation.    Our leadership in the cancer care market has allowed us to generate strong and stable operating cash flows. During the combined twelve-month period ended December 31, 2004, we generated cash flow from operating activities of $223.4 million. Provision of cancer care services provides stable cash flows as the demand for these services is driven by increasing diagnoses of cancer in an aging population, as well as advancements in treatments which prolong treatment periods and increase recovery rates. We believe our strong cash flow strengthens our ability to fund growth initiatives, including the development of cancer centers, which we believe enhances our competitiveness.

        Favorable Industry Demographics.    The provision of cancer care is a large and growing market. The American Cancer Society has estimated that more than 1.4 million people in the United States would be diagnosed with cancer in 2004. The National Institutes of Health estimates that overall costs for cancer in 2003 were $189.5 billion, including $64.2 billion in direct medical costs. We believe that several factors will contribute to the continued expansion of the cancer market, including the increased life expectancy and aging of the American population, which could drive an increase in the incidence of the disease, as well as the advent of new diagnostic and therapeutic technologies that could serve to prolong life expectancy and treatment periods for patients suffering from the disease. We also believe that we will benefit from the migration of cancer care to an outpatient setting, the increased use of pharmaceuticals, radiation, and sophisticated imaging in cancer treatment, and increased cancer research.

        Experienced and Incentivized Management Team with Strong Equity Sponsorship.    Our management team has extensive health care experience and tenure with us. Our current Chairman of the Board of Directors and Chief Executive Officer, R. Dale Ross, has led our growth since our incorporation in 1992. Under his management, our annual revenues have grown from inception to approximately $2.3 billion for the combined twelve-month period ended December 31, 2004. Our other five executive officers have in excess of a combined 70 years of health care industry experience. In addition, our parent established a restricted stock and option plan to further align the incentives of management with our own.

Our Operations

        Our network of over 925 affiliated physicians provides care to patients in over 500 locations, including 83 outpatient cancer centers with 47 licensed pharmacies, across 32 states. We provide our services through two business models: the PPM model, under which we provide all of our services to an affiliated practice under a single contract with one fee based on overall performance; and the service line model, under which practices contract with us to purchase specific services, each under a separate contract, with a separate fee methodology for each service. Most of our revenues (90.8% during 2004) are derived under the PPM model. Our largest affiliated practice is Texas Oncology, P.A., an oncology practice with more than 80 offices throughout Texas.

        Under most of our PPM agreements, we are compensated under the "earnings model." Under that model, we are reimbursed for all of the expenses that we incur in connection with managing a practice, including rent, pharmaceutical expense and salaries and benefits of non-physician employees of the practices, and are paid an additional fee based upon a percentage of the practice's earnings before income taxes, subject to certain adjustments. During 2004, 79.9% of our revenue was derived from affiliated practices managed under agreements on the earnings model. The remainder of our PPM agreements are under the net revenue model described below or, in some states, provide for a fixed management fee, regardless of our expenses. Under our PPM model, we own or lease all of the real and personal property used by our affiliated practices. In addition, we generally control and manage all day-to-day non-medical business functions of such practices, while our affiliated physicians control all medical functions.

        To help manage the affairs of our affiliated practices under the PPM model and facilitate communication with our affiliated physicians, we form a policy board in each related local market. Each policy board consists of representatives from the affiliated physician practice and representatives from US Oncology. The board's responsibilities include strategic planning and decision making and preparation of an annual budget. While both the affiliated practice and US Oncology have an equal vote in matters before the policy board, the practice physicians are solely responsible for all medical decisions, including the hiring and firing of physicians. US Oncology is responsible for all purely management decisions, including billing, information systems management and marketing.

        Under our service line agreements, fees include payment for pharmaceuticals and supplies used by the group, reimbursement for certain pharmacy related expenses and payment for the other services we provide. For example, we may receive a percentage of the cost of pharmaceuticals purchased by a practice or a fee for mixing pharmaceuticals. Rates for our services typically are based on the level of services required by the practice. Under the service line model, the particular service we provide determines whether or not we own or lease the real and personal property used by our affiliated practices, and which of its functions we control.

Our Services

        Our services enable our network of affiliated physician practices to offer a full continuum of care to cancer patients in outpatient settings, including professional medical services, chemotherapy infusion and radiation oncology services, clinical laboratory services, diagnostic radiology, pharmacy services and patient education. Medical oncologists are typically the primary care physicians for oncology patients. We focus our development efforts on affiliating with the leading medical oncology group in a particular market. We then work to help that group grow by recruiting new physicians and affiliating with other oncologists in the market. Once an oncology group has obtained sufficient size, we encourage that group to take advantage of our cancer center services described below. In addition, we continue to promote cancer research services for all of our practices.

        We organize our services around three distinct business lines: Medical Oncology Services, Cancer Center Services and Cancer Research Services. Each is described below:

Medical Oncology Services.

        We provide comprehensive management services to medical oncologists. These services can be divided into two categories—oncology pharmaceutical services and practice management services.

        Oncology Pharmaceutical Services.    Pharmaceuticals are the central component of medical oncology practices and by far their largest expense. For this reason, we have worked to develop core competencies in purchasing and managing oncology pharmaceuticals for medical oncologists. Central to the pharmaceutical services we provide to medical oncologists is our ability to frequently obtain drug pricing on more favorable terms than would otherwise be available to our affiliated practices. We negotiate all pharmaceuticals purchases directly with drug manufacturers. Because of our significant size and the scale of our network, we generally are able to procure market differentiated pricing on pharmaceutical purchases by our affiliated practices. We have also contracted with National Specialty Services, or NSS, to act as distributor for all the pharmaceutical purchases of our network participants. NSS installs an automated pharmaceutical ordering system at each of our affiliated practices and pharmacies. Upon receipt of orders from our network participants, NSS ships the pharmaceuticals to our affiliated practices and pharmacies.

        The majority of pharmaceuticals we purchase are for use in cancer therapy and are delivered to the affiliated practices or pharmacies, as the case may be, and mixed, when required, by pharmacists or nurses employed by the affiliated practices. To a lesser extent, the pharmaceuticals we purchase are distributed to our network pharmacies and are distributed on an as needed basis for outpatient usage. Our network currently includes 47 licensed pharmacies (located primarily in our cancer centers), 148 pharmacists and 299 pharmacy technicians.

        In addition, we provide comprehensive pharmaceutical services to our affiliated practices in an effort to further enhance cost-effectiveness, including:

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  Inventory Management. We track drug usage and waste and develop and implement network-wide protocols and systems designed to enhance drug safety and efficiency.

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  Admixture. At some locations, we coordinate comprehensive mixing services for oncology drugs.

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  Information Services. We provide data collection and analytical services for use by physicians, pharmaceutical companies and patients, including comprehensive analyses of complex chemotherapy regimens and their toxicity, convenience and cost.

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  National Network Participation. We coordinate national meetings and discussions among our affiliated physicians regarding treatment protocols, drug effectiveness and other pharmacy related issues, including support for a network-wide pharmacy and therapeutics committee made up of our affiliated physicians.

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  Retail Pharmacy. Where appropriate, we establish, or assist practices in establishing, retail pharmacy locations for oral and other self-administered therapies. The pharmacies serve as the recipients of, and distributors for, the pharmaceuticals used in treating our affiliated practices' patients.

        Practice Management Services.    The second component of our medical oncology offering includes comprehensive practice management services for medical oncologists. These services are designed to encompass all of the non-clinical aspects of running a medical oncology practice and include:

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  Billing and Collection. We bill and collect all patient receivables.

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  Financial Services. We provide budgeting, accounting, payroll and other services to practices.

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  Strategic Planning. We work with practices to set budgets, establish goals and determine strategic direction.

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  Systems. We provide and manage information technology systems for practices.

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  Personnel Management and Benefits Administration. We hire and administer all non-clinical staff and administer benefits for physicians and employees.

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  Compliance and Risk Management. We provide insurance and risk management functions and assist in compliance activities.

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  Marketing Support. We provide marketing service and support.

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  Managed Care Contracting Support. We assist practices in negotiating and analyzing managed care contracts.

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  Public Policy and Patient Advocacy. We provide a voice in Washington for our affiliated practices.

Cancer Center Services.

        We manage 83 outpatient cancer centers. We encourage medical oncology practices with sufficient market presence to diversify into diagnostic radiology and radiation therapy, which can be performed at our cancer centers but not at a typical practice office. We believe that this diversification enables practices to offer a full range of technologies to their patients, such as radiation therapy and diagnostic radiology, as well as enhancing medical oncologists' financial position by mitigating some of their financial exposure to changes in pharmaceutical economics which are the primary driver of practice revenues. We provide the capital for development and manage all aspects of the process in consultation with the practice, from deciding whether and where to build a cancer center, through regulatory and permitting issues, and through construction, development and operations. We believe a fully integrated, diversified practice is best able to offer patients high-quality, cost effective care in their local communities.

        The steps undertaken in establishing a cancer center includes:

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  Market Evaluation. We assess markets, including evaluation of competition, demographic trends, referral patterns and patient base, for both initial construction of centers and expansion of existing centers.

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  Pre-Construction Analysis and Planning. We select a site and deal with permitting, zoning and similar requirements. We also coordinate certificate of need or similar approval processes, where necessary, develop a master site plan and provide project cost estimates, financial plans and preliminary staffing and equipment plans.

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  Real Property Acquisition. We perform a buy versus lease analysis with respect to potential cancer center sites, and, as appropriate, enter into lease agreements or purchase property for new centers.

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  Construction. We coordinate all aspects of the construction, engineering and design of the cancer center.

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  Equipment Services. We purchase the equipment and furniture for the center, taking advantage of our network size to obtain favorable pricing. We coordinate installation of the equipment and handle ongoing maintenance and upgrades. We also provide the systems necessary to efficiently integrate equipment, treatment planning and other functions.

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  Personnel. We recruit and hire technical and other staff to operate the center, including physicists, dosimetrists, radiation therapists, nurses, social workers, dieticians, secretaries, clerical staff, data managers and research staff. We also provide training on a centralized basis through our national staff.

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  Operations. We manage all of the day-to-day operations of the center, including all of the same comprehensive practice management services we provide to medical oncologists more fully described above.

        In some markets, because of particular competitive conditions or as a result of certificate of need or similar regulations, we may determine that a joint venture with another local provider is the best way for us to develop cancer center services. In such cases we facilitate negotiations and structure transactions between ourselves, our affiliated practice and another local healthcare provider, such as a hospital. As of December 31, 2004, we had 83 cancer centers throughout the United States, of which 48 we own, either outright or through our joint ventures, and 35 we lease. We own or lease all of the equipment located in each center.

Cancer Research Services.

        We provide cancer research services to our affiliated practices. We provide a full range of services from study concept and design to regulatory approval. We believe that physicians value this service because it provides them with access to the latest treatments available in oncology. During 2004, our affiliated practice researchers enrolled more than 2,900 new patients in these studies. During 2004, we supervised 233 different clinical trials, supported by our network of approximately 670 participating physicians.

        Our revenues come from pharmaceutical and biotechnology firms that pay us to manage and facilitate their clinical trials and to provide other research related services. We pay our affiliated physicians for their participation in clinical trials according to financial arrangements that are separately determined for each trial.

        We manage our overall business according to the business lines described above. Accordingly, we include segment financial information in this prospectus for each of these business segments.

Equipment

        Diagnostic technology is critical to effective cancer care. Throughout the course of a patient's treatment, monitoring the response to a given treatment and providing precise feedback on its effectiveness help ensure patients receive appropriate care. For these reasons, many of our affiliated practices seek to integrate the latest diagnostic technology into their practices.

        Computerized tomography, also called CT, CT scan and CAT scan, is an X-ray technique that produces more detailed images of internal organs than do conventional X-ray exams. While conventional X-ray exams produce two-dimensional images, CT uses equipment that rotates around the patient's body, combined with powerful computers, to create cross sectional images (like slices) of the inside of a patient's body. Because of this, a CT scan reveals bones and organs with a higher degree of precision than traditional X-ray and is vital to accurately identifying and staging tumors.

        PET is an imaging technique in which a radioactive substance, usually a form of glucose, is injected into a patient's body. As the substance is used by the body's metabolic functions, PET produces images of a patient's biological functions. Unlike X-rays, CTs, ultrasounds and MRIs, PET does not show body structure (anatomy). Instead, PET reveals the chemical function (metabolism) of an organ or tissue. This is an important tool in cancer treatment since often these metabolic changes precede structural changes in the body or development of tumors. PET thus enables physicians in many cases to earlier and more accurately assess the state of the disease and recommend treatment options.

        In addition to diagnostic technologies, we bring the latest in treatment technologies to our practices, including IMRT. IMRT allows radiation oncologists to more precisely target radiation treatments, without harming surrounding healthy tissues. IMRT uses advanced computer technology to more precisely control the shape and intensity of a radiation beam than traditional radiation therapy machines, enhancing the dosage of radiation, while limiting damage to surrounding tissues. In some cases, IMRT allows radiation therapy to be used on certain tumors, such as those around the head, neck and spine, for which radiation treatment would be considered too risky without IMRT.

Competition

        We operate in highly competitive industries. We have existing competitors, as well as a number of potential new competitors, some of whom have greater name recognition and significantly greater financial, technical, marketing and managerial resources than we do. Our competitors generally compete with us on price, in particular the ability to obtain pharmaceuticals at market differentiated pricing. To the extent that competitors are owned by pharmaceutical manufacturers, retail pharmacies, insurance companies, HMOs or hospitals, they may have pricing advantages that are unavailable to us and other independent companies. In addition, we compete with not-for-profit hospitals and other organizations who may also having pricing advantages not available to us.

Pharmaceutical Management.

        The specialty pharmaceutical industry is highly competitive and is undergoing consolidation. The industry is fragmented, with many public and private companies focusing on different product or customer niches. Competitive drivers consist primarily of service and price. We believe that we are unique in our exclusive focus on oncology pharmaceuticals. Some of our current and potential competitors include:

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  group purchasing organizations such as International Oncology Network and Oncology Therapeutics Network.

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  specialty pharmacy distributors and pharmacy benefit management companies, such as Accredo Health Incorporated, Caremark Rx, Inc., Priority Healthcare Corporation, Medco Health Solutions, Incorporated and Gentiva Health Services, Inc.;

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  specialty pharmacy divisions of national wholesale distributors;

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  hospital based pharmacies;

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  retail pharmacies;

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  home infusion therapy companies;

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  manufacturers that sell their products both to distributors and directly to users, including clinics and physician offices; and

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  hospital based comprehensive cancer care centers and other alternate site healthcare providers.

Outpatient Healthcare Centers.

        Outpatient care is a growing trend, but the sector is highly fragmented. We know of at least one other company that is focused on outpatient radiation oncology centers. Many hospitals and regional medical centers also operate outpatient care centers, offering primary care, urgent care, diagnostic imaging like MRIs and heart scans, minor surgery (known as ambulatory surgery centers or ASCs), and a range of other specialties including oncology. Outpatient care providers compete based on services offered and the availability and price of new technologies. Although fragmented and predominantly locally focused, our strongest competitors are hospitals or joint ventures between hospitals and oncology practices which finance, build and operate comprehensive cancer centers adjacent to a large hospital or as a satellite location within the hospital system. Companies such as SurgiCare, Inc. (for ASCs) and Outpatient Imaging Affiliates, LLC (for diagnostic radiology imaging) also build and operate outpatient care centers, often in partnership with hospitals or HMOs. Some of these companies could attempt to enter or expand their presence in the oncology market.

        With respect to research activities, the contract research organization industry is fragmented, with several hundred small limited service providers and several large full-service contract research organizations with global operations. Contract research organizations compete based on their ability to test significant samples and on the quality of testing that they perform. We compete against large contract research organizations and site management organizations that may have access to more financial resources than we do.

Affiliated Practices.

        Our profitability depends in large part on the continued success of our affiliated practices. The business of providing healthcare services is highly competitive. The affiliated practices face competition from several sources, including sole practitioners, single and multi specialty practices, hospitals and managed care organizations.

Strategy and Development

        Our mission is to increase access to and advance the delivery of high-quality cancer care in America. We do this by offering services to physicians to enable them to provide cancer patients with a full continuum of care, including professional medical services, chemotherapy infusion, radiation oncology, diagnostic services, access to clinical trials, patient education and other services, primarily in a community setting. We aim to enhance efficiency and lower cost structures at our affiliated practices, while enabling them to continue to deliver quality patient care.

        We believe that today, particularly in light of recent changes in Medicare reimbursement and continued pressures on overall reimbursement, the most successful oncology practices will be those that have a preeminent position in their local market, that are diversified beyond medical oncology and that have implemented efficient management processes. We believe that our services best position practices to attain these characteristics. At the same time, the economics of healthcare and the aging of the American population mean that pressures to reduce health care costs and increase efficiency of medical practice operations will continue. We believe that community-based oncology care is the most patient-friendly and cost-effective care available, and we believe that we can continue to enhance practice efficiency within the community context.

        In all of our practices, we continue to focus on initiatives that enhance efficiency. For example, we share best practices regarding efficient practice management, pharmaceutical use, practice staffing and other strategies across our network. We also manage development of additional practice sites and assist practices in maintaining adequate reimbursement rates.

        Also, during 2004 we acquired electronic medical record software called iKnowMed, along with its technical development team and related assets located in Berkeley, CA. We recently commenced implementation of iKnowMed at selected affiliated practices. We believe that continued implementation of information systems and analytical tools at our affiliated practices will help patient care, efficiency, and our ability to provide information services.

        Another key inititiave is growing our network. We plan to grow in two ways. First, we seek to enter into comprehensive management agreements with practices in new markets, including those where we already have a regional presence. By seeking out new markets we can grow our national presence while taking advantage of the efficiencies that result from leveraging existing regional and national infrastructure and capabilities. Second, we intend to expand our existing markets both by assisting practices with individual physician recruitment and by affiliating or facilitating affiliation with already established practices. On a local level, this will help our affiliated practices solidify their standing in local communities while taking advantage of efficiencies that result from leveraging existing local assets and infrastructure.

        We are also in the early stages of development of a specialty distribution business for oncology pharmaceuticals. During 2005, we intend to build and acquire infrastructure and systems for distribution, with the expectation that we will commence providing distribution services for certain manufacturers for some of our practices by the end of 2005. Our intention is to continue expanding distribution until we operate our own closed distribution system for substantially all of our affiliated practices and products. We also intend to continue to expand the other types of services we provide to pharmaceutical manufacturers.

Employees

        As of December 31, 2004, we directly employed 3,877 people. As of December 31, 2004, our PPM affiliated practices employed 4,620 people (excluding the affiliated physicians). Under the terms of the service agreements with the affiliated practices, we are responsible for the compensation and benefits of the practices' non-physician medical personnel. No employee of US Oncology or of any affiliated practice is a member of a labor union or subject to a collective bargaining agreement. We consider our relations with our employees to be good.

Intellectual Property

        We have registered the service mark "US Oncology" with the United States Patent and Trademark Office. Other than the use of such mark, however, our business generally is not dependent upon any intellectual property and as a result, we do not rely on patents or licensed technology in operating our business.

Properties

        We lease our corporate headquarters in Houston, Texas. We or the affiliated practices own, lease or sublease the facilities where the clinical staffs provide medical services. We lease physician office space other than some of our cancer centers discussed below. We anticipate that, as our affiliated practices grow, expanded facilities will be required.

        In addition to conventional medical office space, we have developed integrated cancer centers that are generally free-standing facilities in which a full range of outpatient cancer treatment services is offered in one facility. At December 31, 2004, we operated 83 integrated cancer centers and had 3 cancer centers under development. Of the 83 cancer centers in operation, 35 were leased and 48 were owned by us.

Insurance

        We and our affiliated practices maintain insurance with respect to medical malpractice risks on a claims-made basis in amounts believed to be customary and adequate. We are not aware of any outstanding claims or unasserted claims that are likely to be asserted against us or our affiliated practices which would have a material impact on our financial position or results of operations.

        In February 2002, PHICO Insurance Company, or PHICO, at the request of the Pennsylvania Insurance Department, was placed in liquidation by an Order of the Commonwealth Court of Pennsylvania. From November 1997 through December 2001, we had placed our primary malpractice insurance coverage through PHICO. We are currently insured for professional liability matters by Everest National Insurance Company.

Legal Proceedings

        The provision of medical services by our affiliated practices entails an inherent risk of professional liability claims. We do not control the practice of medicine by the clinical staff or their compliance with regulatory and other requirements directly applicable to practices. In addition, because affiliated physicians prescribe and dispense pharmaceuticals and we operate pharmacies and participate in the drug procurement process, we and our affiliated physicians could be subject to product liability claims. We and our practices maintain insurance coverage as to certain risks. However, successful malpractice, regulatory or product liability claims asserted against us or one of the practices could have a material adverse effect on us.

        We have become aware that we and certain of our affiliated practices are the subject of four qui tam lawsuits (commonly referred to as "whistle blower" suits). However, the government has officially determined not to intervene in three of these cases, and we believe that it will take the same position with respect to the fourth case. Qui tam suits are brought by private individuals, and there is no minimum evidentiary or legal threshold for bringing such a suit. The United States Department of Justice (DOJ) is legally required to investigate the allegations in these suits, but the DOJ has determined not to intervene against us in any of the qui tam suits we are aware of and all but one of such suits has been dismissed. The individuals who filed the remaining claim of which we are aware may still pursue the litigation, although, to our knowledge, none of those individuals has indicated an intent to do so. Because qui tam actions are filed under seal, there is a possibility that we could be the subject of other qui tam actions of which we are unaware. The subject matter of many such claims may relate both to our alleged actions and alleged actions of an affiliated practice. Because the affiliated practices are separate legal entities not controlled by us, such claims necessarily involve a more complicated, higher cost defense. We intend to continue to investigate and vigorously defend ourselves against any and all such claims, and we continue to believe that we conduct our operations in compliance with law.

        From time to time, we become involved in disputes with our affiliated practices. These disputes typically relate to disagreements regarding our performance under our contract with the physician group in question or to issues of contract interpretation. Generally, we are able to resolve such disputes without resorting to litigation. However, there is a risk that such disputes could result in litigation and in a deterioration or dissolution of our relationship with the physician group in question.

        We and our affiliated physicians are defendants in a number of lawsuits involving employment and other disputes and breach of contract claims. In addition, we are involved from time to time in disputes with, and claims by, our affiliated practices against us. Specifically, we are involved in litigation with one net revenue model practice made up of 36 physicians with which we are trying to negotiate a service agreement termination or conversion to the earnings model or service line model. We initiated arbitration proceedings pursuant to a provision in that service agreement providing for contract reformation in certain events. The practice has countered with a lawsuit that alleges, among other things, that we have breached the service agreement and that our service agreement is unenforceable as a matter of public policy due to alleged violations of health care laws. The practice is seeking unspecified damages and a termination of the contract. We believe the practice's allegations are without merit.

        We believe the allegations in suits against us are customary for the size and scope of our operations. However, adverse judgments, individually or in the aggregate, could have a material adverse effect on us.

GOVERNMENT REGULATION

General

        The healthcare industry is highly regulated, and there can be no assurance that the regulatory environment in which we and our affiliated practices operate will not change significantly and adversely in the future. In general, regulation and scrutiny of healthcare providers and related companies are increasing.

        There are currently numerous federal and state initiatives relating to the provision of healthcare services, the legal structure under which those services are provided, access to healthcare, disclosure of healthcare information, costs of healthcare and the manner in which healthcare providers are reimbursed for their services. The OIG is focusing on, among other issues, clinical research, physician coding, pharmaceutical relationships, credit balances and group purchasing organization activities, which may result in government actions that could negatively impact our operations. It is not possible to predict whether any such initiatives will result in new or different rules or regulations or other actions or what their form, effective dates or impact on us will be.

        Our affiliated practices and other providers with whom we and they do business are intensely regulated at the federal, state and local levels. Although these regulations often do not directly apply to us, if a practice is found to have violated any of these regulations and, as a result, suffers a decrease in its revenues or an increase in costs, our results of operations might be materially and adversely affected.

Licensing and Certificate of Need Requirements

        Every state imposes licensing requirements on clinical staff, individual physicians and facilities operated or utilized by healthcare providers. Many states require regulatory approval, including certificates of need, before (1) establishing certain types of healthcare facilities, (2) offering certain services or (3) expending amounts in excess of statutory thresholds for healthcare equipment, facilities or programs. Entry into pharmaceutical distribution also subjects us to additional licensing requirements.

        Linear accelerators, CT Scanners and PET Systems are among the types of technology covered by certificate of need, or CON, laws. Although laws vary from state to state, in several states in which we operate, CON laws have in the past inhibited and will continue to inhibit our ability to add technology and build new cancer centers. In addition, CON laws give existing owners of technology, such as hospitals, a competitive advantage with respect to that technology by establishing a barrier to entry.

Privacy Security and Transaction Code Sets Regulations

        HHS has issued final regulations implementing the Administrative Simplification Provisions of HIPAA concerning the privacy and security of individually identifiable health information, and the use of standard transactions and code sets for electronic transactions conducted by covered entities. The HIPAA privacy regulations, with which compliance was required as of April 2003, impose on covered entities (including hospitals, physicians, pharmacies, group health plans and certain other health care providers) significant restrictions on the use and disclosure of individually identifiable health information. With the exception of the operation of certain pharmacies, most of our activities do not involve the provision of health care services and therefore do not subject us directly to the HIPAA privacy regulations. However, we act as a business associate of our affiliated physicians, and have therefore entered into agreements requiring us to meet certain requirements of the HIPAA privacy rule applicable to business associate arrangements. The HIPAA security regulations, which require compliance by April 2005, will impose on covered entities certain administrative, technical, and physical safeguard requirements with respect to individually identifiable health information maintained or transmitted electronically. The HIPAA regulations establishing electronic transaction and code set standards require that all health care providers use standard transactions and code sets when electronically submitting or receiving individually identifiable health information in connection with certain health care transactions. These regulations became effective in October 2002. As a result of these HIPAA regulations, we have taken actions to ensure that information that is subject to the regulations and kept on our computer networks is in compliance with applicable regulatory requirements. We believe that we are now substantially in compliance with the HIPAA electronic transaction and code set standards and are capable of delivering HIPAA standard transactions electronically on behalf of ourselves and our affiliated physicians. In addition to HIPAA, a number of states have adopted laws and/or regulations applicable to the use and disclosure of individually identifiable health information that are more stringent than comparable provisions under HIPAA. The finding of a violation of HIPAA or one of these state laws by us or our affiliated physicians could adversely affect our business. In addition, our failure to meet our business associate contractual obligations with our affiliated physicians could result in enforcement actions by regulatory authorities against our affiliated physicians or us, or termination of our contractual relationships with such affiliated physicians. The impact of such regulatory enforcement actions or contractual terminations could adversely affect our business.

Fee-Splitting; Corporate Practice of Medicine and Pharmacy

        The laws of many states prohibit physicians from splitting professional fees with non-physicians and prohibit non-physician entities, such as US Oncology, from practicing medicine, in certain instances splitting fees with physicians and from employing physicians to practice medicine. In certain jurisdictions, we are required by such laws to modify our standard contractual arrangements to comply with corporate practice of medicine and fee-splitting laws. In addition, many states have similar laws with respect to the practice of pharmacy. We believe our current and planned activities do not constitute fee-splitting or the practice of medicine as contemplated by these laws. We do not believe we practice pharmacy, except where appropriately licensed. In many jurisdictions, however, the laws restricting the corporate practice of medicine or pharmacy and fee-splitting have been subject to limited judicial and regulatory interpretation and, therefore, there can be no assurance that upon review some of our activities would not be found to be in violation of such laws, possibly placing us in a position of being unable to enforce the payment terms of our management contracts. There can be no assurance that future interpretations of such laws will not require structural and organizational modification of our existing relationships with the practices. In addition, statutes in some states in which we do not currently operate could require us to modify our affiliation structure.

Medicare/Medicaid Fraud and Abuse Provisions

        The fraud and abuse laws, specifically the Anti-Kickback laws, include the fraud and abuse provisions and referral restrictions of the Medicare and Medicaid statutes, as well as other federally funded programs, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare and Medicaid patients or for purchasing, arranging for or recommending the purchasing, leasing or ordering of Medicare or Medicaid covered services, items or equipment.

        HIPAA created violations for fraudulent activity applicable to both public and private health care benefit programs and prohibits inducements to Medicare and Medicaid eligible patients.

        The OIG from time to time publishes its interpretations on various fraud and abuse issues and about fraudulent or abusive activities that OIG deems to be suspect and potentially in violation of the federal laws, regulations and rules. If our actions are found to be inconsistent with OIG's interpretations, such actions could have a material adverse effect on our business.

        Due to the complexity of the Anti-Kickback laws, HHS has established certain safe harbor regulations whereby various payment practices are protected from criminal or civil penalties. An activity that is outside a safe harbor, however, is not necessarily deemed illegal. Violations of the fraud and abuse laws may result in fines and penalties as well as civil or criminal penalties for individuals or entities, including exclusion from participation in the Medicare or Medicaid programs. Several states have adopted similar laws that cover patients in both private and government programs. Because of the breadth of the Anti-Kickback Laws and the government's active enforcement thereof, there can be no assurance that future interpretations of such laws will not require modification of our existing relationships with practices. Complying with those laws, especially as they change from time to time, could be costly for us and could limit the manner in which we implement the service line structure.

        In situations where we operate a licensed pharmacy, we would be a provider. Although we believe our offerings under that service line comply with law, there is a risk that our status as a provider could bring greater scrutiny to those arrangements.

Prohibitions of Certain Referrals

        The Stark Law prohibits physician referrals of Medicare or Medicaid patients for certain "designated health services" to an entity with which the physician or his or her immediate family members have a "financial relationship", unless the arrangement complies with an exception to the statute or implementing regulations. Laboratory services, radiation therapy services and supplies, certain diagnostic services and outpatient prescription drugs are among the eleven designated health services to which the Stark Law applies. On March 25, 2004, the Centers for Medicare & Medicaid Services issued the second phase of its final regulations addressing physician self-referrals, which became effective July 26, 2004. These regulations and the previously issued first phase of the final regulations provide guidance as to the applicability of the Stark Law to certain arrangements that may be relevant to the operations of our affiliated physicians, including, among others, referrals by physicians for ancillary services in the context of the operation of a group practice and referrals by physicians for designated health services under certain employment and personal services arrangements. A violation of the Stark Law is punishable by civil sanctions, including significant fines, a denial of payment or a requirement to refund certain amounts collected, and possible exclusion from participation in Medicare and Medicaid. A number of states have adopted laws and/or regulations that contain provisions that track, or are otherwise similar to, the Stark Law. The Stark Law and its implementing regulations apply directly to physicians and organizations to which they refer. With the exception of our pharmacy operations, the Stark Law does not apply directly to us under the PPM model. There can be no assurance, however, that interpretations of such laws will not indirectly affect our existing relationships with affiliated practices. In addition, to the extent that an affiliated physician practice were deemed to be in violation of the Stark Law, the failure to comply with the Stark Law could adversely impact the operations of such practice.

Pharmacy Regulation

        Pharmacies often must obtain state licenses to operate and dispense drugs. In addition, our pharmaceutical service line, and our pharmacies in particular, are subject to the operating and security standards of the Food and Drug Administration, or FDA, the United States Drug Enforcement Administration, or DEA, various state boards of pharmacy and comparable agencies. Such standards affect the prescribing of pharmaceuticals (including certain controlled substances), operation of pharmacies (including nuclear pharmacies) and packaging of pharmaceuticals. Violations of any of these laws and regulations could result in various penalties, including suspension or revocation of our licenses or registrations or monetary fees. Complying with the standards, especially as they change from time to time, could be costly for us and could limit the manner in which we implement this segment. While we believe that our arrangements with our affiliated practices comply with applicable laws and regulations, there can be no assurance that our pharmacy function will not subject us to additional governmental review or an adverse determination in the future.

Antitrust

        We and our affiliated practices are subject to a range of antitrust laws that prohibit anti-competitive conduct, including price fixing, concerted refusals to deal, monopolistic practices, and division of markets. We believe we are in compliance with these laws, and while no bona fide challenge to the market share of our affiliated practices has been made, there can be no assurance that a review of US Oncology or our affiliated practices would not result in a determination that could adversely affect our operations and the operations of our affiliated practices. Furthermore, because of the size and scope of our network, there is a risk that we could be subjected to greater scrutiny by government regulators with regard to antitrust issues.

Reimbursement Requirements

        In order to participate in the Medicare and Medicaid programs, our affiliated practices must comply with stringent reimbursement regulations, including those that require certain healthcare services to be conducted "incident to" or otherwise under a physician's supervision. Different states also impose differing standards for their Medicaid programs, including utilizing an actual-cost-based system for reimbursement of pharmaceuticals instead of average wholesale price based methodologies. Satisfaction of all reimbursement requirements is required under our compliance program. The practices' failure to comply with these requirements could negatively affect our results of operations.

Enforcement Environment

        In recent years, federal and state governments have launched several initiatives aimed at uncovering behavior that violates the federal civil and criminal laws regarding false claims and fraudulent billing and coding practices. See "Legal Proceedings." Such laws require physicians to adhere to complex reimbursement requirements regarding proper billing and coding in order to be compensated for medical services by government payors. Our compliance program requires adherence to applicable law and promotes reimbursement education and training; however, because we perform services for our practices, it is likely that governmental investigations or lawsuits regarding practices' compliance with reimbursement requirements would also encompass our activities. A determination that billing and coding practices of the affiliated practices are false or fraudulent could have a material adverse effect on us.

        We and our affiliated physicians are subject to federal and state laws prohibiting entities and individuals from knowingly and willfully making claims to Medicare and Medicaid and other governmental programs and third party payors that contain false or fraudulent information. See "Legal Proceedings." The federal False Claims Act encourages private individuals to file suits on behalf of the government against health care providers such as us. As such suits are generally filed under seal with a court to allow the government adequate time to investigate and determine whether it will intervene in the action, the implicated health care providers are often unaware of the suit until the government has made its determination and the seal is lifted. Violations or alleged violations of such laws, and any related lawsuits, could result in (i) exclusion from participation in the Medicare and Medicaid programs, or (ii) significant financial or criminal sanctions (including treble damages), resulting in the possibility of substantial financial penalties for small billing errors that are replicated in a large number of claims, as each individual claim could be deemed to be a separate violation of the federal False Claims Act. Criminal provisions that are similar to the federal False Claims Act provide that if a corporation is convicted of presenting a claim or making a statement that it knows to be false, fictitious or fraudulent to any federal agency, it may be fined. Some states also have enacted statutes similar to the federal False Claims Act which may include criminal penalties, substantial fines, and treble damages.

Compliance

        We have a comprehensive compliance program designed to assist us, our employees and our affiliated practices in complying with applicable laws and regulations. We regularly monitor developments in healthcare law and modify our agreements and operations as changes in the business and regulatory environments require. In addition to internal review, we engage an independent compliance consulting company to conduct a review of our program every two years. While we believe we will be able to structure our agreements and operations in accordance with applicable law, there can be no assurance that our arrangements will not be successfully challenged.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information about our directors and executive officers as of the date of this prospectus:

Name	Age	Position(s)
R. Dale Ross	57	Chief Executive Officer and Director
Bruce D. Broussard	41	Chief Financial Officer and Executive Vice President of Pharmacy Services
Atul Dhir, M.B.B.S., D. Phil.	41	President, Cancer Information and Research
Vicki H. Hitzhusen	51	Chief Accounting Officer
George D. Morgan	51	Chief Operating Officer
Leo E. Sands	56	Executive Vice President and Secretary
Phillip H. Watts	39	General Counsel
Russell L. Carson	61	Director
Lloyd K. Everson, M.D.	61	Director
Stephen E. Jones, M.D.	62	Director
Boone Powell, Jr.	67	Director
Burton Schwartz, M.D.	62	Director
D. Scott Mackesy	36	Director
Richard B. Mayor	70	Director
Robert A. Ortenzio	47	Director
Sean M. Traynor	35	Director

        Set forth below is a brief description of the business experience of each of our directors and executive officers.

        R. Dale Ross has been Chairman of the Board and Chief Executive Officer of US Oncology since December 1992 and became chief executive officer and a member of the board of directors of Holdings upon consummation of the August Transactions. From December 1982 until April 1990, Mr. Ross was employed by HMSS, Inc., a home infusion therapy company. Mr. Ross founded HMSS, Inc. and served as its President and Chief Executive Officer and as a director.

        Bruce D. Broussard joined US Oncology in August 2000 with primary responsibility for financial and accounting activities, including financial reporting, treasury and taxation. In addition, in 2003, he was appointed Executive Vice President of Pharmaceutical Services, with primary responsibility for pharmaceutical aspects of our operations. Mr. Broussard was Chief Executive Officer of HarborDental, from December 1997 until July 2000. From January 1996 to October 1997, he was Executive Vice President and Chief Financial Officer of Regency Health Services, Inc. From 1993 to 1996, he was the Chief Financial Officer and a director of Sun Healthcare Group. He currently serves as a director and audit committee member at U.S. Physical Therapy, Inc.

        Atul Dhir, M.B.B.S., D. Phil. joined US Oncology in November 1999. As President of Cancer Information and Research Group, he is responsible for our clinical trial activities, cancer information services and transplant initiatives. Prior to joining US Oncology, Dr. Dhir was Vice President at Monsanto Corporation from 1996 to 1998, President of Health Strategies Partners, a company he founded that provided consulting services to hospitals and physicians, from 1994 to 1996, and a healthcare consultant with McKinsey & Company from 1989 until 1993. Dr. Dhir holds a D.Phil. in molecular biology from Oxford University, where he was a Rhodes Scholar.

        Vicki H. Hitzhusen has been our chief accounting officer since January 2005. Prior to that time, she was a member of our board of directors from November 2003 until the consummation of the August Transactions and during October and November of 2004. During her service as a director, she was a member of our Audit Committee. Ms. Hitzhusen was Director of Finance of BMC Software from 2003 until 2004, where her responsibilities included supervision of financial operations in certain markets and compliance with Sarbanes-Oxley requirements. From 1975 until 2002, Ms. Hitzhusen was with Arthur Andersen LLP, a public accounting firm, ultimately as a partner.

        George D. Morgan joined US Oncology in October 2000 and has over twenty years experience in operational and financial management in the healthcare industry. At US Oncology, he is responsible for the operational management of our affiliated practices. Mr. Morgan served as Executive Vice President and Chief Financial Officer of Mariner Post-Acute Network from January 1999 until September 2000. On January 18, 2000 Mariner Post-Acute Network and substantially all of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware under Chapter 11, Title 11 of the United States Code. From September 1994 to January 1999, Mr. Morgan served as a senior operating and senior corporate officer with Columbia/HCA Healthcare Corporation. His positions of responsibility included Chief Financial Officer then Chief Operating Officer of the Western Group from September 1994 through April 1996, President of the Ambulatory Surgery Division from April 1996 through June 1998, and Senior Vice President—Managed Care from July 1998 until January 1999.

        Leo E. Sands joined US Oncology in November 1992. He is primarily responsible for our governmental relations and corporate administrative activities, including human resources and information technology. Mr. Sands is a member of the board of the National Patient Advocacy Foundation.

        Phillip H. Watts joined US Oncology in January 1998 as its General Counsel. He has primary responsibility for overseeing our legal operations. From September 1991 until December 1997, Mr. Watts was an attorney at Mayor, Day, Caldwell & Keeton, L.L.P., a law firm in Houston, Texas, which has since merged into Andrews Kurth LLP.

        Russell L. Carson become a director of US Oncology in 1992 and became a director of Holdings upon consummation of the August Transactions. Mr. Carson is a general partner of Welsh, Carson, Anderson & Stowe. Mr. Carson also is a director of Select Medical Corporation, a healthcare company as well as a director of various privately held healthcare companies.

        Lloyd K. Everson, M.D. was President of US Oncology from November 1993 until March 2001. He became a director of US Oncology in 2001 and joined the board of directors of Holdings upon consummation of the August Transactions. He received his medical degree from Harvard Medical School and his oncology training at Memorial Sloan Kettering and at the National Cancer Institute. He is board certified in internal medicine and medical oncology. Dr. Everson has published widely in the field of oncology and is a member of numerous professional associations. He also has served as President of the Association of Community Cancer Centers and as Associate Chairman for Community Programs for the Eastern Cooperative Oncology Group. Dr. Everson resigned as President of our company in March 2001. In addition, in March 2001, Dr. Everson was appointed as a director of our company and Vice Chairman of the Board of Directors. Dr. Everson previously served as a director of US Oncology from 1993 until 1999.

        Stephen E. Jones, M.D. was a director of US Oncology from 1999 until consummation of the August Transactions and joined the board of directors of Holdings and US Oncology in November 2004. Dr. Jones received his medical degree from Case Western Reserve School of Medicine and post-doctoral training and education at Stanford University. Dr. Jones is a board certified medical oncologist and internist and a member of the American Society of Clinical Oncology. Dr. Jones' practice, Texas Oncology, P.A., is managed by our company. Dr. Jones was previously a director of Physician Reliance Network, Inc.

        Boone Powell, Jr. was a director of US Oncology from 1999 until consummation of the August Transactions and joined the board of directors of Holdings and US Oncology in November 2004. Mr. Powell was President and Chief Executive Officer of Baylor Health Care System from 1980 until 2000 and Chairman from 2000 until 2001. Mr. Powell serves as an active member of Voluntary Hospitals of America. He is a director of Abbott Laboratories, United Surgical Partners International and Comerica Bank—Texas and is a Fellow of the American College of Health Care Executives. Mr. Powell was previously a director of Physician Reliance Network, Inc.

        Burton S. Schwartz, M.D. was a director of US Oncology from 1999 until consummation of the August Transactions and joined the board of directors of Holdings and US Oncology in November 2004. Dr. Schwartz received his medical degree from Meharry Medical College in 1968 and is a board certified medical oncologist. Dr. Schwartz's oncology group, Minnesota Oncology Hematology, P.A., has been managed by us since February 1995. He is the immediate past president of that group. Dr. Schwartz was formerly a director of Physician Reliance Network, Inc.

        D. Scott Mackesy joined the US Oncology board of directors upon consummation of the August Transactions and has been a director of Holdings since inception. Mr. Mackesy is a general partner of Welsh, Carson, Anderson & Stowe, where he focuses primarily on investments in the healthcare industry and is a managing member of the general partner of Welsh, Carson, Anderson & Stowe IX, L.P. Prior to joining Welsh Carson in 1998, Mr. Mackesy was a Vice President in the Investment Research Department at Morgan Stanley Dean Witter, where he was a healthcare equity research analyst. Mr. Mackesy received his bachelor's degree from The College of William and Mary. He is a member of the board of directors of several private companies.

        Richard B. Mayor was a director of US Oncology from 1993 until consummation of the August Transactions and joined the board of directors of Holdings in October 2004. He had previously served as a director of US Oncology since 1993. Mr. Mayor was of counsel in the Houston law firm Mayor, Day, Caldwell & Keeton, L.L.P. from January 1999 until its merger with Andrews Kurth LLP in October 2001. Mr. Mayor continued as of counsel to Andrews Kurth until December 2003.

        Robert A. Ortenzio has been a director of US Oncology since 1992 and joined the board of directors of Holdings upon consummation of the August Transactions. He has been Chief Executive Officer of Select Medical Corporation since September 1999 and was President and Chief Operating Officer of Select Medical Corporation since February 1997. He is also a director of Select Medical Corporation. Prior to that time, Mr. Ortenzio was a co-founder and president of Continental Medical Systems, Inc., a provider of comprehensive medical rehabilitation programs and services, and a director of Horizon/CMS Healthcare Corporation, and served in various capacities at Continental Medical Systems, Inc. since February 1986.

        Sean M. Traynor joined the US Oncology board of directors upon consummation of the August Transactions and has been a director of Holdings since inception. Mr. Traynor is a general partner of Welsh, Carson, Anderson & Stowe, where he focuses primarily on investment in the healthcare, information services and telecommunications industries. Prior to joining Welsh Carson in 1999, Mr. Traynor worked in the healthcare and insurance investment banking groups at Bankers Trust Alex. Brown from 1996 until 1999. Prior to joining Bankers Trust Alex. Brown, Mr. Traynor spent three years with Coopers & Lybrand. Mr. Traynor earned his bachelor's degree from Villanova University and an MBA from the Wharton School of Business. He is a member of the boards of directors of several private companies.

Board Committees

        Our board directs the management of our business and affairs as provided by Delaware law and conducts its business through meetings of the full board of directors and two standing committees: the audit committee and the compensation committee. In addition, from time to time, other committees may be established under the direction of the board of directors when necessary to address specific issues.

        The duties and responsibilities of the audit committee include the appointment or termination of the engagement of our independent public accountants, otherwise overseeing the independent auditor relationship, reviewing our significant accounting policies and internal controls and reporting its recommendations and findings to the full board of directors. The compensation committee reviews and approves the compensation of our chief executive officer and administers our stock option plan.

        Messrs. Mayor, Ortenzio and Traynor serve on the audit committee and Messrs. Powell, Carson and Ortenzio serve on the compensation committee.

Director Compensation

        Each member of the board of directors of Holdings who is not an employee of our company and is not an employee or partner of Welsh, Carson is paid $6,000 per quarter and $2,500 for each board meeting attended ($1,250 if attended by telephone). Each audit committee member also receives $2,500 for each audit committee meeting he or she attended $1,250 if attended by telephone). Directors are also reimbursed for expenses incurred in connection with attending board meetings. Each member of the board of directors of Holdings who is not an employee of our company and is not an employee or partner of Welsh, Carson is also eligible to participate in Holdings' 2004 Director Stock Option Plan. Under that plan, each eligible director in office at the plan's adoption and each director who joined the board after adoption, in each case other than employees of our company and employees and partners of Welsh Carson was automatically granted an option to purchase 5,000 shares of Holdings common stock. In addition, each such eligible director was automatically granted an option to purchase 1,000 shares of Holdings common stock for each committee on which such director served.

        Mr. Powell and Dr. Schwartz were each paid $75,000 during each of 2003 and 2004 for service on a special committee of the board of directors of US Oncology.

Executive Compensation

        The following table sets forth the remuneration paid by us for the three fiscal years ended December 31, 2004 to our Chief Executive Officer and the four most highly compensated executive officers other than our Chief Executive Officer.

Summary Compensation Table

									Long-Term Compensation
		Annual Compensation
Name and Principal Position(s)	Fiscal Year								Restricted Stock Awards(1)
		Salary		Bonus		Other
R. Dale Ross Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	774,351 728,973 701,217	$ $ $	773,062 736,250 400,680	$ $ $	27,406,900 0 0	(2)	$ $ $	3,500,000 0 0
Bruce D. Broussard Chief Financial Officer and Executive Vice President of Pharmaceutical Services	2004 2003 2002	$ $ $	410,672 363,127 346,512	$ $ $	280,664 259,874 132,000	$ $ $	5,146,164 0 0	(2)	$ $ $	1,675,000 0 0
Atul Dhir President, Cancer Information and Research Group	2004 2003 2002	$ $ $	376,607 319,182 345,584	$ $ $	270,462 257,579 124,800	$ $ $	4,518,214 0 0	(2)	$ $ $	800,000 0 0
George D. Morgan Executive Vice President and Chief Operating Officer	2004 2003 2002	$ $ $	413,401 371,723 353,347	$ $ $	291,375 277,501 127,000	$ $ $	4,817,030 0 0	(2)	$ $ $	1,675,000 0 0
Leo E. Sands Executive Vice President, Chief Administrative Officer and Secretary	2004 2003 2002	$ $ $	410,455 354,003 390,247	$ $ $	290,857 277,005 140,700	$ $ $	4,546,730 0 0	(2)	$ $ $	1,000,000 0 0

(1)
This column shows the market value of restricted stock awards on August 20, 2004, the date of grant. All restricted stock was granted pursuant to Holdings' 2004 Equity Incentive Plan. Dividends are payable on the restricted stock and for a description of the vesting provisions with respect to the restricted stock awards, see "—Employment Agreements," and "—New Restricted Stock and Option Plan." The aggregate holdings held on and valued at $1.00 per share on December 31, 2004 by the individuals listed in this table are: Mr. Ross 7,000,000 shares/$7,000,000; Mr. Broussard 3,350,000 shares/$3,350,000; Mr. Dhir 1,600,000 shares/$1,600,000; Mr. Morgan 3,350,000 shares/$3,350,000; and Mr. Sands 2,000,000 shares/$2,000,000.

(2)
Represents amounts paid in respect of outstanding options of the predecessor company at the time of the August Transactions.

Long Term Incentive Plans—Awards In Last Fiscal Year

	Number of Units Granted	Performance or Other Period Until Maturation or Payout(1)
Name and Principal Position
R. Dale Ross	20,000	—
Chairman of the Board and Chief Executive Officer
Bruce D. Broussard	12,500	—
Chief Financial Officer and Executive Vice President of Pharmaceutical Services
Athul Dhir	5,000	—
President, Cancer Information and Research Group
George D. Morgan	12,500	—
Executive Vice President and Chief Operating Officer
Leo E. Sands	10,000	—
Executive Vice President, Chief Administrative Officer and Secretary

(1)
The amount payable under unit grants is payable only upon the occurrence of certain events specified in Holdings' 2004 Long-Term Cash Incentive Plan, including upon a change of control, a qualified initial public offering or a preferred stock partial or complete redemption. See "—New Cash Incentive Plan."

Employment Agreements

        R. Dale Ross entered into a new employment agreement with us on August 20, 2004. The employment agreement of Mr. Ross provides, among other things, for

  (1)
  an initial term of three years from the effective date of the August Transactions, with an automatic renewal for additional one-year terms, unless either we or Mr. Ross elect not to renew the term,

  (2)
  a base salary of $773,062, subject to annual review,

  (3)
  annual performance-based bonus compensation with a target of 70% of his base salary,

  (4)
  the grant to Mr. Ross of 7,000,000 shares of restricted stock, 3,500,000 of which are vested and of which 3,500,000 are subject to certain vesting requirements and other conditions, and

  (5)
  the grant to Mr. Ross of 20,000 units pursuant to our new cash incentive plan.

        Of the 7,000,000 shares of restricted stock granted to Mr. Ross, 3,500,000 are currently vested. Of the remaining 3,500,000 shares of restricted stock, one-half will vest over time based on Mr. Ross' continued employment and the other half will vest on the fifth anniversary of the effective date of the August Transactions, if Mr. Ross remains employed through such date, subject to earlier vesting based on the attainment of performance goals and on the occurrence of certain other enumerated events. Upon a change of control all restricted periods shall terminate and all restricted stock shall be vested in full and all limitations on restricted stock automatically lapse. In the event of an initial public offering, restricted periods will terminate to the extent necessary to cause termination of the restricted periods with respect to one-half of the then remaining unvested shares of restricted stock. In the event that Mr. Ross' employment with us terminates prior to the end of a restricted period, unless the compensation committee otherwise decides, all shares of restricted stock remaining subject to a restricted period shall be forfeited. Mr. Ross will forfeit all units under the new cash incentive plan in the event that his employment with us terminates for any reason other than death or disability, in which case Mr. Ross will forfeit 50% of his units, the remaining 50% becoming vested.

        Mr. Ross' employment agreement provides that if he is terminated for cause, or if he terminates his employment without certain enumerated good reasons, we shall pay to him any accrued or unpaid base salary through the date of termination and any earned but unpaid bonus. In addition, if we terminate Mr. Ross without cause, or if he terminates his employment for certain enumerated good reasons, we will:

  (1)
  pay him any accrued and unpaid base salary through the date of termination and any earned but unpaid bonus, along with a prorated bonus for the period beginning immediately after the end of the last period for which Mr. Ross earned a bonus and ending with the date of his termination, basing such prorated bonus on the bonus earned by Mr. Ross for the full year prior to the year in which his termination occurs,

  (2)
  pay him a lump sum payment equal to the greater of (i) the sum of his base salary for the year in which the termination occurs plus the bonus earned by Mr. Ross for the full year prior to the year in which the termination occurs or (ii) an amount equal to Mr. Ross' base salary and bonus (based on the bonus earned by Mr. Ross for the full year prior to the year in which his termination occurs) payable over the remaining term of the employment agreement, with the bonus to be prorated for any period of less than one year, and

  (3)
  allow Mr. Ross and his eligible dependants at the time of termination to participate in our group health plans at Mr. Ross' expense in an amount not to exceed the applicable group rate payable by us or our employees, until Mr. Ross is eligible for Medicare.

        Bruce D. Broussard entered into a new employment agreement with us on August 20, 2004. The employment agreement of Mr. Broussard provides, among other things, for

  (1)
  an initial term of three years from the effective date of the August Transactions, with an automatic renewal for additional one-year terms, unless either we or Mr. Broussard elect not to renew the term,

  (2)
  a base salary of $420,000, subject to annual review,

  (3)
  annual bonus compensation as determined by the board of directors or compensation committee,

  (4)
  the grant to Mr. Broussard of 3,350,000 shares of restricted stock, subject to certain vesting requirements and other conditions, and

  (5)
  the grant to Mr. Broussard of 12,500 units pursuant to our new cash incentive plan.

        Of the 3,500,000 shares of restricted stock granted to Mr. Broussard, one-half will vest over time based on Mr. Broussard's continued employment and the other half will vest on the fifth anniversary of the effective date of the August Transactions, if Mr. Broussard remains employed through such date, subject to earlier vesting based on the attainment of performance goals and on the occurrence of certain other enumerated events. Upon a change of control all restricted periods shall terminate and all restricted stock shall be vested in full and all limitations on restricted stock automatically lapse. In the event of an initial public offering, restricted periods will terminate to the extent necessary to cause termination of the restricted periods with respect to one-half of the then remaining unvested shares of restricted stock. In the event that Mr. Broussard's employment with us terminates prior to the end of a restricted period, unless the compensation committee otherwise decides, all shares of restricted stock remaining subject to a restricted period shall be forfeited. Mr. Broussard will forfeit all units under the new cash incentive plan in the event that his employment with us terminates for any reason other than death or disability, in which case Mr. Broussard will forfeit 50% of his units, the remaining 50% becoming vested.

        Mr. Broussard's employment agreement provides that if he is terminated for cause, or if he terminates his employment without certain enumerated good reasons, we shall pay to him any accrued or unpaid base salary through the date of termination and any earned but unpaid bonus. In addition, if we terminate Mr. Broussard without cause, or if he terminates his employment for certain enumerated good reasons, we will:

  (1)
  pay him any accrued and unpaid base salary through the date of termination and any earned but unpaid bonus, along with a prorated bonus for the period beginning immediately after the end of the last period for which Mr. Broussard earned a bonus and ending with the date of his termination, basing such prorated bonus on the bonus earned by Mr. Broussard for the full year prior to the year in which his termination occurs,

  (2)
  pay him his base salary in effect for the year in which the termination occurred, plus the bonus earned by Mr. Broussard for the full year prior to the year in which the termination of occurred, for the longer of (i) twelve (12) months after the termination occurs or (ii) the remaining term of the employment agreement, with the bonus to be prorated for any period of less than one year, and

  (3)
  if Mr. Broussard is fifty (50) or more years of age at the time of termination and has worked for us for five (5) or more years prior to his termination, then Mr. Broussard and his eligible dependents at the time of the termination to participate in our group health plans at Mr. Broussard's expense in an amount not to exceed the applicable group rate payable by us or our employees.

        Atul Dhir, M.B.B.S., D. Phil entered into a new employment agreement with us on August 20, 2004. The employment agreement of Mr. Dhir provides, among other things, for

  (1)
  an initial term of three years from the effective date of the August Transactions, with an automatic renewal for additional one-year terms, unless either we or Mr. Dhir elect not to renew the term,

  (2)
  a base salary of $374,680, subject to annual review,

  (3)
  annual bonus compensation as determined by the board of directors or compensation committee,

  (4)
  the grant to Mr. Dhir of 1,600,000 shares of restricted stock, subject to certain vesting requirements and other conditions, and

  (5)
  the grant to Mr. Dhir of 5,000 units pursuant to our new cash incentive plan.

        Of the 1,600,000 shares of restricted stock granted to Mr. Dhir, one-half will vest over time based on Mr. Dhir's continued employment and the other half will vest on the fifth anniversary of the effective date of the August Transactions, if Mr. Dhir remains employed through such date, subject to earlier vesting based on the attainment of performance goals and on the occurrence of certain other enumerated events. Upon a change of control all restricted periods shall terminate and all restricted stock shall be vested in full and all limitations on restricted stock automatically lapse. In the event of an initial public offering, restricted periods will terminate to the extent necessary to cause termination of the restricted periods with respect to one-half of the then remaining unvested shares of restricted stock. In the event that Mr. Dhir's employment with us terminates prior to the end of a restricted period, unless the compensation committee otherwise decides, all shares of restricted stock remaining subject to a restricted period shall be forfeited. Mr. Dhir will forfeit all units under the new cash incentive plan in the event that his employment with us terminates for any reason other than death or disability, in which case Mr. Dhir will forfeit 50% of his units, the remaining 50% becoming vested.

        Mr. Dhir's employment agreement provides that if he is terminated for cause, or if he terminates his employment without certain enumerated good reasons, we shall pay to him any accrued or unpaid base salary through the date of termination and any earned but unpaid bonus. In addition, if we terminate Mr. Dhir without cause, or if he terminates his employment for certain enumerated good reasons, we will:

  (1)
  pay him any accrued and unpaid base salary through the date of termination and any earned but unpaid bonus, along with a prorated bonus for the period beginning immediately after the end of the last period for which Mr. Dhir earned a bonus and ending with the date of his termination, basing such prorated bonus on the bonus earned by Mr. Dhir for the full year prior to the year in which his termination occurs,

  (2)
  pay him his base salary in effect for the year in which the termination occurred, plus the bonus earned by Mr. Dhir for the full year prior to the year in which the termination of occurred, for the longer of (i) twelve (12) months after the termination occurs or (ii) the remaining term of the employment agreement, with the bonus to be prorated for any period of less than one year, and

  (3)
  if Mr. Dhir is fifty (50) or more years of age at the time of termination and has worked for us for five (5) or more years prior to his termination, then Mr. Dhir and his eligible dependents at the time of the termination to participate in our group health plans at Mr. Dhir's expense in an amount not to exceed the applicable group rate payable by us or our employees.

        George D. Morgan entered into a new employment agreement with us on August 20, 2004. The employment agreement of Mr. Morgan provides, among other things, for

  (1)
  an initial term of three years from the effective date of the August Transactions, with an automatic renewal for additional one-year terms, unless either we or Mr. Morgan elect not to renew the term,

  (2)
  a base salary of $420,000, subject to annual review,

  (3)
  annual bonus compensation as determined by the board of directors or compensation committee,

  (4)
  the grant to Mr. Morgan of 3,350,000 shares of restricted stock, subject to certain vesting requirements and other conditions, and

  (5)
  the grant to Mr. Morgan of 12,500 units pursuant to our new cash incentive plan.

        Of the 3,350,000 shares of restricted stock granted to Mr. Morgan, one-half will vest over time based on Mr. Morgan's continued employment and the other half will vest on the fifth anniversary of the effective date of the August Transactions, if Mr. Morgan remains employed through such date, subject to earlier vesting based on the attainment of performance goals and on the occurrence of certain other enumerated events. Upon a change of control all restricted periods shall terminate and all restricted stock shall be vested in full and all limitations on restricted stock automatically lapse. In the event of an initial public offering, restricted periods will terminate to the extent necessary to cause termination of the restricted periods with respect to one-half of the then remaining unvested shares of restricted stock. In the event that Mr. Morgan's employment with us terminates prior to the end of a restricted period, unless the compensation committee otherwise decides, all shares of restricted stock remaining subject to a restricted period shall be forfeited. Mr. Morgan will forfeit all units under the new cash incentive plan in the event that his employment with us terminates for any reason other than death or disability, in which case Mr. Morgan will forfeit 50% of his units, the remaining 50% becoming vested.

        Mr. Morgan's employment agreement provides that if he is terminated for cause, or if he terminates his employment without certain enumerated good reasons, we shall pay to him any accrued or unpaid base salary through the date of termination and any earned but unpaid bonus. In addition, if we terminate Mr. Morgan without cause, or if he terminates his employment for certain enumerated good reasons, we will:

  (1)
  pay him any accrued and unpaid base salary through the date of termination and any earned but unpaid bonus, along with a prorated bonus for the period beginning immediately after the end of the last period for which Mr. Morgan earned a bonus and ending with the date of his termination, basing such prorated bonus on the bonus earned by Mr. Morgan for the full year prior to the year in which his termination occurs,

  (2)
  pay him his base salary in effect for the year in which the termination occurred, plus the bonus earned by Mr. Morgan for the full year prior to the year in which the termination of occurred, for the longer of (i) twelve (12) months after the termination occurs or (ii) the remaining term of the employment agreement, with the bonus to be prorated for any period of less than one year, and

  (3)
  if Mr. Morgan is fifty (50) or more years of age at the time of termination and has worked for us for five (5) or more years prior to his termination, then Mr. Morgan and his eligible dependents at the time of the termination to participate in our group health plans at Mr. Morgan's expense in an amount not to exceed the applicable group rate payable by us or our employees.

        Leo E. Sands entered into a new employment agreement with us on August 20, 2004. The employment agreement of Mr. Sands provides, among other things, for

  (1)
  an initial term of three years from the effective date of the August Transactions, with an automatic renewal for additional one-year terms, unless either we or Mr. Sands elect not to renew the term,

  (2)
  a base salary of $414,491, subject to annual review,

  (3)
  annual bonus compensation as determined by the board of directors or compensation committee,

  (4)
  the grant to Mr. Sands of 2,000,000 shares of restricted stock, subject to certain vesting requirements and other conditions, and

  (5)
  the grant to Mr. Sands of 10,000 units pursuant to our new cash incentive plan.

        Of the 2,000,000 shares of restricted stock granted to Mr. Sands, one-half will vest over time based on Mr. Sands' continued employment and the other half will vest on the fifth anniversary of the effective date of the August Transactions, if Mr. Sands remains employed through such date, subject to earlier vesting based on the attainment of performance goals and on the occurrence of certain other enumerated events. Upon a change of control all restricted periods shall terminate and all restricted stock shall be vested in full and all limitations on restricted stock automatically lapse. In the event of an initial public offering, restricted periods will terminate to the extent necessary to cause termination of the restricted periods with respect to one-half of the then remaining unvested shares of restricted stock. In the event that Mr. Sands' employment with us terminates prior to the end of a restricted period, unless the compensation committee otherwise decides, all shares of restricted stock remaining subject to a restricted period shall be forfeited. Mr. Sands will forfeit all units under the new cash incentive plan in the event that his employment with us terminates for any reason other than death or disability, in which case Mr. Sands will forfeit 50% of his units, the remaining 50% becoming vested.

        Mr. Sands' employment agreement provides that if he is terminated for cause, or if he terminates his employment without certain enumerated good reasons, we shall pay to him any accrued or unpaid base salary through the date of termination and any earned but unpaid bonus. In addition, if we terminate Mr. Sands without cause, or if he terminates his employment for certain enumerated good reasons, we will:

  (1)
  pay him any accrued and unpaid base salary through the date of termination and any earned but unpaid bonus, along with a prorated bonus for the period beginning immediately after the end of the last period for which Mr. Sands earned a bonus and ending with the date of his termination, basing such prorated bonus on the bonus earned by Mr. Sands for the full year prior to the year in which his termination occurs,

  (2)
  pay him his base salary in effect for the year in which the termination occurred, plus the bonus earned by Mr. Sands for the full year prior to the year in which the termination of occurred, for the longer of (i) twelve (12) months after the termination occurs or (ii) the remaining term of the employment agreement, with the bonus to be prorated for any period of less than one year, and

  (3)
  if Mr. Sands is fifty (50) or more years of age at the time of termination and has worked for us for five (5) or more years prior to his termination, then Mr. Sands and his eligible dependents at the time of the termination to participate in our group health plans at Mr. Sands' expense in an amount not to exceed the applicable group rate payable by us or our employees.

401(k) Plan

        Effective January 1, 1994, US Oncology adopted a 401(k) plan covering substantially all employees who have completed at least 1,000 hours of service. We administer the 401(k) Plan. The plan permits covered employees to contribute up to 15% of their annual compensation up to the maximum legally allowable contribution per year, as adjusted for inflation, through salary reduction on a pre-tax basis in accordance with Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended. We may make contributions to the 401(k) Plan but are not required to do so. We match 50% of employee contributions in cash, up to a maximum of 3% of an employee's salary and subject to salary ceiling rules imposed by the Internal Revenue Service.

New Restricted Stock and Option Plan

        Holdings adopted a 2004 Equity Incentive Plan which became effective contemporaneously with the consummation of the August Transactions, which we refer to as the equity plan. The total number of shares of common stock for which options or awards may be granted under the equity plan for the grant of stock options is 3,933,595 shares in the aggregate. The number of shares of stock available under the equity plan for issuance of restricted stock is 22,290,371 shares in the aggregate.

        Shares of common stock relating to expired or terminated options may again be subject to an option or award under the equity plan, subject to limited restrictions, including any limitation required by the United States Internal Revenue Code of 1986, as amended, or the Code. The equity plan provides for the grants of incentive stock options, within the meaning of Section 422 of the Code, to selected employees, and for grants of non-qualified stock options and awards and restricted stock awards. The purposes of the equity plan are to attract and retain the best available personnel, provide additional incentives to our employees, directors and consultants and to promote the success of our business.

        The compensation committee of the board of directors of Holdings will administer the equity plan. If there is no compensation committee, the board of directors will appoint a committee to administer the equity plan, which shall be comprised of at least two members of the board of directors who are non-employee directors and outside directors as defined in the Code. The administrator of the equity plan has the authority to select participants to receive awards of stock options or restricted stock pursuant to the equity plan. The administrator will also have the authority to determine the time of receipt, the types of awards and number of shares covered by awards, and to establish the terms, conditions and other provisions of the awards under the equity plan.

        The exercise price of any incentive stock option granted to an employee who possess more than 10% of the total combined voting power of all classes of our shares within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the underlying share at the time the option is granted. Furthermore, the aggregate fair market value of shares of common stock purchased under an incentive stock option for the first time by an employee during any calendar year may not exceed $100,000. The term of any incentive stock option cannot exceed ten years from the date of grant.

        Shares of restricted stock granted under the equity plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant until the satisfaction of conditions set by the compensation committee.

        The equity plan will terminate ten years following its effective date but the board of directors of Holdings may terminate the equity plan at any time in its sole discretion. The board of directors of Holdings may amend the equity plan subject to restrictions requiring the approval of Welsh Carson.

New Cash Incentive Plan

        Holdings adopted a 2004 Long-Term Cash Incentive Plan which became effective upon the consummation of the August Transactions, which we refer to as the cash plan. The total number of units available under the cash plan for awards may not exceed 100,000. If any awards are terminated, forfeited or cancelled, units granted under such awards are available for award again under the cash plan. No participant may receive more than 100,000 units. The purposes of the cash plan are to attract and retain the best available personnel, provide additional incentives to our employees, directors and consultants and to promote the success of our business.

        The compensation committee of the board of directors of Holdings will administer the cash plan. If there is no compensation committee, the board of directors will appoint a committee to administer the cash plan, which shall be comprised of at least two members of the board of directors who are non-employee directors and outside directors as defined in the Code. The administrator of the cash plan has the authority, in its sole discretion, to select participants to receive awards of units. The administrator will also have the authority to determine the time of receipt, the types of awards and number of units conveyed by awards, and to establish the terms, conditions and other provisions of the awards under the cash plan.

        The value of awards is based upon our company's performance. The aggregate amount payable under awards is payable only upon the occurrence of certain events. Until such an event is deemed probable by us, no expense for any award is reflected in our financial statements. Upon a change of control of our company or qualified initial public offering of Holdings the full amount payable under the plan, which was approximately $32 million as of December 31, 2004, would be paid in cash. Upon certain other events, a lesser percentage of the full amount would be paid. The cash plan will terminate following the payment in full of all payments payable upon a qualified initial public offering or change of control of Holdings.

New Director Stock Option Plan

        Holdings board of directors adopted a 2004 Director Stock Option Plan which became effective in October of 2004, which we refer to as the director plan. The total number of shares of common stock for which options or awards may be granted under the director plan for the grant of stock options is 500,000 shares in the aggregate.

        Shares of common stock relating to expired or terminated options may again be subject to an option under the director plan, subject to limited restrictions, including any limitation required by the Code. The director plan provides for the grants of non-qualified stock options. The purposes of the director plan are to attract and retain qualified non-employees to serve on our board of directors and to enhance the future growth of our company by aligning such persons' interests with those of our company and our stockholders.

        The compensation committee of the board of directors of Holdings will administer the director plan. If there is no compensation committee, the board of directors of Holdings shall administer the director plan.

        Options under the director plan may only be awarded to eligible directors. Eligible directors are members of Holdings' board of directors who are not officers of our company or any subsidiary, not full-time employees of our company or any subsidiary and are not employees, partners or affiliates of

Welsh Carson. Upon effectiveness of the director plan, each eligible director automatically received an option to purchase 5,000 shares of common stock. Furthermore, each eligible director who served on a committee of the board of directors of Holdings on the effective date of the director plan, or who is subsequently appointed to the board of directors, or who serves on the audit committee, of US Oncology, or is subsequently appointed to the audit committee of US Oncology, automatically receives an option to purchase 1,000 shares of common stock. Each eligible director serving on Holdings' board of directors on the date of our 2005 annual meeting of stockholders, and each such annual meeting thereafter, shall automatically receive an option to purchase 5,000 shares of common stock. At the first board of directors meeting following the 2005 annual meeting of stockholders, and each annual meeting of stockholders thereafter, each eligible director appointed at such meeting appointed to any committee of the board of directors, or who is a member of any committee of the board of directors or audit committee of US Oncology, shall automatically receive an option to purchase 1,000 shares of common stock for each such committee to which such eligible director is appointed.

        The director plan will terminate ten years following its effective date. The board of directors of Holdings may amend the director plan, subject to certain limitations.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 1, 2004, with respect to the beneficial ownership of our parent's capital stock by (i) our chief executive officer and each of the other named executive officers set forth below, (ii) each of our directors, (iii) all of our directors and executive officers as a group and (iv) each holder of five percent (5%) or more of any class of our parent's outstanding capital stock. See "Certain Relationships and Related Transactions—Arrangements With Management—Stock Offering," and "Certain Relationships and Related Transacations—Arrangements With Non-Employee Directors—Other Directors."

Name of Beneficial Owner(1)	Common Shares Beneficially Owned	Percent of Outstanding Common Shares	Participating Preferred Shares Beneficially Owned	Percent of Outstanding Participating Preferred Shares
Welsh, Carson, Anderson & Stowe(2)	90,610,569	76.2%	12,944,367	93.0%
R. Dale Ross(3)	7,389,249	6.2%	55,607	*
Bruce D. Broussard(4)	3,536,284	3.0%	26,612	*
Atul Dhir, M.B.B.S., D. Phil(5)	1,688,970	1.4%	12,710	*
Vicki H. Hitzhusen(6)	155,000	*	5,000	*
George D. Morgan(7)	3,586,284	3.0%	26,612	*
Leo Sands(8)	2,111,216	1.8%	15,888	*
Phillip Watts(9)	1,372,289	1.2%	10,327	*
Russell L. Carson(10)	1,651,748	1.4%	235,964	1.7%
Lloyd K. Everson, M.D.(11)	1,055,608	*	7,944	*
Boone Powell Jr.(12)	93,500	*	12,500	*
Stephen E. Jones, M.D.(13)	31,250	*	3,750	*
Burton Schwartz, M.D.(13)	13,750	*	1,250	*
D. Scott Mackesy(14)	19,957	*	2,851	*
Richard B. Mayor(12)(15)	268,500	*	37,500	*
Robert A. Ortenzio(16)	269,500	*	37,500	*
Sean Traynor(17)	8,484	*	1,212	*
All directors and executive officers as a group(18)	24,798,609	20.8%	505,143	3.6%

*
Less than one percent

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

(2)
Represents (A) 74,621,302 common shares and 10,660,186 participating preferred shares held by Welsh Carson over which Welsh Carson has sole voting and investment power, (B) 8,750 common shares and 1,250 participating preferred shares held by WCAS Management Corporation, over which WCAS Management Corporation has sole voting and investment power, (C) an aggregate 4,675,559 common shares and 669,187 held by individuals who are general partners of WCAS IX Associates LLC, the sole general partner of Welsh Carson and/or otherwise employed by an affiliate of Welsh, Carson, Anderson & Stowe, and (D) an aggregate 11,304,958 common shares and 1,614,994 participating preferred shares held by other co-investors, over which Welsh Carson has sole voting power. WCAS IX Associates LLC, the sole general partner of Welsh Carson and the individuals who serve as general partners of WCAS IX Associates LLC, including Russell L. Carson, D. Scott Mackesy and Sean Traynor, may be deemed to beneficially own the shares beneficially owned by Welsh Carson. Such persons disclaim beneficial ownership of such shares. The principal executive offices of Welsh, Carson, Anderson & Stowe are located at 320 Park Avenue, Suite 2500, New York, New York 10022.

(3)
Includes 7,000,000 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the August Transactions.

(4)
Includes 3,350,000 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the August Transactions

(5)
Includes 1,600,000 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the August Transactions.

(6)
Includes 120,000 shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the August Transactions.

(7)
Includes 3,350,000 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the August Transactions.

(8)
Includes 2,000,000 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the August Transactions.

(9)
Includes 1,300,000 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the August Transactions.

(10)
Includes 1,651,748 common shares and 235,964 participating preferred shares over which Mr. Carson has sole voting and investment power. Does not include 74,621,302 common shares and 10,660,186 participating preferred shares owned by Welsh Carson or 8,750 common shares and 1,250 participating preferred shares owned by WCAS Management Corporation. Mr. Carson, as a general partner of Welsh Carson and an officer of WCAS Management Corporation, may be deemed to beneficially own the shares beneficially owned by Welsh Carson and WCAS Management Corporation. Mr. Carson disclaims beneficial ownership of such shares.

(11)
Includes 1,000,000 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the August Transactions.

(12)
Includes 6,000 shares subject to an option to purchase common stock granted under the 2004 Director Stock Option Plan.

(13)
Includes 5,000 shares of common stock subject to an option to purchase common stock granted under the 2004 Director Stock Option Plan.

(14)
Includes 19,957 common shares and 2,851 participating preferred shares over which Mr. Mackesy has sole voting and investment power. Does not include 74,621,302 common shares and 10,660,186 participating preferred shares owned by Welsh Carson or 8,750 common shares and 1,250 participating preferred shares owned by WCAS Management Corporation. Mr. Mackesy, as a general partner of Welsh Carson and an officer of WCAS Management Corporation, may be deemed to beneficially own the shares beneficially owned by Welsh Carson and WCAS Management Corporation. Mr. Mackesy disclaims beneficial ownership of such shares.

(15)
Includes 105,000 shares of common stock and 15,000 shares of preferred stock held by a limited partnership in which Mr. Mayor is general partner.

(16)
Includes 7,000 shares subject to an option to purchase common stock granted under the 2004 Director Stock Option Plan.

(17)
Includes 8,484 common shares and 1,212 participating preferred shares over which Mr. Traynor has sole voting and investment power. Does not include 74,621,302 common shares and 10,660,186 participating preferred shares owned by Welsh Carson or 8,750 common shares and 1,250 participating preferred shares owned by WCAS Management Corporation. Mr. Traynor, as a general partner of Welsh Carson and an officer of WCAS Management Corporation, may be deemed to beneficially own the shares beneficially owned by Welsh Carson and WCAS Management Corporation. Mr. Traynor disclaims beneficial ownership of such shares.

(18)
Does not include 74,621,302 common shares and 10,660,186 participating preferred shares owned by Welsh Carson or 8,750 common shares and 1,250 participating preferred shares owned by WCAS Management Corporation. Includes an aggregate 21,100,000 common shares which are subject to restrictions on transfer set forth in restricted stock award agreements entered into at the time of the consummation of the August Transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Our Investors

        In connection with their investment in Holdings, Welsh Carson, its co-investors and related investors and the US Oncology directors and officers who participated in the merger, entered into a stock subscription agreement and a stockholders agreement with our parent. Pursuant to the stock subscription agreement, these investors purchased shares of our parent's preferred stock and common stock for an aggregate purchase price of approximately $309.2 million ($6.7 million of such investment was made by existing US Oncology directors and officers as described below) in cash plus an aggregate 14,307,501 shares of US Oncology common stock which were owned by Welsh Carson, its co-investors and Robert A. Ortenzio, one of our directors. Prior to the merger, these shares were contributed to our parent in exchange for our parent's equity securities. In connection with such contribution, our parent valued these shares at $15.05 per share, the per share amount of the merger consideration. Upon consummation of the merger, these shares were cancelled without payment of any merger consideration. Pursuant to the stockholders agreement, these investors entered into agreements among themselves relating to the transfer of equity securities of our parent. In addition, upon consummation of the August Transactions, an affiliate of Welsh Carson received a one-time fee of $17.3 million in connection with the August Transactions and we reimbursed Welsh Carson and its affiliates for their out-of-pocket expenses in connection with the August Transactions.

Arrangements with Management

        Investment in Holdings.    Certain of our other directors and executive officers have made an investment in Holdings and acquired shares of preferred stock and common stock of Holdings on the same basis that Welsh Carson and its co-investors and related investors invested in Holdings. These directors and executive officers are: Russel L. Carson (Director), Lloyd K. Everson (Director), Stephen E. Jones M.D. (Director), Richard B. Mayor (Director), Robert A. Ortenzio (Director), Boone Powell Jr. (Director), Burton Schwartz, M.D., R. Dale Ross (Chairman and Chief Executive Officer), Bruce D. Broussard (Chief Financial Officer and Executive Vice President of Pharmaceutical Services), Atul Dhir, M.B.B.S., D.Phil. (President, Cancer Information and Research), George D. Morgan (Chief Operating Officer), Leo E. Sands (Executive Vice President, Chief Administrative Officer and Secretary), and Phillip H. Watts (General Counsel). These directors and executive officers purchased equity in Holdings with a portion of the cash they received in the merger in exchange for their existing equity interests in US Oncology. The aggregate equity investment of such directors and executive officers was approximately $6.7 million.

        Payment of Merger Consideration.    In connection with the merger, all issued and outstanding shares of US Oncology common stock (other than shares owned by Holdings and Oiler Acquisition Corp.) were converted into the right to receive $15.05 in cash and outstanding options (including those held by our existing directors and executive officers) became immediately exercisable and canceled in exchange for (1) the excess, if any, of $15.05 over the per share exercise prices of the options multiplied by (2) the number of shares of common stock subject to the options exercisable as of the effective time of the merger, net of any applicable withholding taxes. The aggregate payment made in the merger directly to all of our existing directors and executive officers and directors for their existing equity holdings was approximately $56.7 million.

        New Restricted Stock and Option Plan Awards.    In connection with the merger, Holdings adopted a new restricted stock and option plan. Members of US Oncology's management, including some of those participating in the merger, received awards under this plan upon consummation of the merger. See "Management—New Restricted Stock and Option Plan."

        New Cash Incentive Plan.    In addition, management is entitled to participate in a long-term cash incentive plan to the extent US Oncology exceeds targeted returns on invested capital over a period of time preceding a liquidity event, such as a sale of the company or an initial public offering within a specified number of years. See "Management—New Cash Incentive Plan."

        Employment Agreements.    Upon completion of the merger, each of our existing executive offers entered into new employment agreements. See "Management—Employment Agreements."

        Stock Offering.    We have recently completed the private placement of shares of Holdings common and participating preferred stock to physicians and other select employees of our company at a price of $1.00 for each share of common stock and $33.00 for each share of participating preferred stock. The gross proceeds from this offering were approximately $34.5 million which was contributed to us and used for general working capital purposes.

Other Relationships

        We enter into medical director agreements with certain of our affiliated physicians. Under a typical medical director agreement, we retain an affiliated physician to advise us on a specific initiative or matter, such as blood and marrow stem cell transplantation or clinical research, and, in return, we pay the affiliated physician a medical director fee, typically $25,000 to $250,000 annually. During 2003, 2002 and 2001, we had agreements with six, twenty and thirteen medical directors, respectively, under which we paid $1.2 million, $1.8 million and $1.1 million, respectively. In addition, we have agreements with other affiliated physicians providing for per diem payments for medical director services. Payments under these arrangements were not significant.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

        We summarize below the principal terms of the agreements that govern our existing senior secured credit facility, our non-tendered existing senior subordinated notes and our Series D subordinated notes. This summary is not a complete description of all the terms of such agreements.

Our Existing Senior Secured Credit Facility

General

        Our existing senior secured credit facility provides for senior secured financing of up to $560.0 million, consisting of

  •
  a $160.0 million revolving credit facility, none of which is currently drawn, including both a letter of credit sub-facility and a swingline loan sub-facility, that will terminate in six years and

  •
  a $400.0 million term loan facility with a maturity of seven years that was drawn in full in connection with the consummation of the August Transactions. $384.0 million was outstanding under the term loan facility as of March 1, 2005.

        In addition, we may request additional tranches of term loans or increases to the revolving credit facility in an aggregate amount not exceeding $100 million, subject to certain conditions, including the absence of a default, our pro forma compliance with certain financial covenants and receipt of commitments by existing or additional financial institutions or institutional lenders reasonably satisfactory to the administrative agent.

        Proceeds of term loans, together with other sources of funds described under "Use of Proceeds," were used to finance the August Transactions. Proceeds of revolving loans, swingline loans, letters of credit and any additional tranches of term loans will be used for general corporate purposes.

Interest and Fees

        The interest rates applicable to loans, other than swingline loans, under our existing senior secured credit facility are, at our option, equal to either an alternate base rate or an adjusted LIBO rate for a one, two, three or six month interest period chosen by us (or a nine or 12 month period if all lenders agree to make an interest period of such duration available) in each case, plus an applicable margin percentage.

        The alternate base rate will be the greater of (1) the prime rate or (2) one-half of 1% over the weighted average of the rates on overnight Federal funds transactions as published by the Federal Reserve Bank of New York. The adjusted LIBO rate will be determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which our lenders are subject. The applicable margin percentage will initially be a percentage per annum equal to (1) 1.75% for alternate base rate term loans, (2) 2.75% for adjusted LIBO rate term loans, (3) 1.50% for alternate base rate revolving loans and (4) 2.50% for adjusted LIBO rate revolving loans. Following the delivery to the lenders of our financial statements for the fiscal year ended December 31, 2004, the applicable margin percentage under the revolving credit facility and term loan facility will be subject to adjustment based upon the ratio of our total indebtedness to our consolidated EBITDA.

        Swingline loans bear interest at the interest rate applicable to alternate base rate revolving loans.

        On the last business day of each calendar quarter we are required to pay each lender a commitment fee in respect of any unused commitments under the revolving credit facility. The commitment fee is initially 0.50% and will be subject to adjustment based upon the ratio of our total indebtedness to our consolidated EBITDA.

Prepayments

        Subject to exceptions, our existing senior secured credit facility requires mandatory prepayments of term loans in amounts equal to:

  •
  100% of the net cash proceeds from asset sales that are not reinvested by us within a specified period,

  •
  50% of the net cash proceeds from the issuance of certain equity securities by us or our parent,

  •
  100% of the net cash proceeds from the issuance of certain debt securities by us or our parent, and

  •
  75% (subject to reduction based upon the ratio of our total indebtedness to our consolidated EBITDA) of our annual excess cash flow.

        Voluntary prepayments of loans under our existing senior secured credit facility and voluntary reductions of revolving credit commitments are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to adjusted LIBO rate loans.

Amortization of Principal

        Our existing senior secured credit facility requires scheduled quarterly payments on the term loans each equal to $1.0 million for the first six years, with the balance paid in four equal quarterly installments thereafter.

Collateral and Guarantors

        Indebtedness under our existing senior secured credit facility is guaranteed by all of our current restricted subsidiaries, all of our future restricted subsidiaries and by our parent and is secured by a first priority security interest in substantially all of our existing and future real and personal property, including accounts receivable, inventory, equipment, general intangibles, intellectual property, investment property, cash and a first priority pledge of our capital stock and the capital stock of the guarantor subsidiaries.

Restrictive Covenants and Other Matters

        Our existing senior secured credit facility requires that we comply on a quarterly basis with certain financial covenants, including an interest coverage ratio test and a maximum leverage ratio test, which financial covenants will become more restrictive over time. In addition, our existing senior secured credit facility includes negative covenants restricting or limiting our ability and the ability of our subsidiaries, to, among other things:

  •
  incur, assume or permit to exist additional indebtedness or guarantees,

  •
  incur liens and engage in sale leaseback transactions,

  •
  make capital expenditures,

  •
  make loans, investments and other advances,

  •
  declare dividends, make payments or redeem or repurchase capital stock,

  •
  engage in mergers, acquisitions and other business combinations,

  •
  prepay, redeem or purchase certain indebtedness including the notes,

  •
  amend or otherwise alter terms of certain indebtedness including the notes,

  •
  enter into agreements limiting subsidiary distributions,

  •
  sell assets,

  •
  transact with affiliates, and

  •
  alter the business that we conduct.

        Such negative covenants are subject to exceptions, including, with respect to restrictions on dividends from us to our parent.

        Our existing senior secured credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting our existing senior secured credit facility to be in full force and effect and change of control. If such an event of default occurs, the lenders under our existing senior secured credit facility are entitled to take various actions, including the acceleration of amounts due under our existing senior secured credit facility and all actions permitted to be taken by a secured creditor.

Non-Tendered Existing Senior Subordinated Notes

        Our existing senior subordinated notes were issued on February 1, 2002 in an original aggregate principal amount of $175,000,000, of which $3.0 million remained outstanding as of September 30, 2004. Interest on these notes accrues at 9 5/8% per annum, with such interest payable semi-annually in arrears on each February 1 and August 1 to the holders of record of such notes as of each January 15 and July 15 prior to each such respective payment date. The notes may be redeemed by us beginning on February 1, 2007, in whole or in part, at redemption prices in excess of their aggregate principal amount.

Series D Subordinated Notes

        The subordinated notes were issued to physicians with whom we entered into service agreements. Substantially all of the subordinated notes outstanding at December 31, 2004 bear interest at 7%, are due in installments through 2007 and are subordinated to senior bank and certain other debt. If we fail to make payments under any of the notes, the respective practice can terminate the related service agreement.

DESCRIPTION OF SENIOR EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions". In this description, the words "Company", "we", "us" and "our" refer only to Oiler Acquisition Corp. and, following the merger described below, US Oncology, Inc. and not to any of their respective subsidiaries.

        Oiler Acquisition Corp., which merged with and into US Oncology, Inc., with US Oncology, Inc. continuing as the surviving corporation (the "Merger"), issued the Senior Notes under an Indenture (the "Senior Notes Indenture") dated as of August 20, 2004, between itself and LaSalle Bank National Association, as Trustee.

        The terms of the senior exchange notes are identical in all material respects to the outstanding senior notes except that upon completion of the exchange offer, the senior exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. We refer to the senior exchange notes, together with the outstanding senior notes as the "Senior Notes." The terms of the Senior Notes include those set forth in the Senior Notes Indenture and those made part of the Senior Notes Indenture by reference to the Trust Indenture Act.

        We urge you to read the Senior Notes Indenture because it, and not this description, defines your rights as a holder of these Senior Notes. A copy of the Senior Notes Indenture is available upon request to the Company at the address indicated under "Where You Can Find Additional Information".

        We can issue, subject to compliance with the covenant described under "—Certain Covenants—Limitation on Debt", an unlimited amount of additional Senior Notes at later dates under the same Senior Notes Indenture. We can issue additional Senior Notes as part of the same series or as an additional series. Any additional Senior Notes that we issue in the future will be identical in all respects to the Senior Notes, except that Senior Notes issued in the future will have different issuance prices and issuance dates. We will issue Senior Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

Principal, Maturity and Interest

        The Senior Notes mature on August 15, 2012. We can issue an unlimited aggregate principal amount of Offered Senior Notes and additional Senior Notes, combined. We issued $300.0 million aggregate principal amount of Offered Senior Notes on August 20, 2004.

        Interest on the Offered Senior Notes accrues at a rate of 9% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2005. We will pay interest to those persons who were holders of record on the February 1 or August 1 immediately preceding each interest payment date. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at that higher rate to the extent lawful.

        Interest on the Senior Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

        The Senior Notes are:

  •
  senior unsecured obligations of the Company;

  •
  equal in ranking ("pari passu") with all our existing and future senior debt;

  •
  senior in right of payment to all our existing and future subordinated debt, including the senior subordinated notes and any of US Oncology Inc.'s 9 5/8% Senior Subordinated Notes due 2012 that were not repurchased in connection with the Merger; and

  •
  guaranteed on a senior unsecured basis by the Subsidiary Guarantors.

As of December 31, 2004, after giving effect to the offering, the application of the net proceeds from the offering of the outstanding notes and the Transactions, the total outstanding debt of the Company and the Subsidiary Guarantors on a consolidated basis, excluding unused commitments made by lenders, would have been approximately $989.2 million.

        We only have a stockholder's claim in the assets of our subsidiaries. This stockholder's claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of the Senior Notes will only be creditors of the Company and of those subsidiaries that are Subsidiary Guarantors. In the case of subsidiaries that are not Subsidiary Guarantors, all the existing and future liabilities of these subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Senior Notes.

        Substantially all of our operations are conducted through our subsidiaries. Therefore, our ability to service our debt, including the Senior Notes, is dependent upon the earnings of our subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws restrict the ability of our subsidiaries to pay us dividends or make loans and advances to us. If these restrictions are applied to subsidiaries that are not Subsidiary Guarantors, then we would not be able to use the earnings of those subsidiaries to make payments on the Senior Notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, we would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to us. Any of the situations described above could make it more difficult for us to service our debt.

        The total balance sheet liabilities of the Subsidiary Guarantors and our other subsidiaries as of December 31, 2004, excluding unused commitments made by lenders, was as follows:

        $440.4 million—approximate total balance sheet liabilities of the Subsidiary Guarantors

        $7.4 million—approximate total balance sheet liabilities of all other subsidiaries

        The Subsidiary Guarantors and our other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The Senior Notes Indenture contains limitations on the amount of additional Debt that we and the Restricted Subsidiaries may Incur. However, the amounts of this Debt could nevertheless be substantial and, in certain circumstances, may be Incurred either by Subsidiary Guarantors or by our other subsidiaries.

        The Senior Notes are unsecured obligations of the Company and the Subsidiary Guarantors. Secured Debt of the Company and the Subsidiary Guarantors will be effectively senior to the Senior Notes to the extent of the value of the assets securing this Debt.

        As of December 31, 2004 the outstanding secured Debt of the Company and the Subsidiary Guarantors was as follows:

        $398.2 million—approximate secured Debt of the Company and the Subsidiary Guarantors, combined.

Subsidiary Guarantees

        Our obligations under the Senior Notes Indenture, including the repurchase obligation resulting from a Change of Control, are fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis, by (1) all of our existing and any future Domestic Restricted Subsidiaries and (2) any future Foreign Restricted Subsidiary that guarantees any Debt of the Company. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

        The Subsidiary Guarantors currently generate a substantial portion of our revenue. As of December 31, 2004 our subsidiaries that were not Subsidiary Guarantors represented the following approximate percentages of our assets and revenues, on a consolidated basis:

0.7%	—	of our consolidated assets represented by subsidiaries that are not Subsidiary Guarantors
0.2%	—	of our consolidated total revenues represented by subsidiaries that are not Subsidiary Guarantors (revenues for the combined twelve-month period ended December 31, 2004)

        If we sell or otherwise dispose of either:

  (1)
  our ownership interest in a Subsidiary Guarantor, or

  (2)
  all or substantially all the assets of a Subsidiary Guarantor,

such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. In addition, if we redesignate a Subsidiary Guarantor as an Unrestricted Subsidiary, which we can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. See "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries", "—Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries" and "—Merger, Consolidation and Sale of Property".

        If any Subsidiary Guarantor makes payments under its Subsidiary Guarantee, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company's and the other Subsidiary Guarantors' shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.

Optional Redemption

        Except as set forth in the following paragraphs, the Senior Notes are not be redeemable at the option of the Company prior to August 15, 2008. Starting on that date, the Company may redeem all or any portion of the Senior Notes, at once or over time, after giving the required notice under the Senior Notes Indenture. The Senior Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Senior Notes redeemed during the 12-month period commencing on August 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2008	104.500%
2009	102.250%
2010 and thereafter	100.000%

        At any time and from time to time, prior to August 15, 2007, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Senior Notes (which includes any additional Senior Notes) with the proceeds of one or more Qualified Equity Offerings (provided that, if the Qualified Equity Offering is an offering by Parent, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Senior Notes is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the

Company), at a redemption price equal to 109% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Senior Notes remains Outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

        The Company may choose to redeem all or any portion of the Senior Notes, at once or over time, prior to August 15, 2008. If it does so, it may redeem the Senior Notes after giving the required notice under the Senior Notes Indenture. To redeem the Senior Notes, the Company must pay a redemption price equal to the sum of:

  (a)
  100% of the principal amount of the Senior Notes to be redeemed, plus

  (b)
  the Applicable Premium,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        "Applicable Premium" means, with respect to a Senior Note at any time, the greater of (1) 1.0% of the principal amount of such Senior Note at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Senior Note at August 15, 2008 (such redemption price being described in the table appearing in the first paragraph of "—Optional Redemption" exclusive of any accrued interest) plus (ii) any required interest payments due on such Senior Note through August 15, 2008, (including any accrued and unpaid interest) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Senior Note.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

        "Comparable Treasury Price" means, with respect to any redemption date:

          (a)   the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" or

          (b)   if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Reference Treasury Dealer" means Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Any notice to holders of Senior Notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date.

Sinking Fund

        There are no mandatory sinking fund payments for the Senior Notes.

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control (unless the Company gives notice of redemption pursuant to the provisions of the Senior Notes Indenture described under "—Optional Redemption"), each holder of Senior Notes will have the right to require us to repurchase all or any part of such holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, the Company shall:

          (a)   cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

          (b)   send, by first class mail, with a copy to the Trustee, to each holder of Senior Notes, at such holder's address appearing in the Security Register, a notice stating:

            (1)   that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all Senior Notes timely tendered will be accepted for payment;

            (2)   the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (3)   the circumstances and relevant facts regarding the Change of Control including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

            (4)   the procedures that holders of Senior Notes must follow in order to tender their Senior Notes (or portions thereof) for payment, and the procedures that holders of Senior Notes must follow in order to withdraw an election to tender Senior Notes (or portions thereof) for payment.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Notes Indenture applicable to a Change of Control Offer made by us and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

        The Change of Control repurchase feature is a result of negotiations between us and the initial purchasers. Following the Transactions, management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to certain covenants described below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Notes Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer or other conveyance of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all our assets by any of the means described above, the ability of a holder of Senior Notes to require us to repurchase its Senior Notes may be uncertain. In such a case, holders of the Senior Notes may not be able to resolve this uncertainty without resorting to legal action.

        The Credit Facilities provide that the occurrence of certain change of control events with respect to Parent or the Company would constitute a default thereunder. In the event that at the time of such Change of Control the terms of any Debt of the Company (including the Credit Agreement) restrict or prohibit the purchase of Senior Notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we undertake to (1) repay in full all such Debt or (2) obtain the requisite consents under the agreements governing such Debt to permit the repurchase of the Senior Notes. If we do not repay such Debt or obtain such consents, we will remain prohibited from purchasing Senior Notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of Default under the Senior Notes Indenture, which would, in turn, constitute a default under the Credit Agreement.

        Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Senior Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Senior Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Our obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Notes. See "—Amendments and Waivers".

Certain Covenants

        The Senior Notes Indenture contains covenants including, among others, the following:

        Limitation on Debt.    (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and such Debt is Debt of the Company or a Subsidiary Guarantor and after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00.

          (b)   Notwithstanding the foregoing paragraph (a), each of the following shall be permitted (collectively, "Permitted Debt");

            (1)   Debt of the Company evidenced by the Offered Senior Notes and the Offered Senior Subordinated Notes and of Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Offered Senior Notes and the Offered Senior Subordinated Notes and Debt of the Company represented by the Exchange Notes with respect to the Offered Senior Notes and the Senior Subordinated Exchange Notes with respect to the Offered Senior Subordinated Notes and the Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Exchange Notes with respect to the Offered Senior Notes and the Senior Subordinated Exchange Notes with respect to the Offered Senior Subordinated Notes;

            (2)   Debt of the Company or a Subsidiary Guarantor under any Credit Facilities, provided, however, that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed $650.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase Senior Notes or Repay other Debt, pursuant to the covenant described under "—Limitation on Asset Sales";

            (3)   Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof and (B) if the Company is the obligor on such Debt, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Senior Notes;

            (4)   Debt outstanding on the Issue Date not otherwise described in clauses (1) through (3) above;

            (5)   (A) Debt (including Capital Lease Obligations) Incurred by the Company or any Subsidiary Guarantor (i) to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) at the time of, or within 270 days after, such purchase, lease or improvement or (ii) as part of a Sale and Leaseback Transaction and (B) Debt constituting Guarantees of Debt of Permitted Joint Ventures; provided, however, that the aggregate principal amount of such Debt and Guarantees, when taken together with the amount of Debt and Guarantees previously Incurred pursuant to this clause (5) and then outstanding (including any Permitted Refinancing Debt with respect thereto), does not exceed the greater of (x) $50.0 million and (y) 6.0% of Total Tangible Assets;

            (6)   Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to paragraph (a) of this covenant;

            (7)   Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes; provided, however, that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

            (8)   Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

            (9)   Debt in connection with one or more standby letters of credit, performance, bid or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary in the ordinary course of business or repayment obligations pursuant to self-insurance obligations and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit;

            (10) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

            (11) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of its Incurrence;

            (12) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to paragraph (a) of this covenant and clauses (1), (4), (5) and (6) above;

            (13) Debt in the form of loans from Unrestricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

            (14) Debt consisting of promissory notes issued by the Company or any Restricted Subsidiary to current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such officers, directors or employees) to finance any repurchase of shares of Capital Stock or options to purchase shares of Capital Stock made in accordance with clause (d) of the second paragraph of the covenant described under "—Limitation on Restricted Payments";

            (15) any Guarantee by the Company or a Subsidiary Guarantor of Debt of the Company or a Subsidiary Guarantor that was Incurred in compliance with this covenant; provided, however, that if such Debt is by its express terms subordinated in right of payment to the Senior Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable, any such guarantee with respect to such Debt shall be expressly subordinated in right of payment to the Senior Notes or such Subsidiary Guarantor's Subsidiary Guarantee; and

            (16) In addition to the items referred to in clauses (1) through (l5) above, Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount which, when taken together with the amount of Debt previously Incurred pursuant to this clause (16) and then outstanding, does not exceed $50.0 million.

    Notwithstanding anything to the contrary contained in this covenant,

            (A)  the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to paragraph (b) of this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Senior Notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations, and

            (B)  the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor.

    For purposes of determining compliance with this covenant:

            (1)   any Debt under the Credit Facilities Incurred on the Issue Date will be deemed to have been Incurred pursuant to clause (2) of paragraph (b) above;

            (2)   in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses;

            (3)   the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described above; and

            (4)   other than Debt classified pursuant to clause (1) of this paragraph, following the date of its Incurrence, any Debt originally classified as Incurred pursuant to one of the clauses in the definition of "Permitted Debt" above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another clause in the definition of "Permitted Debt" above, as applicable, to the extent that such reclassified Debt could be Incurred pursuant to such new clause at the time of such reclassification.

        Limitation on Restricted Payments.    The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (a)   a Default or Event of Default shall have occurred and be continuing,

          (b)   the Company could not Incur at least $1.00 of additional Debt pursuant to paragraph (a) of the covenant described under "—Limitation on Debt" or

          (c)   the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (without duplication):

            (1)   50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

            (2)   Capital Stock Sale Proceeds, net cash capital contributions and the Fair Market Value of Property (other than Debt) contributed in respect of the Company's Capital Stock (other than Disqualified Stock) subsequent to the Issue Date, plus

            (3)   the sum of:

          (A)  the aggregate net cash proceeds and the Fair Market Value of Property (other than Debt) received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

          (B)  the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

            (x)   any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

            (y)   the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

    plus

          (4)   an amount equal to the sum of:

          (A)  the net reduction after the Issue Date in Investments (other than Permitted Investments) in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, proceeds realized on the sale of such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary from such Person, less the cost of the disposition of such Investments, and

          (B)  the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

      provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments (other than Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

        Notwithstanding the foregoing limitation, the Company may:

          (a)   pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Senior Notes Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (b)   make any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) or contributed in respect of such Capital Stock; provided, however, that

            (1)   such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and

            (2)   the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

          (c)   purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d)   repurchase shares of, or options to purchase shares of, Capital Stock of Parent, the Company or any of the Company's Subsidiaries (or pay dividends to Parent to consummate any such repurchases) from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Parent Board or the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases in any calendar year shall not exceed the lesser of (A) the sum of (x) $500,000 and (y) the aggregate amount of Restricted Payments permitted (but not made) in prior calendar years pursuant to this clause (d) and (B) the sum of (i) $2.5 million plus (ii) the amount of net cash proceeds received by the Company after the Issue Date from any payment under "key-man" life insurance policies obtained by the Company or a Restricted Subsidiary to insure the life of any director or officer of the Company or a Restricted Subsidiary; and provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (e)   pay dividends or make other distributions to Parent to be used by Parent:

            (1)   to pay its franchise taxes and other fees required to maintain its corporate existence;

            (2)   to pay for general corporate and overhead expenses (including salaries and other compensation of employees) incurred by Parent in the ordinary course of its business to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries; provided, however, that no such funds shall be used for the payment of fees to Welsh, Carson, Anderson & Stowe, its Affiliates, directors, officers or any other Person associated with Welsh, Carson Anderson & Stowe; and

            (3)   to pay fees and expenses other than to Affiliates related to an unsuccessful equity or debt offering not prohibited by the Senior Notes Indenture:

provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (f)    pay dividends or make distributions or advances to Parent to be used by Parent to pay Federal, state and local taxes payable by Parent and directly attributable to (or arising as a result of) the operations of the Company and the Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state or local taxes were the Company to pay such taxes as a stand alone taxpayer (including any interest or penalties thereon) and (B) such dividends, distributions and advances pursuant to this clause (f) are used by Parent for such purposes within 10 days of the receipt of such dividends; provided further, however, that such dividends, distributions and advances shall be excluded in the calculation of the amount of Restricted Payments;

          (g)   make payments to former stockholders of US Oncology, Inc. in connection with the exercise of appraisal rights arising as a result of the Transactions under applicable law; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (h)   make any Restricted Payment made on the Issue Date in connection with the Transactions and described in this prospectus; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (i)    make repurchases of shares of common stock of the Company deemed to occur upon the exercise of options to purchase shares of common stock of the Company if such shares of common stock of the Company represent a portion of the exercise price of such options; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (j)    purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has complied with the provisions described in "—Repurchase at the Option of Holders Upon a Change of Control" above or "—Limitation on Asset Sales" below; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

          (k)   make Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (k), does not exceed $30.0 million; provided, however, that at the time of each such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

        Limitation on Liens.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (the "Initial Lien"), other than Permitted Liens, upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, securing any Debt, unless it has made or will make effective provision whereby the Senior Notes or, in the case of a Restricted Subsidiary that is a Subsidiary Guarantor, the applicable Subsidiary Guarantee will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien.

        Any Lien created for the benefit of the holders of the Senior Notes pursuant to the preceding paragraph shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.

        Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not:

          (a)   directly or indirectly sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, or

          (b)   permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

          (1)   directors' qualifying shares,

          (2)   to the Company or a Wholly Owned Restricted Subsidiary, or

          (3)   if, immediately after giving effect to such disposition, such Restricted Subsidiary either (i) remains a Restricted Subsidiary or (ii) would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would constitute a Permitted Investment or would be permitted to be made under the covenant described under "—Limitation on Restricted Payments" if made on the date of such disposition.

        Limitation on Asset Sales.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a)   the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; provided, however, that with respect to PPM Asset Sales, the Company receives consideration at the time of such PPM Asset Sale at least equal to the lesser of (x) the Fair Market Value of such Property and (y) the net book value of such Property excluding any write downs or reductions in net book value after June 30, 2004 other than as a result of normal course depreciation and amortization or casualty or destruction or, if specified in the applicable Management Services Agreement, the price at which the purchaser of such Property is entitled to purchase such Property pursuant to such Management Services Agreement; and

          (b)   at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents.

        For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

          (1)   the assumption of Debt of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Sale;

          (2)   securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days, to the extent of cash received in that conversion; and

          (3)   with respect to PPM Asset Sales, (x) the principal amount of any Debt of the Company canceled or retired as consideration to the Company or a Restricted Subsidiary in such PPM Asset Sale and (y) Capital Stock of Parent at the time of such PPM Asset Sale in an aggregate amount which, when taken together with any other such Debt or Capital Stock received pursuant to this clause (3), does not exceed $10.0 million.

        The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a)   to Repay Debt Incurred pursuant to clause (2) of paragraph (b) of the covenant described under "—Limitation on Debt" (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

          (b)   to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

        Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within one year from the date of the receipt of such Net Available Cash (or, if later, 90 days after the execution of any agreement with respect to such application, which agreement is signed within one year from the date of the receipt of such Net Available Cash) shall constitute "Excess Proceeds".

        When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to purchase (the "Prepayment Offer") the Senior Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Senior Notes Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Senior Notes have been given the opportunity to tender their Senior Notes for purchase in accordance with the Senior Notes Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Senior Notes Indenture and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" will mean the product of:

          (a)   the Excess Proceeds and

          (b)   a fraction,

            (1)   the numerator of which is the aggregate principal amount of the Senior Notes Outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date, and

            (2)   the denominator of which is the sum of (x) the aggregate principal amount of the Senior Notes Outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date and (y) the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date, that is pari passu in right of payment with the Senior Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

        Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first class mail, to the holders of Senior Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

          (b)   make any loans or advances to the Company or any other Restricted Subsidiary or

          (c)   transfer any of its Property to the Company or any other Restricted Subsidiary.

        The foregoing limitations will not apply:

          (1)   with respect to clauses (a), (b) and (c), to restrictions:

            (A)  in effect on the Issue Date,

            (B)  with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date,

            (C)  that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) below or any amendment or supplement to any such agreement; provided, however, that such restriction is no more restrictive than those contained in the agreement evidencing the Debt so Refinanced or the agreement being amended or supplemented, as determined in good faith by the Board of Directors, whose determination shall be conclusive,

            (D)  imposed with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

            (E)  on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

            (F)  customary supermajority voting provisions and provisions with respect to the disposition of assets or property, in each case, contained in agreements relating to Permitted Joint Ventures that are Subsidiary Guarantors,

            (G)  arising under applicable law,

            (H)  contained in the terms of any Debt of the Company or any Restricted Subsidiary not Incurred in violation of the Senior Notes Indenture; provided, however, that such restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in the Senior Notes Indenture, as determined in good faith by the Board of Directors whose determination shall be conclusive, or

            (I)   contained in any agreement or instrument governing Senior Debt (including the Credit Facilities) not Incurred in violation of the Senior Notes Indenture; provided, however, that such restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in the Credit Facilities on the Issue Date, as determined in good faith by the Board of Directors, whose determination shall be conclusive, and

          (2)   with respect to clause (c) only, to restrictions:

            (A)  encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

            (B)  resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

            (C)  customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale, or

            (D)  on the transfer of assets subject to any Lien imposed by the holder of such Lien.

        Limitation on Transactions with Affiliates.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a)   the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company;

          (b)   if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

          (c)   if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's length transaction with a Person who was not an Affiliate. For purposes of this clause (c) only, any contract or series of related contracts for the rendering of services entered into in the ordinary course of business by the Company or any Restricted Subsidiary with any other Person will not be deemed to be in excess of $25.0 million if, when entered into, (x) the payments made by the Company and the Restricted Subsidiaries and (y) the value of services performed by the Company and the Restricted Subsidiaries in connection with such contract or series of related contracts do not exceed, and are not then reasonably expected by the Board of Directors in its good faith determination to exceed, $10.0 million in any year.

        Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (a)   any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided, however, that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (b)   any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" other than any Permitted Investment;

          (c)   the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, and compensation (including amounts paid pursuant to employee benefit plans or arrangements) paid to, and indemnity provided for the benefit of, officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof;

          (d)   (i) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed $3.0 million in the aggregate at any one time outstanding; and (ii) loans to affiliated physician groups made pursuant to clause (o) of the definition of "Permitted Investments";

          (e)   any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (f)    any Affiliate Transaction made on the Issue Date in connection with the Transactions and described in this prospectus;

          (g)   the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (h)   any agreement approved by the Board of Directors (including a majority of the disinterested members of the Board of Directors) among Welsh, Carson, Anderson & Stowe IX, L.P., its Affiliates and the Company or any Restricted Subsidiary relating to (1) the payment of reasonable and customary fees by the Company or any Restricted Subsidiary for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities rendered to the Company or any Restricted Subsidiary, and in any event such fees shall not exceed 2% of the aggregate transaction value in respect of which such services are rendered, or (2) the provision of customary management services to the Company or any Restricted Subsidiary from time to time;

          (i)    any transaction or agreement between the Company or one or more Restricted Subsidiaries, on the one hand, and any affiliated physician or affiliated physician group, on the other hand; provided, however, that any such transactions or agreements are no less favorable in the aggregate to US Oncology, Inc. and its Subsidiaries than transactions or agreements in effect on the Issue Date;

          (j)    any transaction between the Company and an Unrestricted Subsidiary relating to self insurance arrangements, in each case, on terms that are no less favorable to the Company than those that would have been obtained in a comparable arm's length transaction by the Company with a Person that is not an Affiliate of the Company; and

          (k)   any agreement as in effect on the Issue Date and described in this prospectus under "Certain Relationships and Related Transactions" or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

        Limitation on Sale and Leaseback Transactions.    The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

          (a)   the Company or such Restricted Subsidiary would be entitled to:

            (1)   Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitation on Debt", and

            (2)   create a Lien on such Property securing such Attributable Debt without also securing the Senior Notes or the applicable Subsidiary Guarantee pursuant to the covenant described under "—Limitation on Liens",

          (b)   the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction are at least equal to the Fair Market Value of such Property, and

          (c)   such Sale and Leaseback Transaction is effected in compliance with the covenant described under "—Limitation on Asset Sales".

        Designation of Restricted and Unrestricted Subsidiaries.    The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

          (a)   the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

          (b)   one of the following:

            (1)   the Subsidiary to be so designated has total assets of $1,000 or less,

            (2)   if such Subsidiary has total assets greater than $1,000, the Company would be permitted under the covenant described under "—Limitation on Restricted Payments" to make a Restricted Payment or a Permitted Investment in the amount equal to the Fair Market Value of the Investment in such Subsidiary, or

            (3)   such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

        Except as provided in the first sentence of the preceding paragraph (including clauses (a) and (b) thereof), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x)   the Company could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of the covenant described under "—Limitation on Debt", and

          (y)   no Default or Event of Default shall have occurred and be continuing or would result therefrom.

        Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (a)   certifies that such designation or redesignation complies with the foregoing provisions, and

          (b)   gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

        Limitation on Company's Business.    The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than a Related Business.

        Future Subsidiary Guarantors.    The Company shall cause each future Foreign Restricted Subsidiary that Guarantees any other Debt of the Company and each future Domestic Restricted Subsidiary that Incurs any Debt to, at the same time, execute and deliver to the Trustee a Subsidiary Guarantee.

Merger, Consolidation and Sale of Property

        The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b)   the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Senior Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Senior Notes Indenture to be performed by the Company;

          (c)   immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c) and clause (d) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (d)   immediately after giving pro forma effect to such transaction or series of transactions, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Debt"; provided, however, that this clause (d) will not be applicable to (A) the Company or a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or substantially all its Property to the Company or a Subsidiary Guarantor or (B) the Company or a Restricted Subsidiary merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company or a Restricted Subsidiary in another jurisdiction; and

          (e)   the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the Property of one or more Subsidiaries of the Company, which Property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the Property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the Property of the Company.

        Upon consummation of the Merger, US Oncology, Inc. shall execute and deliver to the Trustee a supplemental indenture of the type referred to in clause (b) of the first paragraph under this heading "—Merger, Consolidation and Sale of Property," whereupon US Oncology, Inc. shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company under the Senior Notes Indenture, and thereafter the predecessor Company shall be discharged from all obligations and covenants under the Senior Notes Indenture and the Senior Notes. Notwithstanding anything in the covenant described under this heading "—Merger, Consolidation and Sale of Property" to the contrary, the merger of Oiler Acquisition Corp. with and into US Oncology, Inc. shall be permitted under the Senior Notes Indenture.

        The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b)   the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

          (c)   immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; provided, however, that this paragraph (c) will not be applicable to any Subsidiary Guarantor that consolidates with, merges with or into or conveys, transfers or leases all or substantially all of its Property to the Company or another Subsidiary Guarantor.

        The Company also shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Subsidiary Guarantee, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

        The foregoing provisions with respect to Subsidiary Guarantors (other than clause (c)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with the covenant described under "—Certain Covenants—Limitation on Asset Sales".

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Senior Notes Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), and the predecessor Company, except in the case of a lease, shall be released from any obligation to pay the principal of, premium, if any, and interest on, the Senior Notes.

Reports

        Whether or not required by the SEC, so long as any Senior Notes are outstanding, if not filed electronically with the SEC through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the holders of Senior Notes, within the time periods specified in the SEC's rules and regulations:

            (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

            (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        In addition, whether or not required by the SEC, after the consummation of the Registered Exchange Offer (as defined under "Exchange Offer; Registration Rights") or the effectiveness of the Shelf Registration Statement (as defined under "Exchange Offer; Registration Rights"), the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Senior Notes remain outstanding, it will furnish to the holders of the Senior Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(4) under the Securities Act.

        In addition, if at any time Parent becomes a Guarantor (there being no obligation of Parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or of any direct or indirect parent corporation of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Senior Notes pursuant to this covenant may, at the option of the Company, be filed by and be those of Parent rather than the Company.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement (as defined under "Exchange Offer; Registration Rights") and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information referred to in clause (1) above shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries of the Company.

Events of Default

        Events of Default in respect of the Senior Notes include:

            (1)   failure to make the payment of any interest on the Senior Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

            (2)   failure to make the payment of any principal of, or premium, if any, on, any of the Senior Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

            (3)   failure to comply with the covenant described under "—Merger, Consolidation and Sale of Property";

            (4)   failure to comply with any other covenant or agreement in the Senior Notes or in the Senior Notes Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

            (5)   a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

            (6)   any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (or its foreign currency equivalent at the time), net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim, that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

            (7)   certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions"); and

            (8)   any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the "guarantee provisions").

        A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then Outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        If an Event of Default with respect to the Senior Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Senior Notes then Outstanding may declare to be immediately due and payable the principal amount of all the Senior Notes then Outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the Senior Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Senior Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Senior Notes then Outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Senior Notes Indenture.

        Subject to the provisions of the Senior Notes Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Notes Indenture at the request or direction of any of the holders of the Senior Notes, unless such holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Senior Notes then Outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Senior Notes.

        No holder of Senior Notes will have any right to institute any proceeding with respect to the Senior Notes Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)   such holder has previously given to the Trustee written notice of a continuing Event of Default,

          (b)   the registered holders of at least 25% in aggregate principal amount of the Senior Notes then Outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

          (c)   the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Senior Notes then Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any Senior Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Senior Note on or after the respective due dates expressed in such Senior Note.

Amendments and Waivers

        Subject to certain exceptions, the Senior Notes Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Senior Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Senior Notes Indenture which cannot be amended without the consent of each holder of an Outstanding Senior Note) with the consent of the registered holders of at least a majority in aggregate principal amount of the Senior Notes then Outstanding. However, without the consent of each holder of an Outstanding Senior Note, no amendment may, among other things,

          (1)   reduce the amount of Senior Notes whose holders must consent to an amendment or waiver,

          (2)   reduce the rate of or extend the time for payment of interest on any Senior Note,

          (3)   reduce the principal of or extend the Stated Maturity of any Senior Note,

          (4)   make any Senior Note payable in money other than that stated in the Senior Note,

          (5)   impair the right of any holder of the Senior Notes to receive payment of principal of and interest on such holder's Senior Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder's Senior Notes or any Subsidiary Guarantee,

          (6)   subordinate the Senior Notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor,

          (7)   reduce the premium payable upon the redemption of any Senior Note nor change the time at which any Senior Note may be redeemed, as described under "—Optional Redemption", or

          (8)   make any change in any Subsidiary Guarantee that would adversely affect the holders of the Senior Notes.

        Without the consent of any holder of the Senior Notes, the Company and the Trustee may amend the Senior Notes Indenture to:

          (1)   cure any ambiguity, omission, defect or inconsistency,

          (2)   provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Senior Notes Indenture,

          (3)   provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes (provided that the uncertificated Senior Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Notes are described in Section 163(f)(2)(B) of the Code),

          (4)   add additional Guarantees with respect to the Senior Notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Senior Notes Indenture,

          (5)   secure the Senior Notes,

          (6)   add to the covenants of the Company for the benefit of the holders of the Senior Notes or to surrender any right or power conferred upon the Company,

          (7)   make any change that does not adversely affect the rights of any holder of the Senior Notes,

          (8)   comply with any requirement of the SEC in connection with the qualification of the Senior Notes Indenture under the Trust Indenture Act, or

          (9)   provide for the issuance of additional Senior Notes in accordance with the Senior Notes Indenture.

        The consent of the holders of the Senior Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the Senior Notes at such holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Senior Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all its obligations under the Senior Notes and the Senior Notes Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Notes, to replace mutilated, destroyed, lost or stolen Senior Notes, and to maintain a registrar and paying agent in respect of the Senior Notes. In addition, the Company at any time may terminate:

          (1)   its obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control", "—Certain Covenants" and "—Reports",

          (2)   the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the guarantee provisions described under "—Events of Default" above, and

          (3)   the limitations contained in clauses (d) under the first paragraph of, and in the fourth paragraph of, "—Merger, Consolidation and Sale of Property" above ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "—Certain Covenants" or "—Reports"), (5), (6), or (7) (with respect only to Significant Subsidiaries) or (8) under "—Events of Default" above or because of the failure of the Company to comply with clause (d) under the first paragraph of, or with the fourth paragraph of, "—Merger, Consolidation and Sale of Property" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

        The legal defeasance option or the covenant defeasance option may be exercised only if:

          (a)   the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Senior Notes to maturity or redemption, as the case may be;

          (b)   the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Senior Notes to maturity or redemption, as the case may be;

          (c)   123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under "—Events of Default" occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

          (d)   no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e)   such deposit does not constitute a default under any other agreement or instrument binding on the Company;

          (f)    the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (g)   in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

            (1)   the Company has received from the Internal Revenue Service a ruling, or

            (2)   since the date of the Senior Notes Indenture there has been a change in the applicable U.S. Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Senior Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

          (h)   in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (i)    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Senior Notes have been complied with as required by the Senior Notes Indenture.

Governing Law

        The Senior Notes Indenture and the Senior Notes are governed by the internal laws of the State of New York.

The Trustee

        LaSalle Bank, National Association, is the Trustee under the Senior Notes Indenture.

        Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Senior Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Senior Notes Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Certain Definitions

        Set forth below are certain of the defined terms used in the Senior Notes Indenture. Reference is made to the Senior Notes Indenture for the full disclosure of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Additional Assets" means:

          (a)   any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

          (b)   Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; or

          (c)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

  provided, however, that, in the case of clause (b) or (c), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments", "—Certain Covenants—Limitation on Transactions with Affiliates" and "—Certain Covenants—Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a)   any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares),

          (b)   all or substantially all the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, or

          (c)   any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

          (1)   any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

          (2)   for purposes of the covenant described under "—Certain Covenants—Limitation on Asset Sales" only, any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments",

          (3)   any disposition effected in compliance with the first paragraph of the covenant described under "—Merger, Consolidation and Sale of Property",

          (4)   sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Company or the Restricted Subsidiaries to the extent such license does not interfere with the business of the Company or any Restricted Subsidiary,

          (5)   any exchange of tangible assets with a Fair Market Value of less than $25.0 million for like-kind tangible assets to be used in connection with a Related Business, but only to the extent that such exchange qualifies for nonrecognition of gain or loss under Section 1031 of the Code,

          (6)   any disposition of cash or Temporary Cash Investments;

          (7)   any sale or disposition deemed to occur in connection with creating or granting any Liens;

          (8)   any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind;

          (9)   the sale or discount, in each case, in the ordinary course and without recourse, of any accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (10) any sale or disposition of obsolete inventory or worn out assets permitted pursuant to the Senior Notes Indenture; and

          (11) a disposition of assets with a Fair Market Value of less than $2.5 million.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a)   if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation", and

          (b)   in all other instances, the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)   the sum of the product of the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b)   the sum of all such payments.

        "Board of Directors" means the board of directors of the Company or any committee thereof, duly authorized to act on behalf of such board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

        "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Change of Control" means the occurrence of any of the following events:

          (a)   prior to the earlier to occur of (i) the first public equity offering of common stock of Parent or (ii) the first public equity offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such

  Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of Parent or the Company, whether as a result of the issuance of securities of Parent or the Company, any merger, consolidation, liquidation or dissolution of Parent or the Company, any direct or indirect transfer of securities by Parent, the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock such parent entity);

          (b)   on or after the earlier to occur of (i) the first public equity offering of common stock of Parent or (ii) the first public equity offering of common stock of the Company, if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in clause (a) above), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in clause (a) above), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (b), such person or group shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent entity and the Permitted Holders, directly or indirectly, do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (c)   the sale, lease transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

          (d)   during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors or the Parent Board (together with any new directors whose election or appointment by such Board of Directors or the Parent Board or whose nomination for election by the shareholders of the Company or Parent was approved by (i) a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders) cease for any reason to constitute a majority of the Board of Directors or the Parent Board then in office, provided that for purposes of this clause (d), the terms "Board of Directors" and "Parent Board" shall not include any committee thereof; or

          (e)   the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a)   the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Company are then available to

          (b)   Consolidated Interest Expense for such four fiscal quarters;

        provided, however, that:

          (1)   if

            (A)  since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

            (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

  Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

          (2)   if

            (A)  since the beginning of such period the Company or any Restricted Subsidiary shall have made one or more Asset Sales with an aggregate Fair Market Value equal to or in excess of $10.0 million or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

            (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

            (C)  since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

  EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sales, Investments or acquisitions as if such Asset Sales, Investments or acquisitions occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (less, to the extent included in such total interest expense, financing fees relating to the Transactions), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

          (a)   interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

          (b)   amortization of debt discount and debt issuance costs, including commitment fees (other than amortization of deferred financing fees relating to the Transactions),

          (c)   capitalized interest,

          (d)   non-cash interest expense,

          (e)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (f)    net payments pursuant to Hedging Obligations,

          (g)   Disqualified Stock Dividends,

          (h)   Preferred Stock Dividends,

          (i)    interest Incurred in connection with Investments in discontinued operations,

          (j)    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by, or secured by the assets of, the Company or any Restricted Subsidiary (other than interest accruing on any Debt of any Permitted Joint Venture that is Guaranteed by, or secured by the assets of, the Company or any Restricted Subsidiary; provided, however, that such interest shall be included in "Consolidated Interest Expense" if either (A) such Debt is in default or (B) the Company or any Restricted Subsidiary has ever previously made any payment of interest or principal in respect of such Debt), and

          (k)   the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a)   any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (c) below, to the extent such cash has not previously been included in Consolidated Net Income, Consolidated Net Income shall be increased by the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below),

          (b)   any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

            (1)   subject to the exclusion contained in clause (c) below, to the extent such cash has not previously been included in Consolidated Net Income, Consolidated Net Income shall be increased by the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

            (2)   the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (c)   any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (d)   any extraordinary gain or loss,

          (e)   the cumulative effect of a change in accounting principles,

          (f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock),

          (g)   any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144; provided, however, that such charge is not attributable to the exiting of any market served by the Company or its affiliated physicians;

          (h)   any net after-tax gains or losses attributable to the early extinguishment of Debt;

          (i)    charges resulting from inventory purchase accounting adjustments resulting from the Transactions, and

          (j)    any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition.

Notwithstanding the foregoing, for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

        "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Agreement to be entered into on the Issue Date among the Company, Parent, the Subsidiary Guarantors, JPMorgan Chase Bank, as administrative agent and collateral agent, Wachovia Bank, National Association, as syndication agent, Citicorp North America, Inc., as documentation agent and the other lenders party thereto) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a)   the principal of and premium (if any) in respect of:

            (1)   debt of such Person for money borrowed, and

            (2)   debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b)   all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c)   all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d)   all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e)   the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f)    all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g)   all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

          (h)   to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Debt" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

        The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1)   zero if such Hedging Obligation has been Incurred pursuant to clause (7) or (8) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt", or

          (2)   the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)   matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise,

          (b)   is or may become, upon the occurrence of certain events or otherwise, redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c)   is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Senior Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Senior Notes shall not constitute Disqualified Stock if:

          (1)   the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Senior Notes and described under "—Certain Covenants—Limitation on Asset Sales" and "—Repurchase at the Option of Holders Upon a Change of Control"; and

          (2)   any such requirement only becomes operative after compliance with such terms applicable to the Senior Notes, including the purchase of any Senior Notes tendered pursuant thereto.

        The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Senior Notes Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

        "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a)   the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

            (1)   the provision for taxes based on income or profits or utilized in computing net loss,

            (2)   Consolidated Interest Expense,

            (3)   depreciation,

            (4)   amortization of intangibles,

            (5)   any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and

            (6)   any non-recurring fees, charges or other expenses (x) related to any offering of Capital Stock, Permitted Investment, acquisition or Incurrence of Debt permitted under the Senior Notes Indenture (in each case whether or not consummated) or (y) made or Incurred in connection with the Transactions in each case, to the extent deducted (and not subsequently added back) in calculating Consolidated Net Income for such period, minus

          (b)   all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it (1) will result in the receipt of cash payments in any future period or (2) represents the reversal of a prior accrual or reserve previously excluded from being added back in calculating EBITDA pursuant to clause (a)(5) above).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

        "Event of Default" has the meaning set forth under "—Events of Default".

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Exchange Notes" means the debt securities of the Company issued pursuant to the Senior Notes Indenture in exchange for, and in an aggregate principal amount equal to, the Senior Notes, in compliance with the terms of the Registration Rights Agreement.

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a)   if such Property has a Fair Market Value equal to or less than $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, or

          (b)   if such Property has a Fair Market Value in excess of $25.0 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

          (a)   in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (b)   in the statements and pronouncements of the Financial Accounting Standards Board,

          (c)   in such other statements by such other entity as approved by a significant segment of the accounting profession, and

          (d)   the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b)   entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1)   endorsements for collection or deposit in the ordinary course of business, or

          (2)   a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment".

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement or any other similar agreement or arrangement.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Solely for purposes of determining compliance with "—Certain Covenants—Limitation on Debt", the following will not be deemed to be the Incurrence of Debt:

          (1)   amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security,

          (2)   the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms,

          (3)   the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Debt, and

          (4)   a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt.

        "Independent Financial Advisor" means an investment banking or accounting firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments" and "—Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)   the Company's "Investment" in such Subsidiary at the time of such redesignation, less

          (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Issue Date" means the date on which the Offered Senior Notes are initially issued.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Management Services Agreement" means any contract between the Company or a Restricted Subsidiary and a physician practice entity for the provision of services by the Company or such Restricted Subsidiary to such physician practice entity.

        "Merger Agreement" means the agreement and plan of merger among Oiler Holding Company, Oiler Acquisition Corp. and US Oncology, Inc. dated March 20, 2004, as in effect on the Issue Date.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and any proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a)   all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

          (b)   all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

          (c)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

          (d)   the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

        In addition, to the extent not otherwise constituting Net Available Cash, any cash, in each case net of (a) (d) above, received by the Company or a Restricted Subsidiary in connection with the formation of a Permitted Joint Venture, or the designation of a Restricted Subsidiary that is or will become a Permitted Joint Venture as an Unrestricted Subsidiary, including, without limitation, any proceeds related to the Incurrence of Debt by such Person or the sale or issuance of Capital Stock in such Person, shall constitute Net Available Cash.

        "Offered Senior Subordinated Notes" means the $275.0 million aggregate principal amount of Senior Subordinated Notes to be issued on the Issue Date.

        "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Outstanding" means, subject to certain exceptions, all Senior Notes issued under the Senior Notes Indenture, except those theretofore canceled by the Trustee or delivered to it for cancelation, defeased in accordance with the Senior Notes Indenture, paid in full, or in respect of which substitute Senior Notes have been authenticated and delivered by the Trustee.

        "Parent" means US Oncology Holdings, Inc. (f/k/a Oiler Holding Company), a Delaware corporation.

        "Parent Board" means the board of directors of Parent or any committee thereof duly authorized to act on behalf of such board.

        "Permitted Holders" means (i) Welsh, Carson, Anderson & Stowe IX, L.P. and its Affiliates (including, without limitation, any investment partnership under common control with Welsh, Carson, Anderson & Stowe IX, L.P.), (ii) any officer, director, employee, partner, member or stockholder of the manager or general partner of the foregoing Persons and (iii) any Related Parties with respect to any of the foregoing Persons.

        "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a)   the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business;

          (b)   any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Related Business;

          (c)   cash and Temporary Cash Investments;

          (d)   receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f)    loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed $3.0 million at any one time outstanding;

          (g)   stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

          (h)   any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (i)    any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales";

          (j)    any Person to the extent such Investment is made by the Company or a Restricted Subsidiary for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company;

          (k)   any Person to the extent such Investment existed on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

          (l)    any person to the extent such Investment consists of Hedging Obligations incurred pursuant to clauses (7) or (8) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt" or Guarantees thereof;

          (m)  Permitted Joint Ventures in an aggregate amount outstanding at any one time not to exceed the greater of (a) $25.0 million or (b) 3.0% of Total Tangible Assets (with each Investment being valued as of the date made and without regard to subsequent changes in value);

          (n)   in any Permitted Joint Venture to the extent such Investment consists of a Guarantee of Debt of such Permitted Joint Venture permitted to be Incurred pursuant to clauses (5) or (16) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt";

          (o)   loans to affiliated physician groups in an aggregate amount outstanding at any one time not to exceed the greater of (a) $25.0 million or (b) 3.0% of Total Tangible Assets; and

          (p)   other Investments made for Fair Market Value that do not exceed $40.0 million outstanding at any one time in the aggregate.

        The amount of Investments outstanding at any time pursuant to clause (m), (o) or (p) above shall be reduced by (A) the net reduction after the Issue Date in Investments made after the Issue Date pursuant to such clause resulting from dividends, repayments of loans or advances or other transfers of Property, proceeds realized on the sale of any such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary in respect of any such Investment, less the cost of the disposition of any such Investment, and (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary that was designated after the Issue Date as an Unrestricted Subsidiary pursuant to clause (m), (o) or (p) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made by the Company or any Restricted Subsidiary pursuant to clause (m), (o) or (p) in such Person.

        "Permitted Joint Venture" means a Person (1) that owns, leases, operates or services a hospital or other health-care provider for the purpose of developing, operating, conducting or marketing a Permitted Business and (2) of which the Company or any Restricted Subsidiary owns a 30% or greater equity interest.

        "Permitted Liens" means:

          (a)   Liens to secure Debt permitted to be Incurred under clause (2) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt";

          (b)   Liens to secure Debt permitted to be Incurred under clause (5) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt", provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property purchased, leased or constructed with the proceeds of such Debt and any improvements or accessions to such Property;

          (c)   Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (d)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (e)   Liens on the Property of the Company or any Restricted Subsidiary Incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (f)    Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (g)   Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (h)   pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (i)    zoning restrictions, utility easements, building restrictions and such other encumbrances, irregularities or charges against real Property that do not in the aggregate materially impair the use of such Property in the operation of the Company's business;

          (j)    Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

          (k)   Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (l)    Liens in favor of the Company or any Subsidiary Guarantor;

          (m)  leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the business of the Company or any Restricted Subsidiary;

          (n)   attachment or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

          (o)   Liens arising from the filing Uniform Commercial Code financing statements regarding leases or consignments;

          (p)   Liens securing Hedging Obligations so long as the related Debt is, and is permitted to be under the Indenture, secured by a Lien on the same Property securing such Hedging Obligations;

          (q)   Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (r)   Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

          (s)   Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt; or (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (t)    Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

          (u)   Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

            (1)   the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Senior Notes Indenture, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

          (v)   Liens on Property that result from provisions of any Management Services Agreement that permit an affiliated physician group or physician or physicians affiliated with such affiliated physician group to purchase such Property in connection with the termination of such Management Services Agreement; and

          (w)  other Liens securing obligations which do not exceed $50.0 million at any one time outstanding.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)   such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)   the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

          (b)   the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c)   the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced,

          (d)   the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, and

          (e)   to the extent such Debt directly or indirectly Refinances Debt of a Restricted Subsidiary Incurred pursuant to clause (6) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt", such Refinancing Debt shall be Incurred only by such Restricted Subsidiary;

provided, however, that Permitted Refinancing Debt shall not include:

          (x)   Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

          (y)   Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "PPM Asset Sales" means sales of assets to physician practice entities or to physicians affiliated with physician practice entities in connection with the termination or modification of the Management Services Agreement in effect on the Issue Date with such physician practice entities or such affiliated physicians.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of the Company after consultation with the independent certified public accountants of the Company, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within six months following such transaction, provided, that such adjustments are set forth in an Officers' Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Senior Notes Indenture, the value of any Property shall be its Fair Market Value.

        "Qualified Equity Offering" means (1) an underwritten primary public offering of common stock of the Company or Parent pursuant to an effective registration statement under the Securities Act or (2) any private placement of common stock of the Company or Parent to any Person who is not a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

        "Related Parties" means, with respect to any specified Person at any specified time,

          (1)   if a natural person, (A) any spouse, parent or lineal descendant (including by adoption) of such Person or (B) the estate of such Person during any period in which such estate holds Capital Stock of Parent or of the Company for the benefit of any Person referred to in clause (1)(A), and

          (2)   if a trust, corporation, partnership, limited liability company or other entity, any other Person that controls such Person at such time. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings.

        "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

        "Restricted Payment" means:

          (a)   any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Restricted Subsidiary, such dividend or distribution is made to the other holders of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

          (b)   the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including (1) in connection with any merger, consolidation or amalgamation and (2) the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c)   the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (1) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (2) the redemption of the subordinated physician notes in connection with conversions of physician management practice entities and/or physicians affiliated with such physician management practice entities to the service line structure or the termination of a Management Services Agreement as in effect on the Issue Date;

          (d)   any Investment (other than Permitted Investments) in any Person; or

          (e)   the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries, unless such issuance, sale or other disposition is classified as a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Securities Act" means the Securities Act of 1933.

        "Senior Debt" of the Company means:

          (a)   all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

            (1)   Debt of the Company for borrowed money, and

            (2)   Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the Senior Notes Indenture for the payment of which the Company is responsible or liable;

          (b)   all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

          (c)   all obligations of the Company

            (1)   for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction,

            (2)   under Hedging Obligations, or

            (3)   issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the Senior Notes Indenture; and

          (d)   all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

          (A)  Debt of the Company that is by its terms subordinate in right of payment to the Notes, including any Subordinated Obligations;

          (B)  any Debt Incurred in violation of the provisions of the Senior Notes Indenture; provided, however, that such Debt shall be deemed not to have been Incurred in violation of the Senior Notes Indenture for purposes of this clause (B) if (x) the Holders of such Debt or their Representative or the Company shall have furnished to the Trustee an opinion of nationally recognized independent legal counsel addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate) to the effect that the Incurrence of such Debt does not violate the provisions of the Senior Notes Indenture or (y) such Debt consists of Debt under the Credit Facilities and Holders of such Debt or their Representative (A) had no actual knowledge at the time of the Incurrence that the Incurrence of such Debt violated the Senior

  Notes Indenture and (B) shall have received an Officers' Certificate to the effect that the Incurrence of such Debt does not violate provisions of the Senior Notes Indenture;

          (C)  accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

          (D)  any liability for U.S. Federal, state, local or other taxes owed or owing by the Company;

          (E)  any obligation of the Company to any Subsidiary; or

          (F)  any obligations with respect to any Capital Stock of the Company.

        "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

        "Senior Subordinated Exchange Notes" means the debt securities of the Company issued pursuant to the indenture governing the Senior Subordinated Notes in exchange for, and in an aggregate principal amount equal to, the Senior Subordinated Notes, in compliance with the terms of the Registration Rights Agreement.

        "Senior Subordinated Notes" means the 10 3/4% Senior Subordinated Notes due 2014 of the Company.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a)   such Person,

          (b)   such Person and one or more Subsidiaries of such Person, or

          (c)   one or more Subsidiaries of such Person.

        "Subsidiary Guarantor" means each Domestic Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors".

        "Subsidiary Guarantee" means a Guarantee on the terms set forth in the Senior Notes Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Senior Notes.

        "Temporary Cash Investments" means any of the following:

          (a)   Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

          (b)   Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof or any foreign country recognized by the United States of America, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (c)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

            (1)   a bank meeting the qualifications described in clause (b) above, or

            (2)   any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d)   Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (e)   direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America or any political subdivision thereof (including any agency or instrumentality of any such state or political subdivision) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

            (1)   the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

            (2)   such obligations mature within 180 days of the date of acquisition thereof; and

          (f)    investment in funds which invest all or substantially all of their assets in Temporary Cash Investments of the kind described in clauses (a) through (e) of this definition.

        "Total Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less, to the extent not deducted in the determination of total assets, accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and, after deducting therefrom, to the extent otherwise included, the amounts of (without duplication):

          (a)   the excess of cost over Fair Market Value of Property;

          (b)   any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

          (c)   unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses, Management Services Agreements and other intangible items as to which

  Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" applies;

          (d)   minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

          (e)   treasury stock;

          (f)    cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

          (g)   Investments in and Property of Unrestricted Subsidiaries (other than Permitted Joint Ventures).

        "Transactions" means the Merger and each of the other transactions contemplated by the Merger Agreement, all as more fully described in this prospectus.

        "Trustee" means LaSalle Bank National Association, until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means:

          (a)   Southeast Texas Cancer Centers, L.P., Cancer Treatment Associates of Northeastern Missouri, Ltd., Aurora Cancer Center, Ltd., AOR Real Estate of Greenville, L.P. and East Indy CC, LLC;

          (b)   any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (c)   any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

DESCRIPTION OF SENIOR SUBORDINATED EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions". In this description, the words "Company", "we", "us" and "our" refer only to Oiler Acquisition Corp. and, following the merger described below, US Oncology, Inc. and not to any of their respective subsidiaries.

        Oiler Acquisition Corp., which merged with and into US Oncology, Inc., with US Oncology, Inc. continuing as the surviving corporation (the "Merger"), issued the Senior Subordinated Notes under an Indenture (the "Senior Subordinated Notes Indenture") dated as of August 20, 2004, between itself and LaSalle Bank National Association, as Trustee.

        The terms of the senior subordinated exchange notes are identical in all material respects to the outstanding senior subordinated notes except that upon completion of the exchange offer, the senior subordinated exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. We refer to the senior subordinated exchange notes, together with the outstanding senior subordinated notes as the "Senior Subordinated Notes." The terms of the Senior Subordinated Notes include those set forth in the Senior Subordinated Notes Indenture and those made part of the Senior Subordinated Notes Indenture by reference to the Trust Indenture Act.

        We urge you to read the Senior Subordinated Notes Indenture because it, and not this description, defines your rights as a holder of these Senior Subordinated Notes. A copy of the Senior Notes Indenture is available upon request to the Company at the address indicated under "Where You Can Find Additional Information".

        We can issue, subject to compliance with the covenant described under "—Certain Covenants—Limitation on Debt", an unlimited amount of additional Senior Subordinated Notes at later dates under the same Senior Subordinated Notes Indenture. We can issue additional Senior Subordinated Notes as part of the same series or as an additional series. Any additional Senior Subordinated Notes that we issue in the future will be identical in all respects to the Senior Subordinated Notes, except that Senior Subordinated Notes issued in the future will have different issuance prices and issuance dates. We will issue Senior Subordinated Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

Principal, Maturity and Interest

        The Senior Subordinated Notes mature on August 15, 2014. We can issue an unlimited aggregate principal amount of Offered Senior Subordinated Notes and additional Senior Subordinated Notes, combined. We issued $275.0 million aggregate principal amount of Offered Senior Subordinated Notes on August 20, 2004.

        Interest on the Offered Senior Subordinated Notes accrues at a rate of 10 3/4% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2005. We will pay interest to those persons who were holders of record on the February 1 or August 1 immediately preceding each interest payment date. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at that higher rate to the extent lawful.

        Interest on the Senior Subordinated Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Subordination

        The Senior Subordinated Notes are:

  •
  senior subordinated, unsecured obligations of the Company;

  •
  guaranteed on a senior subordinated, unsecured basis by the Subsidiary Guarantors;

  •
  equal in ranking ("pari passu") in right of payment with all existing and future Senior Subordinated Debt of the Company and the Subsidiary Guarantors, including any of US Oncology, Inc.'s 9 5/8% senior subordinated notes due 2012 that were not repurchased in connection with the Merger; and

  •
  senior to all future Subordinated Obligations of the Company and the Subsidiary Guarantors.

The payment of principal of, premium, if any, and interest on the Senior Subordinated Notes, and payment under any Subsidiary Guarantee, is subordinated in right of payment to the payment when due of all Senior Debt of the Company or the relevant Subsidiary Guarantor, as the case may be. As a result of this subordination, holders of Senior Debt are entitled, in any of the following situations, to receive full payment on all obligations owed to them before any kind of payment can be made to holders of the Senior Subordinated Notes (except for payments in the form of Permitted Junior Securities and payments made from a trust formed in compliance with the provisions of the Senior Subordinated Notes Indenture described under "—Defeasance"):

  •
  liquidation or dissolution of the Company;

  •
  bankruptcy, reorganization, receivership or similar proceedings;

  •
  assignments for the benefit of our creditors; or

  •
  any marshaling of our assets and liabilities.

        As of December 31, 2004 the total outstanding Senior Debt and Senior Subordinated Debt of the Company and the Subsidiary Guarantors on a consolidated basis, excluding unused commitments made by lenders, was as follows:

$698.2 million—	approximate Senior Debt of the Company and the Subsidiary Guarantors combined, including, $398.0 million under the Credit Facilities and $300.0 million of Senior Notes.
$275.0 million—	approximate Senior Subordinated Debt of the Company and the Subsidiary Guarantors combined, $275.0 million of which consists of the Senior Subordinated Notes.

        We only have a stockholder's claim in the assets of our subsidiaries. This stockholder's claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of the Senior Subordinated Notes will only be creditors of the Company and of those subsidiaries that are Subsidiary Guarantors. In the case of subsidiaries that are not Subsidiary Guarantors, all the existing and future liabilities of these subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Senior Subordinated Notes.

        Substantially all of our operations are conducted through our subsidiaries. Therefore, our ability to service our debt, including the Senior Subordinated Notes, is dependent upon the earnings of our subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws restrict the ability of our subsidiaries to pay us dividends or make loans and advances to us. If these restrictions are applied to subsidiaries that are not Subsidiary Guarantors, then we would not be able to use the earnings of those subsidiaries to make payments on the Senior Subordinated Notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, we would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to us. Any of the situations described above could make it more difficult for us to service our debt.

        The total balance sheet liabilities of the Subsidiary Guarantors and our other subsidiaries as of December 31, 2004, excluding unused commitments made by lenders, was as follows:

$440.4 million—	approximate total balance sheet liabilities of the Subsidiary Guarantors
$7.4 million—	approximate total balance sheet liabilities of all other subsidiaries

        The Subsidiary Guarantors and our other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The Senior Subordinated Notes Indenture contains limitations on the amount of additional Debt that we and the Restricted Subsidiaries may incur. However, the amounts of this Debt could nevertheless be substantial and, in certain circumstances, may be incurred either by Subsidiary Guarantors or by our other subsidiaries.

        The Senior Subordinated Notes are unsecured obligations of the Company and the Subsidiary Guarantors. Secured Debt of the Company and the Subsidiary Guarantors is effectively senior to the Senior Subordinated Notes to the extent of the value of the assets securing this Debt.

        As of December 31, 2004 the Company and the Subsidiary Guarantors did not have any secured Debt (other than Senior Debt) outstanding.

        We may not pay principal of, or premium, if any, or interest on, the Senior Subordinated Notes, or make any deposit pursuant to the provisions described under "—Defeasance", and may not repurchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes"), if:

          (a)   any principal, premium or interest in respect of any Designated Senior Debt is not paid when due, or

          (b)   any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms,

        unless, in either case,

          (1)   the default has been cured or waived and any such acceleration has been rescinded, or

          (2)   such Designated Senior Debt has been paid in full in cash;

provided, however, that we may pay the Senior Subordinated Notes without regard to the foregoing if we and the Trustee receive written notice approving such payment from the Representative of such issue of Designated Senior Debt.

        During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, we may not pay the Senior Subordinated Notes for a period (a "Payment Blockage Period") commencing upon the receipt by us and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter. The Payment Blockage Period will end earlier if the Payment Blockage Period is terminated

          (a)   by written notice to the Trustee and the Company from the Representative that gave the Payment Blockage Notice,

          (b)   because such default is no longer continuing, or

          (c)   because such Designated Senior Debt has been repaid in full in cash.

        Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, we may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Senior Subordinated Notes after the end of such Payment Blockage Period.

        Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

        Upon any payment or distribution of our assets upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our Property:

          (a)   the holders of Senior Debt will be entitled to receive payment in full in cash before the holders of the Senior Subordinated Notes are entitled to receive any payment of principal of or interest on the Senior Subordinated Notes, except that holders of Senior Subordinated Notes may receive and retain shares of stock and any debt securities that are subordinated to Senior Debt to at least the same extent as the Senior Subordinated Notes (such shares and debt securities being referred to herein as "Permitted Junior Securities"); and

          (b)   until the Senior Debt is paid in full in cash, any distribution to which holders of the Senior Subordinated Notes would be entitled but for the subordination provisions of the Senior Subordinated Notes Indenture will be made to holders of the Senior Debt. If a payment or distribution is made to holders of Senior Subordinated Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

        If payment of the Senior Subordinated Notes is accelerated when any Designated Senior Debt is outstanding, we may not pay the Senior Subordinated Notes until five business days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Senior Subordinated Notes Indenture otherwise permits payment at that time.

        The Subsidiary Guarantee of each Subsidiary Guarantor is subordinated to Senior Debt of such Subsidiary Guarantor to the same extent and in the same manner as the Senior Subordinated Notes are subordinated to our Senior Debt.

        Because of the Senior Subordinated Notes Indenture's subordination provisions, holders of Senior Debt and other creditors (including trade creditors) of the Company or the Subsidiary Guarantors may recover disproportionately more than the holders of the Senior Subordinated Notes recover in a bankruptcy or similar proceeding relating to the Company or a Subsidiary Guarantor. This could apply even if the Senior Subordinated Notes or the applicable Subsidiary Guarantee ranked evenly ("pari passu") with the other creditors' claims. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of or interest on the Senior Subordinated Notes.

        Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust pursuant to the provisions described under "—Defeasance" will not be subject to the subordination provisions described above.

        See "Risk Factors—Your right to receive payments on the exchange notes is unsecured and is junior to a substantial portion of our and our guarantors' existing indebtedness and possibly all of our future borrowings", "—Fraudulent conveyance laws could void our obligations under the exchange notes", "—Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes" and "Description of Certain Other Indebtedness".

Subsidiary Guarantees

        Our obligations under the Senior Subordinated Notes Indenture, including the repurchase obligation resulting from a Change of Control, are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated, unsecured basis, by (1) all of our existing and any future Domestic Restricted Subsidiaries and (2) any future Foreign Restricted Subsidiary that guarantees any Debt of the Company. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

        The Subsidiary Guarantors currently generate a substantial portion of our revenue. As of December 31, 2004 our subsidiaries that were not Subsidiary Guarantors represented the following approximate percentages of our assets and revenues, on a consolidated basis:

    0.7% of our consolidated assets represented by subsidiaries that are not Subsidiary Guarantors

    0.2% of our consolidated total revenues represented by subsidiaries that are not Subsidiary Guarantors (revenues for the combined twelve-month period ended December 31, 2004)

        If we sell or otherwise dispose of either:

          (1)   our ownership interest in a Subsidiary Guarantor, or

          (2)   all or substantially all the assets of a Subsidiary Guarantor,

such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. In addition, if we redesignate a Subsidiary Guarantor as an Unrestricted Subsidiary, which we can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. See "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries", "—Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries" and "—Merger, Consolidation and Sale of Property".

        If any Subsidiary Guarantor makes payments under its Subsidiary Guarantee, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company's and the other Subsidiary Guarantors' shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.

Optional Redemption

        Except as set forth in the following paragraphs, the Senior Subordinated Notes are not redeemable at the option of the Company prior to August 15, 2009. Starting on that date, the Company may redeem all or any portion of the Senior Subordinated Notes, at once or over time, after giving the required notice under the Senior Subordinated Notes Indenture. The Senior Subordinated Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Senior Subordinated

Notes redeemed during the 12-month period commencing on August 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2009	105.375%
2010	103.583%
2011	101.792%
2012 and thereafter	100.000%

        At any time and from time to time, prior to August 15, 2007, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Senior Subordinated Notes (which includes any additional Senior Subordinated Notes) with the proceeds of one or more Qualified Equity Offerings (provided that, if the Qualified Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Senior Subordinated Notes is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the Company), at a redemption price equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Senior Subordinated Notes remains Outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

        The Company may choose to redeem all or any portion of the Senior Subordinated Notes, at once or over time, prior to August 15, 2009. If it does so, it may redeem the Senior Subordinated Notes, after giving the required notice under the Senior Subordinated Notes Indenture. To redeem the Senior Subordinated Notes, the Company must pay a redemption price equal to the sum of:

          (a)   100% of the principal amount of the Senior Subordinated Notes to be redeemed, plus

          (b)   the Applicable Premium,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        "Applicable Premium" means, with respect to a Senior Subordinated Note at any time, the greater of (1) 1.0% of the principal amount of such Senior Subordinated Note at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Senior Subordinated Note at August 15, 2009 (such redemption price being described in the table appearing in the first paragraph of "—Optional Redemption" exclusive of any accrued interest) plus (ii) any required interest payments due on such Senior Subordinated Note through August 15, 2009, (including any accrued and unpaid interest) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Senior Subordinated Note.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Subordinated Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Subordinated Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

        "Comparable Treasury Price" means, with respect to any redemption date:

          (a)   the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" or

          (b)   if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Reference Treasury Dealer" means Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Any notice to holders of Senior Subordinated Notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date.

Sinking Fund

        There are no mandatory sinking fund payments for the Senior Subordinated Notes.

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control (unless the Company gives notice of redemption pursuant to the provisions of the Senior Subordinated Notes Indenture described under "—Optional Redemption"), each holder of Senior Subordinated Notes has the right to require us to repurchase all or any part of such holder's Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, the Company shall:

          (a)   cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

          (b)   send, by first class mail, with a copy to the Trustee, to each holder of Senior Subordinated Notes, at such holder's address appearing in the Security Register, a notice stating:

            (1)   that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of

    Control" and that all Senior Subordinated Notes timely tendered will be accepted for payment;

            (2)   the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (3)   the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

            (4)   the procedures that holders of Senior Subordinated Notes must follow in order to tender their Senior Subordinated Notes (or portions thereof) for payment, and the procedures that holders of Senior Subordinated Notes must follow in order to withdraw an election to tender Senior Subordinated Notes (or portions thereof) for payment.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Subordinated Notes Indenture applicable to a Change of Control Offer made by us and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

        The Change of Control repurchase feature is a result of negotiations between us and the initial purchasers. Following the Transactions, management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to certain covenants described below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Notes Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer or other conveyance of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all our assets by any of the means described above, the ability of a holder of Senior Subordinated Notes to require us to repurchase its Senior Subordinated Notes may be uncertain. In such a case, holders of the Senior Subordinated Notes may not be able to resolve this uncertainty without resorting to legal action.

        The Credit Facilities will provide that the occurrence of certain change of control events with respect to Parent or the Company would constitute a default thereunder. In the event that at the time of such Change of Control the terms of any Senior Debt of the Company (including the Credit Agreement) restrict or prohibit the purchase of Senior Subordinated Notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we undertake to (1) repay in full all such Senior Debt or (2) obtain the requisite consents under the agreements governing such Senior Debt to permit the repurchase of the Senior Subordinated Notes. If we do not repay such Senior Debt or obtain such consents, we will remain prohibited from purchasing Senior Subordinated Notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of

Default under the Senior Subordinated Notes Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Senior Subordinated Notes Indenture would likely restrict payment to the Holders of Senior Subordinated Notes.

        Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Senior Subordinated Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Senior Subordinated Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Our obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes. See "—Amendments and Waivers".

Certain Covenants

        The Senior Subordinated Notes Indenture contains covenants including, among others, the following:

        Limitation on Debt.    (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and such Debt is Debt of the Company or a Subsidiary Guarantor and after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00.

          (b)   Notwithstanding the foregoing paragraph (a), each of the following shall be permitted (collectively, "Permitted Debt");

            (1)   Debt of the Company evidenced by the Offered Senior Subordinated Notes and the Offered Senior Notes and of Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Offered Senior Subordinated Notes and the Offered Senior Notes and Debt of the Company represented by the Exchange Notes with respect to the Offered Senior Subordinated Notes and the Senior Exchange Notes with respect to the Offered Senior Notes and the Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Exchange Notes with respect to the Offered Senior Subordinated Notes and the Senior Exchange Notes with respect to the Offered Senior Notes;

            (2)   Debt of the Company or a Subsidiary Guarantor under any Credit Facilities; provided, however, that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed $650.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase Senior Subordinated Notes or Repay other Debt, pursuant to the covenant described under "Limitation on Asset Sales";

            (3)   Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof and (B) if the Company is the obligor on such Debt, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Senior Subordinated Notes;

            (4)   Debt outstanding on the Issue Date not otherwise described in clauses (1) through (3) above;

            (5)   (A) Debt (including Capital Lease Obligations) Incurred by the Company or any Subsidiary Guarantor (i) to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) at the time of, or within 270 days after, such purchase, lease or improvement or (ii) as part of a Sale and Leaseback Transaction and (B) Debt constituting Guarantees of Debt of Permitted Joint Ventures; provided, however, that the aggregate principal amount of such Debt and Guarantees, when taken together with the amount of Debt and Guarantees previously Incurred pursuant to this clause (5) and then outstanding (including any Permitted Refinancing Debt with respect thereto), does not exceed the greater of (x) $50.0 million and (y) 6.0% of Total Tangible Assets;

            (6)   Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to paragraph (a) of this covenant;

            (7)   Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes; provided, however, that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

            (8)   Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

            (9)   Debt in connection with one or more standby letters of credit, performance, bid or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary in the ordinary course of business or repayment obligations pursuant to self-insurance obligations and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit;

            (10) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

            (11) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of its Incurrence;

            (12) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to paragraph (a) of this covenant and clauses (1), (4), (5) and (6) above;

            (13) Debt in the form of loans from Unrestricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

            (14) Debt consisting of promissory notes issued by the Company or any Restricted Subsidiary to current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such officers, directors or employees) to finance any repurchase of shares of Capital Stock or options to purchase shares of Capital Stock made in accordance with clause (d) of the second paragraph of the covenant described under "—Limitation on Restricted Payments";

            (15) any Guarantee by the Company or a Subsidiary Guarantor of Debt of the Company or a Subsidiary Guarantor that was Incurred in compliance with this covenant; provided, however, that if such Debt is by its express terms subordinated in right of payment to the Senior Subordinated Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable, any such guarantee with respect to such Debt shall be expressly subordinated in right of payment to the Senior Subordinated Notes or such Subsidiary Guarantor's Subsidiary Guarantee; and

            (16) In addition to the items referred to in clauses (1) through (l5) above, Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount which, when taken together with the amount of Debt previously Incurred pursuant to this clause (16) and then outstanding, does not exceed $50.0 million.

        Notwithstanding anything to the contrary contained in this covenant,

          (A)  the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to paragraph (b) of this covenant if the proceeds thereof are used, directly or indirectly, to Refinance:

            (1)   any Subordinated Obligations unless such Debt shall be subordinated to the Senior Subordinated Notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations or

            (2)   any Senior Subordinated Debt unless such Debt shall be Senior Subordinated Debt or shall be subordinated to the Senior Subordinated Notes or the applicable Subsidiary Guarantee, as the case may be, and

          (B)  the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations or Senior Subordinated Debt of the Company or any Subsidiary Guarantor.

        For purposes of determining compliance with this covenant:

          (1)   any Debt under the Credit Facilities Incurred on the Issue Date will be deemed to have been Incurred pursuant to clause (2) of paragraph (b) above;

          (2)   in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses;

          (3)   the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described above; and

          (4)   other than Debt classified pursuant to clause (1) of this paragraph, following the date of its Incurrence, any Debt originally classified as Incurred pursuant to one of the clauses in the definition of "Permitted Debt" above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another clause in the definition of "Permitted Debt" above, as applicable, to the extent that such reclassified Debt could be Incurred pursuant to such new clause at the time of such reclassification.

        Limitation on Layered Debt.    The Company shall not, and shall not permit any Subsidiary Guarantor to, Incur, directly or indirectly, (1) any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt or (2) any secured Debt that is not Senior Debt unless the Company contemporaneously therewith makes effective provision to secure the Senior Subordinated Notes equally and ratably with such secured Debt for so long as such secured Debt is secured by a Lien. In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guarantee of such Subsidiary Guarantor. For purposes of this covenant, no Debt will be deemed to be expressly subordinated in right of payment to any other Debt solely by virtue of being unsecured or by virtue of the fact that holders of secured Debt have entered into intercreditor or similar arrangements giving one or more of such holders priority over the other holders in the collateral securing such Debt.

        Limitation on Restricted Payments.    The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (a)   a Default or Event of Default shall have occurred and be continuing,

          (b)   the Company could not Incur at least $1.00 of additional Debt pursuant to paragraph (a) of the covenant described under "—Limitation on Debt" or

          (c)   the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (without duplication):

            (1)   50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

            (2)   Capital Stock Sale Proceeds, net cash capital contributions and the Fair Market Value of Property (other than Debt) contributed in respect of the Company's Capital Stock (other than Disqualified Stock) subsequent to the Issue Date, plus

            (3)   the sum of:

              (A)  the aggregate net cash proceeds and the Fair Market Value of Property (other than Debt) received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

              (B)  the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                (x)   any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                (y)   the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

        plus

            (4)   an amount equal to the sum of:

              (A)  the net reduction after the Issue Date in Investments (other than Permitted Investments) in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, proceeds realized on the sale of such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary from such Person, less the cost of the disposition of such Investments, and

              (B)  the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

      provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments (other than Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

        Notwithstanding the foregoing limitation, the Company may:

          (a)   pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Senior Subordinated Notes Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (b)   make any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) or contributed in respect of such Capital Stock; provided, however, that

            (1)   such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and

            (2)   the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

          (c)   purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d)   repurchase shares of, or options to purchase shares of, Capital Stock of Parent, the Company or any of the Company's Subsidiaries (or pay dividends to Parent to consummate any such repurchases) from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Parent Board or the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases in any calendar year shall not exceed the lesser of (A) the sum of (x) $500,000 and (y) the aggregate amount of Restricted Payments permitted (but not made) in prior calendar years pursuant to this clause (d) and (B) the sum of (i) $2.5 million plus (ii) the amount of net cash proceeds received by the Company after the Issue Date from any payment under "key-man" life insurance policies obtained by the Company or a Restricted Subsidiary to insure the life of any director or officer of the Company or a Restricted Subsidiary; and provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (e)   pay dividends or make other distributions to Parent to be used by Parent:

            (1)   to pay its franchise taxes and other fees required to maintain its corporate existence;

            (2)   to pay for general corporate and overhead expenses (including salaries and other compensation of employees) incurred by Parent in the ordinary course of its business to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries; provided, however, that no such funds shall be used for the payment of fees to Welsh, Carson, Anderson & Stowe, its Affiliates, directors, officers or any other Person associated with Welsh, Carson Anderson & Stowe; and

            (3)   to pay fees and expenses other than to Affiliates related to an unsuccessful equity or debt offering not prohibited by the Senior Subordinated Notes Indenture;

  provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (f)    pay dividends or make distributions or advances to Parent to be used by Parent to pay Federal, state and local taxes payable by Parent and directly attributable to (or arising as a result of) the operations of the Company and the Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state or local taxes were the Company to pay such taxes as a stand alone taxpayer (including any interest or penalties thereon) and (B) such dividends, distributions and advances pursuant to this clause (f) are used by Parent for such purposes within 10 days of the receipt of such dividends; provided further, however, that such dividends, distributions and advances shall be excluded in the calculation of the amount of Restricted Payments;

          (g)   make payments to former stockholders of US Oncology, Inc. in connection with the exercise of appraisal rights arising as a result of the Transactions under applicable law; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (h)   make any Restricted Payment made on the Issue Date in connection with the Transactions and described in this prospectus; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (i)    make repurchases of shares of common stock of the Company deemed to occur upon the exercise of options to purchase shares of common stock of the Company if such shares of common stock of the Company represent a portion of the exercise price of such options; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (j)    purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has complied with the provisions described in "—Repurchase at the Option of Holders Upon a Change of Control" above or "—Limitation on Asset Sales" below; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

          (k)   make Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (k), does not exceed $30.0 million; provided, however, that at the time of each such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

        Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries.    The Company shall not:

          (a)   directly or indirectly sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, or

          (b)   permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

  other than, in the case of either (a) or (b):

            (1)   directors' qualifying shares,

            (2)   to the Company or a Wholly Owned Restricted Subsidiary, or

            (3)   if, immediately after giving effect to such disposition, such Restricted Subsidiary either (i) remains a Restricted Subsidiary or (ii) would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would constitute a Permitted Investment or would be permitted to be made under the covenant described under "—Limitation on Restricted Payments" if made on the date of such disposition.

        Limitation on Asset Sales.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a)   the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; provided, however, that with respect to PPM Asset Sales, the Company receives consideration at the time of such PPM Asset Sale at least equal to the lesser of (x) the Fair Market Value of such Property and (y) the net book value of such Property excluding any write downs or reductions in net book value after June 30, 2004 other than as a result of normal course depreciation and amortization or casualty or destruction or, if specified in the applicable Management Services Agreement, the price at which the purchaser of such Property is entitled to purchase such Property pursuant to such Management Services Agreement; and

          (b)   at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents.

    For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

            (1)   the assumption of Debt of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Sale;

            (2)   securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days, to the extent of cash received in that conversion; and

            (3)   with respect to PPM Asset Sales, (x) the principal amount of any Debt of the Company canceled or retired as consideration to the Company or a Restricted Subsidiary in such PPM Asset Sale and (y) Capital Stock of Parent at the time of such PPM Asset Sale in an aggregate amount which, when taken together with any other such Debt or Capital Stock received pursuant to this clause (3), does not exceed $10.0 million.

        The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a)   to Repay Senior Debt of the Company or any Subsidiary Guarantor or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

          (b)   to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

        Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within (a) if any Senior Notes are outstanding, 60 days from the date any prepayment offer is required to be made pursuant to the "asset sale" covenant in the indenture governing the Senior Notes or (b) if no Senior Notes are outstanding, one year from the date of the receipt of such Net Available Cash (or, if later, 90 days after the execution of any agreement with respect to such application, which agreement is signed within one year from the date of the receipt of such Net Available Cash) shall constitute "Excess Proceeds".

        When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to purchase (the "Prepayment Offer") the Senior Subordinated Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Senior Subordinated Notes Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Senior Subordinated Notes have been given the opportunity to tender their Senior Subordinated Notes for purchase in accordance with the Senior Subordinated Notes Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Senior Subordinated Notes Indenture and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" will mean the product of:

          (a)   the Excess Proceeds and

          (b)   a fraction,

            (1)   the numerator of which is the aggregate principal amount of the Senior Subordinated Notes Outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date, and

            (2)   the denominator of which is the sum of (x) the aggregate principal amount of the Senior Subordinated Notes Outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date and (y) the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date, that is pari passu in right of payment with the Senior Subordinated Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

        Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first class mail, to the holders of Senior Subordinated Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

          (b)   make any loans or advances to the Company or any other Restricted Subsidiary or

          (c)   transfer any of its Property to the Company or any other Restricted Subsidiary.

        The foregoing limitations will not apply:

            (1)   with respect to clauses (a), (b) and (c), to restrictions:

              (A)  in effect on the Issue Date,

              (B)  with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such

      Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date,

              (C)  that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) below or any amendment or supplement to any such agreement; provided, however, that such restriction is no more restrictive than those contained in the agreement evidencing the Debt so Refinanced or the agreement being amended or supplemented, as determined in good faith by the Board of Directors, whose determination shall be conclusive,

              (D)  imposed with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

              (E)  on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

              (F)  customary supermajority voting provisions and provisions with respect to the disposition of assets or property, in each case, contained in agreements relating to Permitted Joint Ventures that are Subsidiary Guarantors,

              (G)  arising under applicable law,

              (H)  contained in the terms of any Debt of the Company or any Restricted Subsidiary not Incurred in violation of the Senior Subordinated Notes Indenture; provided, however, that such restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in the Senior Subordinated Notes Indenture, as determined in good faith by the Board of Directors whose determination shall be conclusive, or

              (I)   contained in any agreement or instrument governing Senior Debt (including the Credit Facilities) not Incurred in violation of the Senior Subordinated Notes Indenture; provided, however, that such restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in the Credit Facilities on the Issue Date, as determined in good faith by the Board of Directors, whose determination shall be conclusive, and

            (2)   with respect to clause (c) only, to restrictions:

              (A)  encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

              (B)  resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

              (C)  customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale, or

              (D)  on the transfer of assets subject to any Lien imposed by the holder of such Lien.

        Limitation on Transactions with Affiliates.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any

Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a)   the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company;

          (b)   if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

          (c)   if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's length transaction with a Person who was not an Affiliate. For purposes of this clause (c) only, any contract or series of related contracts for the rendering of services entered into in the ordinary course of business by the Company or any Restricted Subsidiary with any other Person will not be deemed to be in excess of $25.0 million if, when entered into, (x) the payments made by the Company and the Restricted Subsidiaries and (y) the value of services performed by the Company and the Restricted Subsidiaries in connection with such contract or series of related contracts do not exceed, and are not then reasonably expected by the Board of Directors in its good faith determination to exceed, $10.0 million in any year.

        Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (a)   any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided, however, that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (b)   any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" other than any Permitted Investment;

          (c)   the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, and compensation (including amounts paid pursuant to employee benefit plans or arrangements) paid to, and indemnity provided for the benefit of, officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof;

          (d)   (i) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed $3.0 million in the aggregate at any one time outstanding; and (ii) loans to affiliated physician groups made pursuant to clause (o) of the definition of "Permitted Investments";

          (e)   any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (f)    any Affiliate Transaction made on the Issue Date in connection with the Transactions and described in this Prospectus;

          (g)   the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (h)   any agreement approved by the Board of Directors (including a majority of the disinterested members of the Board of Directors) among Welsh, Carson, Anderson & Stowe IX, L.P., its Affiliates and the Company or any Restricted Subsidiary relating to (1) the payment of reasonable and customary fees by the Company or any Restricted Subsidiary for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities rendered to the Company or any Restricted Subsidiary, and in any event such fees shall not exceed 2% of the aggregate transaction value in respect of which such services are rendered, or (2) the provision of customary management services to the Company or any Restricted Subsidiary from time to time;

          (i)    any transaction or agreement between the Company or one or more Restricted Subsidiaries, on the one hand, and any affiliated physician or affiliated physician group, on the other hand; provided, however, that any such transactions or agreements are no less favorable in the aggregate to US Oncology, Inc. and its Subsidiaries than transactions or agreements in effect on the Issue Date;

          (j)    any transaction between the Company and an Unrestricted Subsidiary relating to self insurance arrangements, in each case, on terms that are no less favorable to the Company than those that would have been obtained in a comparable arm's length transaction by the Company with a Person that is not an Affiliate of the Company; and

          (k)   any agreement as in effect on the Issue Date and described in this prospectus under "Certain Relationships and Related Transactions" or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

        Designation of Restricted and Unrestricted Subsidiaries.    The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

          (a)   the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

          (b)   one of the following:

            (1)   the Subsidiary to be so designated has total assets of $1,000 or less,

            (2)   if such Subsidiary has total assets greater than $1,000, the Company would be permitted under the covenant described under "—Limitation on Restricted Payments" to make a Restricted Payment or a Permitted Investment in the amount equal to the Fair Market Value of the Investment in such Subsidiary, or

            (3)   such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

        Except as provided in the first sentence of the preceding paragraph (including clauses (a) and (b) thereof), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x)   the Company could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of the covenant described under "—Limitation on Debt", and

          (y)   no Default or Event of Default shall have occurred and be continuing or would result therefrom.

        Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (a)   certifies that such designation or redesignation complies with the foregoing provisions, and

          (b)   gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

        Limitation on Company's Business.    The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than a Related Business.

        Future Subsidiary Guarantors.    The Company shall cause each future Foreign Restricted Subsidiary that Guarantees any other Debt of the Company and each future Domestic Restricted Subsidiary that incurs any Debt to, at the same time, execute and deliver to the Trustee a Subsidiary Guarantee.

Merger, Consolidation and Sale of Property

        The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b)   the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Senior Subordinated Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Senior Subordinated Notes Indenture to be performed by the Company;

          (c)   immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c) and clause (d) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (d)   immediately after giving pro forma effect to such transaction or series of transactions, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Debt"; provided, however, that this clause (d) will not be applicable to (A) the Company or a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or substantially all its Property to the Company or a Subsidiary Guarantor or (B) the Company or a Restricted Subsidiary merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company or a Restricted Subsidiary in another jurisdiction; and

          (e)   the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the Property of one or more Subsidiaries of the Company, which Property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the Property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the Property of the Company.

        Upon consummation of the Merger, US Oncology, Inc. shall execute and deliver to the Trustee a supplemental indenture of the type referred to in clause (b) of the first paragraph under this heading "—Merger, Consolidation and Sale of Property," whereupon US Oncology, Inc. shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company under the Senior Subordinated Notes Indenture, and thereafter the predecessor Company shall be discharged from all obligations and covenants under the Senior Subordinated Notes Indenture and the Senior Subordinated Notes. Notwithstanding anything in the covenant described under this heading "—Merger, Consolidation and Sale of Property" to the contrary, the merger of Oiler Acquisition Corp. with and into US Oncology, Inc. shall be permitted under the Senior Subordinated Notes Indenture.

        The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b)   the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

          (c)   immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; provided, however, that this paragraph (c) will not be applicable to any Subsidiary Guarantor that consolidates with, merges with or into or conveys, transfers or leases all or substantially all of its Property to the Company or another Subsidiary Guarantor.

        The Company also shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Subsidiary Guarantee, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

        The foregoing provisions with respect to Subsidiary Guarantors (other than clause (c)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with the covenant described under "—Limitation on Asset Sales".

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Senior Subordinated Notes Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), and the predecessor Company, except in the case of a lease, shall be released from any obligation to pay the principal of, premium, if any, and interest on, the Senior Subordinated Notes.

Reports

        Whether or not required by the SEC, so long as any Senior Subordinated Notes are outstanding, if not filed electronically with the SEC through the SEC's Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the holders of Senior Subordinated Notes, within the time periods specified in the SEC's rules and regulations:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        In addition, whether or not required by the SEC, after the consummation of the Registered Exchange Offer (as defined under "Exchange Offer; Registration Rights") or the effectiveness of the Shelf Registration Statement (as defined under "Exchange Offer; Registration Rights"), the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Senior Subordinated Notes remain outstanding, it will furnish to the holders of the Senior Subordinated Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(4) under the Securities Act.

        In addition, if at any time Parent becomes a Guarantor (there being no obligation of Parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or of any direct or indirect parent corporation of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Senior Subordinated Notes pursuant to this covenant may, at the option of the Company, be filed by and be those of Parent rather than the Company.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement (as defined under "Exchange Offer; Registration Rights") and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information referred to in clause (1) above shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries of the Company.

Events of Default

        Events of Default in respect of the Senior Subordinated Notes include:

          (1)   failure to make the payment of any interest on the Senior Subordinated Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

          (2)   failure to make the payment of any principal of, or premium, if any, on, any of the Senior Subordinated Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (3)   failure to comply with the covenant described under "—Merger, Consolidation and Sale of Property";

          (4)   failure to comply with any other covenant or agreement in the Senior Subordinated Notes or in the Senior Subordinated Notes Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

          (5)   a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

          (6)   any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (or its foreign currency equivalent at the time), net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim, that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

          (7)   certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions"); and

          (8)   any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the "guarantee provisions").

        A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Subordinated Notes then Outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        If an Event of Default with respect to the Senior Subordinated Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Senior Subordinated Notes then Outstanding may declare to be immediately due and payable the principal amount of all the Senior Subordinated Notes then Outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the Senior Subordinated Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Senior Subordinated Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Senior Subordinated Notes then Outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Senior Subordinated Notes Indenture.

        Subject to the provisions of the Senior Subordinated Notes Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Notes Indenture at the request or direction of any of the holders of the Senior Subordinated Notes, unless such holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Senior Subordinated Notes then Outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Senior Subordinated Notes.

        No holder of Senior Subordinated Notes will have any right to institute any proceeding with respect to the Senior Subordinated Notes Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)   such holder has previously given to the Trustee written notice of a continuing Event of Default,

          (b)   the registered holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then Outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

          (c)   the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Senior Subordinated Notes then Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

        Subject to certain exceptions, the Senior Subordinated Notes Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Senior Subordinated Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Subordinated Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Senior Subordinated Notes Indenture which cannot be amended without the consent of each holder of an Outstanding Note) with the consent of the registered holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes then Outstanding. However, without the consent of each holder of an Outstanding Note, no amendment or waiver may, among other things,

          (1)   reduce the amount of Senior Subordinated Notes whose holders must consent to an amendment or waiver,

          (2)   reduce the rate of or extend the time for payment of interest on any Note,

          (3)   reduce the principal of or extend the Stated Maturity of any Note,

          (4)   make any Note payable in money other than that stated in the Note,

          (5)   impair the right of any holder of the Senior Subordinated Notes to receive payment of principal of and interest on such holder's Senior Subordinated Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder's Senior Subordinated Notes or any Subsidiary Guarantee,

          (6)   reduce the premium payable upon the redemption of any Note nor change the time at which any Note may be redeemed, as described under "—Optional Redemption",

          (7)   make any change to the subordination provisions of the Senior Subordinated Notes Indenture that would adversely affect the holders of the Senior Subordinated Notes, or

          (8)   make any change in any Subsidiary Guarantee that would adversely affect the holders of the Senior Subordinated Notes.

        Without the consent of any holder of the Senior Subordinated Notes, the Company and the Trustee may amend the Senior Subordinated Notes Indenture to:

          (1)   cure any ambiguity, omission, defect or inconsistency,

          (2)   provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Senior Subordinated Notes Indenture,

          (3)   provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes (provided that the uncertificated Senior Subordinated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Subordinated Notes are described in Section 163(f)(2)(B) of the Code),

          (4)   add additional Guarantees with respect to the Senior Subordinated Notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Senior Subordinated Notes Indenture,

          (5)   secure the Senior Subordinated Notes,

          (6)   add to the covenants of the Company for the benefit of the holders of the Senior Subordinated Notes or to surrender any right or power conferred upon the Company,

          (7)   make any change that does not adversely affect the rights of any holder of the Senior Subordinated Notes,

          (8)   make any change to the subordination provisions of the Senior Subordinated Notes Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions,

          (9)   comply with any requirement of the SEC in connection with the qualification of the Senior Subordinated Notes Indenture under the Trust Indenture Act, or

          (10) provide for the issuance of additional Senior Subordinated Notes in accordance with the Senior Subordinated Notes Indenture.

        No amendment may be made to the subordination provisions of the Senior Subordinated Notes Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change. The consent of the holders of the Senior Subordinated Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the Senior Subordinated Notes at such holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Senior Subordinated Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all its obligations under the Senior Subordinated Notes and the Senior Subordinated Notes Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Subordinated Notes, to replace mutilated, destroyed, lost or stolen Senior Subordinated Notes and to maintain a registrar and paying agent in respect of the Senior Subordinated Notes. In addition, the Company at any time may terminate:

          (1)   its obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control", "—Certain Covenants" and "—Reports",

          (2)   the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guarantee provisions described under "—Events of Default" above, and

          (3)   the limitations contained in clauses (d) under the first paragraph of, and in the fourth paragraph of, "—Merger, Consolidation and Sale of Property" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "—Certain Covenants" or "—Reports"), (5), (6), or (7) (with respect only to Significant Subsidiaries) or (8) under "—Events of Default" above or because of the failure of the Company to comply with clause (d) under the first paragraph of, or with the fourth paragraph of, "—Merger, Consolidation and Sale of Property" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

        The legal defeasance option or the covenant defeasance option may be exercised only if:

          (a)   the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Senior Subordinated Notes to maturity or redemption, as the case may be;

          (b)   the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Senior Subordinated Notes to maturity or redemption, as the case may be;

          (c)   123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under "—Events of Default" occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

          (d)   no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e)   such deposit does not constitute a default under any other agreement or instrument binding on the Company and is not prohibited by the subordination provisions of the Indenture;

          (f)    the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (g)   in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

            (1)   the Company has received from the Internal Revenue Service a ruling, or

            (2)   since the date of the Senior Subordinated Notes Indenture there has been a change in the applicable U.S. Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

          (h)   in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (i)    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Senior Subordinated Notes have been complied with as required by the Senior Subordinated Notes Indenture.

Governing Law

        The Senior Subordinated Notes Indenture and the Senior Subordinated Notes are governed by the internal laws of the State of New York.

The Trustee

        LaSalle Bank National Association, is the Trustee under the Senior Subordinated Notes Indenture.

        Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Senior Subordinated Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Senior Subordinated Notes Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Certain Definitions

        Set forth below are certain of the defined terms used in the Senior Subordinated Notes Indenture. Reference is made to the Senior Subordinated Notes Indenture for the full disclosure of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Additional Assets" means:

          (a)   any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

          (b)   Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; or

          (c)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

        provided, however, that, in the case of clause (b) or (c), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments", "—Certain Covenants—Limitation on Transactions with Affiliates" and "—Certain Covenants—Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a)   any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares),

          (b)   all or substantially all the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, or

          (c)   any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

            (1)   any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

            (2)   for purposes of the covenant described under "—Certain Covenants—Limitation on Asset Sales" only, any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments",

            (3)   any disposition effected in compliance with the first paragraph of the covenant described under "—Merger, Consolidation and Sale of Property",

            (4)   sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Company or the Restricted Subsidiaries to the extent such license does not interfere with the business of the Company or any Restricted Subsidiary,

            (5)   any exchange of tangible assets with a Fair Market Value of less than $25.0 million for like-kind tangible assets to be used in connection with a Related Business, but only to the extent that such exchange qualifies for nonrecognition of gain or loss under Section 1031 of the Code,

            (6)   any disposition of cash or Temporary Cash Investments;

            (7)   any sale or disposition deemed to occur in connection with creating or granting any Liens;

            (8)   any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other claim of any kind;

            (9)   the sale or discount, in each case, in the ordinary course and without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

            (10) any sale or disposition of obsolete inventory or worn out assets permitted pursuant to the Senior Subordinated Notes Indenture; and

            (11) a disposition of assets with a Fair Market Value of less than $2.5 million.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a)   if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation", and

          (b)   in all other instances, the present value (discounted at the interest rate borne by the Senior Subordinated Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)   the sum of the product of the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b)   the sum of all such payments.

        "Board of Directors" means the board of directors of the Company or any committee thereof, duly authorized to act on behalf of such board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

        "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Change of Control" means the occurrence of any of the following events:

          (a)   prior to the earlier to occur of (i) the first public equity offering of common stock of Parent or (ii) the first public equity offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of Parent or the Company, whether as a result of the issuance of securities of Parent or the Company, any merger, consolidation, liquidation or dissolution of Parent or the Company, any direct or indirect transfer of securities by Parent, the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a

  Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock such parent entity);

          (b)   on or after the earlier to occur of (i) the first public equity offering of common stock of Parent or (ii) the first public equity offering of common stock of the Company, if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in clause (a) above), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in clause (a) above), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (b), such person or group shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent entity and the Permitted Holders, directly or indirectly, do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (c)   the sale, lease transfer, or other conveyance in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

          (d)   during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors or the Parent Board (together with any new directors whose election or appointment by such Board of Directors or the Parent Board or whose nomination for election by the shareholders of the Company or Parent was approved by (i) a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders) cease for any reason to constitute a majority of the Board of Directors or the Parent Board then in office, provided that for purposes of this clause (d), the terms "Board of Directors" and "Parent Board" shall not include any committee thereof; or

          (e)   the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a)   the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Company are then available to

          (b)   Consolidated Interest Expense for such four fiscal quarters;

        provided, however, that:

            (1)   if

              (A)  since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

              (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

  Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

            (2)   if

              (A)  since the beginning of such period the Company or any Restricted Subsidiary shall have made one or more Asset Sales with an aggregate Fair Market Value equal to or in excess of $10.0 million or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

              (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

              (C)  since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

  EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sales, Investments or acquisitions as if such Asset Sales, Investments or acquisitions occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (less, to the extent included in such total interest expense, financing fees relating to the Transactions), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

          (a)   interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

          (b)   amortization of debt discount and debt issuance costs, including commitment fees (other than amortization of deferred financing fees relating to the Transactions),

          (c)   capitalized interest,

          (d)   non-cash interest expense,

          (e)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (f)    net payments pursuant to Hedging Obligations,

          (g)   Disqualified Stock Dividends,

          (h)   Preferred Stock Dividends,

          (i)    interest Incurred in connection with Investments in discontinued operations,

          (j)    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by, or secured by the assets of, the Company or any Restricted Subsidiary (other than interest accruing on any Debt of any Permitted Joint Venture that is Guaranteed by, or secured by the assets of, the Company or any Restricted Subsidiary; provided, however, that such interest shall be included in "Consolidated Interest Expense" if either (A) such Debt is in default or (B) the Company or any Restricted Subsidiary has ever previously made any payment of interest or principal in respect of such Debt), and

          (k)   the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a)   any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (c) below, to the extent such cash has not previously been included in Consolidated Net Income, Consolidated Net Income shall be increased by the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below),

          (b)   any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

            (1)   subject to the exclusion contained in clause (c) below, to the extent such cash has not previously been included in Consolidated Net Income, Consolidated Net Income shall be increased by the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

            (2)   the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (c)   any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (d)   any extraordinary gain or loss,

          (e)   the cumulative effect of a change in accounting principles,

          (f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock),

          (g)   any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144; provided, however, that such charge is not attributable to the exiting of any market served by the Company or its affiliated physicians;

          (h)   any net after-tax gains or losses attributable to the early extinguishment of Debt;

          (i)    charges resulting from inventory purchase accounting adjustments resulting from the Transactions, and

          (j)    any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition.

Notwithstanding the foregoing, for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

        "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Agreement to be entered into on the Issue Date among the Company, Parent, the Subsidiary Guarantors, JPMorgan Chase Bank, as administrative agent and collateral agent, Wachovia Bank, National Association, as syndication agent, Citicorp North America, Inc., as documentation agent and the other lenders party thereto) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a)   the principal of and premium (if any) in respect of:

            (1)   debt of such Person for money borrowed, and

            (2)   debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b)   all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c)   all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d)   all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e)   the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f)    all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g)   all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

          (h)   to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Debt" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

        The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1)   zero if such Hedging Obligation has been Incurred pursuant to clause (7) or (8) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt", or

          (2)   the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Senior Debt" means:

          (a)   any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in an Officers' Certificate delivered to the Trustee as "Designated Senior Debt" of the Company for purposes of the Senior Subordinated Notes Indenture,

          (b)   the Credit Facilities, and

          (c)   the Senior Notes.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)   matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise,

          (b)   is or may become, upon the occurrence of certain events or otherwise, redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c)   is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Senior Subordinated Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if:

          (1)   the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Senior Subordinated Notes and described under "—Certain Covenants—Limitation on Asset Sales" and "—Repurchase at the Option of Holders Upon a Change of Control"; and

          (2)   any such requirement only becomes operative after compliance with such terms applicable to the Senior Subordinated Notes, including the purchase of any Senior Subordinated Notes tendered pursuant thereto.

        The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Senior Subordinated Notes Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

        "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a)   the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

            (1)   the provision for taxes based on income or profits or utilized in computing net loss,

            (2)   Consolidated Interest Expense,

            (3)   depreciation,

            (4)   amortization of intangibles,

            (5)   any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and

            (6)   any non-recurring fees, charges or other expenses (x) related to any offering of Capital Stock, Permitted Investment, acquisition or Incurrence of Debt permitted under the Senior Subordinated Notes Indenture (in each case whether or not consummated) or (y) made or Incurred in connection with the Transactions in each case, to the extent deducted (and not subsequently added back) in calculating Consolidated Net Income for such period, minus

          (b)   all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it (1) will result in the receipt of cash payments in any future period or (2) represents the reversal of a prior accrual or reserve previously excluded from being added back in calculating EBITDA pursuant to clause (a)(5) above).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

        "Event of Default" has the meaning set forth under "—Events of Default".

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Exchange Notes" means the debt securities of the Company issued pursuant to the Senior Subordinated Notes Indenture in exchange for, and in an aggregate principal amount equal to, the Senior Subordinated Notes, in compliance with the terms of the Registration Rights Agreement.

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a)   if such Property has a Fair Market Value equal to or less than $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, or

          (b)   if such Property has a Fair Market Value in excess of $25.0 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

          (a)   in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (b)   in the statements and pronouncements of the Financial Accounting Standards Board,

          (c)   in such other statements by such other entity as approved by a significant segment of the accounting profession, and

          (d)   the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b)   entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1)   endorsements for collection or deposit in the ordinary course of business, or

          (2)   a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment".

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement or any other similar agreement or arrangement.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Solely for purposes of determining compliance with "—Certain Covenants—Limitation on Debt", the following will not be deemed to be the Incurrence of Debt:

          (1)   amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security,

          (2)   the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms,

          (3)   the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Debt, and

          (4)   a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt.

        "Independent Financial Advisor" means an investment banking or accounting firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments" and "—Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)   the Company's "Investment" in such Subsidiary at the time of such redesignation, less

          (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

        In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Issue Date" means the date on which the Offered Senior Subordinated Notes are initially issued.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Management Services Agreement" means any contract between the Company or a Restricted Subsidiary and a physician practice entity for the provision of services by the Company or such Restricted Subsidiary to such physician practice entity.

        "Merger Agreement" means the agreement and plan of merger among Oiler Holding Company, Oiler Acquisition Corp. and US Oncology, Inc. dated March 20, 2004, as in effect on the Issue Date.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and any proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a)   all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

          (b)   all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

          (c)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

          (d)   the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

        In addition, to the extent not otherwise constituting Net Available Cash, any cash, in each case net of (a) (d) above, received by the Company or a Restricted Subsidiary in connection with the formation of a Permitted Joint Venture, or the designation of a Restricted Subsidiary that is or will become a Permitted Joint Venture as an Unrestricted Subsidiary, including, without limitation, any proceeds related to the Incurrence of Debt by such Person or the sale or issuance of Capital Stock in such Person, shall constitute Net Available Cash.

        "Offered Senior Notes" means the $300.0 million aggregate principal amount of Senior Notes to be issued on the Issue Date.

        "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Outstanding" means, subject to certain exceptions, all Senior Subordinated Notes issued under the Senior Subordinated Notes Indenture, except those theretofore canceled by the Trustee or delivered to it for cancelation, defeased in accordance with the Senior Subordinated Notes Indenture, paid in full, or in respect of which substitute Senior Subordinated Notes have been authenticated and delivered by the Trustee.

        "Parent" means US Oncology Holdings, Inc. (f/k/a Oiler Holding Company), a Delaware corporation.

        "Parent Board" means the board of directors of Parent or any committee thereof duly authorized to act on behalf of such board.

        "Permitted Holders" means (i) Welsh, Carson, Anderson & Stowe IX, L.P. and its Affiliates (including, without limitation, any investment partnership under common control with Welsh, Carson, Anderson & Stowe IX, L.P.), (ii) any officer, director, employee, partner, member or stockholder of the manager or general partner of the foregoing Persons and (iii) any Related Parties with respect to any of the foregoing Persons.

        "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a)   the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business;

          (b)   any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Related Business;

          (c)   cash and Temporary Cash Investments;

          (d)   receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f)    loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed $3.0 million at any one time outstanding;

          (g)   stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

          (h)   any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (i)    any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales";

          (j)    any Person to the extent such Investment is made by the Company or a Restricted Subsidiary for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company;

          (k)   any Person to the extent such Investment existed on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

          (l)    any person to the extent such Investment consists of Hedging Obligations incurred pursuant to clauses (7) or (8) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt" or Guarantees thereof;

          (m)  in Permitted Joint Ventures in an aggregate amount outstanding at any one time not to exceed the greater of (a) $25.0 million or (b) 3.0% of Total Tangible Assets (with each Investment being valued as of the date made and without regard to subsequent changes in value);

          (n)   in any Permitted Joint Venture to the extent such Investment consists of a Guarantee of Debt of such Permitted Joint Venture permitted to be Incurred pursuant to clauses (5) or (16) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt";

          (o)   loans to affiliated physician groups in an aggregate amount outstanding at any one time not to exceed the greater of (a) $25.0 million or (b) 3.0% of Total Tangible Assets; and

          (p)   other Investments made for Fair Market Value that do not exceed $40.0 million outstanding at any one time in the aggregate.

        The amount of Investments outstanding at any time pursuant to clause (m), (o) or (p) above shall be reduced by (A) the net reduction after the Issue Date in Investments made after the Issue Date pursuant to such clause resulting from dividends, repayments of loans or advances or other transfers of Property, proceeds realized on the sale of any such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary in respect of any such Investment, less the cost of the disposition of any such Investment, and (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary that was designated after the Issue Date as an Unrestricted Subsidiary pursuant to clause (m), (o) or (p) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made by the Company or any Restricted Subsidiary pursuant to clause (m), (o) or (p) in such Person.

        "Permitted Joint Venture" means a Person (1) that owns, leases, operates or services a hospital or other health-care provider for the purpose of developing, operating, conducting or marketing a Permitted Business and (2) of which the Company or any Restricted Subsidiary owns a 30% or greater equity interest.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)   such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)   the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

          (b)   the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c)   the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced,

          (d)   the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, and

          (e)   to the extent such Debt directly or indirectly Refinances Debt of a Restricted Subsidiary Incurred pursuant to clause (6) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt", such Refinancing Debt shall be Incurred only by such Restricted Subsidiary;

  provided, however, that Permitted Refinancing Debt shall not include:

          (x)   Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

          (y)   Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "PPM Asset Sales" means sales of assets to physician practice entities or to physicians affiliated with physician practice entities in connection with the termination or modification of the Management Services Agreement in effect on the Issue Date with such physician practice entities or such affiliated physicians.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of the Company after consultation with the independent certified public accountants of the Company, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within six months following such transaction, provided, that such adjustments are set forth in an Officers' Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Senior Subordinated Notes Indenture, the value of any Property shall be its Fair Market Value.

        "Qualified Equity Offering" means (1) an underwritten primary public offering of common stock of the Company or Parent pursuant to an effective registration statement under the Securities Act or (2) any private placement of common stock of the Company or Parent to any Person who is not a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

        "Related Parties" means, with respect to any specified Person at any specified time,

          (1)   if a natural person, (A) any spouse, parent or lineal descendant (including by adoption) of such Person or (B) the estate of such Person during any period in which such estate holds Capital Stock of Parent or of the Company for the benefit of any Person referred to in clause (1)(A), and

          (2)   if a trust, corporation, partnership, limited liability company or other entity, any other Person that controls such Person at such time. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings.

        "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

        "Restricted Payment" means:

          (a)   any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Restricted Subsidiary, such dividend or distribution is made to the other holders of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

          (b)   the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including (1) in connection with any merger, consolidation or amalgamation and (2) the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c)   the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (1) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (2) the redemption of the subordinated physician notes in connection with conversions of physician management practice entities and/or physicians affiliated with such physician management practice entities to the service line structure or the termination of a Management Services Agreement as in effect on the Issue Date;

          (d)   any Investment (other than Permitted Investments) in any Person; or

          (e)   the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries, unless such issuance, sale or other disposition is classified as a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Securities Act" means the Securities Act of 1933.

        "Senior Debt" of the Company means:

          (a)   all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

            (1)   Debt of the Company for borrowed money, and

            (2)   Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the Senior Subordinated Notes Indenture for the payment of which the Company is responsible or liable;

          (b)   all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

          (c)   all obligations of the Company

            (1)   for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction,

            (2)   under Hedging Obligations, or

            (3)   issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the Senior Subordinated Notes Indenture; and

          (d)   all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

        provided, however, that Senior Debt shall not include:

          (A)  Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Senior Subordinated Notes, including any Senior Subordinated Debt or any Subordinated Obligations;

          (B)  that portion of any Debt Incurred in violation of the provisions of the Senior Subordinated Notes Indenture; provided, however, that such Debt shall be deemed not to have been Incurred in violation of the Senior Subordinated Notes Indenture for purposes of this clause (B) if (x) the Holders of such Debt or their Representative or the Company shall have furnished to the Trustee an opinion of nationally recognized independent legal counsel addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate) to the effect that the Incurrence of such Debt does not violate the provisions of the Senior Subordinated Notes Indenture or (y) such Debt consists of Debt under the Credit Facilities and

  Holders of such Debt or their Representative (A) had no actual knowledge at the time of the Incurrence that the Incurrence of such Debt violated the Senior Subordinated Notes Indenture and (B) shall have received an Officers' Certificate to the effect that the Incurrence of such Debt does not violate provisions of the Senior Subordinated Notes Indenture;

          (C)  accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

          (D)  any liability for U.S. Federal, state, local or other taxes owed or owing by the Company;

          (E)  any obligation of the Company to any Subsidiary; or

          (F)  any obligations with respect to any Capital Stock of the Company.

        "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

        "Senior Exchange Notes" means the debt securities of the Company issued pursuant to the indenture governing the Senior Notes in exchange for, and in an aggregate principal amount equal to, the Senior Notes, in compliance with the terms of the Registration Rights Agreement.

        "Senior Notes" means the 9% Senior Notes due 2012 of the Company.

        "Senior Subordinated Debt" of the Company means the Senior Subordinated Notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Senior Subordinated Notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. "Senior Subordinated Debt" of any Subsidiary Guarantor has a correlative meaning.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Subordinated Notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a)   such Person,

          (b)   such Person and one or more Subsidiaries of such Person, or

          (c)   one or more Subsidiaries of such Person.

        "Subsidiary Guarantor" means each Domestic Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors".

        "Subsidiary Guarantee" means a Guarantee on the terms set forth in the Senior Subordinated Notes Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Senior Subordinated Notes.

        "Temporary Cash Investments" means any of the following:

          (a)   Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

          (b)   Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof or any foreign country recognized by the United States of America, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (c)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

            (1)   a bank meeting the qualifications described in clause (b) above, or

            (2)   any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d)   Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (e)   direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America or any political subdivision thereof (including any agency or instrumentality of any such state or political subdivision thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

            (1)   the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

            (2)   such obligations mature within 180 days of the date of acquisition thereof; and

          (f)    investment in funds which invest all or substantially all of their assets in Temporary Cash Investments of the kind described in clauses (a) through (e) of this definition.

        "Total Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less, to the extent not deducted in the determination of total assets, accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of (without duplication):

          (a)   the excess of cost over Fair Market Value of Property;

          (b)   any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

          (c)   unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses, Management Services Agreements and other intangible items as to which Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" applies;

          (d)   minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

          (e)   treasury stock;

          (f)    cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

          (g)   Investments in and Property of Unrestricted Subsidiaries (other than Permitted Joint Ventures).

        "Transactions" means the Merger and each of the other transactions contemplated by the Merger Agreement all as more fully described in this prospectus.

        "Trustee" means LaSalle Bank National Association, until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means:

          (a)   Southeast Texas Cancer Centers, L.P., Cancer Treatment Associates of Northeastern Missouri, Ltd., Aurora Cancer Center, Ltd., AOR Real Estate of Greenville, L.P. and East Indy CC, LLC;

          (b)   any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (c)   any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Section 1.1275-6 of the U.S. Treasury Regulations. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash). Moreover, except as expressly provided below, this discussion does not address the effect of any other federal tax laws (i.e., estate and gift tax), or of any applicable state, local or foreign tax laws. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code (i.e., held for investment purposes).

        As used herein, "United States Holder" means a beneficial owner of the notes who or that is:

  •
  an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, was treated as a United States person prior to such date and has elected to continue to be treated as a United States person.

        We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of the notes.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

United States Holders

  Interest

        Payments of stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder's method of tax accounting.

        In certain circumstances (see "Description of Senior Exchange Notes—Repurchase at the Option of Holders Upon a Change of Control" and "Description of Senior Subordinated Exchange Notes—Repurchase at the Option of Holders Upon a Change of Control") we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to U.S. Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States Holder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of a premium pursuant to the change of control provisions as part of the yield to maturity of any notes. Our determination that these contingencies are remote is binding on a United States Holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not, however, binding on the IRS and the IRS could successfully challenge this determination, which could affect the amount and timing of income that a United States Holder must recognize.

        We have the option to repurchase the notes under certain circumstances at a premium to the issue price. Under special rules governing this type of unconditional option, because the exercise of the option would increase the yield on the notes, we will be deemed not to exercise the option, and the possibility of this redemption premium will not affect the amount of income recognized by holders in advance of receipt of any such redemption premium.

  Sale or Other Taxable Disposition of the Notes

        A United States Holder will recognize gain or loss on the sale, exchange (other than for exchange notes pursuant to the exchange offer, as discussed below, or other tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder's income) and the United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will be the United States Holder's cost therefor, less any principal payments received by such holder. This gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Capital losses are subject to limitations on their use.

  Exchange Offer

        The exchange of the notes for identical debt securities registered under the Securities Act will not constitute a taxable exchange. See "Exchange Offer; Registration Rights." As a result, (1) a United States Holder should not recognize a taxable gain or loss as a result of exchanging such holder's notes; (2) the holding period of the notes received should include the holding period of the notes exchanged therefor; and (3) the adjusted tax basis of the notes received should be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

  Information Reporting and Backup Withholding

        Pursuant to IRS tax rules, if a United States Holder holds the notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the holder on IRS Form 1099 concerning interest and retirement proceeds on the notes, unless an exemption applies. Similarly, unless an exemption applies, a United States Holder must provide the intermediary or us with its Taxpayer Identification Number, or TIN, for use in reporting information to the IRS. For individuals, this is generally their social security number. A United States Holder is also required to comply with other IRS requirements concerning information reporting, including providing a certification that the holder is not subject to backup withholding and is a U.S. person.

        If a United States Holder is subject to these requirements but does not comply, the intermediary must withhold a percentage of all amounts payable to the holder on the notes, including principal payments. Under current law, this percentage will be 28% through 2010, and redetermined thereafter. This is called backup withholding. Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the TIN provided by the holder is incorrect. U.S. backup withholding is not an additional tax, and taxpayers may use the withheld amounts, if any, as a credit against their federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

        All individuals are subject to these requirements. Some non-individual holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Non-United States Holders

  Definition of Non-United States Holders

        A non-United States Holder is a beneficial owner of the notes who is not a United States Holder.

  Interest Payments

        Subject to the discussion below concerning effectively connected income and backup withholding, payments of interest on the notes by us or any paying agent to a non-United States Holder will not be subject to U.S. federal withholding tax, provided that the holder satisfies one of two tests.

  •
  The first test (the "portfolio interest" test) is satisfied if:

  •
  such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  such holder is not a controlled foreign corporation (as defined in the Code) that is related, directly or indirectly, to us through stock ownership;

  •
  such holder is not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (1) the non United States Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a "United States person" as defined in the Code and provides its name and address (generally on IRS Form W 8BEN), or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the non United States Holder certifies to us or our paying agent under penalties of perjury that it has received from the non United States Holder a statement, under penalties of perjury, that such holder is not a "United States person" and provides us or our paying agent with a copy of such statement or (3) the non United States Holder holds its notes through a "qualified intermediary" and certain conditions are satisfied.

  •
  The second test is satisfied if the non-United States Holder is otherwise entitled to the benefits of an income tax treaty under which such interest is exempt from, or which provides a reduced rate of, U.S. federal withholding tax, and such holder or its agent provides to us a properly executed IRS Form W-8BEN (or an appropriate substitute form evidencing eligibility for the exemption).

        Payments of interest on the notes that do not meet the above described requirements will be subject to a U.S. federal withholding tax of 30% (or such lower rate provided by an applicable income tax treaty if the holder establishes that it qualifies to receive the benefits of such treaty). In some cases, a non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary, or a qualified intermediary may have some or all of the necessary evidence in its files.

        Prospective investors should consult their tax advisors regarding the certification requirements for non United States persons.

  Sale, Exchange or Retirement of the Notes

        The exchange of notes for identical debt securities registered under the Securities Act will not be a taxable event. Subject to the discussion below concerning effectively connected income and backup withholding, non-United States Holders will not be subject to U.S. federal income tax on any gain realized on any sale, exchange or retirement of the notes unless the holder is an individual, the holder is present in the United States for at least 183 days during the year in which it disposes of the notes, and other conditions are satisfied.

  Effectively Connected Income

        The preceding discussion assumes that the interest and gain received by a non-United States Holder is not effectively connected with the conduct by such holder of a trade or business in the United States. If a non-United States Holder is engaged in a trade or business in the United States and the interest or gain from the disposition of the notes is effectively connected with such trade or business or, if an income tax treaty applies a U.S. "permanent establishment" to which the interest or gain is generally attributable:

  •
  Such holder will be exempt from the 30% withholding tax on the interest (provided a certification requirement, generally on IRS Form W-8ECI, is met) and will instead generally be subject to regular U.S. federal income tax on any interest and gain with respect to the notes in the same manner as if it were a United States Holder.

  •
  If such holder is a foreign corporation, the holder may also be subject to an additional branch profits tax of 30% or such lower rate provided by an applicable income tax treaty if the holder establishes that it qualifies to receive the benefits of such treaty.

  •
  If such holder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States.

        A non United States Holder will not be considered to be engaged in a U.S. trade or business solely by reason of holding notes.

  Information Reporting and Backup Withholding

        U.S. rules concerning information reporting and backup withholding applicable to a non-United States Holder are as follows:

  •
  Interest payments received by the holder will be automatically exempt from the usual backup withholding rules or if they are exempt from that tax by application of a tax treaty or the portfolio interest exception. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that the holder should be subject to the usual information reporting or backup withholding rules. In addition, information reporting may still apply to payments of interest (on Form 1042-S) even if certification is provided and the interest is exempt from the withholding tax.

  •
  Sale proceeds received by the holder on a sale of their notes through a broker may be subject to information reporting and/or backup withholding if the holder is not eligible for an exemption, or does not provide the certification described above. In particular, information reporting and backup withholding may apply if the holder uses the U.S. office of a broker, and information reporting (but generally not backup withholding) may apply if the holder uses the foreign office of a broker that has certain connections to the United States.

  •
  Non-United States Holders should consult their tax advisors concerning the application of information reporting and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury Regulations. In this regard, the current U.S. Treasury Regulations provide that a certification may not be relied on if we or our agent (or other payor) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a non United States Holder will be allowed as a credit against the holder's U.S. federal income tax liability or may be claimed as a refund, provided the required information is furnished timely to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The initial purchasers of the outstanding notes have advised us that following completion of the exchange offer they intend to make a market in the exchange notes to be issued in the exchange offer; however, the initial purchasers are under no obligation to do so and any market activities with respect to the exchange notes may be discontinued at any time.

LEGAL MATTERS

        The validity of the issuance of the exchange notes and guarantees offered hereby and the enforceability of the obligations of US Oncology, Inc. and its subsidiary guarantors under the notes and the guarantees, will be passed upon for us by Ropes & Gray LLP, New York, New York. Hackman Hulett & Cracraft, LLP will pass upon matters relating to Indiana law. The General Counsel of US Oncology, Inc. will pass upon matters relating to Texas law.

EXPERTS

        The financial statements as of December 31, 2004 (Successor) and 2003 (Predecessor) and for the period from August 21, 2004 through December 31, 2004 (Successor), January 1, 2004 through August 20, 2004 (Predecessor), and for the years ended December 31, 2003 and 2002 (Predecessor) included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Prior to the August Transactions, US Oncology, Inc. filed annual, quarterly and current reports and other information with the SEC. After effectiveness of the registration statement of which this prospectus is part, we will again file such reports and information with the SEC. Our filings with the SEC are also available to the public from the SEC's website at http://www.sec.gov. These reports do not constitute a part of this prospectus, and we are not incorporating by reference any of the reports we file with the SEC or send to our shareholders. The public may read and copy any reports or other information that we file with the SEC in the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330.

        In addition, pursuant to the each of the indentures governing the notes, we have agreed that, subject to certain exceptions described therein, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the trustee and the holders of notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC of Forms 10-Q and 10-K, if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes our financial condition and results of operation and our consolidated subsidiaries and, with respect to the annual information only, a report thereon by our certified independent accountant and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Reports of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of December 31, 2003 and 2004	F-4

Consolidated Statement of Operations and Comprehensive Income for the Years Ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 and the period from August 21, 2004 through December 31, 2004	F-5

Consolidated Statement of Stockholders' Equity for the Years Ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 and the period from August 21, 2004 through December 31, 2004	F-6

Consolidated Statement of Cash Flows for the Years Ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 and the period from August 21, 2004 through December 31, 2004	F-8
Notes to Consolidated Financial Statements	F-10

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of US Oncology, Inc.:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statement of operations and comprehensive income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of US Oncology, Inc. and its subsidiaries at December 31, 2003, and the results of their cash flows for the period from January 1, 2004 through August 20, 2004 (predecessor), and for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
March 11, 2005

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of US Oncology, Inc.:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statement of operations and comprehensive income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of US Oncology, Inc. and its subsidiaries at December 31, 2004, and the results of their cash flows for the period from August 21, 2004 through December 31, 2004 (successor) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
March 11, 2005

US ONCOLOGY, INC.

CONSOLIDATED BALANCE SHEET

(in thousands)

	Predecessor	Successor
	December 31, 2003	December 31, 2004
ASSETS
Current assets:
Cash and equivalents	$124,514	$120,399
Accounts receivable	304,507	308,561
Other receivables	47,738	95,487
Prepaid expenses and other current assets	18,451	16,556
Inventories	7,481	5,080
Deferred income taxes	—	10,736
Due from affiliates	43,629	53,865

Total current assets	546,320	610,684
Property and equipment, net	356,125	383,141
Service agreements, net	239,108	255,680
Deferred income taxes	10,915	—
Goodwill	8,497	730,278
Other assets	14,054	52,015

	$1,175,019	$2,031,798

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term indebtedness	$79,748	$10,063
Accounts payable	160,628	181,136
Due to affiliates	64,052	112,221
Accrued compensation cost	26,316	31,322
Income taxes payable	19,810	23,297
Other accrued liabilities	41,847	66,068

Total current liabilities	392,401	424,107
Deferred revenue	5,349	6,692
Deferred income taxes	—	28,980
Long-term indebtedness	188,412	979,113

Total liabilities	586,162	1,438,892
Commitments and contingencies (Note 10)
Minority interest	10,497	10,583
Stockholders' equity:
Preferred stock, $0.01 par value, 1,500 shares authorized, none issued and outstanding (Predecessor)	—	—
Series A preferred stock, $0.01 par value, 500 shares authorized and reserved, none issued and outstanding (Predecessor)	—	—
Common stock, $0.01 par value, 250,000 shares authorized, 95,301 issued, 83,363 outstanding (Predecessor) and $0.01 par value, 100 shares issued and outstanding (Successor)	953	1
Additional paid in capital	473,800	567,364
Deferred compensation	—	(6,794)
Common stock to be issued, approximately 2,102 shares (Predecessor)	21,146	—
Treasury stock, 11,938 shares (Predecessor)	(102,367)	—
Retained earnings	184,828	21,752

Total stockholders' equity	578,360	582,323

	$1,175,019	$2,031,798

The accompanying notes are an integral part of this statement.

US ONCOLOGY, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands)

	Predecessor			Successor
	Year Ended December 31, 2002	Year Ended December 31, 2003	Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004
Product revenues	$919,662	$1,204,673	$901,616	$490,222
Service revenues	729,239	761,052	524,238	343,771

Total revenues	1,648,901	1,965,725	1,425,854	833,993
Cost of products	850,185	1,113,780	839,774	460,946
Cost of services:
Operating compensation and benefits	338,418	354,771	244,168	143,142
Other operating costs	210,222	218,561	144,200	101,093
Depreciation and amortization	46,701	51,926	37,375	21,096

Total cost of services	595,341	625,258	425,743	265,331
Total cost of products and services	1,445,526	1,739,038	1,265,517	726,277
General and administrative expense	63,229	68,442	40,676	30,159
Impairment, restructuring and other charges, net	150,060	1,652	—	—
Merger-related charges	—	—	9,625	8,330
Depreciation and amortization	25,158	22,152	13,198	6,254

	1,683,973	1,831,284	1,329,016	771,020
Income (loss) from operations	(35,072)	134,441	96,838	62,973
Other income (expense):
Interest expense, net	(21,291)	(19,508)	(10,931)	(27,842)
Loss on early extinguishment of debt	(13,633)	—	(38,272)	—
Other income	—		622	1,976

Income (loss) before income taxes	(69,996)	114,933	48,257	37,107
Income tax (provision) benefit	24,067	(44,277)	(21,939)	(15,355)

Net income (loss) and comprehensive income (loss)	$(45,929)	$70,656	$26,318	$21,752

The accompanying notes are an integral part of this statement.

US ONCOLOGY, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(in thousands)

	Shares Issued	Par Value	Additional Paid-In Capital	Common Stock to Be Issued	Deferred Compensation	Treasury Stock at Cost	Retained Earnings	Total
Predecessor:
Balance at Jaunary 1, 2002	94,819	$948	$469,999	$56,955	$—	$(11,235)	$160,101	$676,768
Disaffiliation transactions value of common stock to be issued	—	—	—	(5,629)	—	—	—	(5,629)
Delivery from treasury of common stock to be issued	—	—	5,149	(17,682)	—	12,533	—	—
Exercise of options to purchase common stock	482	5	1,533	—	—	1,889	—	3,427
Tax benefit from exercise of non-qualified stock options	—	—	911	—	—	—	—	911
Issuance of common stock options to affiliates and employees	—	—	1,481	—	—	—	—	1,481
Purchase of treasury stock	—	—	—	—	—	(42,754)	—	(42,754)
Treasury stock received from the sale of fixed assets	—	—	—	—	—	(9,735)	—	(9,735)
Net loss	—	—	—	—	—	—	(45,929)	(45,929)

Balance at December 31, 2002	95,301	953	479,073	33,644	—	(49,302)	114,172	578,540
Disaffiliation transaction value of common stock to be issued	—	—	(1,869)	(4,050)	—	4,326	—	(1,593)
Delivery from treasury of common stock to be issued	—	—	(912)	(8,448)	—	9,360	—	—
Exercise of options to purchase common stock	—	—	(7,367)	—	—	20,761	—	13,394
Tax benefit from exercise of non-qualified stock options	—	—	3,378	—	—	—	—	3,378
Issuance of common stock options to affiliates and employees	—	—	1,497	—	—	—	—	1,497
Purchase of treasury stock	—	—	—	—	—	(87,512)	—	(87,512)
Net income	—	—	—	—	—	—	70,656	70,656

Balance at December 31, 2003	95,301	953	473,800	21,146	—	(102,367)	184,828	578,360
Delivery from treasury of common stock to be issued	—	—	905	(7,699)	—	6,795	—	1
Disaffiliation transactions—value of shares to be issued	—	—	(333)	(4,356)	—	4,436	—	(253)
Exercise of options to purchase common stock	—	—	32	—	—	18,694	—	18,726
Tax benefit from exercise of non-qualified stock options	—	—	3,263	—	—	—	—	3,263
Issuance of common stock options to affiliates	—	—	565	—	—	—	—	565
Purchase of treasury stock	—	—	—	—	—	(4,247)	—	(4,247)
Net income for the period January 1, through August 20, 2004	—	—	—	—	—	—	26,318	26,318

Balance at Merger Date, August 20, 2004	95,301	$953	$478,232	$9,091	$—	$(76,689)	$211,146	$622,733

(Continued on following page)

The accompanying notes are an integral part of this statement.

US ONCOLOGY, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Continued)
(in thousands, except share information)

	Shares Issued	Par Value	Additional Paid-In Capital	Common Stock to Be Issued	Deferred Compensation	Treasury Stock at Cost	Retained Earnings	Total
Successor:
Capitalization of Successor company at August 20, 2004	100	$1	$517,774	$—	$—	$—	$—	$517,775
Contribution of private equity offering proceeds	—	—	38,740	—	—	—	—	38,740
Contribution of restricted stock award issuances	—	—	10,850	—	(10,850)	—	—	—
Amortization of deferred compensation expense	—	—	—	—	4,056	—	—	4,056
Net income for the period August 21 through December 31, 2004	—	—	—	—	—	—	21,752	21,752

Balance at December 31, 2004	100	$1	$567,364	$—	$(6,794)	$—	$21,752	$582,323

The accompanying notes are an integral part of this statement.

US ONCOLOGY, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Predecessor			Successor
	Year Ended December 31, 2002	Year Ended December 31, 2003	Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004
Cash flows from operating activities:
Net income (loss)	$(45,929)	$70,656	$26,318	$21,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,859	74,078	50,573	27,350
Impairment, restructuring and other charges, net	149,437	652	—	—
Deferred income taxes	(25,129)	32,299	7,371	14,876
Non-cash compensation expense	—	—	65	4,056
Non-cash items	—	—	(105)	—
Undistributed earnings (losses) in joint ventures	1,424	159	(20)	106
Loss on early extinguishment of debt, net	8,452	—	38,272	—
Tax benefit from exercise of non-qualified stock options	911	3,378	—	—
(Increase) Decrease in:
Accounts receivable	(20,470)	(22,947)	(39,151)	38,452
Prepaid expenses and other current assets	(6,396)	4,725	(28,352)	(18,655)
Inventories	(31,371)	23,890	(5,721)	8,122
Other assets	—	—	(396)	(7,317)
Increase (Decrease) in:
Accounts payable	50,356	(2,381)	35,525	(15,027)
Due from/to affiliates	(5,122)	35,128	23,578	14,355
Income taxes receivable/payable	3,785	(631)	14,003	(10,515)
Other accrued liabilities	(1,708)	12,268	9,689	14,189

Net cash provided by operating activities	150,099	231,274	131,649	91,744
Cash flows from investing activities:
Acquisition of property and equipment	(59,146)	(89,198)	(50,339)	(30,013)
Net proceeds in affiliation transactions	(1,146)	—	—	—
Net proceeds from sale of assets	—	1,581	—	—
Proceeds from contract separations	4,296	—	—	7,129

Net cash used in investing activities	$(55,996)	$(87,617)	$(50,339)	$(22,884)

(Continued on following page)

The accompanying notes are an integral part of this statement.

	Predecessor			Successor
	Year Ended December 31, 2002	Year Ended December 31, 2003	Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004
Cash flows from financing activities:
Equity investment by parent	$—	$—	$—	$347,840
Proceeds from Credit Facility	24,500	—	—	400,000
Proceeds from Senior Subordinated Notes	175,000	—	—	575,000
Repayment of Credit Facility	(24,500)	—	—	(68,277)
Repayment of Senior Secured Notes	(100,000)	—	—	(172,000)
Repayment of other indebtedness	(32,086)	(18,987)	(10,336)	(5,957)
Debt financing costs	(7,449)	—	—	(50,045)
Net payments in lieu of stock issuance upon contract separations	(3,481)	(1,067)	—	(12,033)
Proceeds from exercise of stock options	3,427	13,394	18,726	—
Purchase of Treasury Stock	(42,754)	(87,512)	(4,247)	—
Premium payment upon early extinguishment of debt	(11,731)	—	—	—
Purchase of common stock and outstanding options	—	—	—	(1,172,956)

Net cash provided by (used in) financing activities	(19,074)	(94,172)	4,143	(158,428)
Increase (decrease) in cash and equivalents	75,029	49,485	85,453	(89,568)
Cash and equivalents:
Beginning of period	—	75,029	124,514	209,967

End of period	$75,029	$124,514	$209,967	$120,399

Interest paid	$15,460	$20,083	$19,303	$3,053
Taxes paid (refunded)	2,211	2,253	667	(9,214)
Non cash investing and financing transactions:
Capitalization of synthetic lease assets	$72,018	$—	$—	$—
Delivery of common stock in affiliation transactions	17,682	9,360	1,278	—
Forfeitures of debt from contract separation	249	257	—	—
Forfeitures of common stock to be issued from contract separation	5,629	1,593	—	—
Treasury stock received from sale of fixed assets	9,735	—	—	—

The accompanying notes are an integral part of this statement.

US Oncology, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF THE BUSINESS

        US Oncology, Inc. ("US Oncology" or the "Company") provides comprehensive services to its network of affiliated practices, made up of more than 925 affiliated physicians in over 500 sites, with the mission of expanding access to and improving the quality of cancer care in local communities. The service offerings include:

  •
  Medical Oncology Services.    The Company purchases and manages specialty oncology pharmaceuticals for its affiliated practices. Annually, the Company is responsible for purchasing, delivering and managing approximately $1.3 billion of pharmaceuticals through a network of 47 licensed pharmacies, 148 pharmacists and 299 pharmacy technicians. Under its physician practice management arrangements, the Company also acts as the exclusive manager and administrator of all day-to-day non-medical business functions connected with its affiliated practices. As such, the Company is responsible for billing and collecting for medical oncology services, physician recruiting, data management, accounting, systems, and capital allocation to facilitate growth in practice operations.

  •
  Cancer Center Services.    The Company develops and manages comprehensive, community-based cancer centers, which integrate all aspects of outpatient cancer care, from laboratory and radiology diagnostic capabilities to chemotherapy and radiation therapy. As of December 31, 2004, the Company has developed and operates 83 integrated community-based cancer centers and manages over one million square feet of medical office space. It also has installed and manages 27 Positron Emission Tomography Systems (PET).

  •
  Cancer Research Services.    The Company facilitates a broad range of cancer research and drug development activities through its network. It contracts with pharmaceutical and biotechnology firms to provide a comprehensive range of services relating to clinical trials. It currently supervises 233 clinical trials, supported by its network of approximately 670 participating physicians in more than 200 research locations. During 2004, the Company enrolled over 2,900 new patients in research studies.

        US Oncology provides these services through two business models: the physician practice management (PPM) model, under which it provides all of the above services under a single contract with one fee based on overall performance; and the service line model, under which practices contract with the Company to purchase the pharmaceutical aspects of medical oncology services and/or cancer research services, each under a separate contract, with a separate fee methodology for each service. Most of the Company's revenues (90.8% during 2004) are derived under the PPM model.

NOTE 2—MERGER AND RELATED TRANSACTIONS

        On March 20, 2004, US Oncology Holdings, Inc. ("Holdings") (formerly known as Oiler Holding Company) and its wholly owned subsidiary, Oiler Acquisition Corp., entered into a merger agreement with US Oncology pursuant to which Oiler Acquisition Corp. was to be merged with and into US Oncology, with US Oncology continuing as the surviving corporation.

        On August 20, 2004, the merger transaction was consummated and US Oncology became a wholly owned subsidiary of Holdings. The merger transaction was valued at approximately $1.6 billion. In the transaction, all of the former stockholders of US Oncology (other than Welsh, Carson, Anderson & Stowe IX, L.P., ("WCAS"), its affiliates, and certain members of management and continuing shareholders) received $15.05 per share in cash for common stock of US Oncology. Holders of stock options issued by the Company received cash equal to (a) $15.05 minus the exercise price of the option multiplied by (b) the number of shares subject to the options. Physicians who were entitled to receive shares of common stock at future dates as part of the consideration for affiliating with the Company received $15.05 per share of such stock, in cash, at the time of the merger. After the merger, US Oncology's common stock was delisted from the NASDAQ Stock Market and US Oncology became a privately-held company. The merger and related transactions are referred to in this report as the "Merger" or "August Transactions."

        The funds necessary to consummate the August Transactions were approximately $1,570.5 million, including approximately $1,185.0 million to pay the then current stockholders, option holders and holders of outstanding rights to receive shares of US Oncology common stock pursuant to delayed share delivery agreements and all amounts due under the merger agreement, approximately $281.1 million to repay existing indebtedness and approximately $104.4 million to pay related fees of approximately $50.1 million and expenses of approximately $54.3 million. Prior to the merger, 14,307,501 shares of US Oncology common stock then owned by WCAS and its affiliates, with a fair value of $215.3 million, were contributed to Holdings in exchange for shares of the Company's common and preferred participating stock in Holdings. Upon consummation of the merger, those shares were cancelled without payment of any merger consideration.

        The August Transactions were financed by:

  •
  a cash common and preferred equity investment in Holdings by WCAS and its related equity investors of $302.4 million, which funds were contributed to US Oncology;

  •
  the borrowing by US Oncology of $400.0 million in term loans under its new senior secured credit facility;

  •
  $245.0 million of cash on hand at the closing date; and

  •
  the issuance by US Oncology of $300.0 million aggregate principal amount senior notes and $275.0 million aggregate principal amount of senior subordinated notes.

        The August Transactions were accounted for under the purchase method of accounting prescribed in Statement of Financial Accounting Standards No. 141, "Business Combination," (SFAS No. 141), with intangible assets recorded in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The purchase price, including transaction-related fees, was allocated to the Company's tangible and identifiable intangible assets and liabilities based upon estimates of fair value, with the remainder allocated to goodwill.

        The following table summarizes the preliminary allocation of the August Transactions (in millions):

Cash and equity contributed by WCAS	$517.8
Total liabilities assumed	1,321.8
Fair value of assets acquired	(1,104.7)

Excess purchase price (goodwill)	$734.9

        While the Company continues to obtain information to refine the fair values of the assets acquired and the liabilities assumed, the allocation of the purchase price is substantially complete. As the Company completes its tax filings for the period ended with the August Transactions, additional adjustments may be required to the deferred tax balances. Adjustments, if any, attributable to the tax returns for the period ended August 20, 2004 will be considered a result of the August Transactions and may result in additional adjustments to the purchase price allocation and the amount of goodwill. In accordance with the provisions of SFAS No. 142, no amortization of indefinite-lived intangible assets or goodwill will be recorded.

        The Company expects that a final allocation of the purchase price will be completed no later than June 30, 2005.

        Subsequent to the initial capitalization of the Company, an additional capital contribution of $38.7 million was received from Holdings. The contribution represents the proceeds from a private equity offering to certain members of management and affiliates of the Company.

        In connection with the August Transactions the Company incurred merger-related charges of $56.2 million. This amount includes loss on early extinguishment of debt of $38.3 million and merger-related expenses of $17.9 million. Included in merger related charges are expenses such as legal costs $3.8 million, advisory fees of $6.0 million and other fees and expenses of $8.1 million. Merger-related charges, including early extinguishment of debt, amounted to $47.9 million for the Predecessor company compared to $8.3 million for the Successor company.

        The carrying value of the reported goodwill is subject to impairment tests under the requirements of SFAS No. 142. Goodwill was allocated to each of the Company's reporting units based on their fair values at the date of the August Transactions. On an ongoing basis, the Company will perform impairment tests of the goodwill by comparing the fair value of the reporting units' discounted cash flows with their carrying values. The fair value is calculated using discounted cash flows, market multiples and market capitalization, as well as EBITDA analyses. The Company expects to perform impairment tests on an ongoing at least annually, or more frequently with respect to assets for which there are any impairment indicators.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated. The Company has determined that none of its existing service agreements meet the requirements for consolidation under accounting principles generally accepted in the United States of America. Specifically, the Company does not have an equity ownership interest in any of the practices managed under any service agreement. Furthermore, the Company's service agreements specifically do not give the Company "control" as described in Emerging Issues Task Force ("EITF") 97-2 that would be required for the Company to consolidate based upon such service agreements.

Basis of presentation

        Generally accepted accounting principles require that any amounts recorded or incurred (such as goodwill, debt and compensation expense) by the parent as a result of the August Transactions be "pushed down" and recorded in the Company's financial statements. The Company's results of operations prior to the Merger are presented separately in the financial statements as "Predecessor"

financial statements, while the results of operations following the Merger are presented as "Successor" financial statements.

Reclassifications

        Certain previously reported financial information has been reclassified to conform to the 2004 presentation. Such reclassifications did not materially affect the Company's financial condition, net income (loss) or cash flows.

Use of estimates

        The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities.

        Management considers many factors in selecting appropriate operational and financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates. Among the factors that may be considered by management in these processes are: choosing a particular accounting principle from range a of accounting policies permitted by U.S. generally accepted accounting principles, expected rates of business and operational change, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that lies within that range of reasonable estimates. This process may result in the selection of estimates which could be viewed as conservative or aggressive—based upon the quantity, quality and risks relating to the estimate, possible variability that might be expected in the actual outcome and the factors considered in developing the estimate. Because of inherent uncertainties in this process, actual future amounts will differ from those estimated amounts used in the preparation of the financial statements.

Revenues

        The Company derives revenue primarily in four areas:

  •
  PPM revenues.    Under the PPM model, the Company recognizes revenues from amounts it bills and collects on behalf of affiliated practices, which are reduced by the amounts retained by those practices under its contracts. PPM service fee revenue is recorded when services are rendered based on established or negotiated rates reduced by contractual adjustments and allowances for doubtful accounts and by the amounts retained by practices. Differences between estimated contractual adjustments and final settlements are reported in the period when final settlements are determined.

  •
  Service line revenues.    In the medical oncology services area under the Company's service line agreements, the Company bills practices on a monthly basis for services rendered. These revenues include payment for all of the pharmaceutical agents used by the practice for which the

    Company must pay the pharmaceutical manufacturers, and a service fee for the pharmacy-related services the Company provides.

  •
  GPO and Data revenues.    The Company receives fees from pharmaceutical companies for acting as a group purchasing organization (GPO) for its affiliated practices, as well as for providing informational and other services to pharmaceutical companies. GPO fees are typically based upon the volume of drugs purchased by the practices. Fees for other services include amounts paid for data the Company collects and compiles.

  •
  Research revenues.    The Company receives fees for research services from pharmaceutical and biotechnology companies. These fees are separately negotiated for each study and typically include a management fee, per patient accrual fees and fees for achieving various study milestones.

PPM Revenues

        For both product and service revenues under the PPM model, the Company recognizes revenue when the fees are earned and are deemed realizable based upon the contractually agreed amount of such fees. Product revenues are recognized as drugs are accepted and dispensed by affiliated physician practices. Service fee revenues are recognized when the fees are deemed fixed and realizable at the time services are rendered based upon established or negotiated rates, less contractual adjustments, allowances and amounts to be retained by affiliated practices.

        Under its PPM arrangements, fees are paid to the Company on a monthly basis. On a quarterly basis, the Company makes adjustments to its fees to reconcile prior estimates to actual amounts. Adjustments are recognized as increases or reductions in revenue in the period they become known. Historically, the effect of these adjustments has not been material. Upon termination of a contract, such reconciliation would occur effective upon termination of the contract.

        Under the PPM model, the revenue recognized reflects two components of the Company's fee: (i) specific reimbursements related to practice operations and (ii) and an additional fee based upon practice performance. In recognizing revenue, the Company takes into consideration the priority of payments relating to amounts retained by practices. The Company does not recognize revenue to the extent funds are not available to pay such fees as a result of such priority of payments.

        Approximately 79.9% of the Company's 2004 revenue was derived from practices under the PPM earnings model, as of December 31, 2004. Under the earnings model service agreements, the Company receives a service fee that includes an amount equal to the direct expenses associated with operating the practice plus an amount that is calculated based on the service agreement for each of the practices. The direct expenses include rent, depreciation, amortization, provision for uncollectible accounts, pharmaceutical expenses, medical supply expenses, salaries and benefits of non-physician employees who support the practices and interest. The direct expenses do not include salaries and benefits of physicians. The non-expense-reimbursement related portion of the service fee is a percentage, ranging from 15% to 30%, of the earnings before income taxes of the affiliated practice. The earnings of an affiliated practice are determined by subtracting the direct expenses from the revenues earned by the affiliated practice for providing medical services.

        Approximately 10.9% of the Company's 2004 revenue was derived from practices managed under agreements in which its fee was calculated under the net revenue model as of December 31, 2004. Of this percentage, approximately 3.9% of the Company's 2004 revenue was represented by one practice with whom we disaffiliated in December, 2004 (see Note 4). Under the net revenue model service agreements the Company receives a service fee, which typically includes all practice costs (other than amounts retained by the physicians), a fixed fee, a percentage fee (in most states) and, if certain financial and performance criteria are satisfied, a performance fee. These service agreements permit the affiliated practice to retain a specified amount (typically 23% of the practice's net revenues) for physician salaries of the affiliated practices. Payment of such salaries is given priority over payment of the service fee, so the Company's fees are reduced if there are not sufficient funds to pay both this specified amount for physician salaries and the Company's fees. The amount of the fixed fee is related to the size of the affiliation transaction and, as a result, varies significantly among the service agreements. The percentage fee, where permitted by applicable law, is generally seven percent of the affiliated practice net revenue. Performance fees are paid after payment of all practice expenses, amounts retained by practices and the other service fees and, where permitted by state law, are approximately 50% of the residual profits of the practice. Service fees are not subject to adjustment, with the exception that the fixed fee may be adjusted from time to time after the fifth year of the service agreement to reflect inflationary trends. The affiliated practice is also entitled to retain all profits of the practice after payment of the service fee to the Company.

        A portion of the Company's revenue under its PPM arrangements and its revenue with affiliated practices are derived from sales of pharmaceutical products and are reported as product revenues. The Company's remaining revenues under its PPM arrangements and its revenues from GPO fees, data fees and research fees are reported as service revenues. Physician practices that enter into comprehensive service agreements with the Company receive a broad range of services and pharmaceutical products. These products and services represent multiple deliverables delivered under a single contract, with a single fee. The Company has analyzed the component of the contract attributable to the provision of products (pharmaceuticals) and the component of the contract attributable to the provision of services and attributed fair value to each component. For revenue recognition purposes, the product revenues and service revenues have each been accounted for as a separate unit of accounting under the guidance in Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements With Multiple Deliverables" ("EITF 00-21"). In a minority of the Company's PPM arrangements, if the affiliated practice were to incur losses prior to the payment of any physician compensation during a quarter, the Company would be required to bear a portion of those losses up to the amount of the performance-based portion of the fee recognized in previous quarters during the year. This reduction would be reported as a reduction in fees from that practice in the quarter during which such losses were incurred. Historically, no practice has incurred losses resulting in such a reduction.

Service Line Revenues

        Under its service line arrangements for medical oncology services, the Company recognizes revenue as drugs are accepted and dispensed by the affiliated practices. The Company recognizes revenue based upon the cost of pharmaceuticals purchased by the affiliated practice plus a fee for pharmaceutical services. Such amounts are recorded in product revenues and the related costs are included in cost of products. The Company recognizes revenue for admixture services as those services are performed.

GPO and Data Revenues

        The Company receives group purchasing organization (GPO) fees for providing services to pharmaceutical manufacturers and other suppliers. The Company recognizes revenue for GPO fees as it performs the services and when the following conditions have been met: (i) persuasive evidence of an arrangement exists, (ii) services have been rendered and (iii) collection of a fixed or determinable fee is considered reasonably assured. GPO fees are distinct from discounts and rebates in that they are not passed back to affiliated practices and are paid to the Company for identifiable services provided to the drug vendor rather than in respect of drug purchases. The Company provides the vendor with, among other things, (1) data relating to, and analysis of, pharmaceutical use by affiliated practices, (2) access to electronic order entry software from its pharmacy locations and physician practice sites, (3) contract management services and (4) other informational services. This is in compliance with the reporting standard as discussed in EITF Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor ("EITF 02-16").

Research Revenues

        Research revenue is derived from services provided to pharmaceutical companies and other trial sponsors and includes the initial activity to begin the research trial, patient enrollment and completion of the treatment cycle. Revenue is recognized as the Company performs its obligations related to such research and when the following conditions have been met: (i) persuasive evidence of an arrangement exists, (ii) services have been rendered and (iii) collection of a fixed or determinable fee is considered reasonably assured.

Product Revenues

        Product revenues consist of sales of pharmaceuticals to practices in connection with the Company's comprehensive service agreements under the PPM model or under the Company's pharmaceutical services service line. Under all its arrangements with affiliated practices, the Company furnishes the practice with pharmaceuticals and supplies. In certain cases, the Company takes legal title to the pharmaceuticals and resells them to practices. In other cases, title to the pharmaceuticals passes directly from the Company's distributor to the practices under arrangements negotiated and managed by the Company pursuant to its service agreements with practices. The Company has analyzed its contracts with physician practices and vendors and distributors of pharmaceutical products purchased pursuant to its arrangements with affiliated practices and has determined that, in all cases, it acts as a principal within the meaning of EITF Issue No. 99-19, "Reporting Gross Revenue as a Principal vs. Net as an Agent." For this reason, the Company recognizes the gross amounts from pharmaceuticals as revenue because the Company (a) has separate contractual relationships with affiliated practices and with vendors and distributors of pharmaceuticals products under which it is the primary obligor, and has discretion to select those vendors (b) is physically responsible for managing, ordering and processing the pharmaceuticals until they are used by affiliated practices, (c) bears the carrying cost and maintains the equipment, staff and facilities used to manage the inventory of pharmaceuticals, (d) manages the overall pharmaceutical program, including management of admixture and implementation of programs to minimize waste, enhance charge capture, and otherwise increase the efficiency of the operations of affiliated practices, and (e) bears credit risk for the amounts due from affiliated practices.

        Because the Company acts as principal, revenues are recognized as the (a) the cost of the pharmaceutical (which is reimbursed to the Company pursuant to all of its contractual arrangements with physician practices) plus (b) an additional amount. Under the service line model, this additional amount is the actual amount charged to practices under the service line model since all of the services provided under the service line model are directly related to and not separable from the delivery of the products. Under the PPM model, the contracts do not provide for a separate fee for supplying pharmaceuticals other than reimbursement of the cost of pharmaceuticals. Accordingly, the additional amount included in product revenue reflects the Company's estimate of the portion of its service fee that presents fair value relative to product sales. The portion of the service fee allocated to product sales is based upon the terms upon which the Company offers pharmaceutical services under its service line model. The Company provides the same services related to delivery and management of pharmaceutical products under its PPM agreements as under its service line model agreements. Accordingly, the Company believes this allocation is appropriate. Discounts and rebates are deducted from product revenues and costs.

Service Revenues

        Under the Company's PPM arrangements, service fees are recognized and paid on a monthly basis on contractual terms. The Company's fees are calculated based upon (i) reimbursement of costs incurred by the Company on the affiliated practice's behalf in accordance with the contract terms plus (ii) an additional amount based on performance of the practice that is generally a percentage of earnings before income taxes and physician compensation of the practice for the month. Certain expenses and other allowances included in the calculation of fees are based upon estimates made by the Company. The Company may make certain changes in these estimates in subsequent periods to reflect subsequent events or circumstances. Historically, these changes in estimates have been insignificant. Upon termination of an agreement, fees recognized through the date of termination would not be refundable by the Company, other than a result of such insignificant adjustments as of the date of termination.

Concentration of Revenue

        For the years ended December 31, 2002 and 2003 (Predecessor) and the period of January 1, 2004 through August 20, 2004 (Predecessor) and August 21, 2004 through December 31, 2004 (Successor), the affiliated practices derived approximately 41.0%, 41.0%, 41.6% and 41.3% respectively, of their net patient revenue from services provided under the Medicare program and approximately 2.0%, 3.0%, 2.5% and 2.7%, respectively of their net patient revenue from services provided under state Medicaid programs. Capitation revenues were less than 1.0% of total net patient revenue in 2002, 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor). Changes in the payor reimbursement rates, particularly Medicare and Medicaid due to its concentration or affiliated practices' payor mix can materially and adversely affect the Company's revenues.

        The Company's only service agreement that represents more than 10% of revenues is with Texas Oncology, P.A. (TOPA). TOPA accounted for approximately 24%, 25%, 25% and 25% of the Company's total revenues for the years ended 2002, 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004

(Successor), respectively. Set forth below is selected, unaudited financial and statistical information for TOPA (in thousands):

	Period Ended December 31,
	2002	2003	2004
			Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004
Net patient revenues	$489,989	$623,910	$458,522	$268,832
Service fees paid to the Company:
Reimbursement of expense	340,978	420,294	311,959	179,961
Earnings component	48,513	65,243	46,797	28,345

Net operating revenue	389,491	485,537	358,756	208,306

Amounts retained by TOPA	$100,498	$138,373	$99,766	$60,526

Physicians associated with TOPA at period end	194	210	198	203
Cancer centers utilized by TOPA at period end	32	33	34	34

        The Company's operating margin for the TOPA service agreement was 12.5%, 13.4%, 13.0% and 13.6% for the years ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 20, 2004 through December 31, 2004 (Successor). Operating margin is computed by dividing the earnings component of the service fee by the total service fee.

Cost of Products

        Cost of products includes the cost of pharmaceuticals, personnel costs for pharmacy staff, shipping and handling fees and other related costs. Cost of products also includes an offsetting credit for rebates earned, if any, from pharmaceutical manufacturers. Rebates receivable from pharmaceutical manufacturers are accrued in the period earned by multiplying rebatable drug purchases of affiliated practices by the estimated contractually agreed manufacturer rebate amount. Rebates receivable estimates are revised to actual, with the difference recorded to cost of products, upon billing to the manufacturer, generally 30 to 90 days subsequent to the end of the applicable quarter, based upon usage data. The effect of adjustments in the estimate, resulting from the reconciliation of rebates recognized and recorded to actual amounts billed has not been material to the Company's results of operations.

Cost of Services

        Cost of services consists principally of field personnel costs, lease costs or depreciation for real estate and equipment used in providing the service and other operating costs for delivery of services provided.

Cash and Cash equivalents

        The Company considers all highly liquid securities with original maturities of three months or less to be cash equivalents.

Accounts receivable

        To the extent permitted by applicable law, the Company purchases the accounts receivable generated by affiliated practices from patient services rendered pursuant to the service agreements. The accounts receivable are purchased at their net collectible value, after adjustment for contractual allowances and allowances for doubtful accounts. The Company is reimbursed by the practices for purchased receivables that are deemed uncollectible following the Company's purchase. If any purchased account receivable is subsequently deemed uncollectible, the amount of write-off is determined. Because the Company's service fee is based in part on the practice revenue, the reduction in revenue caused by the uncollectible accounts receivable would reduce the Company's future service fee. The impact of such adjustments is typically not significant. However, laws and regulations governing Medicare and Medicaid programs are complex and subject to interpretation, which along with other third party payor actions, could impact the collection of accounts receivable in the future.

        The process of estimating the ultimate collectibilty of accounts receivable arising from the provision of medical services to patients by affiliated practices is highly subjective and requires the application of judgment by management. Management considers many factors, including contractual reimbursement rates, changing reimbursement rules, the nature of payors, scope of services, age of receivables, historical cash collection experience, billing practices and other factors to form their best judgment of expected collectibility. Actual results often vary from estimates, but generally do not vary materially.

        The Company's accounts receivable are a function of net patient revenue of the affiliated practices rather than the Company's revenue. Receivables from the Medicare and state Medicaid programs accounted for approximately 44.0% of the Company's revenue for the twelve months ended December 31, 2004 and are considered to have minimal credit risk. No payor other than Medicare accounted for more than 10% of accounts receivable at December 31, 2004 or 2003.

Other receivables

        Other receivables consist of amounts due for services provided under the Company's pharmaceutical management service line, cancer research activities and disaffiliated practices. Amounts are stated at their estimated net realizable value.

Prepaid expenses and other current assets

        Prepaid expenses and other current assets consist of prepaid expenses, such as insurance, and certain receivables.

Inventories

        Inventories consist of pharmaceutical drugs and are stated at the lower of cost or market, with cost determined by the purchase price. Inventory quantities are determined from physical counts.

Due from and to affiliates

        The Company has advanced to certain of its practices amounts needed for working capital purposes—primarily to purchase pharmaceuticals. In addition, from time to time the Company advances funds to assist with the development of new markets, to support the addition of physicians, and support the development of new services. Certain advances bear interest at a market rate, which approximates the prime-lending rate (5.25% at December 31, 2004). These advances are unsecured and are repaid in accordance with the terms of the instrument evidencing the advance.

        Amounts due from affiliates are reviewed when events or changes in circumstances indicate their recorded amount may not be recoverable. If the review indicates that the anticipated recoverable amount is less than the carrying value, the Company's carrying value of the asset is reduced accordingly.

        Amounts payable to affiliates represent amounts to be retained by affiliated practices under PPM agreements.

Property and equipment

        Property and equipment is stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of (a) three to ten years for computers and software, equipment, and furniture and fixtures, (b) the lesser of ten years or the remaining lease term for leasehold improvements and (c) twenty-five years for buildings. These lives reflect management's best estimate of the respective assets' useful lives, and subsequent changes in operating plans or technology could result in future impairment charges to these assets. Interest costs incurred during the construction of major capital additions, primarily cancer centers, are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred.

        The carrying value of the fixed assets is reviewed for impairment when events or changes in circumstances indicate the recorded costs may not be recoverable. If the review indicates that the undiscounted cash flows from operations of the related fixed asset over the remaining useful life is expected to be less than the recorded amount of the assets, the Company's carrying value of the asset will be reduced to its estimated fair value using expected cash flows on a discounted basis. Impairment analysis is subjective and assumptions regarding future growth rates and operating expense levels as a percentage of revenue can have significant effects on the expected future cash flows and ultimate impairment analysis.

        Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the capitalized cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations and comprehensive income.

Service agreements

        Service agreements represent the fair value of the Company's rights to manage practices. During the initial terms of the agreements, the affiliated practices have agreed to provide medical services on an exclusive basis only through facilities managed by the Company. The agreements are noncancelable except for performance defaults. The Company amortizes these costs on a straight-line basis over an average of 20 years (Successor) and 25 years (Predecessor). The Company recorded amortization expense related to these assets of $17.1 million, $13.4 million, $8.4 million and $4.1 million for the years ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor), respectively. The future expected amortization expense related to the Company's service agreements as of December 31, 2004 is approximately $13.0 million for each of the five years ending December 31, 2009. Should these agreements be terminated prior to their full amortization, the Company may experience a charge to its operating results for the unamortized portion of the asset. Under the service agreements, the Company is the exclusive provider of certain services to its affiliated practices, providing facilities, management information systems, clinical research services, personnel management and strategic, financial and administrative services. Specifically, the Company, among other things, (i) develops, constructs and manages free-standing cancer centers which provide for treatment areas and equipment for medical oncology, radiation therapy and diagnostic radiology, (ii) expands diagnostic capabilities of practices through installation and management of PET technology, (iii) coordinates and manages cancer drug research for pharmaceutical and biotechnology companies, (iv) purchases and manages the inventory for cancer related drugs for affiliated practices, and (v) provides management and capital resources to affiliated practices including data management, accounting, compliance and other administrative services.

        The carrying value of the service agreements is reviewed for impairment at least annually or when events or changes in circumstances indicate the recorded cost may not be recoverable. If the review indicates that the discounted cash flows from operations of the related service agreement over the remaining contractual period is expected to be less than the recorded amount of the service agreement intangible asset, the Company's carrying value of the service agreement intangible asset will be reduced to its estimated fair value. Fair values are calculated using the Company's expected cash flows on a discounted basis. Impairment analysis is subjective and assumptions regarding future growth rates and operating expense levels as a percentage of revenue can have a significant impact on the expected future cash flows and impairment analysis.

        Each service agreement provides for the formation of a policy board for each practice. The policy board meets periodically, approves those items having a significant impact on the affiliated practice and develops the practice's strategic initiatives. The two most significant items reviewed and approved by the policy board are the annual budget for the practice and the addition of facilities, services or physicians. Each service agreement provides a mechanism to adjust the Company's service fee if a change in law modifies the underlying financial arrangement between the Company and the affiliated practice.

Goodwill

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," ("SFAS 142"), which established new standards for reporting acquired goodwill and other intangible assets. SFAS 142 accounts for goodwill based on the reporting units of the combined entity into which an acquired entity is integrated. In accordance with the statement, (a) goodwill is not amortized, (b) goodwill is tested for impairment at least annually at the reporting unit level, and (c) the amortization period of intangible assets with finite lives is not limited to forty years. The Company implemented SFAS 142 in 2002 and ceased amortization of goodwill from acquisitions of businesses under the purchase method of accounting.

        As a result of the August Transactions, the amount of goodwill reported on the company's balance sheet increased to approximately $730 million. The Company performs impairment tests on the carrying value of the goodwill by using data from discounted cash flows, market multiples, market capitalization and EBITDA analyses. The company performs these impairment tests at least annually, or more frequently if there exist any impairment indicators.

Other assets

        Other assets consist of deferred debt financing costs and investments in joint ventures. The debt financing costs are capitalized and amortized over the terms of the related debt agreements. The Company recorded amortization expense related to debt financing costs of $1.8 million, $2.0 million, $1.0 million and $2.3 million for the years ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor), respectively. Investments in joint ventures for which the Company does not have control are accounted for under the equity method of accounting. For each of the three years ended December 31, 2004, joint venture operations were not material to the financial position or results of operations of the Company.

Income taxes

        Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered, other than enactments of changes in the tax law or rates.

Stock-based compensation

        As of December 31, 2004, the Company has two stock-based employee compensation plans, which are described more fully in Note 12. The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Stock based employee compensation costs for options granted under those plans with exercise prices less than the market value of the underlying Common Stock on the date of the grant are insignificant for each of the years ended December 31, 2002, 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor).

        In December 2004, the FASB issued Statement No. 123(R), "Share-Based Payment, an amendment of FASB Statements No. 123 and 95," that eliminates the ability to account for such stock-based compensation transactions using the intrinsic value method and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company's consolidated statement of income. The standard requires that the fair value of new awards granted and unvested awards at the date of adoption be expensed over the vesting period of the stock-based grant. The Company currently uses the Black-Scholes option pricing model to value options and is currently assessing which model to use in the future under the new statement and may deem an alternative model to be more appropriate.

        This proposed statement will have a significant impact on the Company's consolidated statement of income, as it will be required to expense the fair value of its stock option grants, rather than disclose the impact on its consolidated net income (within its footnotes to the financial statements), as is the Company's current practice.

        The Company also provides a benefit plan to non-employee affiliates, which is accounted for using fair value based accounting with compensation expense being recognized over the respective vesting period. The Company recognized $1.4 million, $1.4 million and $0.5 million in compensation cost related to this plan during the years ended December 31, 2002 and 2003 and the period from January 1, 2004 through August 20, 2004 (Predecessor). This plan was terminated at the time of the August Transactions.

Fair value of financial instruments

        The Company's receivables, payables, prepaids and accrued liabilities are current assets and obligations and on normal terms and, accordingly, the recorded values are believed by management to approximate fair value. Management also believes that the fair value of its bank indebtedness approximates its book value based on current market interest rate conditions.

Comprehensive income

        In addition to net income, comprehensive income is comprised of "other comprehensive income" which includes all charges and credits to equity that are not the result of transactions with owners of the Company's common stock. There were no items of other comprehensive income during the years ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor).

Recent Accounting Pronouncements

        In January and December 2003, the FASB issued Interpretation No.46 (FIN 46), "Consolidation of Variable Interest Entities," and its revision, FIN46(R). It requires that the assets, liabilities and results of the activity of variable interest entities be consolidated into the financial statements of the company that has controlling financial interest. It also provides the framework for determining whether a variable interest entity should be consolidated based on voting interest or significant financial support provided to it. The Company adopted this interpretation in 2004 and there was no effect to the Company's Consolidated Financial Statements as a result of such adoption.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."This statement is effective for contracts entered into or modified after June 30, 2003 and did not have a material impact on the Company's Consolidated Financial Statements.

        In December 2004, the FASB issued Statement No. 123(R), "Share-Based Payment, an amendment of FASB Statements No. 123 and 95," that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by the Accounting Principals Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company's consolidated statement of income. The standard requires that the modified prospective method be used, which requires that the fair value of new awards granted from the beginning of the period of adoption (plus unvested awards at the date of adoption) be expensed over the vesting period. The statement requires companies to assess the most appropriate model to calculate the value of the options. The Company currently uses the Black-Scholes option pricing model to value options and is currently assessing which model to use in the future under the new statement and may deem an alternative model to be more appropriate. The use of a different model to value options may result in a different fair value than the use of the Black-Scholes option pricing model. In addition, a number of other requirements exist under the standard that will result in differing accounting treatment than currently required. These differences include, but are not limited to, the accounting for the tax benefit on employee stock options and for stock issued under the Company's employee stock purchase plan. The effective date of the standard for nonpublic companies is for fiscal periods beginning after December 15, 2005.

        This proposed statement will have a significant impact on the Company's consolidated statement of income, as it will be required to expense the fair value of its stock option grants, rather than disclose the impact on its consolidated net income (within its footnotes to the financial statements), as is the Company's current practice.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." This statement clarifies the accounting requirements for idle facilities, excess spoilage, double freight and re-handling costs. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005 and will not have a material impact on the Company's Consolidated Financial Statements.

        In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67." This statement provides accounting guidance for real estate time-sharing transactions, incidental operations and costs incurred to sell real estate projects. This statement is effective for transactions occurring during fiscal years beginning after June 15, 2005 and will not have a material impact on the Company's Consolidated Financial Statements.

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29." This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement is effective for nonmonetary exchanges that occur during fiscal years beginning after June 15, 2005 and will not have a material impact on the Company's Consolidated Financial Statements.

NOTE 4—AFFILIATIONS AND DISAFFILIATIONS

        Consideration paid for practices to enter into long-term service agreements and for the nonmedical assets of the practices, primarily receivables and fixed assets, is accounted for as asset purchases. Total consideration includes the assumption by the Company of specified liabilities, the estimated value of nonforfeitable commitments by the Company to issue Common Stock at specified future dates for no additional consideration, short-term and subordinated notes, cash payments and related transaction costs. No consideration was paid for affiliation transactions that occurred in the periods ended December 31, 2004.

Affiliations

        During the years ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor), the Company entered into three, nine, seventeen, and five pharmaceutical services agreements under the service line model, respectively. The Company paid no consideration to enter into these agreements.

Disaffiliations

        During the period from January 1, 2004, through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor), the Company terminated service agreements and disaffiliated with three oncology practices and one service line practice. The Company recognized a gain on separation of $1.98 million as a result of these transactions, which is included in other income in the consolidated statement of operations and comprehensive income during the period from August 21, 2004 through December 31, 2004 (Successor).

        During 2003, the Company terminated service agreements and disaffiliated with one oncology practice and two radiation practices. The Company recognized no gain or loss on these transactions.

        During 2002, the Company terminated service agreements and disaffiliated with four oncology practices. Under the terms of the disaffiliations, the Company recognized a net gain on separation of $5.7 million, which is included in impairment, restructuring, and other charges in the accompanying consolidated statement of operations and comprehensive income.

NOTE 5—IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES, NET

        During the period from January 1, 2004, through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor), the Company did not recognize impairment, restructuring and other charges. For the two years ended December 31, 2003, the Company recognized impairment, restructuring and other charges as follows (in thousands):

	Year Ended December 31,
	2002	2003
Impairment charges
Write-off of service agreements	$113,197	$—
Impairment of cancer center fixed assets	27,603	—
Gain on sale of practice assets	(5,653)	—
Restructuring charges
Personnel reduction costs	2,381	900
Consulting costs for implementing service line business	1,444	—
Other charges
Write-off of affiliate receivable	11,088	—
Other	—	752

	$150,060	$1,652

Impairment Charges

        During 2002, the Company recognized (a) a non-cash pre-tax charge of $5.2 million in the fourth quarter related to impairment of a service agreement under which it had significantly reduced the scope of the Company's services during the year, based upon its analysis of future cash flows under likely future scenarios for that agreement; (b) a non-cash, pre-tax charge of $68.3 million during the third quarter comprising (i) a $13.0 million charge related to a PPM service agreement that was terminated in connection with conversion to the service line model, (ii) a $51.0 million charge related to three net revenue model service agreements that became impaired during the third quarter based upon the Company's analysis of projected cash flows under those agreements, taking into account developments in those markets during the third quarter and (iii) a $4.3 million charge related to a group of physicians under a net revenue model service agreement with which the Company disaffiliated during the third quarter; and (c) a non-cash, pre-tax charge of $39.7 million during the second quarter comprising (i) a $33.8 million charge related to a net revenue model service agreement that became impaired during the second quarter based upon the Company's analysis of projected cash flows under that agreement, taking into account developments in that market during the second quarter and (ii) a $5.9 million charge related to two PPM service agreements that were terminated in connection with conversions to the service line model.

        During the fourth quarter of 2002, the Company also recognized a charge of $27.6 million related to impairment of fixed assets. This charge was based on the Company's estimate of future cash flows from its cancer center assets, taking into account developments during the fourth quarter of 2002. All of the impaired cancer centers were at practices that had been on the net revenue model at the outset of center development. In assessing likely future performance, the Company makes estimates of the likelihood and impact of possible operational improvements, as well as looking at existing performance. If the Company had made a determination to dispose of a center, the valuation was based upon the value of that disposition. In making estimates regarding possible improvements in performance, the Company takes into consideration the economic arrangement with the practice, as well as certain qualitative considerations regarding the continued growth prospects of the practice, internal practice management, and the Company's relationship with the practice.

        The $5.6 million net gain on sale of practice assets during 2002 consisted of a $3.6 million net gain on sale of practice assets during the third quarter comprising (a) net proceeds of $4.9 million paid by converting and disaffiliating physicians; (b) a $0.3 million net recovery of working capital assets, partially offset by a $1.1 million net charge arising from the Company's accelerating consideration that would have been due to physicians in the future in connection with those transactions; and (c) a $2.0 million net gain on sale of practice assets during the second quarter. During that quarter, the Company terminated a service agreement as it related to certain radiology sites and sold the related assets, including the right to future revenues attributable to radiology technical fee revenue at those sites, in exchange for delivery to us of 1.1 million shares of the Company's common stock. In connection with that sale, the Company also recognized a write-off of a receivable of $0.6 million due from the physicians and made a cash payment to the buyer of $0.6 million to reflect purchase price adjustments during the third quarter. The transaction resulted in a $3.9 million gain based on the market price of the Company's Common Stock as of the date of the termination. This gain was partially offset by a $1.9 million net impairment of working capital assets relating to service line conversions, disaffiliations and potential disaffiliations.

Restructuring Charges

        During the year ended 2003, the Company recognized restructuring charges of $0.9 million relating to personnel reductions. These restructuring charges were associated with terminating certain personnel and include severance and other special termination benefits. $0.6 million of these charges were paid in 2003 and $0.3 million was paid in 2004, resulting in an accrual of $0.3 million and zero at December 31, 2003 and 2004, respectively.

        In connection with the Company's focus on internal operations and cost structure, management commenced an initiative to further centralize certain accounting and financial reporting functions at its corporate headquarters in Houston, Texas, resulting in charges for personnel reduction costs of $2.4 million in 2002, all of which was paid in 2002. During 2002, the Company also recognized restructuring charges of $1.4 million in consulting fees related to its introduction of the service line model.

Other Charges

        During 2003, the Company recognized a net charge of $0.8 million, consisting of a $1.8 million loss on the sale of a cancer center partially offset by a gain of $1.0 million, relating to lower than expected losses resulting from the bankruptcy of one of its insurance carriers.

        During the third quarter of 2002, the Company recognized an $11.1 million write-off of a receivable due from one of its affiliated practices. In the course of the Company's PPM activities, it advances amounts to physician groups and retain fees based upon estimates of practice performance. Subsequent events and related adjustments resulted in a receivable with respect to certain amounts advanced. During the third quarter, the Company determined that such amounts owed by physician practices to the Company had become uncollectible due to, among other factors, the age of the receivable and circumstances relating to practice operations.

NOTE 6—PROPERTY AND EQUIPMENT

        As of December 31, 2003 and 2004, the Company's property and equipment consisted of the following (in thousands):

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Land	$37,411	$39,909
Building and leasehold improvements	219,636	188,710
Furniture and equipment	365,292	144,870
Construction in progress	43,995	29,125

	666,334	402,614
Less accumulated depreciation and amortization	(310,209)	(19,473)

	$356,125	$383,141

Property and Equipment, net
Balance of January 1, 2004 (Predecessor)	$356,125
Additions and retirements, net	50,112
Depreciation and amortization for the period from January 1, 2004 through August 20, 2004	(40,216)

Balance at August 20, 2004 (Successor)	366,021
Adjustment for new basis	9,050
Additions and retirements, net	28,352
Depreciation and amortization for the period from August 21, 2004 through December 31, 2004	(20,282)

Balance at December 31, 2004 (Successor)	$383,141

        As discussed in Note 1, the basis for the Company's fixed assets has been adjusted to its fair market value as of August 21, 2004, which resulted in the adjustment of $9.0 million reflected in the preceding table.

        As of December 31, 2003 the Company leased seventeen cancer centers ($44.7 million in assets) under its leasing facility. The outstanding balance at December 31, 2003 was $70.2 million. The lease was repaid in full at the time of the August Transactions.

        Amounts recorded in construction in progress at December 31, 2004 and 2003 primarily relate to construction costs incurred in the development of cancer centers and PET systems for the Company's affiliated practices. Interest costs incurred during the construction of major capital additions, primarily cancer centers, is capitalized. Capitalized interest for the years ended December 31, 2002, 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 was $0.4 million, $1.0 million, $0.6 million and $0.4 million, respectively.

NOTE 7—INTANGIBLE ASSETS AND GOODWILL

        The fair values of the identifiable intangibles acquired and the amount of goodwill recorded as a result of the August Transactions were determined based on a valuation report by an independent third-party valuation firm. The Company continues to obtain additional information necessary to determine the fair value of assets acquired and the amount of goodwill recorded as a result of the August Transactions. As such, the allocation of the purchase price is substantially complete as of December 31, 2004. Although the allocation of the purchase price is subject to adjustment when the Company obtains final information, management believes that any adjustments will not be material in relation to the Company's Consolidated Financial Statements. As the Company completes its tax filings for the period ended with the August Transactions, additional adjustments may be required to the deferred tax balance. Adjustments, if any, attributable to the tax returns for the period ended August 20, 2004 will be considered a result of the August Transactions and may result in additional adjustments to the purchase price allocation and the amount of goodwill. The Company expects that a final allocation of the purchase price will be completed no later than June 30, 2005.

        As of January 1 and December 31, 2004, the Company's intangible assets relating to service agreements and goodwill consisted of the following (in thousands):

	Service Agreements, net	Goodwill
Balance at January 1, 2004 (Predecessor)	$239,108	$8,497
Amortization for the period from January 1, 2004 through August 20, 2004	(8,430)	—

Balance at August 20, 2004 (Predecessor)	230,678	8,497
Adjustment for new basis	29,053	726,403
Practice separation and other, net	—	(4,622)
Amortization for the period from August 21, 2004 through December 31, 2004	(4,051)	—

Balance at December 31, 2004 (Successor)	$255,680	$730,278

Average of straight-line based amortization period in years, as of December 31, 2004	20	N/A

        At the time of the August Transactions, the basis for these intangible assets was adjusted to their fair values. These adjustments included the write-off of the amortization portion of the Company's Agreements. Accumulated amortization relating to service agreements was $103.8 million and $4.1 million at December 31, 2003 and 2004, respectively.

NOTE 8—INDEBTEDNESS

        As of December 31, 2003 and 2004, the Company's long-term indebtedness consisted of the following (in thousands):

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Term Loan	$—	$398,000
9.0% Senior Notes due 2012	—	300,000
10.75% Senior Subordinated Notes due 2014	—	275,000
9.625% Senior Subordinated Notes due 2012	175,000	3,000
Lease facility	70,206	—
Subordinated notes	22,660	12,889
Capital lease obligations and other	294	287

	268,160	989,176
Less: current maturities	(79,748)	(10,063)

	$188,412	$979,113

        Summarized below are the principal terms of the agreements that govern the Company's outstanding indebtedness.

Senior Secured Credit Facility

        The Company's senior secured credit facility provides for senior secured financing of up to $560.0 million, consisting of:

  •
  a $160.0 million revolving credit facility, none of which was drawn as of December 31, 2004, including both a letter of credit sub-facility and a swingline loan sub-facility, that will terminate in six years and

  •
  a $400.0 million term loan facility with a maturity of seven years that was drawn in full in connection with the consummation of the August Transactions.

        The interest rates applicable to loans, other than swingline loans, under the senior secured credit facility are, at the Company's option, equal to either an alternate base rate or an adjusted LIBO rate for a one, two, three or six month interest period chosen by the Company (or a nine or 12 month period if all lenders agree to make an interest period of such duration available) in each case, plus an applicable margin percentage. Swingline loans bear interest at the interest rate applicable to alternate base rate revolving loans.

        The alternate base rate is the greater of (1) the prime rate or (2) one-half of 1% over the weighted average of the rates on overnight Federal funds transactions as published by the Federal Reserve Bank of New York. The adjusted LIBO rate is based upon settlement rates in the London interbank market. Currently, the applicable margin percentage is a percentage per annum equal to (1) 1.75% for alternate base rate term loans, (2) 2.75% for adjusted LIBO rate term loans, (3) 1.50% for alternate base rate revolving loans and (4) 2.50% for adjusted LIBO rate revolving loans. Following the delivery to the lenders of the Company's financial statements for the year ended December 31, 2004, the applicable margin percentage under the revolving credit facility and term loan facility will be subject to adjustment based upon the ratio of the Company's total indebtedness to the Company's consolidated EBITDA (as defined in the credit agreement). For the period from August 21, 2004 through December 31, 2004 (Successor), the effective interest rate was 4.74%.

        On the last business day of each calendar quarter the Company is required to pay each lender a commitment fee in respect of any unused commitment under the revolving credit facility. The commitment fee is currently 0.50% and is subject to adjustment based upon the ratio of the Company's total indebtedness to the Company's consolidated EBITDA.

        Beginning September 2004, the senior secured credit facility requires scheduled quarterly payments on the term loans each equal to $1.0 million for the first six years, with the balance paid in four equal quarterly installments thereafter.

        Subject to exceptions, the senior secured credit facility requires mandatory prepayments of term loans in amounts equal to:

  •
  100% of the net cash proceeds from asset sales, except, in some cases, proceeds that are reinvested by the Company within a specified period,

  •
  50% of the net cash proceeds from the issuance of certain equity securities by US Oncology or Holdings,

  •
  100% of the net cash proceeds from the issuance of certain debt securities by US Oncology or Holdings, and

  •
  75% (subject to reduction based upon the ratio of the Company's total indebtedness to the Company's consolidated EBITDA) of the Company's annual excess cash flow.

        Voluntary prepayments of loans under the senior secured credit facility and voluntary reductions of revolving credit commitments are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to adjusted LIBO rate loans.

        Indebtedness under the senior secured credit facility is guaranteed by all of the Company's current restricted subsidiaries, all of the Company's future restricted subsidiaries and by Holdings and is secured by a first priority security interest in substantially all of the Company's existing and future real and personal property, including accounts receivable, inventory, equipment, general intangibles, intellectual property, investment property, cash and a first priority pledge of the Company's capital stock and the capital stock of the guarantor subsidiaries.

        The senior secured credit facility requires the Company to comply on a quarterly basis with certain financial covenants, including an interest coverage ratio test and a maximum leverage ratio test, which financial covenants will become more restrictive over time. In addition, the senior secured credit facility includes various negative covenants, including with respect to indebtedness, liens, investments, permitted businesses and transactions and other matters, as well as certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the senior secured credit facility to be in full force and effect and change of control. If such an event of default occurs, the lenders under the senior secured credit facility are entitled to take various actions, including the acceleration of amounts due under the senior secured credit facility and all actions permitted to be taken by a secured creditor. As of December 31, 2004, the Company is in compliance with all debt covenants.

Description of the US Oncology Senior Notes and Senior Subordinated Notes

        On August 20, 2004, Oiler Acquisition Corp. sold $300.0 million in aggregate principal amount of 9% senior notes due 2012 and $275.0 million in aggregate principal amount of 10 3/4% Senior Subordinated Notes due 2014 to Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., who are collectively referred to as the initial purchasers. Upon consummation of the August Transactions, these notes became obligations of the Company and are referred to herein as the senior notes. The sale of the notes was exempt from registration under the Securities Act. The initial purchasers subsequently resold their notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

        The senior notes mature on August 15, 2012 and bear interest at a rate of 9% per annum, payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2005. The senior notes are unconditionally guaranteed, jointly and severally and on an unsecured senior basis, by most of the Company's subsidiaries. The senior subordinated notes mature on August 15, 2014 and bear interest at a rate of 10 3/4% per annum, payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2005. The senior subordinated notes are unconditionally guaranteed, jointly and severally and on an unsecured senior subordinated basis, by most of the Company's subsidiaries.

        On and after August 15, 2008 and 2009, the Company will be entitled at its option to redeem all or a portion of the senior notes and senior subordinated notes, respectively, at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on August 15 of the years set forth below:

	Redemption Price
Period	Senior Notes	Senior Subordinated Notes
2008	104.500%	—
2009	102.250%	105.375%
2010	100.000%	103.583%
2011	100.000%	101.792%
2012 & thereafter	100.000%	100.000%

        Prior to August 15, 2007, the Company may at its option on one or more occasions with the net cash proceeds from certain equity offerings redeem the senior notes or senior subordinated notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 109.00% for the senior notes and 110.75% for the senior subordinated notes plus accrued and unpaid interest to the redemption date.

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes or the senior subordinated notes. However, upon the occurrence of any change of control of the Company, each holder of senior notes or senior subordinated notes shall have the right to require the Company to repurchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase.

        The indentures governing the senior notes and senior subordinated notes contain customary events of default and affirmative and negative covenants that, among other things, limit the Company's ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, enter into arrangements that restrict dividends from subsidiaries, transfer and sell assets, engage in certain transactions with affiliates and effect a consolidation or merger.

Registration Rights Agreement

        In connection with the offering of the senior notes and the senior subordinated notes by Oiler Acquisition Corp., Oiler Acquisition Corp. entered into a registration rights agreement with the initial purchasers. Under the terms of that agreement, it was agreed that the Company would:

  •
  file within 120 days of August 20, 2004 a registration statement with respect to an offer to exchange the existing senior notes and senior subordinated notes, for new registered notes of the Company having substantially identical terms, other than with respect to transfer restrictions and registration rights, referred to as subordinated exchange notes. This registration statement was filed December 17, 2004;

  •
  cause such registration statement to be declared effective prior to 210 days after August 20, 2004; (March 18, 2005)

  •
  consummate such exchange offer within 240 days after August 20, 2004 (i.e., April 17, 2005); and

  •
  file a shelf registration statement to cover resales of the existing senior notes and senior subordinated notes if the Company cannot effect such exchange offer and under certain other circumstances.

        If the Company fails to meet any of these requirements, it will constitute a default under the registration rights agreement and the Company would be required to pay additional interest on the senior notes and senior subordinated notes of up to 0.25% per annum for the first 90-day period after any such default. This default interest rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.

Non-Tendered 9 5/8% Existing Senior Subordinated Notes

        The Company issued senior subordinated notes on February 1, 2002 in an original aggregate principal amount of $175,000,000. Interest on these notes accrues at 9 5/8% per annum, with such interest payable semi-annually in arrears on each February 1 and August 1 to the holders of record of such notes as of each January 15 and July 15 prior to each such respective payment date.

        In connection with the Merger, the Company commenced a tender offer to acquire all of the Company's existing            9 5/8% senior subordinated notes due 2012, obtain holder consent to eliminate substantially all of the restrictive covenants and make other amendments to the indenture governing such notes. Pursuant to the debt tender offer, the Company offered to buy the Company's existing 9 5/8% senior subordinated notes due 2012 at a price up to $1,189.10 per $1,000.00 principal amount plus accrued and unpaid interest and sought consent to the proposed amendments. Upon the consummation of the Merger, the Company had acquired $172,000,000 in aggregate principal amount of the Company's existing 9 5/8% senior subordinated notes, representing approximately 98% of the outstanding principal amount of such notes.

Series D Subordinated Notes

        The subordinated notes were issued in substantially the same form to the notes payable and are payable to physicians with whom we entered into service agreements. Substantially all of the subordinated notes outstanding at December 31, 2004 bear interest at 7%, are due in installments through 2007 and are subordinated to senior bank and certain other debt. If the Company fails to make payments under any of the notes, the respective practice can terminate the related service agreement.

Future principal obligations

        Future principal obligations under the Company's indebtedness as of December 31, 2004, are as follows (in thousands):

	2005	2006	2007	2008	2009	Thereafter
Payments due	$10,063	8,843	5,826	4,188	4,055	$956,201

Leasing facility

        The Company entered into a leasing facility in December 1997 for the acquisition and construction of cancer centers. The facility was repaid in connection with the August Transactions.

NOTE 9—INCOME TAXES

        The Company's income tax benefit (provision) consisted of the following (in thousands):

	Year Ended December 31,
	2002	2003	2004
	(Predecessor)	(Predecessor)	(Predecessor) Period from January 1, 2004 through August 20, 2004	(Successor) Period from August 21, 2004 through December 31, 2004
Federal:
Current	$(689)	$(10,789)	$(13,450)	$(339)
Deferred	24,791	(31,247)	(6,833)	(14,138)
State:
Current	(373)	(1,189)	(1,118)	(140)
Deferred	338	(1,052)	(538)	(738)

	$24,067	$(44,277)	$(21,939)	$(15,355)

        The difference between the effective income tax rate and the amount that would be determined by applying the statutory U.S. income tax rate before income taxes is as follows:

	Year Ended December 31,
	2002	2003	2004
	(Predecessor)	(Predecessor)	(Predecessor) Period from January 1, 2004 through August 20, 2004	(Successor) Period from August 21, 2004 through December 31, 2004
Benefit (provision) for income taxes at U.S. statutory rates	35.0%	(35.0)%	(35.0)%	(35.0)%
State income taxes, net of federal benefit	(0.3)	(1.9)	(1.9)	(1.9)
Non-deductible public policy expenses	—	(1.4)	(1.6)	(1.3)
Non-deductible transaction costs and other	(0.3)	(0.2)	(7.0)	(3.2)

	34.4%	(38.5)%	(45.5)%	(41.4)%

        Deferred income taxes are comprised of the following (in thousands):

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Deferred tax assets:
Accrued expenses	$9,413	$1,399
Allowance for bad debt	2,053	2,283
Other	284	—
Net operating loss	—	8,422
Deferred tax liabilities:
Service agreements and other intangibles	16,420	(4,615)	(1)
Depreciation	(17,233)	(24,365)	(1)
Accrued compensation	—	(1,368)
Prepaid expenses	(22)	—

Net deferred tax asset (liability)	$10,915	$(18,244)

(1)
These items are reported as long-term deferred income taxes on the Company's balance sheet as of December 31, 2004. As of December 31, 2003, the separate presentation of amounts for these items, net, were considered immaterial for presentation purposes.

        At December 31, 2003 and 2004, income taxes payable includes a tax liability of $21.6 million and $21.0 million, respectively, which was recorded based on the Company's tax position and the possible disallowance of certain deductions taken in connection with the Company's service agreements. The impact of any disallowance would be immaterial to the Company's financial condition and results of operations, except that any additional payments would require a cash outlay by the Company.

        In connection with the August Transactions, the Company has adjusted deferred income taxes to reflect changes to the differences between the book and tax bases of assets. The changes result from the allocation of the purchase price associated with the Merger to the Company's tangible and identifiable intangible assets. The Merger did not result in a change in the tax bases of the Company's assets.

        Deferred tax balances as of December 31, 2004 also reflect the impact of certain costs and expenses incurred in connection with the August Transactions. As a result of these costs and expenses, at December 31, 2004 the Company has federal net operating loss carryforwards (expiring in 2024) of approximately $20 million. At December 31, 2004 the Company's deferred tax assets include state net operating loss carryforwards (expiring in 2005 through 2024) of approximately $28.5 million.

        As the Company completes its tax filings for the period ended with the August Transactions, additional adjustments may be required to the deferred tax balance. Adjustments, if any, attributable to the tax returns for the period ended August 20, 2004 will be considered a result of the August Transactions and may result in additional adjustments to the purchase price allocation and the amount of goodwill.

NOTE 10—COMMITMENTS AND CONTINGENCIES

Leases

        The Company leases office space, integrated cancer centers and certain equipment under noncancelable operating lease agreements. Total future minimum lease payments, including escalation provisions and leases with entities affiliated with practices, are as follows (in thousands):

	2005	2006	2007	2008	2009	Thereafter
Payments due	$48,198	39,774	35,310	29,138	23,535	$105,424

        Rental expense was $67.4 million, $65.1 million, $43.5 million, and $25.4 million for the years ended December 31, 2002 and 2003, the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor).

        The Company enters into commitments with various construction companies and equipment suppliers primarily in connection with the development of cancer centers. As of December 31, 2004, the Company's commitments were approximately $35.4 million.

Pharmacy Distribution Initiative

        During 2005, the Company intends to build and acquire infrastructure and systems for the development of a specialty distribution business for oncology pharmaceuticals. Further commitments for lease obligations, leasehold improvement costs and pharmaceutical inventory purchases are expected to be entered into during 2005.

Insurance

        The Company and its affiliated practices maintain insurance with respect to medical malpractice risks on a claims-made basis in amounts believed to be customary and adequate. Management is not aware of any outstanding claims or unasserted claims that are likely to be asserted against it or its affiliated practices which would have a material impact on the Company's financial position or results of operations.

        In February 2002, PHICO Insurance Company ("PHICO"), at the request of the Pennsylvania Insurance Department, was placed in liquidation by an Order of the Commonwealth Court of Pennsylvania ("Liquidation Order"). From November 1997 through December 2001, the Company had placed its primary malpractice insurance coverage through PHICO. These policies have not been replaced with policies from other insurers. Currently the Company has one unsettled claim from the policy years covered by PHICO issued policies and there are other claims against its affiliated practices. At this time, the Company believes that the resolution of this claim will not have a material adverse effect on the Company's financial position, cash flow and results of operations. However, because the rules related to state guaranty association funds are subject to interpretation, and because these claims are still in the process of resolution, the Company had reserved $1.0 million to estimate potential costs it may incur either directly or indirectly during this process. During 2003, the Company revised the reserve downward to reflect the settlement of claims with lower than expected exposure to the Company.

Guarantees

        Beginning January 1, 1997, the Company has guaranteed that the amounts retained by the Company's affiliated practice in Minnesota will amount to a minimum of $5.2 million annually under the terms of the related service agreement, provided that certain targets are met. The Company has not been required to make any payments associated with this guarantee.

        The Company periodically provides guarantees up to predetermined amounts for amounts owed under service line agreements to certain pharmaceutical suppliers. At December 31, 2004, these guarantees amounted to approximately $11 million.

Litigation

        The Company has previously disclosed that it and certain of its affiliated practices are the subject of certain qui tamcomplaints, commonly referred to as "whistle-blower" lawsuits, filed under seal. The U.S. Department of Justice has determined that it will not intervene in any of those qui tam suits of which the Company is aware. In one such suit, the individual who filed the complaint may choose to continue to pursue litigation in the absence of government intervention, but has not yet indicated an intent to do so. The other qui tam suits of which we are aware have been dismissed. Furthermore, the Company may from time to time in the future become aware of additional qui tam lawsuits. Because qui tam actions are filed under seal, there is a possibility that the Company could be the subject of other qui tam actions of which it is unaware.

        The provision of medical services by the Company's affiliated practices entails an inherent risk of professional liability claims. The Company does not control the practice of medicine by the clinical staff or their compliance with regulatory and other requirements directly applicable to practices. In addition, because the practices purchase and prescribe pharmaceutical products, they face the risk of product liability claims. The Company and its network physicians are also defendants in a number of lawsuits involving employment and other disputes and commercial litigation.

        From time to time, the Company becomes involved in disputes with affiliated practices. These disputes typically relate to disagreements regarding performance under the service agreement with the physician group in question or to issues of contract interpretation. Generally, the Company is able to resolve such disputes without resorting to litigation. However, there is a risk that such disputes could result in litigation and in a deterioration or dissolution of the relationship with the physician group in question. Currently, the Company is in litigation with a net-revenue practice consisting of 35 physicians relating to the terms of, and performance under, its service agreement.

        Assessing the Company's financial and operational exposure on litigation matters requires the application of substantial subjective judgments and estimates based upon facts and circumstances, resulting in estimates that could change as more information becomes available.

NOTE 11—COMPENSATION AND BENEFIT PROGRAMS

        During 2004 and 2003, employees of the Company were participants in the US Oncology, Inc. 401(k) plan "the Plan". Participants are eligible to participate after 6 months of employment, after reaching the age of 21, and they vest in the employer contribution portion of their account, if any, at the rate of 20% for each year that they meet the plan's service requirements.

        The Plan allows for a discretionary employer contribution. For each of the three years ended December 31, 2004, the Company elected to match 50% of employee contributions, up to a total match not to exceed 3% of the participant's salary, subject to the salary ceiling rules imposed by the Internal Revenue Service. The Company's contributions amounted to $1.8 million, $1.6 million, $1.4 million and $0.7 million for the years ended December 31, 2003, 2002 and the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor), respectively.

NOTE 12—STOCK INCENTIVE PLANS

Predecessor Stock Incentive Plans

        The following disclosures relate to stock incentive plans of the Company prior to the Merger.

        Prior to the Merger, the Company maintained various stock option plans. The Company accounted for these plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Stock based employee compensation costs for options granted under those plans with exercise prices less than the market value of the underlying Common Stock on the date of the grant are insignificant.

        All stock options under the plans described below were canceled and redeemed in connection with the August Transactions. Stock option holders received a cash payment equal to (i) $15.05 minus the exercise price of the option multiplied by (ii) the number of unexercised shares subject to the option (whether vested or not).

        Prior to the Merger, the Company provided a stock option plan to non-employee affiliates, which was accounted for using fair value based accounting with compensation expense recognized over the respective vesting period. The Company recognized expense of $1.4 million for each of the years ended December 31, 2002 and 2003 and recognized expense of $0.5 million for the period from January 1, 2004 through August 20, 2004. The following table illustrates the effect on net income, prior to the Merger, if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation (in thousands):

	Predecessor
	Year ended December 31, 2002	Year ended December 31, 2003	Period from January 1, 2004 through August 20, 2004
Net income (loss), as reported	$(45,929)	$70,656	$26,318
Less: total stock-based employee compensation expense determined under fair value based method for all awards, net of related income taxes	(7,430)	(2,327)	(15,390)

Pro forma net income (loss)	$(53,359)	$68,329	$10,928

        The Company's 1993 Key Employee Stock Option Plan, as amended, provided that employees could be granted options to purchase Common Stock. Individual option vesting and related terms were determined by the Compensation Committee of the Board of Directors. The stock option plan provided that the options granted may have been incentive options at an exercise price no less than fair value at the grant date or 85% of fair value in the case of nonqualified options. Option terms could not exceed ten years. Individual option grants vested ratably over time, generally five years. At August 20, 2004, 5,125,287 Common Stock options with a weighted average exercise price of $8.26 per share were outstanding.

        Under the terms of the Company's Chief Executive Officer Stock Option Plan and Agreement and the Everson Stock Option Plan and Agreement, two executives were granted 3,694,000 non-qualified options to purchase Common Stock with an exercise price effectively equal to the fair market value at the date of grant. The options vested on the date of the Company's initial public offering and expired between 2000 and 2003. The Company's ability to grant further options under these plans ceased on the date of the Company's initial public stock offering. At August 20, 2004, no Common Stock options were outstanding and exercisable under the terms of these plans.

        Effective December 14, 2000, the Company executed a Chief Executive Officer Stock Option Plan and Agreement and granted 1,000,000 non-qualified options to purchase Treasury Stock. The options were issued with an exercise price of $4.96, which equaled the fair market value of the Company's Common Stock at the date of the grant. The options vested six months from the grant date and had an option term not to exceed 10 years. At August 20, 2004, no options were available for future grants under this plan.

        The Company's 1993 Non-Employee Director Stock Option Plan provided that up to 600,000 options to purchase Common Stock could be granted. The options vested in 4 months or ratably over 4 years, had a term of 10 years and exercise prices effectively equal to the fair market value at the date of grant. As of August 20, 2004, 341,000 options with a weighted average exercise price of $9.26 per share were outstanding.

        Options under the Company's 1993 Affiliate Stock Option Plan, as amended, had a term of 10 years. All individual option grants vested ratably over the vesting periods of three to five years. Of the 1,579,050 outstanding options to purchase shares of Common Stock granted under this plan, 1,571,500 were granted to physician employees of the affiliated practices and 7,550 were granted to other employees of the affiliated practices. In 2002 and 2003, the average fair value of the options granted to non-employees was $5.52 and $4.57 per share, respectively, as determined using the Black-Scholes Valuation Model. Compensation expense was recognized over the respective vesting periods. Expense of $1.4 million, $1.4 million and $0.5 million was recognized in the years ended December 31, 2002 and 2003 and the period from January 1, 2004 through August 20, 2004, respectively, related to these options. No additional shares were available for grant under the Affiliate Plan.

        The 2002 Key Executive Performance Stock Option Plan provided for the grant of up to 5,000,000 nonqualified stock options to key executive officers (including officers who may be members of the Board of Directors) of US Oncology and its subsidiaries. Persons receiving awards, vesting periods and terms and conditions of individual options granted under the plan were determined by the Compensation Committee of the Board of Directors, provided that (i) options under the plan could not be granted with an exercise price less than 100% of the fair market value per share of Common Stock at the date of grant and (ii) a minimum of 3,750,000 of the shares available under the plan were required to be granted in initial grants, which contained the following provisions: (a) a requirement that the option holder shall not receive any additional grants of stock options or other equity interests (including, without limitation, restricted stock grants, stock appreciation rights and phantom stock rights), whether pursuant to the plan or any other plan, prior to the second anniversary of the holder's initial grant under the plan; (b) a provision that vesting of the stock options granted would not occur until seven years following the date of such grant, unless such vesting is accelerated pursuant to the next provision below; and (c) a vesting schedule setting forth certain internal return on invested capital (commonly referred to as "ROIC") targets for US Oncology beginning with the fiscal year ending December 31, 2002, which targets, if met, would result in some or all of the stock options granted becoming vested and exercisable. Options to purchase 3,850,000 shares were granted during 2002 pursuant to such initial grants. In addition, the Plan included a requirement that the exercise price of any stock options granted thereunder could not be decreased or otherwise "repriced", whether through amendment, cancellation or replacement grants. At August 20, 2004, 3,531,692 Common Stock options with a weighted-average exercise price of $7.09 per share were outstanding.

        As of the date of the Company's 1999 merger with Physician Reliance Network ("PRN"), options to purchase a total of 503,000 shares were outstanding under the Physician Reliance Network, Inc. 1993 Stock Option Plan and 1994 Stock Option Plan for Outside Directors with an average price of $11.11. These options were assumed by the Company in connection with its merger with PRN in 1999. No options were granted under either plan since the merger and all options were fully vested as of August 20, 2004.

        All of the Company's Common Stock options vested automatically upon the consummation of the August Transactions.

        The following summarizes the activity for all Predecessor option plans (shares in thousands):

	Shares Represented By Options	Weighted Average
Balance, December 31, 2001	13,023	$7.60
Granted	4,655	7.22
Exercised	(724)	4.85
Canceled	(650)	10.32

Balance, December 31, 2002	16,304	7.50
Granted	565	7.55
Exercised	(2,457)	5.50
Canceled	(512)	7.89

Balance, December 31, 2003	13,900	7.85
Exercised	(2,226)	8.45
Canceled	(297)	7.03
August Transactions	(11,377)	7.76

Balance, August 20, 2004	—	$—

        The weighted average exercise price and weighted average fair value of options granted in the years ended December 31, 2002 and 2003 are as follows:

	2002		2003
	Weighted Avg. Exercise Price	Weighted Avg. Fair Value Price	Weighted Avg. Exercise Price	Weighted Avg. Fair Value Price
Option price equals fair market value	$7.22	$7.34	$7.55	$7.53

        Options granted in the years ended December 31, 2002 and 2003 had weighted-average fair values of $7.34 and $7.53 per share, respectively. The fair value of each Common Stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants from all plans:

	Predecessor
	Year Ended December 31,
	2002	2003
Expected life (years)	5	5
Risk-free interest rate	1.6%	1.1%
Expected volatility	80%	70%
Expected dividend yield	0%	0%

        All stock options under the plans described above were canceled and redeemed in connection with the August Transactions. Stock option holders received a cash payment equal to (i) $15.05 minus the exercise price of the option multiplied by (ii) the number of unexercised shares subject to the option (whether vested or not).

Successor Stock Incentive Plans

        The following disclosures relate to stock incentive plans of the Company subsequent to the Merger.

Holdings 2004 Equity Incentive Plan

        Holdings, the Company's parent, adopted the US Oncology Holdings, Inc. 2004 Equity Incentive Plan, which is referred to as the equity incentive plan. The equity incentive plan provides for grants of restricted stock and stock options of Holdings.

        The total number of shares of common stock which may be granted as restricted stock awards under the equity incentive plan is 22,290,371 shares of common stock of Holdings. The purpose of the equity incentive plan is to attract and retain the best available personnel, provide additional incentives to the Company's employees and consultants and promote the success of its business. Because the plan is for the benefit of US Oncology, any expenses related to awards under the plan are reflected in the Company's financial statements.

        The Company granted 21,580,000 shares of common stock as restricted stock awards during the period from August 21 through December 31, 2004. The fair value of the stock awards, of approximately $10.8 million, is recorded as a component of Stockholders' Equity, with a credit to Additional Paid in Capital. Depending on the individual grants, awards vest either at the grant date, over defined service periods, or upon the Company achieving a return on invested capital, in excess of established thresholds. The Company has recorded compensation expense based on the vesting criteria of the individual awards, amounting to approximately $4.1 million for the period from August 21 through December 31, 2004. Compensation expense for each of the next five years, based on restricted stock awards granted as of December 31, 2004, is estimated to be as follows (in millions):

	2005	2006	2007	2008	2009	Thereafter
Compensation expense	$3.5	2.1	0.6	0.3	0.1	$0.1

        The total number of shares of common stock for which options may be granted under the equity incentive plan is 3,933,595 shares of common stock of Holdings. Shares of common stock related to expired or terminated options may again be subject to an option or award under the equity incentive plan, subject to any limitation required by the United States Internal Revenue Code of 1986, as amended, or the Code. The equity incentive plan provides for the grants of incentive stock options (within the meaning of Section 422 of the Code) to selected employees and other persons providing services to US Oncology and for grants of non-qualified stock options and awards. A committee of not less than two persons appointed by the Board of Directors of Holdings administers the equity incentive plan. If no such committee is appointed, the Board of Directors serves as the administrator and has all authority and obligations under the equity incentive plan. The administrator has the sole discretion to grant options to employees and to determine the terms of awards and options granted under the plan. Incentive and non-qualified stock options, however, are not transferable other than by will or the laws of descent and distribution and are not issued at an exercise price less than the fair market value of the underlying shares.

        During the period August 21 through December 31, 2004, the Company granted stock options for shares of common stock to certain employees and directors amounting to 1,820,000 options. The options were granted at the fair value of the Company's stock as of the date of grant, vest over 5 years and have an option term not to exceed 10 years. As of December 31, 2004 1,810,000 options remain outstanding.

Holdings 2004 Director Stock Option Plan

        The Holdings Board of Directors also adopted the US Oncology Holdings 2004 Director Stock Option Plan, which became effective in October 2004 upon Holdings' stockholder approval. The total number of shares of common stock for which options may be granted under the plan is 500,000 shares. Under that plan, each eligible director in office at the plan's adoption and each eligible director who joined the board after adoption, was automatically granted an option to purchase 5,000 shares of Holdings Common Stock. In addition, each such director was automatically granted an option to purchase 1,000 shares of Holdings Common Stock for each committee on which such director served. To date, under the 2004 Director Stock Option Plan, options to purchase 29,000 shares of Holdings Common Stock have been granted to directors. In all cases, the exercise price for the options is $1.00 per share, and the options vest six months after the date of grant.

        The following table summarizes information about the Company's stock options outstanding at December 31, 2004 (shares in thousands):

Options Outstanding (Successor)				Options Exercisable
Exercise Price	Number Outstanding at 12/31/04	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 12/31/04	Weighted Average Exercise Price
$1	1,810	4.8	$1	—	$1
$1	29	9.8	$1	—	$1

        The Company has elected to continue to follow APB 25, and the related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options is equal to or greater than the fair value of the underlying stock on the date of grant, no compensation expense is recognized. For the period from August 21, 2004 through December 31, 2004, if the Company had applied the fair value recognition previsions of FASB No. 123, "Accounting for Stock-Based Compensation", the related effects would have been immaterial to the Company's financial statements.

Holdings 2004 Long-Term Cash Incentive Plan

        In addition to the 2004 Equity Incentive Plan, Holdings has adopted the US Oncology Holdings, Inc. 2004 Long-Term Cash Incentive Plan, which is referred to as the Cash Incentive Plan. Under the Plan, which is administered by the Compensation Committee of the Board of Directors of Holdings, awards granted to participants provide for cash payments upon a qualified initial public offering or change in control of Holdings, or upon dividends on or redemptions of preferred stock. Cash payments are payable to participants based upon certain performance objectives for the Company, as set forth in the terms, conditions and other provisions of the awards under the Cash Incentive Plan. If dividends or redemptions are declared, due to any of the triggering events described above, the maximum obligation (and compensation expense) would amount to approximately $32 million as of December 31, 2004.

NOTE 13—STOCKHOLDERS' EQUITY

Capital Stock of Holdings

        All of the Company's capital stock is owned by Holdings. The capital stock of Holdings consists of 250,000,000 shares of common stock and 15,000,000 shares of participating preferred stock. As of December 31, 2004, there were outstanding 118,958,396 shares of Holdings common stock (including an aggregate 21,580,000 shares of Holdings common stock issued pursuant to restricted stock awards granted to members of the Company's management) and 13,911,199 shares of Holdings participating preferred stock.

Common Stock

        Holders of Holdings' common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors, subject to the rights of holders of participating preferred stock to elect directors. Dividends cannot be paid on Holdings' common stock without the consent of holders of a majority of Holdings participating preferred stock. Upon any liquidation, dissolution or winding up of Holdings', subject to the rights of the holders of Holdings participating preferred stock, holders of Holdings common stock will be entitled to share ratably in Holdings' assets legally available for distribution to stockholders in such event.

Participating Preferred Stock

        The participating preferred stock is entitled to receive cumulative preferred dividends on a non-cash accrual basis at a rate equal to 7% per annum, compounded quarterly. Such dividends are not eligible to be paid in cash until a liquidation event, a qualified public offering, a change of control transaction or certain other events or actions, each as described below. Dividends cannot be paid on the common stock without the consent of holders of a majority of the participating preferred stock. If a dividend is paid on the common stock, each share of participating preferred stock shall receive an amount equal to the amount payable with respect to such dividend on one (subject to adjustment) share of common stock. Special dividends may be paid to holders of participating preferred stock when and if declared by Holdings' board of directors out of funds legally available therefore.

        Upon any liquidation, dissolution or winding-up of Holdings, each share of participating preferred stock shall be entitled to receive: (i) $32.00 plus the total amount of accrued dividends on such share (such amount being referred to as the "accreted value" per share), plus (ii) the amount payable in connection with such liquidation, dissolution or winding-up of Holdings with respect to one (subject to adjustment) share of common stock. Consent of holders of a majority of the participating preferred stock will be required to pay such preferred liquidation amounts other than in cash. Thereafter, holders of participating preferred stock participate ratably with the holders of common stock in any distribution of the remaining assets of the company, or proceeds thereof, available for distribution to the stockholders of the company based on the number of shares of common stock then outstanding (assuming for such purposes that each share of participating preferred stock was converted into one (subject to adjustment) share of common stock immediately prior to such liquidation, dissolution or winding-up of the company even though such conversion does not actually occur). As of December 31, 2004, the total liquidation value of the participating preferred stock was approximately $10.8 million.

        Upon the consummation of a registered underwritten public offering of common stock yielding gross proceeds to Holdings of not less than $100 million:

  i.
  the total accreted value per share of participating preferred stock shall convert to common stock through the issuance of an equivalent value of common stock based on the public offering price of the common stock and shall be redeemed by Holdings to the extent the public offering (and any related financings) result in sufficient cash for Holdings to pay the redemption price per share and meet Holdings' other financial obligations; and

  ii.
  Holdings shall also issue one (subject to adjustment) share of common stock for each share of participating preferred stock then outstanding. If the holders of not less than a majority of the participating preferred stock so elect, accrued dividends on the participating preferred stock will be paid in cash at the time of conversion rather than converted into common stock.

        The participating preferred stock is mandatorily redeemable upon a sale of all or substantially all of Holdings' assets or other change of control transactions at a price per share equal to (i) accreted value per share plus (ii) the issuance of one share of common stock for each share of participating preferred stock then outstanding (such newly issued shares of common stock to receive the same consideration as the other shares of common stock then outstanding for purposes of such change of control transaction).

        The holders of participating preferred stock will vote together with the holders of the common stock (other than in director elections), with each share of participating preferred stock having voting rights equivalent to one share of common stock, except that the holders of participating preferred stock, voting as a separate class, are entitled to elect two (2) members of the board of directors.

Capital Stock of Predecessor

        Effective May 16, 1997, the Board of Directors of the Company adopted a shareholders' rights plan and in connection therewith, declared a dividend of one Series A Preferred Share Purchase Right for each outstanding share of Common Stock. For a more detailed description of the shareholders' rights plan, refer to the Company's Form 8-K filed with the Securities and Exchange Commission on June 2, 1997.

        In March 2002, the Board of Directors of the Company authorized the repurchase of up to $35.0 million in shares of the Company's Common Stock in public or private transactions and authorized the Company to accept up to $15.0 million in shares of its Common Stock in connection with terminating service agreements with physician practices. In connection with this authorization, the Company repurchased 4.1 million shares of its Common Stock for $35.0 million, at an average price of $8.50 per share.

        In November 2002, the Board of Directors of the Company authorized the repurchase of up to an additional $50.0 million in shares of its Common Stock in public or private transactions. Through December 31, 2002, the Company had repurchased 884 shares of its Common Stock for $7.8 million, at an average price of $8.77 per share. During 2003, in connection with this authorization, the Company repurchased 5.0 million shares of stock for $42.2 million, at an average price of $8.42 per share, which completed this authorization.

        In August 2003 the Board of Directors of the Company authorized the repurchase of $50.0 million in shares of its common stock in public or private transactions. Through December 31, 2003, the Company had repurchased 5.2 million shares of its common stock for $45.3 million, at an average price of $8.70 per share. In January 2004, the Company repurchased 0.4 million shares of its Common Stock for $4.2 million at an average price of $10.78 per share, completing this authorization.

        The table below sets forth the Company's Treasury Stock activity for the year ended December 31, 2003 and the period ended August 20, 2004 (through the date of the August Transactions) (shares in thousands):

	Predecessor
	2003	2004
Treasury Stock shares as of January 1,	5,748	11,938
Treasury Stock purchases	10,222	394
Treasury Stock issued in connection with affiliation transactions and exercise of employee stock options	(4,032)	(3,522)
August Transactions	—	(8,810)

Treasury Stock shares as of December 31, 2003 and August 20, 2004, respectively	11,938	—

        As part of entering into long-term service agreements with practices, the Company has made nonforfeitable commitments to issue shares of Common Stock at specified future dates for no further consideration. Holders of the rights to receive such shares have no dispositive, voting or cash dividend rights with respect to such shares until the shares have been delivered. Prior to the Merger, common stock to be issued was shown as a separate component in stockholders' equity.

        As part of the August Transactions, common stock, preferred stock, stock options and delayed delivery shares of the Predecessor were retired. On August 21, 2004 the Company was capitalized with rollover equity of $215.3 million and cash of $302.4 million.

        Subsequent to the initial capitalization of the Company, an additional capital contribution of $38.7 million was received from Holdings. The contribution represents the proceeds from a private equity offering to certain members of management and affiliates of the Company.

NOTE 14—SEGMENT FINANCIAL INFORMATION

        The Company has adopted the provisions of FASB Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("FAS 131"). FAS 131 requires the utilization of a "management approach" to define and report the financial results of operating segments. The management approach defines operating segments along the lines used by management to assess performance and make operating and resource allocation decisions.

        The Company has determined that its reportable segments are those that are based on the Company's method of internal reporting, which disaggregates its business by service line. The Company's reportable segments are medical oncology services, cancer center services, and other services which primarily consist of cancer research services. All of its product revenues result from the sale of pharmaceuticals under the medical oncology service business line. Under the medical oncology services segment, the Company purchases and manages specialty oncology pharmaceuticals and provides practice management services to medical oncology practices. Under the cancer center services segment, the Company develops and manages comprehensive, community-based cancer centers, which integrate all aspects of outpatient cancer care, from laboratory and radiology diagnostic capabilities to chemotherapy and radiation therapy. Under the other services segment, the Company contracts with pharmaceutical and biotechnology firms to provide a comprehensive range of services relating to clinical trials. Results of operations for the medical oncology services segment and other services segment include arrangements under both its PPM and service line models. The Company provides cancer center services only in PPM arrangements.

        Balance sheet information by reportable segment is not reported since the Company does not produce such information internally.

        The tables below present information about reported segments for the years ended December 31, 2002 and 2003 the period from January 1, 2004 through August 20, 2004 (Predecessor) and the period from August 21, 2004 through December 31, 2004 (Successor), respectively (in thousands):

	Predecessor
	Year Ended December 31, 2002
	Medical Oncology	Cancer Center Services	Other	Unallocated Corporate Expenses	Total
Product revenues	$919,662	$—	$—	$—	$919,662
Service revenues	462,750	208,195	58,294	—	729,239

Revenues	1,382,412	208,195	58,294	—	1,648,901
Other operating expenses	(1,203,882)	(144,356)	(49,510)	(214,366)	(1,612,114)
Depreciation and amortization	(190)	(19,889)	(726)	(51,054)	(71,859)

Income (loss) from operations	$178,340	$43,950	$8,058	$(265,420)	$(35,072)

	Predecessor
	Year Ended December 31, 2003
	Medical Oncology	Cancer Center Services	Other	Unallocated Corporate Expenses	Total
Product revenues	$1,204,673	$—	$—	$—	$1,204,673
Service revenues	479,181	224,136	57,735	—	761,052

Revenues	1,683,854	224,136	57,735	—	1,965,725
Other operating expenses	(1,483,101)	(153,559)	(49,278)	(71,268)	(1,757,206)
Depreciation and amortization	(114)	(29,335)	(981)	(43,648)	(74,078)

Income (loss) from operations	$200,639	$41,242	$7,476	$(114,916)	$134,441

	Predecessor
	Period from January 1, 2004 through August 20, 2004
	Medical Oncology	Cancer Center Services	Other	Unallocated Corporate Expenses	Total
Product revenues	$901,616	$—	$—	$—	$901,616
Service revenues	332,204	159,129	32,905	—	524,238

Revenues	1,233,820	159,129	32,905	—	1,425,854
Other operating expenses	(1,093,771)	(104,992)	(29,662)	(50,018)	(1,278,443)
Depreciation and amortization	(42)	(21,862)	(638)	(28,031)	(50,573)

Income (loss) from operations	$140,007	$32,275	$2,605	$(78,049)	$96,838

	Successor
	Period from August 21, 2004 through December 31, 2004
	Medical Oncology	Cancer Center Services	Other	Unallocated Corporate Expenses	Total
Product revenues	$490,222	$—	$—	$—	$490,222
Service revenues	232,387	93,726	17,658	—	343,771

Revenues	722,609	93,726	17,658	—	833,993
Other operating expenses	(625,261)	(62,003)	(16,109)	(40,297)	(743,670)
Depreciation and amortization	(34)	(12,455)	(367)	(14,494)	(27,350)

Income (loss) from operations	$97,314	$19,268	$1,182	$(54,791)	$62,973

Goodwill	$546,608	$181,786	$1,884	$—	$730,278

NOTE 15—RELATED PARTY TRANSACTIONS

        The Company receives a contractual service fee for providing services to its practices. The Company also advances to its affiliated practices amounts needed for the purchase of pharmaceuticals and medical supplies necessary in the treatment of cancer. The advances are reflected on the Company's balance sheet as due from/to affiliated practices and are reimbursed to the Company as part of the service fee payable under its service agreements with its affiliated practices.

        The Company leases a portion of its medical office space and equipment from entities affiliated with certain of the stockholders of practices affiliated with the Company. Payments under these leases were $2.0 million in 2002, $2.8 million in 2003, $2.5 million for the period from January 1, 2004 through August 20, 2004 (Predecessor) and $1.2 million for the period from August 21, 2004 through December 31, 2004 (Successor), respectively, and total future commitments are $29.6 million as of December 31, 2004.

        The subordinated notes are payable to persons or entities that are also stockholders or holders of rights to receive Common Stock at specified future dates. Total interest expense to these parties was $3.8 million in 2002, $2.6 million in 2003, and $0.8 million for the period from January 1, 2004 through August 20, 2004 (Predecessor) and $0.3 million for the period from August 21, 2004 through December 31, 2004 (Successor).

        Two of the Company's directors as of December 31, 2004, and one director who served through February 2002, are practicing physicians with practices affiliated with the Company. For the period from January 1, 2004 through August 20, 2004 (Predecessor), the practices in which these directors participate generated a total net patient revenue of $523.7 million of which $117.5 million was retained by the practices and $406.2 million was included in the Company's revenue. For the period from August 21, 2004 through December 31, 2004 (Successor), the practices in which these directors participate generated a total net patient revenue of $309.0 million of which $71.7 million was retained by the practices and $237.3 million was included in the Company's revenue. In 2003, the practices in which these directors participate generated a total net patient revenue of $712.5 million of which $160.6 million was retained by the practices and $551.9 million was included in the Company's revenue. In 2002, the practices in which these directors participate generated a total net patient revenue of

$658.9 million of which $141.2 million was retained by the practices and $517.7 million was included in the Company's revenue.

        The Company and TOPA are parties to a service agreement pursuant to which the Company provides TOPA with facilities, equipment, non-physician personnel, and administrative, management and non-medical advisory services, as well as services relating to the purchasing and administering of supplies. The service fee under the TOPA service agreement is equal to 33.5% of the earnings (professional and research revenues earned by the affiliated practice less direct expenses) of that practice before interest and taxes ("Earnings") plus direct expenses of the related practice locations, subject to adjustments set forth therein. Direct expenses include rent, depreciation, amortization, and provision for uncollectible accounts, salaries, and benefits of non-physician employees, medical supply expense, and pharmaceuticals. In 2002 and 2003, TOPA paid the Company an aggregate of approximately $389.5 million and $485.5 million, respectively, pursuant to the TOPA service agreement. For the period from January 1, 2004 through August 20, 2004 (Predecessor) and from August 21, 2004 through December 31, 2004 (Successor), TOPA paid the Company an aggregate of approximately $358.8 million and $208.3 million, respectively, pursuant to the TOPA Service Agreement. A director of the Company is employed by TOPA.

        The Company enters into medical director agreements with certain of its affiliated physicians. Under a typical medical director agreement, the Company retains an affiliated physician to advise the Company on a specific initiative or matter, such as blood and marrow stem cell transplantation or clinical research, and, in return, the Company pays to the affiliated physician a medical director fee, typically $25,000 to $250,000 annually. During 2004 the period from January 1,2004 through August 20, 2004 (Predecessor), the period from August 21, 2004 through December 31, 2004 (Successor), 2003, and 2002, the Company had agreements with five, five, six and twenty medical directors under which the Company paid $0.5 million, $0.3 million, $1.2 million, and $1.8 million, respectively. In addition, the Company has agreements with other affiliated physicians providing per diem payments for medical director services. Payments under these arrangements are not significant.

        In addition, WCAS Management Corporation, an affiliate of WCAS, received a one-time fee of $17.3 million at the consummation of the transactions, which was capitalized as a component of deferred financing costs on the Company's balance sheet. During the Successor period ended December 31, 2004 the Company reimbursed WCAS for out-of-pocket expenses in the amount of $1.3 million, which was included in merger-related charges in the Company's Consolidated Statement of Operations and Comprehensive Income.

NOTE 16—QUARTERLY FINANCIAL DATA

        The following table presents unaudited quarterly information (in thousands):

	2003 Quarter Ended				2004 Quarter Ended
					Predecessor			Successor
	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31	Jun 30	Jul 1– Aug 20	Aug 21– Sep 30	Dec 31
Revenue	$447,210	$491,412	$509,100	$518,003	$524,996	$565,243	$335,615	$253,116	$580,877
Income from operations	31,342	33,425	33,951	35,723	37,098	43,831	15,909	17,148	45,825
Other expense	(5,132)	(4,952)	(4,667)	(4,757)	(4,382)	(3,919)	(40,280)	(9,069)	(16,797)
Net income (loss)	$16,250	$17,653	$17,863	$18,889	$20,120	$24,546	(18,348)	$4,733	$17,019

NOTE 17—SUBSEQUENT EVENT

        In January 2005, the Company sold a 49% interest in three of its cancer centers in one geographical market to an affiliated physician group. A new entity was formed by the Company and the affiliated physician group, which purchased the cancer centers from the Company. This transaction resulted in a required repayment of $14 million under the Company's credit facility. The proceeds from the sale of approximately $14 million were used, accordingly, to reduce the Company's indebtedness under its term loan facility.

US Oncology, Inc.
$300,000,000 9% Senior Notes due 2012
 $275,000,000 10 3/4% Senior Subordinated Notes due 2014

PROSPECTUS

Until            , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to delivery a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors, Officers, Managers and Members

        US Oncology, Inc., the issuer of the exchange notes, is a corporation incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

        Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

        Consistent with Section 145 of the Delaware General Corporation Law, Article V of the bylaws of US Oncology, Inc. provides that US Oncology, Inc. will indemnify any present or former diretor or officer of US Oncology, Inc. against those expenses which are actually and reasonably incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of being or having been a director or officer of the corporation.

        In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article Sixth of the certificate of incorporation of US Oncology, Inc. provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to US Oncology, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of Article Sixth of the certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. No repeal or modification of Article Sixth of the certificate of incorporation will adversely affect any right of or protection afforded to a director of the Company existing immediately prior to such repeal or modification.

        Under Article V of US Oncology, Inc.'s bylaws, US Oncology, Inc. may purchase and maintain insurance on behalf of its directors, officers, employees, or agents against any liabilities asserted against such persons whether or not US Oncology, Inc. would have the power to indemnify such persons against such liability under the provisions of Article V. US Oncology, Inc. carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse US Oncology, inc. for liabilities indemnified by US Oncology, Inc. and indemnify directors and officers against additional liabilities not indemnified by US Oncology, Inc.

        AOR Holding Company of Indiana, Inc., AOR Management Company of Arizona, Inc., AOR Management Company of Indiana, Inc., AOR Management Company of Missouri, Inc., AOR Management Company of Oklahoma, Inc., AOR Management Company of Pennsylvania, Inc., AOR Management Company of Texas, Inc., AOR Management Company of Virginia, Inc., AOR Real Estate, Inc., AOR Synthetic Real Estate, Inc., AORT Holding Company, Inc., RMCC Cancer Center, Inc., Greenville Radiation Care, Inc., US Oncology Corporate, Inc., Physician Reliance Network, Inc. and US Oncology Research, Inc. which are subsidiaries of US Oncology, Inc. and also registrants under this Registration Statement, are incorporated under the laws of the State of Delaware are subject to the provisions of the laws of the Delaware General Corporation Law described above. In addition, the constituent documents of each of the aforementioned subsidiaries of US Oncology, Inc. include similar provisions to those described above.

        Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. Alabama Pharmaceutical Services, LLC, California Pharmaceutical Services, LLC, Florida Pharmaceutical Services, LLC, Iowa Pharmaceutical Services, LLC, Michigan Pharmaceutical Services, LLC, Nebraska Pharmaceutical Services, LLC, New Mexico Pharmaceutical Services, LLC, North Carolina Pharmaceutical Services, LLC, Pennsylvania Pharmaceutical Services, LLC, Physician Reliance Holdings, LLC, PRN Physician Reliance, LLC, Selectplus Oncology, LLC, St. Louis Pharmaceutical Services, LLC, Texas Pharmaceutical Services, LLC, US Oncology Pharmaceutical Services, LLC and Washington Pharmaceutical Services, LLC which are subsidiaries of US Oncology, Inc. and also registrants under this Registration Statement, are limited liability companies formed under the laws of the State of Delaware and are subject to the provisions of the laws of the State of Delaware. In addition, the constituent documents of each of the aforementioned subsidiaries of US Oncology, Inc. include similar provisions to those described above.

        AOR of Indiana Management Partnership, which is a subsidiary of US Oncology, Inc. and also a registrant under this Registration Statement, is a partnership formed under the laws of the State of Indiana and is subject to the provisions of the laws of the State of Indiana. AOR of Texas Management Limited Partnership and Physician Reliance, L.P. which are subsidiaries of US Oncology, Inc. and also registrants under this Registration Statement, are limited partnerships formed under the laws of the State of Texas and are subject to the provisions of the laws of the State of Texas. TOPS Pharmacy Services, Inc. which is a subsidiary of US Oncology, Inc. and also a registrant under this Registration Statement, is incorporated under the laws of the State of Texas and is subject to the provisions of the laws of Texas. In addition, the constituent documents of each of the aforementioned subsidiaries of US Oncology, Inc. include similar provisions to those described above.

Item 21.    Exhibits

3.1(a)	Amended and Restated Certificate of Incorporation of the Company.
3.1(b)	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 2002, and incorporated herein by reference).
3.2(a)	Certificate of Incorporation of AOR Holding Company of Indiana, Inc. (filed as Exhibit 3.1(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.2(b)	Bylaws of AOR Holding Company of Indiana, Inc. (filed as Exhibit 3.1(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.3(a)	Certificate of Incorporation of AOR Management Company of Arizona, Inc. (filed as Exhibit 3.3(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.3(b)	Bylaws of AOR Management Company of Arizona, Inc. (filed as Exhibit 3.3(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.4(a)	Certificate of Incorporation of AOR Management Company of Indiana, Inc. (filed as Exhibit 3.6(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.4(b)	Bylaws of AOR Management Company of Indiana, Inc. (filed as Exhibit 3.6(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.5(a)	Certificate of Incorporation of AOR Management Company of Missouri, Inc. (filed as Exhibit 3.7(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.5(b)	Bylaws of AOR Management Company of Missouri, Inc. (filed as Exhibit 3.7(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.6(a)	Certificate of Incorporation of AOR Management Company of Oklahoma, Inc. (filed as Exhibit 3.12(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.6(b)	Bylaws of AOR Management Company of Oklahoma, Inc. (filed as Exhibit 3.12(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.7(a)	Certificate of Incorporation of AOR Management Company of Pennsylvania, Inc. (filed as Exhibit 3.14(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.7(b)	Bylaws of AOR Management Company of Pennsylvania, Inc. (filed as Exhibit 3.14(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.8(a)	Certificate of Incorporation of AOR Management Company of Texas, Inc. (filed as Exhibit 3.16(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.8(b)	Bylaws of AOR Management Company of Texas, Inc. (filed as Exhibit 3.16(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.9(a)	Certificate of Incorporation of AOR Management Company of Virginia, Inc. (filed as Exhibit 3.17(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).

3.9(b)	Bylaws of AOR Management Company of Virginia, Inc. (filed as Exhibit 3.17(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.10(a)	Certificate of Incorporation of AOR Real Estate, Inc. (filed as Exhibit 3.20(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.10(b)	Bylaws of AOR Real Estate, Inc. (filed as Exhibit 3.20(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.11(a)	Certificate of Incorporation of AOR Synthetic Real Estate, Inc. (filed as Exhibit 3.21(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.11(b)	Bylaws of AOR Synthetic Real Estate, Inc. (filed as Exhibit 3.21(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.12(a)	Certificate of Incorporation of AORT Holding Company, Inc. (filed as Exhibit 3.23(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.12(b)	Bylaws of AORT Holding Company, Inc. (filed as Exhibit 3.23(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.13(a)	Certificate of Incorporation of Greenville Radiation Care, Inc. (filed as Exhibit 3.24(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.13(b)	Bylaws of Greenville Radiation Care, Inc. (filed as Exhibit 3.24(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.14(a)	Certificate of Incorporation of Physician Reliance Network, Inc. (filed as Exhibit 3.27(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.14(b)	Bylaws of Physician Reliance Network, Inc. (filed as Exhibit 3.27(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.15(a)	Certificate of Incorporation of RMCC Cancer Center, Inc. (filed as Exhibit 3.29(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.15(b)	Bylaws of RMCC Cancer Center, Inc. (filed as Exhibit 3.29(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.16(a)	Certificate of Incorporation of TOPS Pharmacy Services, Inc. (filed as Exhibit 3.30(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.16(b)	Bylaws of TOPS Pharmacy Services, Inc. (filed as Exhibit 3.30(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.17(a)	Certificate of Incorporation of US Oncology Research, Inc. (filed as Exhibit 3.32(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.17(b)	Bylaws of US Oncology Research, Inc. (filed as Exhibit 3.32(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.18(a)	Certificate of Incorporation of US Oncology Corporate, Inc. (filed as Exhibit 3.31(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.18(b)	Bylaws of US Oncology Corporate, Inc. (filed as Exhibit 3.31(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.19(a)	Certificate of Limited Partnership of AOR of Texas Management Limited Partnership (filed as Exhibit 3.19(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).

3.19(b)	Agreement of Limited Partnership of AOR of Texas Management Limited Partnership (filed as Exhibit 3.19(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.20(a)	Certificate of Limited Partnership of Physician Reliance, L.P. (filed as Exhibit 3.25(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.20(b)	Partnership Agreement of Physician Reliance, L.P. (filed as Exhibit 3.25(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.21(a)	Certificate of Formation of Physician Reliance Holdings, LLC, as amended (filed as Exhibit 3.26(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.21(b)	Limited Liability Company Agreement of Physician Reliance Holdings, LLC (filed as Exhibit 3.26(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.22(a)	Articles of Organization of PRN Physician Reliance, LLC (filed as Exhibit 3.28(a) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.22(b)	Regulations of PRN Physician Reliance, LLC (filed as Exhibit 3.28(b) to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.23	Partnership Agreement of AOR of Indiana Management Partnership (filed as Exhibit 3.18 to the Company's Form S-4 filed on April 16, 2002, and incorporated herein by reference).
3.24(a)	Certificate of Formation of Alabama Pharmaceutical Services, LLC
3.24(b)	Limited Liability Company Agreement of Alabama Pharmaceutical Services, LLC
3.25(a)	Certificate of Formation of California Pharmaceutical Services, LLC
3.25(b)	Limited Liability Company Agreement of California Pharmaceutical Services, LLC
3.26(a)	Certificate of Formation of Florida Pharmaceutical Services, LLC
3.26(b)	Limited Liability Company Agreement of Florida Pharmaceutical Services, LLC
3.27(a)	Certificate of Formation of Iowa Pharmaceutical Services, LLC
3.27(b)	Limited Liability Company Agreement of Iowa Pharmaceutical Services, LLC
3.28(a)	Certificate of Formation of Michigan Pharmaceutical Services, LLC
3.28(b)	Limited Liability Company Agreement of Michigan Pharmaceutical Services, LLC
3.29(a)	Certificate of Formation of Nebraska Pharmaceutical Services, LLC
3.29(b)	Limited Liability Company Agreement of Nebraska Pharmaceutical Services, LLC
3.30(a)	Certificate of Formation of New Mexico Pharmaceutical Services, LLC
3.30(b)	Limited Liability Company Agreement of New Mexico Pharmaceutical Services, LLC
3.31(a)	Certificate of Formation of North Carolina Pharmaceutical Services, LLC
3.31(b)	Limited Liability Company Agreement of North Carolina Pharmaceutical Services, LLC
3.32(a)	Certificate of Formation of Pennsylvania Pharmaceutical Services, LLC
3.32(b)	Limited Liability Company Agreement of Pennsylvania Pharmaceutical Services, LLC
3.33(a)	Certificate of Formation of SelectPlus Oncology, LLC

3.33(b)	Limited Liability Company Agreement of SelectPlus Oncology, LLC
3.34(a)	Certificate of Formation of St. Louis Pharmaceutical Services, LLC
3.34(b)	Limited Liability Company Agreement of St. Louis Pharmaceutical Services, LLC
3.35(a)	Certificate of Formation of Texas Pharmaceutical Services, LLC
3.35(b)	Limited Liability Company Agreement of Texas Pharmaceutical Services, LLC
3.36(a)	Certificate of Formation of US Oncology Pharmaceutical Services, LLC
3.36(b)	Limited Liability Company Agreement of US Oncology Pharmaceutical Services, LLC
3.37(a)	Certificate of Formation of Washington Pharmaceutical Services, LLC
3.37(b)	Limited Liability Company Agreement of Washington Pharmaceutical Services, LLC
4.1
Indenture, dated as of February 1, 2002, among US Oncology, Inc., the Guarantors named therein and JP Morgan Chase Bank as Trustee (filed as Exhibit 3 to, and incorporated by reference from, the Company's Form 8-K filed February 5, 2002).
4.2	Form of 9 5/8% Senior Subordinated Note due 2012 (included in Exhibit 4.1).
4.3	First Supplemental Indenture, dated as of August 20, 2004, among US Oncology, Inc., the Guarantors named therein and JP Morgan Chase Bank as Trustee.
4.4	Indenture, dated as of August 20, 2004, among Oiler Acquisition Corp. and LaSalle Bank National Association, as Trustee.
4.5	Form of 9% Senior Note due 2012 (included in Exhibit 4.4).
4.6	First Supplemental Indenture, dated as of August 20, 2004, among US Oncology, Inc., the Guarantors named therein and LaSalle Bank National Association, as Trustee.
4.7	Indenture, dated as of August 20, 2004, among Oiler Acquisition Corp. and LaSalle Bank National Association, as Trustee.
4.8	Form of 10 3/4% Senior Note due 2014 (included in Exhibit 4.7).
4.9	First Supplemental Indenture, dated as of August 20, 2004, among US Oncology, Inc., the Guarantors named therein and LaSalle Bank National Association, as Trustee.
4.10	Registration Rights Agreement, dated as of August 4, 2004, among Oiler Acquisition Corp. and Citigroup Global Markets Inc., as representative for the Initial Purchasers.
4.11	Accession Agreement, dated as of August 20, 2004, among the Guarantors listed therein.
5.1	Opinion of Ropes & Gray LLP as to the validity of the 9% Senior Notes and 10 3/4% Senior Subordinated Notes.
5.2	Opinion of Hackman, Hulett & Cracraft, LLP
5.3	Opinion of the General Counsel of US Oncology, Inc.
10.1
Credit Agreement, dated as of August 20, 2004, among US Oncology Holdings, Inc., US Oncology, Inc., as Borrower, the Lenders Party thereto, JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent and Citicorp North America, Inc., as Documentation Agent.
10.2
Guarantee and Collateral Agreement, dated as of August 20, 2004, among US Oncology Holdings, Inc., US Oncology, Inc., the Subsidiaries of US Oncology, Inc. identified therein and JPMorgan Chase Bank, as Collateral Agent.

10.3	Form of Employment Agreement, dated as of August 20, 2004, among US Oncology Holdings, Inc., US Oncology, Inc. and each of R. Dale Ross, Bruce Broussard, Leo Sands, George Morgan and Atul Dhir.
10.4	Form of Restricted Stock Agreement, dated as of August 20, 2004, among US Oncology Holdings, Inc., US Oncology, Inc. and each of R. Dale Ross, Bruce Broussard, Leo Sands, George Morgan and Atul Dhir.
10.5	Form of Unit Grant, dated as of August 20, 2004, among US Oncology Holdings, Inc., US Oncology, Inc. and each of R. Dale Ross, Bruce Broussard, Leo Sands, George Morgan and Atul Dhir.
10.6	US Oncology Holdings, Inc. Equity Incentive Plan
10.7	US Oncology Holdings, Inc. Long-Term Cash Incentive Plan
10.8	US Oncology Holdings, Inc. 2004 Director Stock Option Plan
12.1*	Statements re: Computation of Ratios
23.1	Consent of Ropes & Gray LLP (see Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney (see signature pages of the Registration Statement)
25.1	Statement on Form T-1 as to the Eligibility of the Trustee.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.

        Unless otherwise indicated all exhibits were filed with the registration statement on Form S-4 filed on December 17, 2004 by the registrant.

*
Filed with the registration statement on Form S-4 filed on March 14, 2005 by the registrant.

Item 22. Undertakings

        (a)   Each of the undersigned registrants hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 22 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (d)   Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (e)   Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (f)    Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

US ONCOLOGY, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	Chairman of the Board, Chief Executive Officer, Director (Principal Executive Officer)
* Lloyd K. Everson, M.D.	Director
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Chief Financial Officer (Principal Financial Officer and Accounting Officer)
* Russell L. Carson	Director
* Stephen E. Jones, M.D.	Director
* Richard B. Mayor	Director
* Boone Powell, Jr.	Director

* Burton Schwartz, M.D.	Director
* Robert A. Ortenzio	Director
* D. Scott Mackesy	Director
* Sean Traynor	Director

*	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Holding Company of Indiana, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR HOLDING COMPANY OF INDIANA, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President, Secretary and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Alabama Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

ALABAMA PHARMACEUTICAL SERVICES, LLC
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	Director of the Sole Member Manager (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Director of the Sole Member, Vice President and Manager (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Management Company of Arizona, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR MANAGEMENT COMPANY OF ARIZONA, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Florida Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

FLORIDA PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the California Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

CALIFORNIA PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	President, Manager and Director of the Sole Member (Principal Executive Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Management Company of Indiana, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR MANAGEMENT COMPANY OF INDIANA, INC.
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Management Company of Missouri, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16 day of March, 2005.

AOR MANAGEMENT COMPANY OF MISSOURI, INC.
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Iowa Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16 day of March, 2005.

IOWA PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Michigan Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16 day of March, 2005.

MICHIGAN PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Nebraska Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

NEBRASKA PHARMACEUTICAL SERVICES, LLC
By:	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the New Mexico Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

NEW MEXICO PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Management Company of Oklahoma, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR MANAGEMENT COMPANY OF OKLAHOMA, INC.
By:	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the North Carolina Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

NORTH CAROLINA PHARMACEUTICAL SERVICES, LLC
By:	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Management Company of Pennsylvania, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR MANAGEMENT COMPANY OF PENNSYLVANIA, INC.
By:	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Pennsylvania Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th of March, 2005.

PENNSYLVANIA PHARMACEUTICAL SERVICES, LLC
By:	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Management Company of Texas, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR MANAGEMENT COMPANY OF TEXAS, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Management Company of Virginia, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR MANAGEMENT COMPANY OF VIRGINIA, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR of Indiana Management Partnership has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR OF INDIANA MANAGEMENT PARTNERSHIP
By:	AOR Management Company of Indiana, Inc., partner
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President
By:	AOR Holding Company of Indiana, Inc., partner
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director of each of the Partners of AOR of Indiana Management Partnership (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director of each of the Partners of AOR of Indiana Management Partnership (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer of each of the Partners of AOR of Indiana Management Partnership
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR of Texas Management Limited Partnership has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP
By:	AOR Management Company of Texas, Inc., its general partner
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President, Secretary and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director of the general partner of AOR of Texas Management Limited Partnership (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director of the general partner of AOR of Texas Management Limited Partnership (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer of the general partner of AOR of Texas Management Limited Partnership
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Real Estate, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR REAL ESTATE, INC.
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AOR Synthetic Real Estate, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AOR SYNTHETIC REAL ESTATE, INC.
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Selectplus Oncology, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

SELECTPLUS ONCOLOGY, LLC
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the AORT Holding Company, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

AORT HOLDING COMPANY, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Greenville Radiation Care, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

GREENVILLE RADIATION CARE, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Physician Reliance, L.P. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

PHYSICIAN RELIANCE, L.P.
By:	PRN Physician Reliance, LLC, its general partner
By	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Manager of the general partner of Physician Reliance L.P. (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Manager of the general partner of Physician Reliance L.P. (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer of the general partner of Physician Reliance L.P.
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Physician Reliance Holdings, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

PHYSICIAN RELIANCE HOLDINGS, LLC
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, and Manager and Director of the Sole Member of Physician Reliance Holdings, LLC (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Manager and Director of the Sole Member of Physician Reliance Holdings, LLC (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Physician Reliance Network, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

PHYSICIAN RELIANCE NETWORK, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the PRN Physician Reliance, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

PRN PHYSICIAN RELIANCE, LLC
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President, Secretary and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Manager and Director of the Sole Member of PRN Physician Reliance, LLC (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Manager and Director of the Sole Member of PRN Physician Reliance, LLC (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the RMCC Cancer Center, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

RMCC CANCER CENTER, INC.
By:	/s/ BRUCE D. BROUSSARD Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the TOPS Pharmacy Services, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

TOPS PHARMACY SERVICES, INC.
By	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the US Oncology Corporate, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

US ONCOLOGY CORPORATE, INC.
By	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the US Oncology Research, Inc. has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

US ONCOLOGY RESEARCH, INC.
By	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President and Director (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President and Director (Principal Financial Officer and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the St. Louis Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

ST. LOUIS PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Texas Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

TEXAS PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signature	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the US Oncology Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

US ONCOLOGY PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Washington Pharmaceutical Services, LLC has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, on this 16th day of March, 2005.

WASHINGTON PHARMACEUTICAL SERVICES, LLC
By	/s/ BRUCE D. BROUSSARD
Bruce D. Broussard Vice President and Manager

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* R. Dale Ross	President, Manager and Director of the Sole Member (Principal Executive Officer)
/s/ BRUCE D. BROUSSARD Bruce D. Broussard	Vice President, Manager and Director of the Sole Member (Principal Financial and Accounting Officer)
* George D. Morgan	Vice President, Secretary and Treasurer
/s/ BRUCE D. BROUSSARD Bruce D. Broussard Attorney-in-Fact

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Company
The August Transactions
Recent Developments
The Offering of the Outstanding Notes
Summary of the Terms of the Exchange Offer
Summary Description of the Exchange Notes
Summary of Historical and Pro Forma Consolidated Financial Information
RISK FACTORS
INDUSTRY AND MARKET DATA
FORWARD LOOKING STATEMENTS
THE EXCHANGE OFFER
THE AUGUST TRANSACTIONS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2004 (Dollars in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
GOVERNMENT REGULATION
MANAGEMENT
Summary Compensation Table
Long Term Incentive Plans—Awards In Last Fiscal Year
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
DESCRIPTION OF SENIOR EXCHANGE NOTES
DESCRIPTION OF SENIOR SUBORDINATED EXCHANGE NOTES
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
Report of Independent Registered Public Accounting Firm
US ONCOLOGY, INC. CONSOLIDATED BALANCE SHEET (in thousands)
US ONCOLOGY, INC. CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (in thousands)
US ONCOLOGY, INC. CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (in thousands)
US ONCOLOGY, INC. CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (Continued) (in thousands, except share information)
US ONCOLOGY, INC. CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)
US Oncology, Inc. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
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